AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER __, 1999

                                                      REGISTRATION NO. 333-71213
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                  PRE-EFFECTIVE

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             ----------------------

                         MINNESOTA CORN PROCESSORS, LLC
             (Exact name of Registrant as specified in its charter)

             COLORADO                       31199                 41-1928467
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                  901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 L. DAN THOMPSON
                         MINNESOTA CORN PROCESSORS, INC.
                              901 NORTH HIGHWAY 59
                             MARSHALL, MN 56258-2744
                                 (507) 537-2676
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

     Ronald D. McFall, Esq.                              David P. Swanson
   Lindquist & Vennum P.L.L.P.                         Dorsey & Whitney, LLP
        4200 IDS Center                               Pillsbury Center South
     Minneapolis, MN 55402                            220 South Sixth Street
                                                       Minneapolis, MN 55402

                             ----------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the conversion pursuant to the Transaction Agreement described herein have been satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRATION SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1993 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

          MINNESOTA CORN PROCESSORS, COLORADO LIMITED LIABILITY COMPANY

                             ----------------------

                       INFORMATION STATEMENT -- PROSPECTUS
                           RELATING TO THE CONVERSION
                       OF MINNESOTA CORN PROCESSORS, INC.
                     TO A COLORADO LIMITED LIABILITY COMPANY

     The board of directors of Minnesota Corn Processors has determined to convert Minnesota Corn Processors from a Minnesota cooperative into a Colorado limited liability company. To accomplish the conversion, Minnesota Corn Processors proposes to take the following steps:

     * First, Minnesota Corn Processors. will merge with and into Minnesota Corn Processors Colorado, a Colorado cooperative which has been newly formed for this conversion.

     * Second, immediately after the initial merger, the Colorado cooperative will merge with and into Minnesota Corn Processors, LLC, a newly formed Colorado limited liability company.


     Minnesota Corn Processors cannot consummate the mergers without the members' approval (and the consent of the Company's lenders and Archer Daniels Midland Company). Although you will not vote on the second merger, neither the first merger nor the second merger will happen unless members approve the first merger. So, if you vote in favor of the first merger, it will have the same effect as if you voted for the second merger.

     Each unit of equity participation of Minnesota Corn Processors that you hold will be converted into one Class A unit of the new limited liability company. Each member holding 5,000 or more Class A units will be entitled to one vote on matters presented to members of the limited liability company in the future.

     If these transactions are approved by the members, the Company's lenders and Archer Daniels Midland Company, it will result in an initial offering of units in the Colorado limited liability company. No public market currently exists for these units.

     PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 7 TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE VOTING.


     This document provides detailed information about the proposed conversion and the new limited liability company. You should carefully review this entire document. We have not authorized anyone to provide you with information that is different. Information on our Web site is not part of this document. We strongly support the conversion and enthusiastically recommend that you vote in favor of the merger.

                                       /s/ JERRY JACOBY
                                       Jerry Jacoby
                                       Chairman


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT INFORMATION STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This document is dated October __, 1999, and first mailed to members on October __, 1999.

                         MINNESOTA CORN PROCESSORS, INC.

               ---------------------------------------------------

                  901 NORTH HIGHWAY 59, MARSHALL, MN 56258-2744

               ---------------------------------------------------

                      NOTICE OF SPECIAL MEETING OF MEMBERS
                         TO BE HELD ON NOVEMBER __, 1999


To the Members:


     This is a notice of a special meeting of members of Minnesota Corn Processors, Inc., a Minnesota cooperative, to be held on November __, 1999, at ____________, local time, at Jackpot Junction, Morton, Minnesota, for the following purposes:

     To consider and vote upon a proposal to approve (1) a plan of merger by and between Minnesota Corn Processors (the "Minnesota cooperative") and Minnesota Corn Processors Colorado, a newly formed Colorado cooperative (the "Colorado cooperative") and (2) the amended and restated transaction agreement, dated as of _____________, 1999, by and among the Colorado cooperative and Minnesota Corn Processors, Colorado limited liability company, a newly formed Colorado limited liability company (the "Colorado limited liability company").


     If the merger agreement between the Minnesota cooperative and the Colorado cooperative is approved, immediately after the consummation of the merger and without further action by members of Minnesota Corn Processors, the Colorado cooperative will merge with and into the Colorado limited liability company.

     As a result of both mergers:

     (1)  The Colorado limited liability company will be the surviving entity;

     (2) Members of Minnesota Corn Processors will become members of the Colorado limited liability company and receive a number of Class A units of the Colorado limited liability company equal to the number of units of equity participation they hold as of the effective date of the merger;

     (3) Archer Daniels Midland Company, a nonmember of Minnesota Corn Processors holding nonvoting units of equity participation will become a non-voting member of the Colorado limited liability company, and receive Class B units of the Colorado limited liability company; and

     (4) Holders of nonqualified written notices of allocation will receive nonvoting financial interests in the Colorado limited liability company.


     The close of business on __________, 1999 has been fixed as the record date for determining those members entitled to vote at the annual meeting and any adjournments or postponements of the meeting.

     Regional information meetings will be held on November __, 1999 in Jackpot Junction, Morton, Minnesota and on November __, 1999 in AgPark, Columbus, Nebraska.

     You are invited to attend a regional information meeting and the special meeting. If you are unable to attend, please complete and return the enclosed mail ballot to Minnesota Corn Processors in the envelope provided. Minnesota Corn Processors must receive your ballot by 9:00 a.m. November __, 1999. YOU MAY VOTE ON THE PROPOSED MERGER ONLY BY USING THE ENCLOSED BALLOT. NO ADDITIONAL BALLOTS WILL BE DISTRIBUTED AT ANY REGIONAL INFORMATION MEETING OR THE ANNUAL MEETING. NO PROCEDURES EXIST FOR A MEMBER TO REVOKE A BALLOT ONCE THE BALLOT HAS BEEN RECEIVED.


                                            By Order of the Board of Directors


                                            -----------------------------------
                                            Jerry Jacoby
                                            Chairman


October __, 1999
Marshall, Minnesota


     THE BOARD OF DIRECTORS OF MINNESOTA CORN PROCESSORS, INC. UNANIMOUSLY RECOMMENDS THAT MEMBERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTION AGREEMENT.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE CONVERSION ..................................  1
SUMMARY .....................................................................  2
SUMMARY FINANCIAL INFORMATION ...............................................  5
SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION ...........................  6
RISK FACTORS ................................................................  7
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION .................. 10
THE SPECIAL MEETING ......................................................... 11
     General ................................................................ 11
     Matters to be Considered ............................................... 11
     Who Can Vote ........................................................... 11
     How You Can Vote ....................................................... 11
     Votes Required ......................................................... 11
     Recommendation of the Minnesota Corn Processors' Board ................. 11
THE CONVERSION .............................................................. 12
     Reasons for the Conversion ............................................. 12
     Recommendation of the board ............................................ 13
     Appraisal Opinion ...................................................... 13
     Definitions Used in the Appraisal ...................................... 14
     Scope of Investigation ................................................. 14
     Limitations and Assumptions ............................................ 15
     Material Financial Analyses ............................................ 15
     Tax Treatment .......................................................... 19
     Accounting Treatment ................................................... 19
     Regulatory Approval .................................................... 19
     Absence of Dissenters' Rights........................................... 19
     Federal Securities Law Consequences .................................... 19
THE MERGER AGREEMENTS AND THE TRANSACTION AGREEMENT ......................... 20
     Merger agreement with the Colorado cooperative ......................... 20
     Merger between the Colorado cooperative and the Colorado
      limited liability company ............................................. 20
     Exchange of Certificates ............................................... 21
     Effective Time ......................................................... 21
     Employee Benefit Plans ................................................. 22
     Patronage Distributions ................................................ 22
     1996 Loss Payables ..................................................... 22
     Representation and Warranties .......................................... 22
     Conditions to Consummation of the Mergers .............................. 22
     Conduct of Business Prior to Conversion ................................ 23
     Termination ............................................................ 23
     Amendment .............................................................. 24
     Indemnification and Insurance .......................................... 24
SELECTED FINANCIAL DATA ..................................................... 25

                                                                            PAGE
                                                                            ----

MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ........................... 26
     Overview and Outlook ................................................... 26
     Results of Operations .................................................. 26
      Three Months Ended June 30, 1999 Compared to Three Months Ended
       June 30, 1998 ........................................................ 26
        Net Sales ........................................................... 26
        Cost of Product Sold ................................................ 26
        Selling, General & Administrative Expenses .......................... 26
        Net Operating Income ................................................ 26
        Interest and Other Income/Expense ................................... 27
        Net Proceeds ........................................................ 27
      Fiscal Year Ended March 31, 1999 Compared to Fiscal Year Ended
       March 31, 1998 ....................................................... 27
        Net Sales ........................................................... 27
        Cost of Product Sold ................................................ 27
        Selling, General & Administrative Expenses .......................... 27
        Net Operating Income ................................................ 27
        Interest and Other Income/Expense ................................... 27
        Net Proceeds ........................................................ 27
      Year Ended March 31, 1998 Compared with Year Ended
       September 30, 1996 ................................................... 27
        Net Sales ........................................................... 27
        Cost of Product Sold ................................................ 28
        Selling, General & Administrative Expenses .......................... 28
        Net Operating Income ................................................ 28
        Interest Expense and Other Income/Expense ........................... 28
        Net Proceeds ........................................................ 28
      Year Ended September 30, 1996 Compared to Year Ended
       September 30, 1995 ................................................... 28
        Net Sales ........................................................... 28
        Cost of Product Sold ................................................ 28
        Selling, General and Administration ................................. 28
        Net Operating Income ................................................ 28
        Interest Expense and other Costs/Income ............................. 29
        Net Proceeds ........................................................ 29
     Liquidity and Capital Resources ........................................ 29
     Hedging Activities ..................................................... 30
     Year 2000 Update ....................................................... 30
BUSINESS .................................................................... 32
     Overview ............................................................... 32
     The corn sweetener and ethanol markets ................................. 32
     Corn Procurement ....................................................... 34
     Wet Milling Operations ................................................. 34
     Products ............................................................... 36
     Product Quality ........................................................ 37
     Sales and Distribution ................................................. 37
     Competition ............................................................ 38
     Government Regulation and Environmental Matters ........................ 39
     Production Facilities .................................................. 39
     Legal Proceedings ...................................................... 39
     Employees .............................................................. 39

                                                                            PAGE
                                                                            ----

MANAGEMENT .................................................................. 40
     Directors .............................................................. 40
     Committees of the Board ................................................ 44
     Compensation of Directors .............................................. 45
     Executive Officers ..................................................... 45
     Executive Compensation ................................................. 47
     Employee Benefit Plans ................................................. 47
     Management Stock Purchase Program ...................................... 47
     Relationships and Related Transactions ................................. 48
     Employment Agreements .................................................. 48
     Security Ownership of Management ....................................... 48
DESCRIPTION OF MEMBERSHIP UNITS ............................................. 49
     General ................................................................ 49
     Qualifications for Membership .......................................... 49
     Class A units .......................................................... 50
     Class B units .......................................................... 50
     Distributions .......................................................... 50
     Capital Accounts and Contributions ..................................... 50
     Allocation of Profits and Losses; Special Allocation Rules ............. 51
     Restrictions on Transfer of Units ...................................... 51
     Distribution of Assets Upon Liquidation ................................ 51
     Amendments to operating agreement ...................................... 52
COMPARISON OF RIGHTS OF MEMBERS ............................................. 52
FEDERAL INCOME TAX CONSEQUENCES ............................................. 58
     Summary of the Federal Income Tax Consequences of the Conversion ....... 58
     Federal Income Tax Consequences of Post-Conversion Unit Ownership ...... 62
     Tax Treatment of the Colorado limited liability company's operations ... 64
     Tax Consequences to Colorado Limited Liability Company Unit Holders .... 65
     Tax Consequences of Disposition of Units ............................... 67
     Other Tax Matters ...................................................... 69
LEGAL MATTERS ............................................................... 71
EXPERTS ..................................................................... 71
WHERE YOU CAN FIND MORE INFORMATION ......................................... 72
PRO FORMA CONDENSED FINANCIAL INFORMATION (UNAUDITED OF
 MINNESOTA CORN PROCESSORS, a Colorado limited liability company) ........... 73
     Introduction ........................................................... 73

                   QUESTIONS AND ANSWERS ABOUT THE CONVERSION



Q:   How will I benefit?

A: The conversion is necessary to continue to ensure that any earnings generated by the business is not subject to federal "double taxation" once at the company level when earned and once again at the member level when distributed. Minnesota Corn Processors also believes that the limited liability company structure will give us the flexibility in how we acquire corn.



Q:   Will I continue to get value-added payments?

A: No, but you will be entitled to receive cash distributions in proportion to your equity interest in the new limited liability company, subject to applicable loan covenants and the approval of the Board of Directors.


Q: Do I have to pay self-employment taxes on the income allocations or cash distributions?

A: No. Based on proposed regulations, it appears probable that limited liability company members generally will not be subject to self-employment tax.


Q: What happens to the amount I owe Minnesota Corn Processors for losses allocated to me in 1996?

A: If you have not yet paid us for your share of the 1996 loss, the unpaid amount will carry over as a lien against the Class A units you receive in the conversion. Upon a transfer of your Class A units, you must pay off this liability. In addition, the allocated losses will also be deducted from future cash distributions, in a manner consistent with Minnesota Corn Processors' previous plan.


Q: Have any of the directors indicated whether they will vote for or against the conversion?

A: All 24 directors voted in favor of recommending the conversion and submitting it to a vote by the members. None of the directors have formally indicated how they will vote as members.


Q:   Can I revoke my ballot after Minnesota Corn Processors receives it?

A: No. There are no procedures that permit you to revoke your ballot once Minnesota Corn Processors receives it.



Q: Have Minnesota Corn Processors senior secured lenders consented to the conversion?

A: No. We believe we are close, however, to an agreement with the lenders to obtain their consent. The lenders' consent will not be valid unless Archer Daniels Midland Company also consents.



Q:   Has Archer Daniels Midland Company consented to the conversion?


A: No. Archer Daniels Midland Company has not yet consented to the conversion and there is no assurance that it ever will consent. We will continue to seek Archer Daniels Midland Company's consent until the proposed effective date of the conversion. If we are not able to obtain their consent by that time, the conversion will not proceed in the manner described in this Information Statement, even though the members may have approved the conversion.

--------------------------------------------------------------------------------
                                     SUMMARY


     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TRANSACTION FULLY AND FOR A COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE CONVERSION, PLEASE READ THIS ENTIRE DOCUMENT AND THE APPENDICES.


HOW THE CONVERSION WILL    The conversion will involve two steps:
BE COMPLETED

                           (1) Minnesota Corn Processors has created a new Colorado cooperative and will merge into the Colorado cooperative.

                           (2) Immediately after the first merger takes effect, the Colorado cooperative will merge into the new limited liability company, which we refer to as the Colorado limited liability company merger.


                           WE HAVE ATTACHED THE AGREEMENTS WHICH DESCRIBE THE LEGAL TERMS OF THE CONVERSION AS APPENDIX A, B AND C TO THIS DOCUMENT. WE ENCOURAGE YOU TO READ EACH AGREEMENT.

VOTE REQUIRED TO APPROVE   You are being asked to vote on the merger between
THE MERGER                 Minnesota Corn Processors and the Colorado
                           cooperative only, and you will not vote on the merger between the Colorado cooperative and the Colorado limited liability company. Minnesota Corn Processors, as the sole stockholder of the Colorado cooperative, has approved the Colorado limited liability company merger. This second merger, and thus the conversion, will not take effect, however, unless the first merger is approved by members of Minnesota Corn
                           Processors.


WHO CAN VOTE               You can vote if you owned shares of common stock of
                           Minnesota Corn Processors as of the close of business on ____________, 1999. Each voting member will have one vote regardless of the number of units of equity participation owned. The favorable vote of two-thirds of the votes cast, in person or by mail, at the annual meeting is required to approve the merger.


WHAT YOU WILL RECEIVE IN   As a result of the mergers you will receive one Class
THE CONVERSION             A unit of the Colorado limited liability company for
                           every unit of equity participation of Minnesota Corn
                           Processors you own on the effective date of the conversion. Your shares of common stock of Minnesota
                           Corn Processors will be canceled. Each Class A unit of the Colorado limited liability company represents a share of the profits and losses of the new entity.
                           As long as you own 1,000 Class A units, you will be a member of the Colorado limited liability company, and you will be entitled to one vote if you own 5,000 or more Class A units. If you hold a nonqualified written notice of allocation, it will be converted into a nonvoting financial interest in the Colorado limited liability company having comparable rights.
                           Each nonvoting equity participation unit held by Archer Daniels Midland Company will be converted into one Class B unit of the new limited liability company. Class B units are nonvoting interests participating in the profit and losses of the new limited liability company.

NO NEED TO TURN IN YOUR    You do not need to surrender the certificates
CERTIFICATES               representing your units of equity participation or
                           exchange them for new certificates representing the Class A units. After the conversion, certificates representing units of equity participation of Minnesota Corn Processors will automatically represent Class A units of the new limited liability company.

TAX IMPLICATIONS TO        The conversion into a limited liability company will
MEMBERS FOLLOWING          be a taxable event for both Minnesota Corn Processors
THE CONVERSION             and its members, though Minnesota Corn Processors
                           does not expect to incur a tax liability based on an
                           appraisal received by the board. The amount of
                           taxable gain or loss that you will recognize will
                           depend on whether the value of your Class A units
                           received in the conversion is greater or
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           less than the aggregate tax basis in your stock and units of equity participation of Minnesota Corn Processors. Special financial interests in the Colorado limited liability company that will be issued to holders of nonqualified written notices of allocation do not, in Minnesota Corn Processors' view, have an ascertainable value and therefore will not result in taxable gain. To review tax consequences in more detail, please see "Federal Income Tax Considerations." THE ACTUAL TAX CONSEQUENCES OF THE CONVERSION TO YOU MAY BE COMPLICATED. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE CONVERSION.

                           As a limited liability company, the Colorado limited liability company will pay no federal income tax on its taxable income and will pass its taxable income or loss to members in proportion to their relative ownership interests. If distributions are made to the holders of special financial interests, a corresponding amount of income or gain will be specially allocated to them. When we allocate income or loss to you, you will be taxed on that income or, subject to substantial restrictions, may deduct that loss. This tax will be imposed regardless of whether we actually distribute cash or property to you.

APPRAISAL                  In evaluating the potential tax impact of the
                           conversion on Minnesota Corn Processors and its members, the board of directors considered the opinion of American Appraisal Associates(R) that, as of September 30, 1998, the appraised value of Minnesota Corn Processors was $290.6 million and, after appropriate discounts for minority interest and lack of marketability, the liquidating value per unit was $1.10. We have attached a summarization letter of this opinion as Appendix E to this document. We encourage you to read it.

CONDITIONS TO              The completion of the conversion depends on the
THE CONVERSION             satisfaction (or waiver) of a number of conditions,
                           including:

                           * approval of the Minnesota Corn Processors' merger with the Colorado cooperative by members;

                           * the absence of any court order or legal restraint blocking the conversion;

                           * the absence of any pending or threatened governmental action seeking to prohibit the conversion; and

                           * receipt of the consent of Archer Daniels Midland Company and the Company's lenders.


ACCOUNTING TREATMENT       We expect the conversion will be treated in a manner
                           similar to that of a "pooling of interests" transaction under generally accepted accounting principles. This means that, for accounting and financial reporting purposes, no gain or loss will be recognized at the time of the conversion and the book value of the assets and liabilities of Minnesota Corn
                           Processors at the time of the conversion will carry over to the Colorado limited liability company.

NO DISSENTERS' RIGHTS      Under Minnesota law, you have no right to demand an
                           appraisal of your shares in connection with the conversion and to receive a cash payment for the fair value of your shares. The present board of directors and management team of Minnesota Corn Processors will continue to manage the Colorado limited liability company after the conversion. Each director will continue to represent one of eight geographic districts and will be elected by the voting members residing in the director's district.

DIFFERENCES IN THE RIGHTS  If the conversion is completed, you will become a
OF MEMBERS                 member of a limited liability company, and your
                           rights will be governed by Colorado law and by the
                           operating agreement of the Colorado limited liability
                           company. In most respects, the rights
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           of members under these provisions are similar to your current rights as a member of Minnesota Corn Processors. There are some differences, including:

                           * Members are not required to deliver corn and the existing marketing agreement will be terminated.

                           * Distributions by the Colorado limited liability company will be based on investment (equity) rather than patronage.

                           * No person may own less than 1,000 Class A units or more than 2% of the issued and outstanding Class A units.

                           * Members owning less than 5,000 Class A units have no voting rights.

                           WE HAVE ATTACHED THE OPERATING AGREEMENT AS APPENDIX D TO THIS DOCUMENT. PLEASE READ THE AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE PURPOSE, POWERS AND INTERNAL AFFAIRS OF THE NEW LIMITED LIABILITY COMPANY.

TRADING OF CLASS A UNITS   The board of directors of the Colorado limited
                           liability company must approve all transfers and will
                           not recognize any transfer that would result in us
                           losing our partnership tax status.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY FINANCIAL INFORMATION

     The following table sets forth summary historical financial information of Minnesota Corn Processors. This information is derived from our consolidated financial statements which have been audited by Clifton Gunderson L.L.C., independent auditors.

     Fiscal year 1997 was a six-month period because Minnesota Corn Processors changed its fiscal year end from September 30 to March 31.

     You should read the financial information presented below along with our consolidated financial statements and related notes that Minnesota Corn Processors includes at the end of this document. For a narrative explanation of the following financial information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." In reviewing the financial information set forth below, you should consider:

     * EBITDA represents earnings (loss) before interest, income taxes, depreciation and amortization. It is present to enhance an understanding of our operating results and ability to service debt and is not intended to represent cash flow or net earnings under U.S. generally accepted accounting principles ("GAAP"). Our use of EBITDA may not be comparable to similarly titled measures used by other companies. It is included as a tool for analyzing our results.


                                                                       PERIOD ENDED        YEAR           THREE MONTHS
                                                                         MARCH 31,         ENDED             ENDED
                                           YEAR ENDED SEPTEMBER 30,     (6 MONTHS)       MARCH 31,          JUNE 30,
                                         ----------------------------  ------------  ----------------   ----------------
                                          1994       1995       1996       1997       1998      1999     1998      1999
                                         ------     ------     ------  ------------  ------    ------   ------    ------
                                                                       (in millions)
STATEMENT OF OPERATIONS DATA:
 Net Revenues ......................     $ 233      $ 327      $ 420      $ 237      $ 563     $ 599    $ 165    $ 145
 Operating income (loss) ...........        26         57        (46)        10         (8)       23       (2)       8
 Net income (loss) .................        24         47        (63)       (10)       (45)        6       (4)       2
 Outstanding units of equity
  participation at year end ........      76.3       76.3       76.2      136.7      195.7     195.6    195.7    195.6

BALANCE SHEET DATA:
 Working capital (deficit) .........        19        (31)      (363)      (352)        43        65       59       72
 Total assets ......................       326        491        662        672        650       619      659      621
 Long-term debt ....................       137        164          6          1        295       291      303      291
 Member equity .....................       131        201        201        212        287       289      282      291

OTHER DATA:
 EBITDA ............................        42         78        (16)        28         30        73       14       19
 Cash flow from (for)
  Operations .......................       (24)        76        (94)        (4)        (3)       35      (12)       3
 Investing .........................      (102)      (159)      (206)       (15)       (13)      (16)      (2)      (7)
 Financing .........................       109         91        281         25          9       (12)      13       --
 Capital expenditures ..............       102        172        208         12         13        16        2        7



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION


     In the table below, Minnesota Corn Processors presents consolidated income statement data for the Colorado limited liability company for the fiscal year ended March 31, 1998 and the fiscal year ended March 31, 1999, and the three months ended June 30, 1998 and the three months ended June 30, 1999, as if the conversion had been completed on April 1, 1997. Minnesota Corn Processors presents consolidated balance sheet information as of March 31, 1998, as if the conversion had been completed as of that date.

     The following information is provided for illustrative purposes only and does not necessarily reflect what the results of operations or financial position of the Colorado limited liability company would have been if the conversion had actually occurred on the dates specified. Please see "Unaudited Pro Forma Financial Information" on page 75 for a more detailed explanation of this analysis.

                                      (UNAUDITED)      (UNAUDITED)        (UNAUDITED)         (UNAUDITED)
                                      YEAR ENDED       YEAR ENDED     THREE MONTHS ENDED   THREE MONTHS ENDED
                                    MARCH 31, 1998   MARCH 31, 1999      JUNE 30, 1998       JUNE 30, 1999
                                    --------------   --------------   ------------------   ------------------
                                       PRO FORMA        PRO FORMA          PRO FORMA            PRO FORMA
                                    --------------   --------------   ------------------   ------------------
                                                               (in millions)
STATEMENT OF OPERATIONS DATA:
 Net Revenues .....................     $ 563             $ 599              $ 165               $ 145
 Operating Income (Loss) ..........        (8)               23                 (2)                  8
 Net Income (Loss) ................       (45)                6                 (4)                  2

BALANCE SHEET DATA:
 Working Capital ..................        43                65                 59                  72
 Total Assets .....................       650               619                659                 621
 Long-Term Debt ...................       295               291                303                 291
 Member Equity ....................       287               289                282                 291



--------------------------------------------------------------------------------

                                 RISK FACTORS


     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING A VOTING DECISION.

MINNESOTA CORN PROCESSORS WILL NOT PROCEED WITH THE CONVERSION WITHOUT THE
 CONSENT OF THE COMPANY'S LENDERS AND ARCHER DANIELS MIDLAND COMPANY

     Minnesota Corn Processors' management and board of directors has determined that it would not be advisable to proceed with the conversion without the consent of both the Company's lenders and Archer Daniels Midland Company. Those parties have not yet provided their consent; if it is not possible to obtain consents from those parties prior to the proposed effective date of the conversion, Minnesota Corn Processors will not complete the conversion and will not obtain the benefits of the proposed conversion described in "The Conversion". In particular, failure to complete the conversion will leave Minnesota Corn Processors at continued risk of losing its favorable single-level tax status and will continue to require members to pay self-employment taxes on Minnesota Corn Processors' earnings.


THE CONVERSION FROM A COOPERATIVE TO A LIMITED LIABILITY COMPANY WILL BE A
 TAXABLE TRANSACTION TO MINNESOTA CORN PROCESSORS AND ITS MEMBERS


     The conversion from a cooperative into a limited liability company will be a taxable transaction. The amount of taxable gain or loss that Minnesota Corn Processors must recognize will depend on the aggregate fair market value of the assets of Minnesota Corn Processors valued as a going concern as well as the fair market value of each Class A unit issued to members. Based on Minnesota Corn Processors appraisal, the aggregate tax basis exceeds the appraised value of our assets. This means that Minnesota Corn Processors will have a nondeductible loss on liquidation and will not incur a tax liability. The amount of taxable gain or loss that the members will recognize will depend on whether the fair market value of Class A units issued to them is greater than or less than their tax basis.


THE BOARD HAS RELIED ON AN APPRAISAL THAT IS NOT BINDING ON THE IRS

     In deciding to proceed with the conversion, your board has relied on accuracy of the appraisal. The appraisal is not binding on the IRS. Accordingly, while Minnesota Corn Processors has no reason to believe that the IRS will challenge the appraisal as an accurate determination of the value of Minnesota Corn Processors, there is a risk that the IRS might determine that Minnesota Corn Processors or its members must recognize gain for federal income tax purposes. Furthermore, the appraisal is subject to adjustment for changes occurring between the appraisal date, September 30, 1998, and the conversion date.

THE IRS COULD ALSO CHALLENGE OTHER ASPECTS OF THE TRANSACTION THAT COULD
 MATERIALLY ADVERSELY AFFECT MINNESOTA CORN PROCESSORS AND ITS MEMBERS

     In addition to challenging the overall valuation of Minnesota Corn Processors and the Colorado limited liability company units received by the unit holders, the IRS might also might challenge:

     * The apportionment of values to specific assets and the treatment of the resulting gains or losses as capital gain or loss or ordinary income or loss;

     *    The patronage or nonpatronage character of the income, gains or loss;
          and

     * Our treatment of the liquidation as a constructive distribution of specific assets rather than as a distribution of interests in the Colorado limited liability company.


     There are anti-netting rules that may become operative if these challenges are mounted by the IRS. Specifically, corporate capital losses cannot be offset against any income other than capital gains and, likewise, patronage losses, including Minnesota Corn Processors' net operating loss carryover, cannot be offset against nonpatronage income or gain. For more information on anti-netting rules and other tax information, please see "Federal Income Tax Consequences -- Summary of the Federal Income Tax Consequences of the Conversion."

     If the IRS challenges the transaction on any of these grounds, it could materially damage our business and subject members and the limited liability company to additional tax liability.

IF THE COLORADO LIMITED LIABILITY COMPANY IS TREATED AS A CORPORATION, CLASS A
 UNITS COULD DECLINE IN VALUE

     Minnesota Corn Processors expects that the Colorado limited liability will be treated as a partnership for federal income tax purposes. This means that the Colorado limited liability company will pay no income tax and members will pay tax on their share of the Colorado limited liability company's net income. There can be no assurance, however, that the Colorado limited liability company will always be treated as a partnership due to changes in the law, or due to trading in units to classify the entity as a publicly traded partnership.

     If the Colorado limited liability company is treated as a corporation rather than a partnership for federal income tax purposes, it would pay tax on its income at corporate rates (currently a maximum 35% rate), distributions would generally be taxed again to holders of Class A units as corporate dividends, and no income, gains, losses or deductions would flow through to holders of Class A units. Because a tax would be imposed upon the Colorado limited liability company as an entity, the cash available for distribution to unit holders would be reduced by the amount of the tax paid. Reduced distributions could cause a reduction in the value of the Colorado limited liability company units.

THE COLORADO LIMITED LIABILITY COMPANY'S TAX LIABILITIES MAY EXCEED CASH
 DISTRIBUTIONS

     It is likely that unit holders may receive allocations of taxable income that exceed cash distributions from the Colorado limited liability company. This will occur if the Colorado limited liability company determines that the cash generated by the business is needed to fund the Colorado limited liability company's activities or other obligations, rather than being available for distribution to the Colorado limited liability company unit holders. It is possible that unit holders may not receive distributions sufficient to pay the tax liability attributed to each holder, and therefore the holders may be forced to pay tax liabilities out of their personal funds.

MEMBERS MAY NOT BE ABLE TO FULLY DEDUCT THEIR SHARE OF THE COLORADO LIMITED
 LIABILITY COMPANY'S LOSSES OR MEMBERS' INTEREST EXPENSE

     It is likely that a member's interest in the Colorado limited liability company will be treated as a "passive activity" for most unit holders. In the case of unit holders who are individuals or closely held corporations, this means that a unit holder's share of any loss incurred by the Colorado limited liability company will be deductible only against the holder's income or gains from other passive activities, e.g., S corporations and partnerships that conduct a business in which the holder is not a material participant. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. Upon disposition of a taxpayer's entire interest in a passive activity to an unrelated person in a taxable transaction, suspended losses with respect to that activity may then be deducted.

     Many members have borrowed to purchase their equity interest in Minnesota Corn Processors and have been deducting the interest expense. After the conversion, part or all of their interest expense may not be deductible in the same manner because it must be aggregated with other items of income and loss that the member has independently experienced from passive activities and subjected to the passive activity loss limitation.

THE CLASS A UNITS HAVE NO PUBLIC MARKET AND BOTH CLASS A AND B UNITS ARE
 SUBJECT TO TRANSFER RESTRICTIONS

     There is currently no established public trading market for the Class A units, and an active trading market is unlikely to develop. The Colorado limited liability company does not intend to apply for listing of the Class A units on any stock exchange or on the Nasdaq Stock Market. Consequently, you may be unable to readily resell your units.

     To maintain partnership tax status, the Class A units and Class B units may not be traded on an established securities market or readily tradable on a secondary market. To help ensure that a market does not develop, the limited liability company's operating agreement prohibits transfers without the approval of the board of directors. The board of directors will generally approve transfers that fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code. Permitted transfers include, transfers by gift, transfers upon death of a member, transfers between family members and other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding Class A and Class B units. If any person transfers units in violation of the publicly traded partnership rules or without the prior consent of the board, the Colorado limited liability company will consider the transfer to be null and void. These restrictions on transfer could reduce the value of the units.

MINNESOTA CORN PROCESSORS OPERATES IN AN INTENSELY COMPETITIVE INDUSTRY AND
 THERE CAN BE NO ASSURANCE THAT THE CONVERSION WILL IMPROVE OUR COMPETITIVENESS

     Minnesota Corn Processors business operates within highly competitive markets. In the United States, Minnesota Corn Processors competes with other corn processors or refiners, including Archer Daniels Midland Company, Cargill, and A.E. Staley Manufacturing Company, a subsidiary of Tate & Lyle, PLC. Some of our competitors are divisions of larger enterprises which may have greater financial resources than Minnesota Corn Processors. Many of our products also compete with products made from raw materials other than corn. For example, high fructose corn syrup competes principally with cane and beet sugar, and ethanol competes with Methyl Tert-Butyl Ether, a petroleum based fuel oxygenate, and other oxygenate and compliance alternatives. Minnesota Corn Processors believes the principal competitive factors in our markets are price, product quality and service.

OUR BUSINESS IS SENSITIVE TO CORN PRICES, AND WHEN CORN PRICES INCREASE WE
 GENERALLY CANNOT PASS ON THESE INCREASES TO OUR CUSTOMERS


     Changes in the price of corn can significantly affect our business. In general, rising corn prices produce lower profit margins and therefore represent unfavorable market conditions. This is especially true when market conditions do not allow us to pass along increased corn costs to our customers. The price fluctuation in corn prices over the twenty year period from 1979 through 1999, based on monthly futures data of the nearby futures month, has ranged from a low of $1.42 per bushel to a high of $5.545 per bushel. In fiscal year 1996 Minnesota Corn Processors incurred substantial losses. A primary cause of the losses was an exceptional increase in quantity impact corn costs which we were unable to offset with higher product prices.

     The price of corn is influenced by general economic, market and government factors. These factors include weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply. The significance and relative impact of these factors on the price of corn is difficult to predict. Factors such as crop disease or severe weather, that tend to increase the price of corn could have an adverse impact on our business because we may be unable to pass on higher corn costs to our customers. Any events that tend to negatively impact the supply of corn will tend to increase prices and harm our business.


DEBT SERVICE AND RESTRICTIVE LOAN COVENANTS COULD REDUCE DISTRIBUTIONS TO
 MEMBERS


     As of March 31, 1999, Minnesota Corn Processors' long-term debt was approximately $291,000,000. It is possible our leverage and debt service requirements may make us more vulnerable to economic or market downturns. If Minnesota Corn Processors is unable to service our indebtedness, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms, if at all. In addition, the terms of Minnesota Corn Processors' existing debt instruments contain restrictive, financial and maintenance covenants. These covenants, among other things, place limits on our ability to make cash distributions to members. For example, cash distributions may not exceed 80% of our net earnings in any given year, unless specific financial ratios are satisfied.


OUR BUSINESS IS SUBJECT TO EXTENSIVE ENVIRONMENTAL AND FOOD REGULATION AND
 COMPLYING WITH THESE REGULATIONS CAN BE COSTLY AND UNPREDICTABLE

     As a producer of food items, Minnesota Corn Processors is subject to extensive regulation by the FDA and other government agencies. Minnesota Corn Processors also is subject to various federal, state and local laws and regulations with respect to environmental matters. The failure to comply or the need to respond to threatened actions involving environmental laws and regulations may adversely affect our business, operating results or financial condition.


MINNESOTA CORN PROCESSORS HAS SUFFERED LOSSES IN THE RECENT PAST


     Prior to fiscal year 1999, when Minnesota Corn Processors earned a small profit of approximately $5,900,000, we recorded net losses in the 1996, 1997 and 1998 fiscal years. We may suffer additional losses in the future.


HEDGING TRANSACTIONS INVOLVE RISKS THAT CAN HARM OUR BUSINESS


     In an attempt to minimize the effects of the volatility of corn costs on operating profits, we take hedging positions in the corn futures markets. The effectiveness of such hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient products to utilize all of the corn with respect to which we have futures contracts. Although we attempt to link hedging activities to sales plans and pricing activities, occasionally such hedging activities can themselves result in losses. There can be no assurance that such losses will not recur.



                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION

     This document contains forward-looking statements. These statements are based on management's beliefs and expectations, and on information currently available to management. Forward-looking statements may be found under "The Conversion," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Also, forward-looking statements include statements in which Minnesota Corn Processors use words such as "believe," "expect," "anticipate," "intend," "will" or similar expressions.

     Forward-looking statements involve numerous assumptions, risks and uncertainties. Important factors that could significantly affect our current plans, anticipated actions and future financial condition and results include, among others, those set forth under the heading "Risk Factors." Actual results may differ materially from those contemplated by any forward-looking statements. Minnesota Corn Processors cautions you not to put undue reliance on any forward-looking statements, which speak only as of the date of this document.

                               THE SPECIAL MEETING


GENERAL


     The board of directors of Minnesota Corn Processors is presenting the accompanying ballot for use at the special meeting of members to be held on November __, 1999 at ____, local time, at Jackpot Junction, Morton, Minnesota, and at any adjournments or postponements after the annual meeting. This document and the enclosed ballot form are first being mailed to Minnesota Corn Processors' members on or about October __, 1999.


MATTERS TO BE CONSIDERED


     The sole purpose of the special meeting will be to formally cast votes regarding the merger of Minnesota Corn Processors with and into the Colorado cooperative. A copy of the merger agreement between the Colorado cooperative and Minnesota Corn Processors is attached as Appendix A, and a copy of the transaction agreement among Minnesota Corn Processors, the Colorado cooperative and the Colorado limited liability company is attached as Appendix C.


WHO CAN VOTE


     Members of record at the close of business on _______, 1999 are entitled to notice of and may vote at the annual meeting. On _______, 1999, there were _______ voting members. Each member has one vote. If at least 10% of the membership is present or represented by mail ballot at the annual meeting, a quorum will exist.


HOW YOU CAN VOTE

     To vote on the proposed merger, you must use the mail ballot accompanying this document. It is the only ballot you will receive, and no additional ballots will be distributed at any regional information meeting or the annual meeting. As provided in Minnesota Corn Processors' bylaws, voting by proxy is prohibited.


     If you are unable to attend the annual meeting, you can mail or personally deliver the ballot to Minnesota Corn Processors, or personally deliver the ballot at any regional information meeting. Two envelopes, one to hold the ballot and one to return the envelope containing the ballot, are enclosed for your convenience. Minnesota Corn Processors must receive your ballot by 9:00 a.m., November __, 1999 in order for your vote to be counted. NO PROCEDURES EXIST FOR A MEMBER TO REVOKE A BALLOT ONCE THE BALLOT HAS BEEN RECEIVED BY MINNESOTA CORN PROCESSORS.


VOTES REQUIRED


     The affirmative vote of two-thirds of the votes cast, in person or by mail, at the annual meeting is required to approve the merger of Minnesota Corn Processors and the Colorado cooperative. As of _______, 1999, directors and officers of Minnesota Corn Processors and their affiliates owned beneficially 24 shares of membership common stock, or approximately .45% of the total number of members and votes.


RECOMMENDATION OF THE MINNESOTA CORN PROCESSORS' BOARD

     The board has unanimously approved the merger agreement and the transaction agreement, including all related transactions. The board believes that the proposed conversion is in the best interests of Minnesota Corn Processors and its members and recommends that members vote "FOR" the adoption of the merger agreement and the transaction agreement.

                                 THE CONVERSION

REASONS FOR THE CONVERSION

     The structure and terms of the conversion from cooperative to limited liability company form were determined by your board of directors and senior management after extensive investigation of the anticipated tax and other impacts of the conversion on Minnesota Corn Processors and its members. In determining whether to convert to a limited liability company, the Minnesota Corn Processors' board and senior management team considered numerous factors. The following is a brief discussion of those factors.

     * As Minnesota Corn Processors' operations have expanded, it has become increasingly difficult for members to cost-effectively deliver corn to our facilities. This has forced members to use "GPA" or the Grower's Procurement Agency as a mechanism to facilitate corn delivery. As a result, Minnesota Corn Processors is operating less like a cooperative, and is at risk of losing its favorable single-level tax status under the Internal Revenue Code. The conversion to a limited liability company form will enable Minnesota Corn Processors to maintain its favorable single-level tax status at the company level. It also gives Minnesota Corn Processors flexibility with respect to corn procurement in order to compete with other corn wet milling companies, without placing unattractive corn delivery requirements on members. This was the primary factor leading to the conclusion to convert from a cooperative to a limited liability company.

     * Members are currently required to pay self-employment taxes on Minnesota Corn Processors' earnings. As a member of the Colorado limited liability company, members are not expected to be subject to self-employment taxes on the new company's earnings. Proposed Treasury regulations on this point have not been finalized and are subject to change.


     * The fact that limited liability company form permits an expanded universe of potential members. This is true because the cooperative form requires Minnesota Corn Processors to limit its membership to corn producers and to distribute its earnings to members based on the amount of corn each member delivers to the company, rather than the value of each member's investment. The board and senior management believes that, while no assurances can be given, the liquidity of members' equity interests would be enhanced if membership in the new company is opened up to a broader range of investors, that is, non-producers. The limited liability company operating agreement initially limits voting membership to producers.

     * The conversion constitutes a taxable transaction, so it was important to obtain an appraisal indicating that the tax consequences at both the company and the member level would be manageable. As a result, the board obtained an appraisal of American Appraisal Associates indicating that, as of September 30, 1998, the value of Minnesota Corn Processors as a going concern was $290.6 million and the value per unit on that date was $1.10. This appraisal indicated that Minnesota Corn Processors and most members would realize a loss rather than a gain.

     The board and management also considered alternative courses of action that would be available to the cooperative. These alternatives included continuing cooperative tax status and converting to a taxable corporation. Continuing as a cooperative was considered to be undesirable because it would require members to physically deliver corn. The board determined this was impractical and too limiting or burdensome for both Minnesota Corn Processors and its members. Converting to a taxable corporation was considered to be undesirable because of the additional tax expense it involves relative to a cooperative or limited liability company.


     This discussion of factors considered by the board is not intended to be exhaustive, but is believed to include all material factors considered by the board. In reaching its determination to approve and recommend the conversion, the board did not quantify or assign a relative weight to the above factors.

     The following schedule illustrates the differences in combined income tax consequences to Minnesota Corn Processors and a hypothetical member on a per unit basis using past performance under the alternative forms of business entity that were considered by the Board of Directors. It is assumed that the hypothetical member is a Minnesota resident in the 15% tax bracket for federal income taxes, for example, married couple filing jointly with taxable income below $42,350, who itemizes deductions. The percentages shown are the approximate combined effective tax rates for each form of entity, giving consideration to entity level income taxes for C corporations, member state and federal income taxes and, in the case of a cooperative, self-employment tax on the member.


      COMPARISON OF COMBINED ENTITY AND HYPOTHETICAL MEMBERS TAXES PER UNIT
        BASED ON HISTORICAL DISTRIBUTIONS AND ALTERNATIVE FORMS OF ENTITY

                            HYPOTHETICAL PER UNIT ENTITY AND MEMBER TAXES
                           -----------------------------------------------
                                                         LIMITED LIABILITY
            DISTRIBUTION   COOPERATIVE   C CORPORATION        COMPANY
              OR LOSS      -----------   -------------   -----------------
     YEAR     PER UNIT        34.2%          51.6%             21.1%
     ---------------------------------------------------------------------

     1993     $  0.73        $ 0.25         $ 0.38           $  0.15
     1994     $  0.40        $ 0.14         $ 0.21           $  0.08
     1995     $  0.55        $ 0.19         $ 0.28           $  0.12
     1996     $ (0.70)                                       $ (0.15)
     1997     $ (0.40)                                       $ (0.08)
     1998     $ (0.23)                                       $ (0.05)


     The principal differences in per unit tax liability, or saving, are that cooperative distributions are subject to self-employment taxes while, under proposed regulations, limited liability company income is not. The C corporation is the most unattractive tax-wise because income is subject to double taxation. The tax savings shown under the limited liability company model for loss years are not immediately available unless the member has sufficient passive activity income against which to deduct the losses.


RECOMMENDATION OF THE BOARD

     Minnesota Corn Processors' board has approved the conversion. The board believes that it is in the best interests of Minnesota Corn Processors and its members to convert from a cooperative to a limited liability company. Accordingly, the board has unanimously approved the merger agreement and transaction agreement and recommends that members of Minnesota Corn Processors vote "FOR" adoption of the merger agreement and transaction agreement. If the conversion is not consummated for any reason, the board presently intends to continue to operate Minnesota Corn Processors in its current cooperative form.

APPRAISAL OPINION

     Because of the importance of fair market values in evaluating the tax consequences of the proposed conversion, Minnesota Corn Processors retained American Appraisal Associates, a nationally recognized appraisal firm, to appraise the value of Minnesota Corn Processors and the value of the assets that will be deemed constructively distributed to each of its unit holders.


     We chose American Appraisal Associates because we have used them in the past and we were satisfied with their work. In 1996, St. Paul Bank, in connection with an outstanding loan, requested that we obtain an appraisal of our real estate, which served as collateral for the loan. The lender requested that we retain American Appraisal Associates to perform the appraisal. We were satisfied with the work provided by American Appraisal Associates. We paid American Appraisal Associates approximately $50,000 in connection with this project. Due to the knowledge that the firm developed about us and our industry in connection with the 1996 appraisal, our interest in avoiding paying for a new firm to become educated about us and the quality and cost of the work that they provided, we decided to retain American Appraisal Associates for this assignment.


     In the opinion of American Appraisal Associates, the fair market value under the premise of continued use of Minnesota Corn Processors' business enterprise was $611 million as of September 30, 1998 and on that date, the fair market value under the premise of continued use of the minority common equity value of Minnesota Corn Processors immediately following the consummation of the conversion is $1.10 per unit.

     American Appraisal Associates, as part of its appraisal business, is continually engaged in the valuation of businesses in connection with mergers, acquisitions and divestitures, purchases of privatized businesses, property accounting, acquisition due diligence, determining insurable values for risk management, securities valuations, solvency opinions, and for tax and business planning. American Appraisal Associates was founded in 1896, and is a leading appraisal firm with 60 offices on five continents.

     The board sought the appraisal in connection with its consideration of Minnesota Corn Processors' conversion into a limited liability company. Minnesota Corn Processors did not provide any valuation figure to the appraisal firm. As described below, Minnesota Corn Processors provided American Appraisal Associates with financial and other information about its business and its industry. In June 1998, American Appraisal Associates delivered Minnesota Corn Processors with an appraisal of its real estate without regard to the value of the business enterprise as a going concern.

     American Appraisal Associates subsequently conducted an appraisal of the fair market value under the premise of continued use of: (1) the business enterprise of Minnesota Corn Processors prior to the contemplated conversion to a limited liability company, and (2) the minority common equity value of Minnesota Corn Processors on a per-unit basis immediately following the consummation of the conversion.

     American Appraisal Associates performed its appraisal in accordance with the purpose and reporting requirements set forth by the Uniform Standards of Professional Appraisal Practice. The appraisal does not constitute a recommendation as to how any member of Minnesota Corn Processors should vote on the conversion.

     The following is a summary of the appraisal's definitions, scope of investigation limitations, assumptions, and material qualitative and quantitative analyses.

DEFINITIONS USED IN THE APPRAISAL

     BUSINESS ENTERPRISE. The appraisal defines the business enterprise value as the combination of all tangible assets including, property, plant and equipment and normal working capital and intangible assets of a continuing business. Alternatively, it is equivalent to the invested capital of the business or the combination of the value of stockholders' equity and long-term debt.

     FAIR MARKET VALUE. The appraisal defines market value as the estimable price which the business enterprise might exchange between a willing buyer and a willing seller, neither being under compulsion, and each having reasonable knowledge of all relevant facts. Fair market value using the premise of continued use does not represent a piecemeal disposition of assets in the open market or from an alternative use of those assets.

SCOPE OF INVESTIGATION

     In connection with the appraisal, American Appraisal Associates, among other things,

     * Discussed with management the history and nature of the business since its inception,

     * Examined the financial condition of the organization and its book value,

     * Reviewed and analyzed the economic prospects of the corn milling industry,

     * Conducted a comparative analysis of the financial condition and operating results of the business compared to publicly owned companies engaged in similar businesses,

     * Analyzed audited and unaudited financial statements for quarterly and annual periods from 1993 to 1998, and performed balance sheet and income statement analyses,

     *    Reviewed financial and other documents and forecasts, and

     * Examined market conditions, economic and industry outlooks and reviewed projections of future performance.

LIMITATIONS AND ASSUMPTIONS

     The appraisal relies upon the accuracy and completeness of all of the financial and the information that the firm reviewed. American Appraisal Associates is not an expert in the corn processing industry and the assumptions and information that American Appraisal Associates relied upon concerning Minnesota Corn Processors' business, such as pricing, industry trends and forecasts, historical results and other industry information was provided by Minnesota Corn Processors.

MATERIAL FINANCIAL ANALYSES

     The appraisal relies upon two approaches to value, the market approach and the income approach. The market approach estimates the value of the business enterprise by comparing the financial condition and operating performance of the company being appraised with those of publicly traded companies in the same or similar lines of business, which are subject to corresponding economic, environmental and political factors. The income approach estimates the present worth of future of economic benefits. Future net cash flows are discounted for distribution at market-based rates of return to provide indications of value. In addition to performing market and income analyses, American Appraisal Associates also examined Minnesota Corn Processors' sale of 30% minority interest to Archer Daniels Midland Company in 1997, and investigated and adjusted the appraisal to reflect Minnesota Corn Processors' nonoperating assets.


     MARKET APPROACH. The appraiser located six guideline, or comparable publicly traded companies engaged in the same, or similar line of business that a hypothetical investor would consider as an investment alternative to Minnesota Corn Processors. The guideline companies selected were: Archer Daniels Midland Company; Corn Products International; Midwest Grain Products; Penford Corporation; Grupo Industrial Maseca; and High Plains Corporation. The multiples of these companies were weighted based upon a review of growth, profitability and lines of business comparison.


     Based on recent historical negative earnings by most of the guideline companies, American Appraisal Associates determined that two levels of earnings were appropriate for comparison with Minnesota Corn Processors, price: revenues and price: operating earnings before depreciation, interest, taxes and amortization ("EBDITA"). American Appraisal Associates calculated ratios for 1999 and 1997 fiscal years, and the past three and five year averages. American Appraisal Associates determined a weighting based upon its judgment that the five year average to be the best indicator of value.

     American Appraisal Associates calculated an invested capital ratio which represents a freely traded minority interest for the guideline companies as of September 30, 1998. Invested capital value was derived for each earnings stream and were weighted as follows:

-------------------------------------------------------------------------------
                                       INDICATED
         EARNINGS STREAM               INVESTED                     WEIGHTED
         (In thousands)              CAPITAL VALUE     WEIGHT      INDICATION
                                     ($ millions)        (%)      ($ millions)
-------------------------------------------------------------------------------
Price: Revenues ..................        409             40           164
Price: Operating EBDITA ..........        409             60           264
Concluded Value ..................                       100           409

     Based upon this valuation process, the invested capital value before application of a premium for control was determined to be $409 million.

     American Appraisal Associates assumed a premium for control of 30% to value control of the entire enterprise. The appraisal derived a value indication from the guideline company method of the market approach using market-based returns to minority shareholders. The appraisal's purpose is to value 100% controlling interest in the invested capital of the company. The appraiser assumed an equity capital structure of 75% equity and 25% debt, which led to an invested capital premium for control of 22.5%. American Appraisal Associates applied this premium to the minority value indication in the following manner: $409 million (minority invested capital value) X 1.225 (premium for control) approximately $500 million indicated majority invested capital value.

     INCOME APPROACH. American Appraisal Associates also developed an indication of value based upon the income approach. This involved discounting future debt free-net cash flows available to providers of invested capital to their present worth at a rate that reflects both the current return requirements of the market and the risks inherent in the specific investment. American Appraisal Associates used a debt-free approach to avoid possible distortive effects of debt and debt service to better reflect the earning power of the entity.

     The appraisal relied upon a forecast for the fiscal years ending March 31, 1999 through 2003 of sales and operating margins. The appraisal used a corn cost forecast based upon 22 year historical averages provided by Minnesota Corn Processors. Minnesota Corn Processors also provided depreciation, taxes and amortization expense and capital expenditure forecasts for the years ended March 31, 1999 through 2003. American Appraisal Associates arrived at an estimate of working capital of 15% of net revenues, based on an analysis of Minnesota Corn Processors' historical results. Based upon these forecasts, American Appraisal Associates arrived at a range of projected debt-free cash flow from 1999 to 2003, from $29,167,000 to $119,945,000.

     American Appraisal Associates calculated a discount rate of 17.5%. To reach this discount rate, American Appraisal Associates determined:

     *    Equity of 75% and debt of 25% based upon comparable companies,

     * The cost of equity capital of 22%, using the capital asset pricing model, and assuming corn price risk and industry capacity, among other things,

     * The cost of debt capital to be 7% based upon review of various yields of debt securities, and

     * Adjustments for tax deductibility of debt service costs proportionately weighted for the capital structure.

     Using a discount rate of 17.5%, and the forecasted debt-free cash flows, American Appraisal Associates arrived at a value using the income approach of $615 million. The income approach assumes control so no premium was necessary.

     PRIORITY TRANSACTIONS. In May 1997, Archer Daniels Midland Company purchased a 30% minority interest in Minnesota Corn Processors for $120 million. This transaction suggested a business enterprise valuation of $816 million based upon debt outstanding as of March 31, 1997. American Appraisal Associates determined that this transaction was not indicative of fair market value because the investment was accomplished by a strategic buyer, and the purchase price incorporated a significant premium attributable to the buyer's specific motives and expectations. American Appraisal Associates observed that three other parties had submitted offers to Minnesota Corn Processors that ranged in price from $0.75 to $1.20 per equity unit. These offers suggested a business enterprise value from $563 million to $651 million, well below Archer Daniels Midland Company's price.

     NONOPERATING ASSETS. American Appraisal Associates adjusted its indicated business enterprise value for the value of nonoperating assets or excess or deficient working capital. The following assets were considered nonoperating:


     * Minnesota Corn Processors' investment in St. Paul Bank, a cooperative bank, fair market value of $3,800,000;

     * Deferred debt financing costs from restructuring certain debt, at September 30, 1998 balance sheet value of $3,350,000;

     * Cash surrender values for certain life insurance contracts for employees of Liquid Sugars, valued at $137,000;

     * Long term notes receivable from a vendor and from the City of Marshall, Minnesota, valued at $2,322,000;

     * Member loss allocation receivable balance as of September 30, 1998, valued at $15,100,000.

     CORRELATION OF MARKET AND INCOME APPROACHES AND MINORITY AND LACK OF MARKETABILITY DISCOUNTS. American Appraisal Associates correlated and weighted the market and income approaches. The income approach received a weight of 75%, and the market approach 25%. Due to recent volatility in raw material prices, as well as the supply/demand imbalance within the industry, the appraiser concluded that the income approach was a better indication of future value. This calculation indicated the invested capital of the operating business. The concluded excess net working capital and nonoperating assets were added to this value to arrive at a freely traded invested capital value for Minnesota Corn Processors of $611 million. Minnesota Corn Processors intends to base its entity-level income tax calculations on the freely traded invested capital value as updated to the effective date.

     DETERMINATION OF PER-UNIT VALUE. Having determined the fair market value under the premise of continued use of the business enterprise of Minnesota Corn Processors immediately before the conversion to a limited liability company to be $611 million, the appraisal makes a number of further adjustments to reach the minority common equity value of Minnesota Corn Processors on a per-unit basis immediately after the conversion to a limited liability company. These adjustments are described in the following paragraphs.

     MINORITY INTEREST DISCOUNT. The appraiser also applied a minority interest adjustment. The appraiser arrived at an appropriate discount based upon premiums paid for a controlling interest in other similar companies. The appraiser reasoned that because a premium for a controlling interest may be used to adjust an indication of value from a minority interest to a majority or controlling interest, a discount may be used to adjust an indication of value from a majority interest to a minority interest.

     To arrive at an appropriate premium, the appraiser examined two public acquisitions, Imperial Holly corporation's acquisition of Savannah Foods Industries in 1997, and Eridania Beghin-Say S.A.'s acquisition of American Maize Products in 1995. Based on the 30-day average closing price prior to the announcement of each transaction, the premium for control offered in the acquisition of Savannah Foods & Industries was 38.8%, and in the acquisition of American Maize Products was 60.1%. From this analysis, the appraisal assumed a 30% premium for control.

     The appraisal calculated a minority interest discount utilizing the following mathematical formula:

         Minority Interest Discount = 1 - (1 + 1 + Premium for Control)

Accordingly, the minority interest discount for Minnesota Corn Processors was concluded to be 23%.

     DISCOUNT FOR LACK OF MARKETABILITY. Minnesota Corn Processors' common stock is not offered for sale on the public market. Accordingly, a lack of marketability discount was applied. To determine the magnitude of the discount, the appraiser examined unregistered stocks of public companies sold in private placements. The appraiser concluded that because a holder of unregistered securities usually cannot market his or her shares immediately, the holders are exposed not only to the erratic nature of the marketplace, but also to the risk that the anticipated means of disposing of the stock may not materialize. Unregistered stocks involving a minority interest typically are purchased at a price substantially below that of identical, but freely marketable, securities.

     American Appraisal Associates concluded that a 5% marketability discount was applied to Minnesota Corn Processors due to the following factors:

     * Minnesota Corn Processors' balance sheet is significantly smaller than that of Archer Daniels Midland Company and Corn Products International, its primary competitors;

     * Based on the cash flow projections utilized in the income approach, a holder of Minnesota Corn Processors' common stock will realize a significant return on investment through dividends;

     * As a result of industry-wide expansion from 1995 to 1997, the high fructose corn syrup industry entered a period of supply-demand imbalance in 1996-1997, resulting in an estimated decline in the capacity utilization rate to 68%. Capacity utilization has improved due to the closing of certain facilities and the continued growth in consumption. As such, supply and demand should continue to rebalance, presenting a favorable future for Minnesota Corn Processors;

     * The management team consists of professionals with extensive experience in the corn processing and food industries;

     * Class A common stock has voting rights, and no member may own more than 2% of the total issued and outstanding Class A shares. No competitor of Minnesota Corn Processors will be eligible to own Class A shares. Class B common stock will comprise nonvoting shares, and no Class A or B shares may be transferred by any Minnesota Corn Processors member without the prior consent of the board of directors. However, it has been the company's policy to approve all transactions. Minnesota Corn Processors members have the right of first refusal for units intended to be transferred to transferees other than the spouse, parent, brother, sister, or child of the transferring member; a family farm corporation in which the transferring member is a shareholder; or a partnership or other business entity in which the transferring member is a partner, member, or other participant;

     *    There are no plans for redemption; and

     * A minority common stockholder has no right to compel the company to register unlisted stock.

     By applying the discount for lack of marketability and the minority discount as concluded previously, a per-unit value of a minority interest in Minnesota Corn Processors immediately after its conversion to a limited liability company was developed as follows:

   As-if-Freely-Traded Invested Capital .......................... $ 611,000,000
   Less Long-Term Liabilities as of 9/30/98 ......................  -320,300,000
                                                                   -------------
   As-if-Freely-Traded Aggregate Common Equity Value ............. $ 290,600,000
   Less Minority Discount @ 23% ..................................    66,800,000
                                                                   -------------
   As-if-Freely-Traded Aggregate Common Equity Value .............   223,800,000
   Less Discount for Lack of Marketability @ 5% ..................    11,200,000
                                                                   -------------
   Closely Held Minority Common Equity Value ..................... $ 212,600,000
   Rounded to: ................................................... $ 215,000,000
   Number of Units Outstanding ...................................   196,198,000
   Closely Held Minority Interest Common Equity Value Per Unit ... $        1.10


     CONCLUSION. Based on the investigation and analysis, American Appraisal Associates concluded that, as of September 30, 1998, the fair market value under the premise of continued use of the Minnesota Corn Processors' business enterprise, prior to the conversion, is reasonably represented in the amount of $611 million. As of the same date, the appraiser concluded the fair market value under the premise of continued use of the minority common equity value of Minnesota Corn Processors, immediately following the consummation of the conversion, is $1.10 per unit, based on 196,198,000 units outstanding.


     Prior to its engagement for this assignment, American Appraisal Associates has never provided appraisal services to Minnesota Corn Processors or any of its affiliates. Other than American Appraisal Associates' commitment to provide a final appraisal as of the conversion date, Minnesota Corn Processors or its affiliates have no plans, formal or informal to engage American Appraisal Associates for any other valuation assignment. Since March 27, 1998, Minnesota Corn Processors has paid American Appraisal Associates $85,468.61 for its services.

     Minnesota Corn Processors has attached a summarization letter of this opinion to this document as Appendix E. You should read this document to understand the matters considered and the scope of the review made by American Appraisal Associates(R) in providing its opinion. Members of Minnesota Corn Processors may review the full text of the appraisal report at the principal offices of Minnesota Corn Processors.

TAX TREATMENT

     The conversion will be a taxable event to Minnesota Corn Processors and its members. Please see "Federal Income Tax Considerations" for a discussion of important tax matters.

ACCOUNTING TREATMENT

     For financial accounting purposes, the conversion will be treated in a manner similar to that of a "pooling of interests" transaction under gaap. Under this method of accounting, no gain or loss will be recognized at the time of the conversion and the book value of the assets and liabilities of Minnesota Corn Processors at the time of the conversion will carry over to the Colorado limited liability company. However, since the Colorado limited liability company is not a tax paying entity, any deferred income taxes on the books of Minnesota Corn Processors at the time of the conversion will be eliminated. In addition, the various equity accounts will be consolidated into only two captions -- Class A Units and Class B Units.

REGULATORY APPROVAL

     No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the proposed conversion.

ABSENCE OF DISSENTERS' RIGHTS

     Members who object to the merger between Minnesota Corn Processors and the Colorado cooperative will have no appraisal or dissenters' rights under Minnesota law. Dissenters' rights would, if applicable, constitute the right to receive, instead of Class A units, an amount in cash that a court decides is the fair value of their units of equity participation.

FEDERAL SECURITIES LAW CONSEQUENCES


     Under the federal securities laws, Class A units received in the conversion by persons who are not affiliates under the Securities Act of 1933, of the Colorado limited liability company may be resold immediately. Class A units received in the conversion by "affiliates" of the Colorado limited liability company may be resold only pursuant to further registration under the Securities Act; in compliance with Rule 145 under the Securities Act; or in transactions that are exempt from registration under the Securities Act. These restrictions are expected to apply to the directors and executive officers of the Colorado limited liability company.


     This document cannot be used in connection with resales of Class A units received in the conversion by any person who may be deemed to be an affiliate of Minnesota Corn Processors or the Colorado limited liability company under the Securities Act.

               THE MERGER AGREEMENTS AND THE TRANSACTION AGREEMENT

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT BETWEEN MINNESOTA CORN PROCESSORS AND THE COLORADO COOPERATIVE, THE MERGER AGREEMENT BETWEEN THE COLORADO COOPERATIVE AND THE COLORADO LIMITED LIABILITY COMPANY, AND THE AMENDED AND RESTATED TRANSACTION AGREEMENT AMONG ALL PARTIES. PLEASE REVIEW THESE AGREEMENTS IN APPENDICES A, B AND C.

MERGER AGREEMENT WITH THE COLORADO COOPERATIVE (THE "COLORADO COOPERATIVE MERGER AGREEMENT")

GENERAL
     The Colorado cooperative is a wholly-owned subsidiary of Minnesota Corn Processors. It has been formed specifically to effectuate the conversion. Subject to the terms and conditions of the Colorado cooperative merger agreement and the transaction agreement, immediately before the effective time of the Colorado limited liability company merger, Minnesota Corn Processors will merge with the Colorado cooperative. The Colorado cooperative will be the surviving entity. At the effective time, the separate corporate existence of Minnesota Corn Processors will cease. The articles and bylaws of the Colorado cooperative will be substantially identical to those of Minnesota Corn Processors as in effect immediately before the merger. The directors and officers of Minnesota Corn Processors will be the directors and officers of the Colorado cooperative.

     This merger is a necessary step in the conversion process because Minnesota law does not permit a Minnesota cooperative, such as Minnesota Corn Processors, to merge with a limited liability company. Under Colorado law, cooperatives are permitted to merge with limited liability companies. In addition, Colorado has been chosen as the state of organization for the new limited liability company because Colorado law allows limited liability companies greater freedom and flexibility to manage their business and affairs than laws in most other states.

CONVERSION OF EQUITY INTERESTS; TREATMENT OF MEMBERSHIP STOCK
     Upon completion of the merger between Minnesota Corn Processors and the Colorado cooperative, each member of Minnesota Corn Processors will be a member of the Colorado cooperative. All outstanding shares of Minnesota Corn Processors common stock and units of equity participation will be converted automatically into shares of common stock and units of equity participation of the Colorado cooperative on a one-to-one basis. The rights and privileges of the Colorado cooperative common stock and units of equity participation will be the same as the rights and privileges of Minnesota Corn Processors common stock and units of equity participation. The outstanding nonvoting units of equity participation of Minnesota Corn Processors held by Archer Daniels Midland Company will also be converted automatically into nonvoting units of equity participation of the Colorado cooperative on a one-to-one basis.

     Minnesota Corn Processors currently has outstanding $3,849,000 of patronage refunds that were originally issued as nonqualified written notices of allocation within the meaning of Section 1388(d) of the Internal Revenue Code. The nonqualified written notices were not evidenced by capital stock or by units of equity participation. Thus, they represent allocated patronage equities that may be redeemed at the discretion of the board of directors. If the board elects not to redeem them, then they will be redeemed upon the liquidation of Minnesota Corn Processors, at the value determined by the board, after all units of equity participation have been redeemed.

     Nonqualified written notices represent patronage earnings of Minnesota Corn Processors that were allocated to the members in a manner that did not produce a patronage dividend deduction for Minnesota Corn Processors, and which were not required to be taken into taxable income of the members when they were issued. The stated amount of the notices would be deductible by Minnesota Corn Processors and taxable to the holders if and when they are redeemed. The entitlements of the holders of nonqualified written notices in Minnesota Corn Processors will be converted into comparable entitlements in the Colorado cooperative.

MERGER BETWEEN THE COLORADO COOPERATIVE AND THE COLORADO LIMITED LIABILITY
 COMPANY (THE "COLORADO LIMITED LIABILITY COMPANY MERGER AGREEMENT")

GENERAL
     Prior to the execution of the transaction agreement, the Colorado limited liability company was formed as a Colorado limited liability company. Subject to the terms and conditions of the Colorado limited liability company merger agreement and the transaction agreement, immediately after the effective time of the merger between Minnesota Corn Processors and the Colorado cooperative, the Colorado cooperative will merge with the Colorado limited liability company. The Colorado limited liability company will be the surviving company. The separate corporate existence of the Colorado cooperative will cease, and the initial membership interest of the Colorado limited liability company held by Minnesota Corn Processors will be automatically canceled.

     As a result of the mergers, all members of the Colorado cooperative will become members of the Colorado limited liability company, which means that all members of Minnesota Corn Processors will be members of the Colorado limited liability company. The business of Minnesota Corn Processors will be conducted by the Colorado limited liability company. The directors and officers of Minnesota Corn Processors will be the directors and officers of the Colorado limited liability company.

CONVERSION OF EQUITY INTERESTS; TREATMENT OF MEMBERSHIP STOCK
     Each outstanding unit of equity participation of the Colorado cooperative will be converted automatically into one Class A unit of the Colorado limited liability company. Each outstanding share of common stock of the Colorado cooperative will be canceled. Each member owning at least 5,000 Class A units will have one vote, regardless of the number of additional Class A units owned by the member. The rights and privileges of the Class A units are set forth in an operating agreement. For a description of the differences between the rights of the holders of Class A units and holders of Minnesota Corn Processors units of equity participation, please see "Comparison of Rights of Members."

     In addition, each outstanding nonvoting unit of equity participation of the Colorado cooperative held by Archer Daniels Midland Company will be converted automatically into one Class B unit of the Colorado limited liability company. A Class B unit is a nonvoting membership interest. With the exception of the right to vote, Class B units have the same rights and privileges as the Class A units.

     Nonqualified written notices of allocation will not be redeemed as part of the merger from the Colorado cooperative to the Colorado limited liability company. They will also not be converted into Colorado limited liability company units. Instead, they will be designated as special financial interests in the Colorado limited liability company that will possess entitlements comparable to their present entitlements. Specifically, the Colorado limited liability company board of directors will have the discretion to redeem the special financial interests for their stated amount. If the board does not redeem them, they will have a liquidation entitlement comparable to what now exists, namely a subordinated right to be paid after each Colorado limited liability company unit holder has been paid the value of their unit as determined by the board. If and when the face amount of the special financial interests are paid, a special allocation of income or gain will be made to the holders as taxable income.

EXCHANGE OF CERTIFICATES

     There is no requirement to exchange any certificates representing shares of common stock and units of equity participation of Minnesota Corn Processors or the Colorado cooperative. After the mergers, until surrendered to the Colorado limited liability company in a subsequent transfer, the certificates representing Minnesota Corn Processors' units of equity participation will be deemed to evidence ownership of the Class A units or Class B units, as the case may be.

EFFECTIVE TIME


     The merger of the cooperatives will take effect upon the later of the filing of the articles of merger with the Secretary of State of Minnesota and the filing of the statement of merger with the Secretary of State of Colorado. The merger between the Colorado cooperative and the Colorado limited liability company will take effect upon the filing of the statement of merger with the Secretary of State of Colorado. Minnesota Corn Processors anticipates that the mergers will be consummated on __________, __, provided that consents are received from the Company's lenders and Archer Daniels Midland Company.

EMPLOYEE BENEFIT PLANS

     Under the transaction agreement, the Colorado limited liability company will honor all benefits accrued under any Minnesota Corn Processors benefit plan, policy or arrangement in accordance with the respective terms of these benefit plans and to the extent required by law.

PATRONAGE DISTRIBUTIONS

     Within a reasonable period of time after the mergers, the Colorado limited liability company will make patronage distributions to former members of Minnesota Corn Processors based on patronage transactions with Minnesota Corn Processors during the fiscal year, or a portion of the year immediately preceding the mergers. Patronage distributions shall made in cash and equity credits in a manner consistent with Minnesota Corn Processors' patronage distribution policy in effect prior to consummating the mergers, and in the case of equity credits, in the form of Class A units or Class B units, as appropriate.

1996 LOSS PAYABLES

     After the mergers, the unpaid portion of Minnesota Corn Processors' operating loss for the fiscal year ended September 30, 1996 that was assessed against units of equity participation shall continue as a lien in favor of the Colorado limited liability company against Class A units received in the merger between the Colorado cooperative and the Colorado limited liability company.

REPRESENTATION AND WARRANTIES


     In the transaction agreement, the parties each have made representations and warranties as to, among other things, the organization and good standing of each party, the capitalization of each party and the corporate power and authority of each party. In addition, the transaction agreement contains representation and warranties of Minnesota Corn Processors as to, among other things, its financial statements; the absence of undisclosed liabilities; compliance with applicable laws; the absence of legal proceedings; and the absence of material defaults under material contracts.


CONDITIONS TO CONSUMMATION OF THE MERGERS

     The obligations of the parties to consummate the mergers are subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the consummation of the merger.

     * Approval by the members of Minnesota Corn Processors of the merger agreement with the Colorado cooperative and the transaction agreement;

     * Approval by the members of the Colorado cooperative of the Colorado limited liability company merger agreement and the transaction agreement;

     * No injunction, restraining order or order of any nature enjoining the mergers;

     * The effectiveness of the Registration Statement, of which this document constitutes a part, and no proceedings to stop the effectiveness are underway;


     * Receipt of all consents necessary in connection with the mergers, including those from Archer Daniels Midland Company, which we have not yet obtained and may not be able to obtain, and Minnesota Corn Processors' lenders;


     * The accuracy in all material respects of the representations and warranties of each party to the transaction agreement;

     * Material performance of all obligations required to be performed prior to the merger; and

     * All actions, proceedings and documents necessary to carry out the mergers shall be reasonably satisfactory to the parties.

     As the sole shareholder of the Colorado cooperative and sole member of the Colorado limited liability company before the mergers, Minnesota Corn Processors, through the actions of its board of directors, has approved the merger agreement between the Colorado limited liability company and the Colorado cooperative and the transaction agreement among all of the parties. No assurance can be provided that the other conditions precedent to the conversion will be satisfied or waived by the party permitted to do so; in particular, Minnesota Corn Processors will not proceed with the conversion without the consent of the Company's lenders and Archer Daniels Midland Company. The condition that cannot be waived includes approval by members of Minnesota Corn Processors of the merger into the Colorado cooperative.


CONDUCT OF BUSINESS PRIOR TO CONVERSION

     The transaction agreement provides that, prior to consummating the mergers, Minnesota Corn Processors will conduct its business in the ordinary course consistent with past practice. It also will use good faith efforts to preserve intact its business organization, properties and the goodwill of its members suppliers and other business relationships.

     The parties have also agreed to use good faith efforts to take or cause to be taken all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws so as to permit consummation of the mergers and all related transactions as promptly as practicable. The parties have agreed to cooperate in obtaining necessary permits, consents, approvals and authorizations of all third parties and any court, administrative agency or other federal, state or local government authority.

     In addition, the parties have agreed that without the prior consent of the other party they will not, among other things:


     * Grant to any person any right to acquire capital stock or other equity interests, except for allocation of patronage equities in a manner consistent with past practice;

     * Issue any additional shares of capital stock or other equity interests, except in the ordinary course of business consistent with past practice;

     * Reclassify, combine, split or amend its capital stock or equity interests;

     * Purchase, acquire or redeem any shares of its capital stock or equity interests, except in the ordinary course of business;

     *    Enter into, amend or terminate any material contract;

     * Amend its articles of incorporation or articles of organization, as the case may be, or its bylaws or operating agreement, as the case may be, or any board policies;

     * Other than in the ordinary course of business pursuant to existing credit arrangements, incur any indebtedness for borrowed money;

     * Make any material capital expenditures other than in the ordinary course of business;

     * Mortgage any of its assets or properties, or except in the ordinary course, sell any of its material assets or properties;

     * Pay any dividends or make any distributions with respect to its capital stock or equity interests, except in the ordinary course consistent with past practice; or

     *    Agree or commit to do any of the actions listed above.


TERMINATION

     The transaction agreement may be terminated and the mergers may be abandoned at any time prior to the consummation by:

     * Minnesota Corn Processors or the Colorado cooperative if members of Minnesota Corn Processors fail to approve the merger into a Colorado cooperative;

     * Mutual written consent of Minnesota Corn Processors, the Colorado cooperative and the Colorado limited liability company, although consent is a mere formality because Minnesota Corn Processors controls the other parties;


     * Any party to the transaction agreement upon written notice if one or more of the conditions to its obligations cannot be met, the other party has defaulted in any material respect under any of the covenants or agreements under the transaction agreement or any representation or warranty of the other party is or has become materially untrue or incorrect and in either case, has not been cured within 30 days after notice; or


     * Either party if the conversion has not been consummated on or before October 1, 1999.

AMENDMENT

     The terms of the transaction agreement may be amended or supplemented at any time by mutual agreement except, following members' approval of the merger into a Colorado cooperative, the transaction agreement may not be amended if the amendment would violate applicable law, or change the amount or form of the consideration to be received by members of Minnesota Corn Processors.

INDEMNIFICATION AND INSURANCE


     From and after the consummation of the mergers, the Colorado limited liability company has agreed to indemnify each present and former director, officer, employee or agent of Minnesota Corn Processors or the Colorado cooperative. The Colorado limited liability company has also agreed to indemnify each person who, while a director or officer of Minnesota Corn Processors and at the request of Minnesota Corn Processors, serves or has served another corporation, cooperative, partnership, joint venture, or other enterprise as a director, officer or partner. This indemnification obligation covers any losses, claims, damages, liabilities, or expenses arising out of or pertaining to matters existing or occurring at or before the consummation of the mergers, whether asserted or claimed before or after the consummation of the mergers, to the fullest extent permitted by law. The Colorado limited liability company may purchase insurance coverage against these losses, claims or expenses, but is not obligated to do so. Indemnification against liabilities under the federal securities laws may not be enforceable. You should know that indemnification against liabilities under the federal securities laws may not be enforceable.

                             SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of Minnesota Corn Processors. Minnesota Corn Processors has derived this information from its consolidated financial statements. The audited financial statements have been audited by Clifton Gunderson L.L.C., independent auditors.

     Fiscal year 1997 was a six-month period because Minnesota Corn Processors, Inc. changed its fiscal year end from September 30 to March 31.

     You should read the financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as the consolidated financial statements and related notes that Minnesota Corn Processors includes at the end of this document. In reviewing the following financial information, you should consider:

     * EBITDA represents earnings (loss) before interest, income taxes, depreciation and amortization. It is presented to enhance an understanding of our operating results and ability to service debt and is not intended to represent cash flow or net earnings under U.S. GAAP. Our use of EBITDA may not be comparable to similarly titled measures used by other companies. It is included as a tool for analyzing our results.


                                                                       PERIOD ENDED        YEAR           THREE MONTHS
                                                                         MARCH 31,         ENDED             ENDED
                                           YEAR ENDED SEPTEMBER 30,     (6 MONTHS)       MARCH 31,          JUNE 30,
                                         ----------------------------  ------------  ----------------   ----------------
                                          1994       1995       1996       1997       1998      1999     1998      1999
                                         ------     ------     ------  ------------  ------    ------   ------    ------
                                                                         (in millions)
STATEMENT OF OPERATIONS DATA:
 Net Revenues .......................    $ 233      $ 327      $ 420      $ 237      $ 563     $ 599    $ 165    $ 145
 Cost of product sold ...............      195        256        441        207        525       526      154      123
 Gross proceeds (loss) ..............       38         71        (21)        30         38        73       11       22
 Selling, general and
  administrative expenses ...........       12         14         26         20         46        50       13       14
 Operating income (loss) ............       26         57        (47)        10         (8)       23       (2)       8
 Interest expense ...................        6         11         19         20         32        23        6        6
 Other income (expense) .............        4          1          3         --         (5)        6        4       --
 Net income (loss) ..................       24         47        (63)       (10)       (45)        6       (4)       2
 Outstanding units of equity
  participation at year end .........     76.3       76.3       76.2      136.7      195.7     195.6    195.7    195.6

BALANCE SHEET DATA:
 Working capital (deficit) .........        19        (31)      (363)      (352)        43        65       59       72
 Total assets ......................       326        491        662        672        650       619      659      621
 Long-term debt ....................       137        164          6          1        295       291      303      291
 Member equity .....................       131        201        201        212        287       289      282      291

OTHER DATA:
 EBITDA ............................        42         78        (16)        28         30        73       14       19
 Cash flow from (for)
  Operations .......................       (24)        76        (94)        (4)        (3)       35      (12)       3
 Investing .........................      (102)      (159)      (206)       (15)       (13)      (16)      (2)      (7)
 Financing .........................       109         91        281         25          9       (12)      13       --
 Capital expenditures ..............       102        172        208         12         13        16        2        7


EBITDA supplements, and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. It is included as a tool for analyzing our results.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS", THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED.

OVERVIEW AND OUTLOOK


     Following several years of attractive growth, Minnesota Corn Processors sustained major losses in fiscal years ending in 1996, 1997 and 1998. The primary reason for the losses was a significant expansion of corn wet milling capacity in North America ahead of industry demand. The 55 high fructose demand, however, has been growing at approximately 5% per year in the period of 1991 to 1998. The supply/demand caused sweetener prices to fall sharply and made these corn processors unprofitable in 1996 and 1997. Since corn wet milling capacity utilization dropped to 76% in 1996, some withdrawal of capacity and the continuing demand growth has returned the industry capacity utilization to as much as a 86-87% rate. This recovery has been in line with the industry's history in dealing with these imbalances that occur approximately every 8-10 years. The recovery is generally fairly quick.


     The other major factor contributing to the losses sustained during 1996 - 1997 was a sharply higher corn cost. Corn reached a historical high, with the average cost of fiscal 1996 corn increasing by 76%. In late 1997, corn returned to more normal levels and has actually fallen in late 1998 below normal lows. This has helped us to return to profitability at the present time.

     In fiscal 1999, Minnesota Corn Processors has addressed those items within its control in order to be properly positioned when industry prices rebounded to normal levels. Minnesota Corn Processors increased volume to basically full capacity, while reducing operating costs per bushel to target levels, and increasing efficiency. As a result in fiscal year 1999, Minnesota Corn Processors returned to profitability. Lower corn costs and increased production helped to push Minnesota Corn Processors into a profitable year for the first time since September, 1995. Concentration on customer service and quality of products will continue to establish an outstanding customer base. Capital expenditures were directed to cost reduction projects at the processing facilities.

RESULTS OF OPERATIONS

     Please note that net sales included storage and handling income generated by Liquid Sugars, Inc. This income is earned by storing and repackaging third party product. Liquid Sugars does not take ownership of this product at any time during this process. It acts as a through put facility for a third party. In any one year the storage and handling income generated by Liquid Sugars is less than 1% of Minnesota Corn Processors' and Liquid Sugars' total revenues on a consolidated basis, and therefore, is not disclosed separately.


THREE MONTHS ENDED JUNE 30, 1999 COMPARED TO THREE MONTHS ENDED JUNE 30, 1998
     NET SALES. Net Sales were $20 million (12%) lower for the three months ended June 30, 1999 as compared to the comparable period ended June 30, 1998. Decreases in the net selling prices of ethanol and feed co-products account for approximately $13 million of the downturn. Decreases in unmodified corn syrup sales volumes and an overall decrease in sweetener sales volumes through LSI account for the majority of the remaining decrease in sales.

     COST OF PRODUCT SOLD. The cost of product sold was $31 million (20%) lower for the three months ended June 30, 1999 compared to the comparable period in 1998. A decrease in the cost per bushel of corn accounted for $14 million of the decrease. The cost of goods sold for LSI was also down significantly, primarily due to the decrease in sales volumes through the facilities.

     SELLING, GENERAL & ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $1 million greater for the three months ended June 30, 1999 as compared to the same period in 1998. No one major item accounted for the 8% increase in SG&A expenses.

     NET OPERATING INCOME. Net operating income was higher by approximately $10 million for the three months ended June 30, 1999 as compared to the three months ended June 30, 1998. The decrease in net sales of $20 million was offset by the decrease in cost of goods sold of $31 million and increase in selling, general and administrative expenses of $1 million.

     INTEREST AND OTHER INCOME/EXPENSE. Interest and other income/expense was approximately $4 million greater for the period ended June 30, 1999 as compared to the comparable period in 1998. This increase was due primarily to the recording of a $3.7 million patronage dividend from the St. Paul Bank for Coops in 1998 period that is no longer being earned or recorded for the three months ended June 30, 1999. MCP ceased doing business with St. Paul Bank in August 1997 and is therefore no longer earning any patronage dividends.

     NET PROCEEDS. Net proceeds were $2 million for the three months ended June 30, 1999 as compared to a $4 million loss at June 30, 1998, or a $6 million improvement. The improvement of $10 million in net operating income was offset by the $4 million increase in interest and other expense.


FISCAL YEAR ENDED MARCH 31, 1999 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1998
     NET SALES. Net sales increased 6.3% from $563 million to $599 million, while grind, which constitutes total bushels processed, increased 13.2 million bushels or 12.0%. Total sweetener sales increased by $60 million, with price increases accounting for $12 million and additional sales volume accounting for $48 million. Lower starch sales of $4 million, due primarily to reduced sales volumes, and decreased ethanol sales of $17 million, of which approximately 80% was due to lower prices, offset the increase in sweetener revenues. Decreased feed co-product sales of approximately $3 million also offset the increase in sweetener sales, primarily due to price declines in wet feed and gluten meal.


     COST OF PRODUCT SOLD. Cost of products sold remained relatively flat. Corn costs increased $1 million from 1998 to 1999, with increases in grind accounting for a $34 million increase which was offset by a savings of $33 million due to a lower per bushel cost. The ethanol producer credit recognized in 1999 was $3 million greater than in 1998, which offset slight increases in labor and other manufacturing costs.


     SELLING, GENERAL & ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $5 million. Leased railcar costs accounted for $3 million (60%) of the overall increase. Other administrative costs increased $2 million primarily due to higher labor costs and retirement costs.

     NET OPERATING INCOME. Net operating income increased from a loss of $8 million to a profit of $22 million or an improvement of $30 million. The increase in net sales of $36 million, with relatively flat production costs, offset by the increase in general and administrative expense of $5 million account for the improvement in net operating income.

     INTEREST AND OTHER INCOME/EXPENSE. Other expense decreased from $37.4 million in fiscal year 1998 to $16.8 million in fiscal year 1999, a decline of $20.6 million. A decrease in interest expense makes up $8.7 million of this decline. Fiscal year 1999 represents a full year of refinanced debt as a result of Archer Daniels Midland Company's equity infusion of $119.7 million in August 1997, and the restructuring of our long-term debt. "Loss on sales contract" was estimated at $7.9 million for fiscal year 1998. The actual loss on the sales contract was $4.5 million, resulting in a reversal of expense of $3.4 million in fiscal year 1999, or an $11.3 million change from year to year.

     NET PROCEEDS. Net proceeds improved from a loss of $45 million to a profit of $6 million, an improvement of $51 million. Improvement of $30 million in net operating income and the decrease of $21 million in other expense accounts for the majority of the increase in net proceeds.

YEAR ENDED MARCH 31, 1998 COMPARED WITH YEAR ENDED SEPTEMBER 30, 1996
     Please note that this comparison is necessary due to the change of fiscal years from September 30 to March 31. These two periods compare the first full new year (3/31/98) with last full old fiscal year (9/30/96).

     NET SALES. Net sales increased from $420 million to $563 million or $143 million (34%). Total grind increased by 63.5%, principally due to increased capacity from the completion of expansion in both Columbus and Marshall facilities. Volume increases were primarily in 55 HFCS (144.1%) and ethanol (54.0%). These volume increases were a direct result of having a full year's production from capacity expansion. These volume increases were offset by sweetener price decreases of 25-35% and starch and ethanol decreases of 10%. The inclusion of LSI sales for a full year in 1998 as compared to a half year in 1996 added $47 million to net sales or 32.9% of the overall increase.

     COST OF PRODUCT SOLD. Cost of product sold increased $84 million (19%). The cost of corn only increased $8 million, with $109 million increase due to higher grind but offset by $101 million decrease due to cost per bushel declining by 37%. Increases in labor, depreciation, repairs, and utility costs, as a result of increased grind and production, account for $38 million (45.2%) of the overall increase. The inclusion of LSI operations for a full year in 1998 as compared to a half year in 1996 increase the cost of goods sold by $39 million or 46.4% of the overall increase.

     SELLING, GENERAL & ADMINISTRATIVE EXPENSES. These expenses increased $20 million. Leased railcar costs increased $4 million due to more railcars needed for the increase in sales volumes. Selling and general and administrative costs are up $5 million primarily due to increases in administrative labor cost, bad debts, and legal and audit fees. The inclusion of LSI operations for the entire year of 1998 as compared to a half year in 1996 added $12 million to this cost or 60% of the overall increase.

     NET OPERATING INCOME. Net operating income improved from a loss of $47 million to a loss of $8 million or $39 million (83%). The return to more normal corn costs added $101 million but this was offset by the decrease in sweetener prices of 25-30% or approximately $75 million. Improvements in operational efficiencies account for the additional improvements.

     INTEREST EXPENSE AND OTHER INCOME/EXPENSE. Interest expense increased $13 million due to higher interest rates and an increased debt load for five months of fiscal year 1998 prior to the recapitalization and refinancing of the debt in late August 1997. Other expense increased by $8 million due to the recognizing of a loss on sales contracts of $8 million. The loss on sales contracts resulted from having to purchase corn sweeteners on the open market at full list price to fulfill a contract with a lower fixed selling price. This occurred due to delays in starting up the new sweetener refineries in Marshall, Minnesota, and having sold that anticipated production.

     NET PROCEEDS. Net proceeds improved from a loss of $63 million to a loss of $45 million or $18 million (28.6%). This is principally due to the improvement in the operating proceeds ($39 million) offset by the higher financing cost ($13 million) and the recognition of the loss on a sales contract ($8 million).

YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO YEAR ENDED SEPTEMBER 30, 1995
     NET SALES. Net sales increased by $93 million or 28.4%, on slightly decreased grind of 6.3%. The decreased grind was primarily related to a cessation of ethanol production for two months due to the economic infeasibility as a result of very high corn cost. The increase in net sales was primarily due to the first year of operations of the 55 HFCS plant in Columbus, NE, as well as the inclusion of six months of operations and sales of Liquid Sugars, Inc., a subsidiary of Minnesota Corn Processors, acquired in March 1996.

     COST OF PRODUCT SOLD. Cost of products sold increased by $185 million or 72.3%. The cost of corn increased significantly by $107 million. This was primarily due to the average price of corn per bushel increasing 76.1% which contributed $126 million of increased cost, offset by ($18 million) by the decreased grind. Other costs increased $15 million including labor, depreciation, utilities and supplies, as a result of starting up the 55 HFCS plant in Columbus, Nebraska. The consolidation of six months of operations of LSI with Minnesota Corn Processors added $56 million to the cost of products sold.

     SELLING, GENERAL AND ADMINISTRATION. These expenses increased $12 million. Of this, approximately $2 million was additional railcar cost and $1 million was in selling and administrative expense increase. The remaining $9 million represents the first time overhead of LSI, acquired in March, 1996.

     NET OPERATING INCOME. Net operating income decreased from $57 million to a loss of $47 million or a decrease of $104 million. This is principally due to the increased cost of corn ($107 million).

     INTEREST EXPENSE AND OTHER COSTS/INCOME. Interest expense increased by $8 million (72.7%) due to an increased debt load as a result of finalizing the expansion project and funding a negative cash flow. Other income increased by $2 million which is primarily the result of an increase in the patronage dividend received form the St. Paul Bank for Cooperatives.

     NET PROCEEDS. Net proceeds decreased from a profit of $47 million to a loss of $63 million or a $110 million decrease. The increase in corn cost of $107 million due to the higher per bushel unit cost is principally responsible for the decrease in net proceeds.

LIQUIDITY AND CAPITAL RESOURCES

     Minnesota Corn Processors has historically paid 100% of its taxable net income to its members in the form of value added distributions or patronage dividends. In the aggregate, Minnesota Corn Processors has paid over $161 million to its members since inception. The distributions have ranged from $.25
- $.75 per unit from year to year.

     Minnesota Corn Processors expects that cash flow from operations and proceeds from its existing credit lines will be sufficient to fund operations, to provide adequate capital expenditures (excluding any major expansion), and to make distributions to its members for the next three to five years.


     In late 1997, Minnesota Corn Processors sold a 30% equity interest, in the form of nonvoting units of equity participation, to Archer Daniels Midland Company for approximately $120 million. These funds were utilized to pay down debt, from $410 million to $290 million, and to refinance existing short-term debt with long-term debt. In connection with the passive equity investment, Archer Daniels Midland Company and Minnesota Corn Processors entered into a stockholder agreement dated August 27, 1997. This agreement sets forth the rights and obligations of Archer Daniels Midland Company as a nonmember patron of Minnesota Corn Processors. The agreement restricts Minnesota Corn Processors from, among other things, materially changing its principal business, disposing or otherwise transferring substantially all of its assets, making material changes to its corn delivery program and incurring capital expenditures in excess of $250,000 without the consent of Archer Daniels Midland Company. These restrictions (other than the restriction regarding changes in the corn delivery program) are continued in the Colorado limited liability company's operating agreement.


     In 1997, Minnesota Corn Processors also sold $290 million of first mortgage notes in a private offering, primarily to major insurance companies. The maturities range from seven to fifteen years, with no significant principal payments due until September 30, 2003. The average interest rate, including a variable rate portion, is approximately 71/4% at present. The notes restrict Minnesota Corn Processors from incurring additional long-term debt and disposing of assets, and require Minnesota Corn Processors to maintain specific financial ratios. These include: maintaining a current ratio of not less than 1.1:1; not permitting the ratio of Consolidated Funded Debt to Consolidated Capitalization to exceed 0.6:1 for quarters ended on or before June 30, 2000 or 0.55:1 for quarters ended after June 30, 2000; and maintaining a minimum total equity amount which increases annually by 20% of net earnings until Minnesota Corn Processors' ratio of Consolidated Funded Debt to Consolidated Capitalization is less than 0.25:1.0. As of December 31, 1998, Minnesota Corn Processors was in compliance with all covenants and restrictions. The notes are collateralized by mortgages on the Marshall and Columbus facilities.


     In addition, Minnesota Corn Processors has established a $50 million working capital line of credit with Harris Trust and Savings Bank and US Bancorp Ag Credit. At the current time, there is no amount outstanding under the line of credit. This credit line, which protects Minnesota Corn Processors for seasonal cash fluctuations, terminates August 27, 2000. The line of credit requires Minnesota Corn Processors to maintain a minimum net working capital of $25 million at all times, a minimum equity amount equal to the sum of $270 million plus 20% of consolidated net earnings for each fiscal year and a minimum cash flow of $0 on March 31, 1999. In addition, the line of credit restricts Minnesota Corn Processors' ability to make capital expenditures, make distributions, create liens, incur indebtedness and sell assets and properties.


     The plants were both expanded to double capacity with completion in 1997. The plants are modern, cost efficient facilities. Capital expenditures will remain moderate in the near future. Capital expenditures in the current year will be about $15 million and the projection for next year is approximately $20 million. Capital expenditures totaled $165 million in 1995 and $185 million in 1996. These large expenditures were in large part due to the $320 million expansion during those years. There are no significant expansions planned at present.


     Net cash flow from operations, EBITDA, improved to a positive $73 million in fiscal 1999 (3/31/99) from a negative $16 million in fiscal year ended 9/30/96. This improvement is a result of increased depreciation, improved gross margins and stronger volume. The benefit of increased cash flows from operation and lower capital expenditures requirements in fiscal 1999 resulted in significant improvement in net cash flows.

     In 1996, the net losses, together with higher working capital requirements and very elevated capital expenditures created a serious negative cash outflow which was funded primarily by borrowings, which increased by $195 million.


     Total assets at March 31, 1999 were $614 million, decreasing approximately $31 million from the prior year, due to depreciation charges exceeding capital expenditures by approximately $27 million. Working capital was $65 million at March 31, 1999 and $43 million at March 31, 1998.

     Capital expenditures were $16 million in the year ended 3/31/99 and $13 million in the prior year's period.

     Total assets at September 30, 1996 increased $171 million over the prior year, due to the capital expansion project with total capital expenditures of $208 million. Debt increased $195 million. Working capital equaled a negative $363 million due to the reclassification of all debt to a current liability.

HEDGING ACTIVITIES

     Minnesota Corn Processors follows a policy of managing its risk of future grain price and finished margin fluctuations by hedging in established commodities markets through the use of futures and options. As grain is used in the production process, realized gains or losses and option premiums on these positions are recognized as a component of corn cost. Hedges are generally tied to fixed price or tolling, corn related, sales contracts to establish a fixed margin on these sales contracts.


YEAR 2000 UPDATE


READINESS
     Minnesota Corn Processors began its analysis of Year 2000 compliance issues in calendar year 1996. Re-programming to address issue areas as well as the upgrading of certain software and hardware began in calendar year 1997.


     To-date, approximately 85% of Minnesota Corn Processors' software is compliant, having been developed, fully tested and implemented. The remaining 15% has been developed and is currently being tested, with implementation completed by the end of June 1999. [STATUS] Hardware and network systems are virtually all compliant, though some is compliant "with condition" until new updates and patches are provided by vendors and installed. The last of these updates and patches should be installed by September 1999.


     Minnesota Corn Processors has completed an inventory of non-IT systems, such as embedded technology and microcontrollers, as well as an assessment of these areas requiring attention. Remediation plans have been developed for non-IT systems, and remediation and testing are underway with completion targeted for the third quarter of 1999.

     Minnesota Corn Processors is in the process of verifying Year 2000 preparedness of third parties such as suppliers, vendors, service providers and major customers that Minnesota Corn Processors has identified as critical. This process has involved surveying via questionnaires, phone follow-up for verification purposes, and then on-site assessments where appropriate. This verification process is expected to be completed by the third quarter of 1999. Until Minnesota Corn Processors receives and analyzes responses and completes on-site assessments of suppliers and service providers, Minnesota Corn Processors cannot assess the potential impact of third party supplier and service provider Year 2000 issues.

     The Year 2000 compliance program is being managed by a team with appropriate senior management support to identify and correct Year 2000 issues. Minnesota Corn Processors has used in-house personnel as well as consultants to assess and then remediate IT and non-IT areas.

COSTS
     Minnesota Corn Processors expects total expenditures to become Year 2000 compliant to be in the range of $2.0 to $2.5 million. Minnesota Corn Processors does not specifically track all costs associated with employees working on Year 2000 projects, but has included an estimate of all costs in the above range. All expenses incurred in connection with becoming Year 2000 compliant are being expensed as incurred, other than acquisitions of new software or hardware, which will be capitalized. Minnesota Corn Processors expects that total remediation costs will not have a material adverse effect on Minnesota Corn Processors' financial condition or liquidity.

RISKS
     Although Minnesota Corn Processors is not aware of any material operational impediments associated with upgrading its computer and other hardware and software systems to become Year 2000 compliant, Minnesota Corn Processors cannot make any assurance that the upgrade of Minnesota Corn Processors' systems will be free of defects or that Minnesota Corn Processors' contingency plans will meet Minnesota Corn Processors' needs. If any such risks materialize, Minnesota Corn Processors could experience material adverse consequences to its operations and financial performance, substantial costs or both.

     Considering the significant progress made to date, Minnesota Corn Processors does not anticipate delays in finalizing internal Year 2000 remediation within remaining time schedules. However, third parties having a material relationship with Minnesota Corn Processors may be a potential risk based on their individual Year 2000 preparedness which may not be within Minnesota Corn Processors' reasonable control.

     Minnesota Corn Processors is in the process of identifying and reviewing the Year 2000 preparedness of critical third parties to reduce the risk that they will not become Year 2000 compliant on a timely basis. This identification and review process is expected to be completed by the third quarter of 1999. Appropriate contingency plans will be developed to address third party risk if it cannot be reduced to Minnesota Corn Processors' satisfaction.

CONTINGENCY PLANS
     Minnesota Corn Processors is exploring alternative solutions and developing contingency plans for handling mission critical areas in the event that remediation is unsuccessful. Minnesota Corn Processors anticipates that the contingency plans may include the stockpiling of necessary supplies, the build-up of inventory, creation of computerized or manual back-up systems, replacement of vendors, and addition of new vendors. Minnesota Corn Processors expects to complete contingency planning in July 1999.

                                    BUSINESS

OVERVIEW

     Minnesota Corn Processors is an agricultural processing and marketing cooperative that operates corn wet milling facilities in Minnesota and Nebraska. Formed in 1980, Minnesota Corn Processors began wet milling operations in Marshall, Minnesota in 1983. During the mid-1990s, Minnesota Corn Processors experienced significant growth, spending approximately $337 million for expansion of existing processing facilities and acquisition of storage and distribution facilities.

     Based on total production capacity, Minnesota Corn Processors is one of the largest corn wet millers in the United States. In addition, Minnesota Corn Processors is the second largest producer of ethanol in the United States, and a leading producer of high quality corn sweetener products for the soft drink and food industries. Our primary products include corn sweeteners, corn starch, ethanol and feed co-products. Minnesota Corn Processors supplies a broad range of customers in a variety of industries.

     Minnesota Corn Processors has over 5,300 members. Minnesota Corn Processors generally distributes its net income each year to members as patronage or value-added payments. Each member's payment is based on our earnings attributed to the corn delivered by the member. Minnesota Corn Processors may withhold a portion of its annual earnings for use as capital.

THE CORN SWEETENER AND ETHANOL MARKETS

HIGH FRUCTOSE CORN SYRUP AND CONVENTIONAL CORN SYRUP
     Since the invention of starch-based sweeteners in the early 1800's, researchers have tried to develop a starch-based sweetener that is as sweet as cane or beet sugar. After years of research, the desired result was achieved through the process of rearranging glucose molecules into the chemical isomer fructose, known as "glucose isomerization." As a result of the development of glucose isomerization, the corn refining industry now produces a sweetener -- high fructose corn syrup -- that has a sweetness level equivalent to that of sucrose. Since the development of high fructose corn syrup, the corn sweetener industry has grown rapidly. According to the USDA, per capita consumption of corn sweeteners grew at a compounded annual growth rate of 2.54% between 1985 and 1996 as compared to a growth rate of 0.51% for sugar.

     In recent years, there has been good market growth for both high fructose corn syrup and the more traditional corn sweeteners conventional corn syrup and dextrose. While much of this growth is attributable to the soft drink industry's switch from sucrose to high fructose corn syrup, the baking industry has also contributed to the industry's growth in its switch from primarily dry sucrose to 42 High Fructose Corn Syrup. While corn sweeteners are priced competitively with sugar, they have earned their place in the baking industry through other advantages and are likely to retain their place in the foreseeable future with continued growth of 3% to 4% per year. Corn sweeteners are more consistent in quality than sucrose and are expected to continue to replace sucrose due to the savings in labor cost generated by the ease of use and adaptability of corn sweeteners in today's highly automated baking industry.

     Based on continued strong domestic demand and the anticipation of increased exports to Mexico, significant expansion of high fructose corn syrup capacity was completed during the last few years. Archer Daniels Midland Company, Cargill, A.E. Staley Manufacturing Company and others joined Minnesota Corn Processors in expanding their production capacities. In total, 55 high fructose corn syrup production capacity throughout the industry increased from 12.5 billion pounds dry in 1995 to approximately 15.6 billion pounds dry in 1997, an increase of approximately 25%. The 42 high fructose corn syrup segment also expanded by approximately 25% over that time period from 7.9 billion pounds to
9.9 billion pounds.

     As a result of the recent industry-wide expansions, the high fructose corn syrup industry entered a period of supply and demand imbalance in 1996 and 1997, resulting in a decline in the industry capacity utilization rate to around 70%. Industry analysts have estimated that the industry is currently operating at levels ranging from approximately 80% to 85% of capacity. The rebound in the capacity utilization rate is due to (1) continued growth in domestic consumption, and (2) shuttered capacity when Golden Technologies shut down its Johnstown, Colorado operations which were reportedly producing approximately 228 million pounds (dry) of high fructose corn syrup and Cargill shut down its 55 High Fructose Corn Syrup facility in Dayton, Ohio. Minnesota Corn Processors is not aware of any additional capacity expansions currently underway in the domestic high fructose corn syrup industry, indicating that over the next few years, supply and demand should rebalance as demand grows and industry production should reach almost full capacity.

     As industry capacity utilization rates dropped dramatically in 1996, major high fructose corn syrup users were able to negotiate advantageous contracts for the 1997 calendar year, gaining significant price reductions. In 1998, prices began to stabilize and many industry experts expect pricing to increase in 1999 and 2000, to reflect a more balanced supply/demand situation.

     The USDA has estimated that in 1998 the 55 High Fructose Corn Syrup segment will grow at approximately 4% to 4.5% and the 42 High Fructose Corn Syrup segment will grow approximately 3% in the U.S. The soft drink firms will drive much of this growth as they continue to position themselves as "total beverage companies," as evidenced by the introduction of over 200 new soft drinks, juices, teas and punches over the last two years alone. In addition, the Mexican market offers the opportunity for dramatic volume growth during the next 1 to 2 years; Canada has also experienced conversion from sucrose usage to use of 55 High Fructose Corn Syrup.

     According to the USDA, U.S. exports of high fructose corn syrup to Mexico rose to 78,000 metric tons (dry basis) in 1996 from only 9,000 tons in 1991. Under NAFTA, the Mexican import tariff on U.S. high fructose corn syrup fell to 9% in 1997, and is scheduled to decrease by 1.5% each year thereafter to zero in 2003. Mexican demand for high fructose corn syrup is growing as bottlers adopt new technology to handle liquid sweeteners. While none of the major soft drink bottlers have announced a complete switch to using high fructose corn syrup in their Mexican soft drinks, some of the smaller brands apparently have switched. World demand for high fructose corn syrup sweetener is expected to increase from 20 billion pounds in 1995 to 26.6 billion pounds by the year 2000.

ETHANOL
     Ethanol has important applications and is used primarily as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance. As a fuel additive, the demand for ethanol is derived from the overall demand for gasoline, as well as the competition of ethanol versus competing oxygenate products and technologies. Motor vehicles in the U.S. consume more than 130 billion gallons of gas every year.


     Minnesota Corn Processors currently benefits from three economic incentives to produce ethanol. First, in Minnesota, there is a state producer payment of 20 cents per gallon for the first 15 million gallons per plant for a total of $3 million annually to ethanol producers for ten years. Minnesota Corn Processors', this producer payment is due to expire in 2001. Second, Nebraska also has a similar program with an incentive of 20 cents for the first 25 million gallons. Minnesota Corn Processors' agreement to receive these payments from Nebraska expired on June 30, 1999. Minnesota Corn Processors currently is receiving the limit of $8 million per year from both state programs. Third, ethanol users can claim a 5.4 cents per gallon exemption from the federal gasoline excise tax. This federal ethanol tax subsidy, which was set to expire in 2000, has been extended through December 31, 2007. The exemption will gradually drop to 5.1 cents in 2005.


     A large jump in corn prices in 1996 caused ethanol production variable costs to exceed selling prices, resulting in a sharp reduction in production as corn processors sought to curtail losses. Minnesota Corn Processors shut down its Marshall ethanol production plant from July 14, 1996 until September 12, 1996.

     If the federal ethanol tax incentive or state incentive payments are eliminated or sharply curtailed, management believes that decreased demand for ethanol will result. Minnesota Corn Processors' management is pursuing a strategy to reduce Minnesota Corn Processors' reliance on ethanol through growth in other product lines. Evidence of these efforts can be seen in the portion of Minnesota Corn Processors' total sales represented by ethanol. In fiscal year 1993, ethanol sales represented 41% of Minnesota Corn Processors' total sales, while in fiscal year 1999, ethanol sales generated only 20% of Minnesota Corn Processors' total sales.

CORN PROCUREMENT


     Each unit of equity participation held by a member obligates the member to deliver annually one bushel of corn to Minnesota Corn Processors as part of the Minnesota Corn Processors' Corn Delivery Program. The price that we pay for corn is determined by reference to the market price for corn in the area of our facilities. The Corn Delivery Program has been modified by Minnesota Corn Processors so that corn delivery is now on a voluntary rather than mandatory basis. Members of the new Colorado limited liability company will not be obligated to produce or deliver corn.


     Following the conversion, the Colorado limited liability company will continue to require the same quantities of corn for processing as are currently required. In order to fulfill those requirements, the Colorado limited liability company will be required to acquire substantial quantities of corn in the marketplace. To reduce the price risk of fluctuations in the corn market, Minnesota Corn Processors has established a policy of hedging corn to cover fixed price and volume sales contracts for its finished products. Minnesota Corn Processors may also hedge a portion of its anticipated non-contracted production requirements. The instruments used are principally readily marketable exchange traded futures contracts. The changes in market value of the contracts have a high correlation to the price changes of the base commodity. Also, the underlying commodity can be delivered against the contracts. In order to match revenue and expense, any gains or losses arising from open and closed hedging transactions are included, through inventory, in cost of goods sold at the time the product is sold.

     The hedging policy revolves around the fundamental as well as technical outlook of the CBOT, the U.S. and world supply and demand outlook for grain, and the amount of risk both will have in determining the net price of corn for Minnesota Corn Processors' projected grind demand. Management will continuously monitor the amount of risk and make appropriate changes based on projected and actual costs of corn, sales of product, production costs, and administrative expenses.

WET MILLING OPERATIONS

     Corn wet milling increases the nutritional and economic value of the corn by separating it into homogeneous fractions. Although the wet milling process was originally designed to produce relatively pure starch for industrial food uses, the process now results in the optimum use and maximum value for each fraction of the corn kernel.

     A typical bushel of corn weighs 56 pounds and contains approximately 72,800 kernels. Most of the weight is the starch, oil, protein and fiber, with some natural moisture. Each bushel of corn can yield:

     *    31.5 pounds of starch or
     *    34.0 pounds of sweetener or
     *    2.5 gallons of fuel ethanol and
     *    12.1 pounds of gluten feed and
     *    2.7 pounds of gluten meal and
     *    1.8 pounds of corn oil

     A kernel of corn sliced lengthwise from top to bottom will disclose the following primary components:

     HULL. The hull is the fine skin on the outside of the kernel that protects it from deterioration. It is water resistant and is undesirable to insects and micro-organisms. Hulls go mostly into corn gluten feed for livestock, poultry feeds and pet foods.

     STARCH. Starch is found at the top, middle and on the sides of the kernel. This is the most abundant constituent and is used in making starches and sweeteners.

     GLUTEN. Gluten is the dark portion inside the kernel, although some gluten is mixed with the starch granules. Gluten contains the majority of the protein found in a kernel of corn. Separated and purified, gluten becomes corn gluten meal which is used in animal feeds.

     GERM. Germ is the seed-like pod at the bottom of the kernel in the center and is the source of corn oil. The germ is important for food, drug and industrial uses. About 50% of the germ is corn oil. After removal of the oil, germ becomes a component of corn gluten meal or corn gluten feed and small amounts of oil are included in the various feed products.

     WATER. Approximately 15% of the kernel is water. It becomes part of the steepwater in which the refining is initiated. Steepwater is rich in vitamins, especially the B complex vitamins and is used in animal feed. Corn steepwater is also used in the manufacture of antibiotics.

     Corn is run through a process which generates the germ, gluten feed, gluten meal, and finally starch. The starch is then converted into ethanol or dry starch, or further processed into sweeteners or other starch-based products. The flow chart below shows the products generated in the wet milling process.


                                  [FLOW CHART]

Steeping     Germ        Grinding,     Starch-Gluten     Starch     Fermentation
          Separation     Screening      Separation     Conversion


             Oil       Germ   Fiber   Gluten   Starch    Syrup
           Refining                            Drying   Refining

  Corn

           Corn Oil        Feed Products      Starches  Sweetners     Alcohol,
                                                                     Chemicals


     RECEIVING. Minnesota Corn Processors receives its corn by truck. Before accepting a truck-load, the corn is tested for quality. Minnesota Corn Processors has the right to refuse any shipment of corn if it does not meet its quality standards. Receiving staff inspect arriving corn shipments and clean them twice to remove dust, chaff, and foreign materials before steeping. Each facility has on-site storage capacity for approximately 1 million bushels of corn.

     STEEPING. Each steep, a stainless steel vat, holds corn for 30 to 40 hours soaking in 125 degree Fahrenheit water, increasing the corn's moisture levels from 15% to 45% and causing the corn to more than double in size. The addition of 0.2% sulfur dioxide to the water prevents excessive bacterial growth in the warm environment. As the corn swells and softens, the mild acidity of the steepwater begins to loosen the gluten bonds within the corn and release the starch. After steeping, the corn is coarsely ground to break the germ loose from other components. Steepwater is condensed to capture nutrients in the water for use in animal feeds. The ground corn, in a water slurry, flows to the germ separators.

     GERM SEPARATION. Cyclone separators spin the low density corn germ out of the slurry. The germs, containing about 85% of corn's oil, are pumped onto screens and washed repeatedly to remove any starch left in the mixture. Minnesota Corn Processors sells its germ on a contract basis to other oil processors, who then extracts the oil from the germ. The oil is then refined and filtered into finished corn oil. The germ residue is saved as another useful component of animal feeds.

     GRINDING AND SCREENING. The corn and water slurry leaves the germ separator for a second, more thorough grinding in an impact or attrition-impact mill to release the starch and gluten from the fiber in the kernel. The suspension of starch, gluten and fiber flows over fixed concave screens which catch fiber but allow starch and gluten to pass through. The fiber is collected, slurried, and screened again to reclaim any residual starch or protein, then piped to the feed house as a major ingredient of animal feeds. The starch-gluten suspension, called mill starch is piped to the starch separators.

     STARCH SEPARATION. Gluten has a lower density than mill starch. By passing mill starch through a centrifuge, the gluten is readily spun out for use in animal feeds. The starch, with just four to five percent protein remaining, is diluted, washed 8 to 14 times in hydro clones to remove the last trace of protein and produce high quality starch, typically more than 99.5% pure. Some of the starch is dried and marketed as unmodified corn starch and some is slightly modified, but most is converted into corn sweeteners and ethanol.


     STARCH CONVERSION. Starch, suspended in water, is liquified in the presence of acid and/or enzymes which convert the starch to a low-dextrose solution. Treatment with another enzyme continues the conversion process. Throughout the process, refiners can halt acid or enzyme actions at key points to produce the right profile of sugars like dextrose and maltose to meet different needs. In some sweeteners the conversion of starch to sugars is halted at an early stage to produce low-to-medium sweetness. In others, the conversion is allowed to proceed until the sugar is nearly all dextrose. The sweetener product is refined in filters, centrifuges and ion-exchange columns, and excess water is evaporated. Corn sweeteners are sold directly in the form of heavy corn syrup or high fructose corn syrup.


     FERMENTATION. In yet another application to corn refining, enzymes modify corn starch to produce feedstock suitable for traditional fermentation methods. The result of the fermentation is ethanol, which corn refiners distill to remove excess water and sell for a variety of uses. Carbon dioxide, a by-product of fermentation, also may be sold to beverage manufacturers as the "fizz" in soft drinks.

PRODUCTS

     Minnesota Corn Processors' primary products groups include corn sweeteners, ethanol, corn starches and feed products. Information about each of the product groups is provided below. For the fiscal year ended March 31, 1999, the approximate percentages of Minnesota Corn Processors' total sales associated with each of these product groups were: corn sweeteners - 50%; ethanol - 20%; corn starches - 5% and feed products - 25%.

CORN SWEETENERS
     HFCS. Minnesota Corn Processors produces two types of high fructose sweeteners: 42 and 55 High Fructose Corn Syrup. Both syrups share advantages -- stability, high osmotic pressure, and crystallization control -- but each offers special qualities to food and beverage manufacturers and consumers. 42 High Fructose Corn Syrup is popular in canned fruits, condiments and other processed foods which need mild sweetness that won't mask natural flavors. 55 High Fructose Corn Syrup has earned a commanding role in soft drinks, ice cream and frozen desserts.

     SYRUPS. Corn syrup is used in a variety of ways in food products. The most common use for corn syrup is as a sweetener for food products. However, corn syrups are adaptable to many uses and therefore have other less known advantages. Corn syrups can depress the freezing point of frozen products to prevent crystal formation in ice cream and other frozen desserts. Because of its effect on viscosity, corn syrup is added to salad dressings and condiments to ensure the product pours at manageable rates. In lunch meat and hot-dogs, corn syrups provide the suspension to keep other ingredients evenly mixed, and, like other corn products, the basic syrups can improve textures and enhance colors without masking natural flavors, as in canned fruits and vegetables. Minnesota Corn Processors manufactures a number of corn syrups which offer a broad range of functionalities.

ETHANOL

     Ethanol has several major applications including an octane enhancer in fuels; an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and a non-petroleum-based gasoline substitute. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air act has made ethanol fuels the most important domestic renewable fuel, allowing the country to meet its environmental goals and reduce imports of petroleum based fuels. Ethanol used as a fuel oxygenate, provides one of the easier, less expensive means to control carbon monoxide in problem areas.


STARCHES
     Starch is one of nature's major renewable resources, and a mainstay of our food and industrial economy. Starches have a wide variety of uses. On average, each ton of paper produced in the U.S.

uses 28 pounds of corn starch. Corn starches, and their cousins dextrins (a roasted starch), are used in hundreds of adhesive applications. Special types of starches are used in oil exploration as part of the "drilling mud" which cools down super heated oil drilling bits. Starches are used as flocculating agents, anti-caking agents, mold-release agents, dusting powder and thickening agents. Literally thousands of supermarket staples are produced using both regular and specially modified starches. Many of today's instant and ready-to-eat foods are produced using starches which enable them to maintain the proper textural characteristics during freezing, thawing and heating. Starches are converted to sugar by breweries and used as the feedstock in beer production. Other starches are important ingredients for instant pie and pudding fillings which require little or no cooking compared to traditional formulations. The most promising new market for corn starches is as a raw material for the production of industrial chemicals and plastics which are today made from petroleum feedstocks. Minnesota Corn Processors manufactures and sells unmodified and slightly-modified corn starches, with the majority of sales going into the corrugated, paper, brewing and food industries.

FEEDS PRODUCTS AND GERM
     Minnesota Corn Processors produces three major feed products: gluten meal, gluten feed and condensed fermented corn extractives (steepwater). Corn gluten meal supplies vitamins, minerals, and energy in poultry feeds while pet food processors value it for its high digestibility and low residue. Steepwater is a liquid protein supplement for cattle and is also used as a binder in feed pellets. Minnesota Corn Processors also produces germ which is sold to edible oils manufacturers for further processing into corn oil and gluten feed.

PRODUCT QUALITY

     Minnesota Corn Processors believes that its ability to produce high quality products is a key competitive advantage over other industry participants. The American Institute of Baking ("AIB") annually inspects each production facility in the industry and numerically rates the plants so that industry users of corn products can measure and compare the quality of facilities. In 1998, each of Minnesota Corn Processors' plants earned a "Superior" rating for its overall food safety levels, placing each among the top 5% within the food processing industry. In addition, customers have acknowledged Minnesota Corn Processors' superior quality through presentation of several quality awards.

SALES AND DISTRIBUTION

     Minnesota Corn Processors' products are sold directly by a staff of sales personnel located regionally across the United States. Minnesota Corn Processors also employs third party resellers, primarily in the eastern and midwestern portions of the United States. Minnesota Corn Processors owns and operates an extensive distribution network which is located primarily west of the Mississippi River, providing Minnesota Corn Processors with cost and service advantages in this strategic geographic region. Minnesota Corn Processors' combined sales and distribution network allows it to effectively distribute its products to most areas of the United States by either rail or truck.

     Minnesota Corn Processors supplies a broad range of customers throughout the U.S. Sales of germ to Cargill accounted for approximately 12.5% of Minnesota Corn Processors' sales revenues for the fiscal year ended March 31, 1999. No other customer accounted for 10% or more of Minnesota Corn Processors' total net sales for that period.

     The majority of Minnesota Corn Processors' corn sweetener and starch sales are made on an annual basis, under contracts fixed as to price and volume. Minnesota Corn Processors sells its germ and steepwater on a contract basis. Gluten meal is sold on both a contract basis and on the spot market. Feed product prices typically reflect the general price of other comparable feedstuffs, such as soybean meal, soybean oil, other edible oils and similar products. Feed demand is primarily driven by the domestic population of animals being raised for slaughter and by export demand.

     The realized sales price of ethanol is driven by gasoline demand, overall oxygenate program requirements, and the price of oxygenate alternatives such as Methyl Tert-butyl Ether ("MTBE") a petroleum-based fuel oxygenate substitutable for ethanol. The majority of Minnesota Corn Processors' ethanol sales are made on a spot basis, with most other sales comprising business contracted for sale during non-attainment periods, which is approximately September through February. Minnesota Corn Processors' ability to produce ethanol provides an important mitigant against the seasonality inherent in the high fructose corn syrup industry. Since soft drinks are an important user of high fructose corn syrup, its production peaks in the spring and early summer months in anticipation of the peak in soft drink demand. On the other hand, ethanol demand peaks in the winter, when many cities institute their oxygenated fuel programs mandated by the Federal Clean Air Act.

     Minnesota Corn Processors has indoor rail car and truck loading capabilities at both plants which minimize the negative effects of harsh weather and help to maintain strict product quality standards. Minnesota Corn Processors leases in excess of 2,000 rail cars for terms of up to 15 years. In March 1996, Minnesota Corn Processors acquired Liquid Sugars, Inc., a sweetener blending, storage and distribution operation with headquarters in Emeryville, California, which serves various customers located in the western United States and southwestern Canada. Liquid Sugars has 16 regional storage and transfer stations which allow Minnesota Corn Processors to economically effect deliveries of products to many regions of the country.

     Minnesota Corn Processors' acquisition of Liquid Sugars involved the stock of several California companies including Liquid Sugars. All of these companies were involved in the sweetener distribution business, and all of which were owned by key employees and their family members of Liquid Sugars. The acquisition also involved the purchase by one of the related companies of real estate that was owned by some of the key employees and leased to Liquid Sugars. The total purchase price of the acquisition was $16,500,000 which Minnesota Corn Processors paid in three installments. After the acquisition, on July 31, 1996, all of the acquired companies were consolidated into Liquid Sugars.

     In February 1997, Minnesota Corn Processors obtained an option to acquire up to a 15% minority interest in Natural Solutions Corp., formerly known as Ice Ban America, Inc., in exchange for agreeing to supply steepwater to it. The option can expire on March 31, 2000, or may be extended by mutual consent. Natural Solutions has developed the first noncorrosive, nontoxic, biodegradable roadway de-icing agent. Minnesota Corn Processors' option allows it to purchase up to a 15% minority interest in increments of any size. As the date of this document, Minnesota Corn Processors has purchased 66,005 shares of Natural Solutions. Natural Solutions has approximately 16,500,000 shares of common stock outstanding, giving Minnesota Corn Processors a 0.4% interest. As part of the agreement, Minnesota Corn Processors will assist in the on-going research and development of the technology. Minnesota Corn Processors also has the right to name members to the board of directors of Natural Solutions. Stanley L. Sitton, Minnesota Corn Processors' Senior Vice President of Sales and Marketing, recently resigned as a director of Natural Solutions. Natural Solutions is quoted on the OTC Bulletin Board under the symbol "ICEB."

COMPETITION

     Minnesota Corn Processors faces intense competition from other corn processors, including Archer Daniels Midland Company, Cargill, and A.E. Staley Manufacturing. Most of Minnesota Corn Processors" products compete with virtually identical products and derivatives manufactured by other companies. Many of these competitors are substantially larger and have greater financial resources than Minnesota Corn Processors. Competition is generally based on price, product quality and customer service.

     Several products of Minnesota Corn Processors also compete with products made from raw materials other than corn. High fructose corn syrup competes with cane and beet sugar products. Ethanol competes with MTBE and other oxygenate alternatives. Corn gluten meal competes with soybean meal. Fluctuations in prices of these substitute products may affect the prices of and profits derived from Minnesota Corn Processors' products.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     As a producer of food items for human consumption and items for use in the pharmaceutical industry, Minnesota Corn Processors is subject to various federal, state and local laws relating to the operation of its processing facilities, product quality, purity and labeling. The failure to comply with one or more regulatory requirements can result in a variety of sanctions, including monetary fines.

     The operations of Minnesota Corn Processors also are subject to various federal, state and local laws and regulations with respect to environmental matters, including air and water quality and underground fuel storage tanks. Minnesota Corn Processors believes it is currently in substantial compliance with environmental laws and regulations. Protection of the environment requires Minnesota Corn Processors to incur expenditures for equipment or processes. Minnesota Corn Processors is involved at various times in environmental inquiries or proceedings, none have been or are believed to be material to our business. If Minnesota Corn Processors were found to have violated federal state or local environmental regulations, Minnesota Corn Processors could incur liability for cleanup costs, damage claims from third parties and civil or criminal penalties that could materially adversely affect its business.

PRODUCTION FACILITIES

     Minnesota Corn Processors owns two processing facilities. The facility in Marshall, Minnesota has the capacity to grind approximately 56 million bushels of corn per year and is a major supplier of corn syrup. The facility in Columbus, Nebraska has the capacity to grind approximately 70 million bushels of corn per year and is a major supplier of 55 High Fructose Corn Syrup. Each facility also produces starch, 42 High Fructose Corn Syrup and ethanol.

     During the past few years, Minnesota Corn Processors has modernized and expanded its facilities. During 1995 and 1996, Minnesota Corn Processors spent approximately $320 million to:

     *    increase the corn syrup production capacity of the Minnesota facility;

     * build a refinery capable of producing 42 High Fructose Corn Syrup at the Minnesota facility;

     * increase the 42 High Fructose Corn Syrup production capacity of the Nebraska facility; and

     * build a refinery capable of producing 55 High Fructose Corn Syrup at the Nebraska facility.

     Minnesota Corn Processors believes that the capital expansion program completed in 1996 will allow Minnesota Corn Processors to operate highly efficient facilities for the foreseeable future without incurring significant additional capital expenditures.

LEGAL PROCEEDINGS

     From time to time Minnesota Corn Processors is subject to litigation incidental to its business. Minnesota Corn Processors is not currently a party to any material legal proceedings.

EMPLOYEES

     At March 31, 1999, the total number of full-time employees was 870. The total number of part-time employees was 25. Approximately 8% of these employees are covered by four collective bargaining agreements, one expiring in February 2001, one expiring in April 2001, one expiring in March 2002 and one expiring March 2003.

                                   MANAGEMENT


DIRECTORS

     Immediately after the conversion, the board of directors of the Colorado limited liability company will be composed of the current members of the board of directors of Minnesota Corn Processors. The current directors of Minnesota Corn Processors will continue to serve as directors of the Colorado limited liability company for the same terms for which they would otherwise have served as directors of Minnesota Corn Processors. The board will consist of twenty-four directors, each of whom will represent one of eight districts. Each director will be elected by members of the new company residing in the district represented by the directors. The board also will be divided into three classes for election purposes. One class is elected at each annual meeting of members to serve for a three-year term. The Colorado limited liability company's operating agreement requires that the incumbent board of directors appoint a districting committee to review the boundaries of the districts at least every three years. The committee will recommend any changes in the district boundaries necessary or appropriate to maintain equitable representation of the number of members in each district.

     The table below sets forth important information concerning the initial directors of the Colorado limited liability company

NAME AND ADDRESS                  AGE     DISTRICT     TERM EXPIRES
----------------                  ---     --------     ------------

Doug G. Finstrom ..............    46         I            2000
 1060 160th Avenue SE
 Kerkhoven, Minnesota 56252

Duane R. Adams ................    59         I            2000
 54676 Minnesota Highway 7
 Cosmos, Minnesota 56228

Howard A. Dahlager ............    50        II            2001
 85380 180th Street
 Sacred Heart, Minnesota 56285


Ken Robinson ..................    54        II            2002
 RR 2 Box 82
 Bird Island, Minnesota 55310


David J. Scheibel .............    38        II            2000
 37554 County Road 4
 Bird Island, Minnesota 55310

Jerry N. Jacoby ...............    54        III           2001
 17557 County Highway 1
 Springfield, Minnesota 56087


Steve F. Lipetzky .............    48        III           2002
 P.O. Box 152
 Springfield, Minnesota 56087


John M. Zwach, Jr. ............    51        III           2000
 13705 205th Street
 Walnut Grove, Minnesota 56180

Roger E. Fjerkenstad ..........    66        IV            2000
 RR 2 Box 145
 Dawson, Minnesota 56232

NAME AND ADDRESS                  AGE     DISTRICT     TERM EXPIRES
----------------                  ---     --------     ------------


Galen Rud .....................              IV            2002
 3030 60th Avenue NW
 Montevideo, Minnesota 56265

Daniel P. Dybsetter ...........    54         V            2002
 RR 1 Box 92
 Porter, Minnesota 56280


John R. Jerzak ................    46         V            2000
 RR 1 Box 178
 Ivanhoe, Minnesota 56142

Dean J. Buesing ...............    46         V            2001
 RR 1 Box 157
 Granite Falls, Minnesota 56241

Sandy A. Ludeman ..............    51        VI            2000
 RR 2 Box 19
 Tracy, Minnesota 56175


John P. Hennen ................    63        VI            2002
 1986 330th Street
 Ghent, Minnesota 56239

John H. Nelson ................    61        VII           2002
 2034 170th Avenue
 Garvin, Minnesota 56132


James H. Gervais ..............    47        VII           2000
 2090 171st Street
 Currie, Minnesota 56123

Ron F. Kirchner ...............    51        VII           2001
 2696 71st Street
 Avoca, Minnesota 56114

Kenneth L. Regier .............    66       VIII           2001
 503 South O Road
 Aurora, Nebraska 68818


Larry W. Dowd .................    53       VIII           2002
 P.O. Box 129
 Columbus, Nebraska 68602

Andrew V. Jensen ..............    49       VIII           2002
 1407 W. 16th Road
 Aurora, Nebraska 68818


Patrick L. Meuret .............    42       VIII           2000
 P.O. Box 146
 Brunswick, Nebraska 68720

Robert J. Bender ..............    45       VIII           2000
 5266 Cherokee Avenue
 Columbus, Nebraska 68601

     DOUG FINSTROM. Mr. Finstrom has been a director of Minnesota Corn Processors since 1989. Mr. Finstrom has been in the business of farming near Kerkhoven, Minnesota for the past 28 years. Mr. Finstrom is currently the President of Property Management Services of Minnesota, Inc. He has been involved in buying, selling, and managing investment properties for the past 3 years, and has also been for the past 15 years, president of Finco Equipment, Inc., a company involved in leasing equipment and investing. In addition, Mr. Finstrom has been a member of Minnesota Farm Bureau for 28 years.

     DUANE ADAMS. Mr. Adams has been a director of Minnesota Corn Processors since 1997. Mr. Adams has been the president of Duane Adams Farms, Inc., producing corn and soybeans, near Cosmos, Minnesota for the past 15 years. In addition, Mr. Adams has been a member of the Meeker County Corn Growers for the past 10 years and was a director of that association for 6 years. Mr. Adams has also been the past president of Cosmos Development Corporation.

     HOWARD DAHLAGER. Mr. Dahlager has been a director of Minnesota Corn Processors since 1988. Mr. Dahlager is co-owner and secretary-treasurer of JSF Inc., Johnson Seed Farm near Sacred Heart, Minnesota, since 1979. Mr. Dahlager has also been the secretary-treasurer for the past 4 years of Sacred Heart Community Development Company Colorado limited liability company. In addition, Mr. Dahlager is currently the secretary of M.C.I.A. -- Minnesota Crop Improvement Association. Mr. Dahlager is also a member of Southern Minnesota Beet Coop, Minn Aqua Fisheries and Midwest Investor (Golden Oval) Eggs.

     KEN ROBINSON. Mr. Robinson has been a director of Minnesota Corn Processors since 1990. Mr. Robinson has been in the business of farming in the Bird Island, Minnesota area since 1983.

     DAVID SCHEIBEL. Mr. Scheibel has been a director of Minnesota Corn Processors since 1988. Mr. Scheibel's experiences include being a partner of a 946 acre farming operation from 1978 to 1994 near Bird Island, Minnesota. The partnership raised corn, soybeans, seed corn and other specialty crops, as well as feeding Holstein dairy replacement heifers and finishing Holstein beef cattle. As a partner, his duties included financial and cost accounting, as well as daily production responsibilities. Mr. Scheibel has also been employed in the agriculture equipment business since 1994. He is currently serving as senior parts man at Kibble Equipment Service Center in Bird Island, Minnesota. In addition, Mr. Scheibel is currently a member and serving as a trustee and has served in the past as financial secretary and grand knight of the Knights of Columbus, Council #2000, Bird Island, Minnesota.


     JERRY JACOBY. Mr. Jacoby has been a director of Minnesota Corn Processors since 1986 and board chairman since 1992. Mr. Jacoby has been in the business of farming, producing corn and soybeans, near Springfield, Minnesota since 1974. Mr. Jacoby has also been the treasurer for Sundown Township for 12 years. In addition, Mr. Jacoby has been a member of Minnesota Corn Growers for 18 years and is also a member of the American Legion.


     STEVE LIPETZKY. Mr. Lipetzky has been a director of Minnesota Corn Processors since 1981. Mr. Lipetzky is the president of Stephen Trucking, Inc. of Springfield, Minnesota, a trucking company hauling F.O.B. corn to Minnesota Corn Processors, since its inception in May 1998. Although Minnesota Corn Processors has done a significant amount of business with Mr. Lipetzky's trucking company, that business has been on the same terms as MCP's relationships with other trucking firms. In addition, Mr. Lipetzky is currently working on the farm in partnership with his brothers. Mr. Lipetzky is currently the Parish Council Chairman at St. Raphael's Catholic Church in Springfield, Minnesota.

     JOHN ZWACH, JR. Mr. Zwach has been a director of Minnesota Corn Processors since 1991. Mr. Zwach is totally involved in operations and management in the business of farming, a corn and soybean operation in Redwood County, Minnesota for 29 years. Mr. Zwach is also currently a member of the Knights of Columbus and has been since 1968. In addition, Mr. Zwach is a member of the American Legion Post in Milroy, Minnesota and has been a member of the Milroy Lions club since the early 1970's.

     ROGER FJERKENSTAD. Mr. Fjerkenstad helped in the organization of Minnesota Corn Processors and has been a director since 1981. Mr. Fjerkenstad is a retired farmer, producing corn, soybeans and hogs from 1957 to 1996 near Dawson, Minnesota. Mr. Fjerkenstad has been a director of the Farmers Electric Company, Dawson, Minnesota for 10 years.


     GALEN RUD. Mr. Rud was elected to the Board of Directors at the Annual Meeting held in July, 1999. Mr. Rud operates a corn and soybean farming operation north of Montevideo, Minnesota and has been involved in that operation since 1971. Mr. Rud served for 21 years as a director of his local Cenex cooperative (including 15 years as chairman), for 6 years as a director of the Luther Haven Nursing Home and for 9 years as a member of the Chippewa County Extension Committee, including 2 years as chairman of that committee.


     DANIEL DYBSETTER. Mr. Dybsetter has been a director of Minnesota Corn Processors since 1994 and is currently serving as secretary. Mr. Dybsetter is in the business of farming, producing corn, soybeans and hogs since 1970 near Porter, Minnesota. Mr. Dybsetter is also a member and owns shares in the South Dakota Soybean Processors and Phoenix Manufacturing. Mr. Dybsetter is also a member of the Corn Growers Association, Soybean Growers Association and a member of various area coops. Mr. Dybsetter was the past secretary for the Yellow Medicine Pork Producers.

     JOHN JERZAK. Mr. Jerzak has been a director of Minnesota Corn Processors since 1985. Mr. Jerzak is primarily engaged in the business of farming near Ivanhoe, Minnesota since 1975. Mr. Jerzak also has a seed business, dealing primarily in DeKalb Seeds. In addition, Mr. Jerzak is Board Chairman of Hope Mutual Insurance Company and a director of Divine Providence Hospital in Ivanhoe, Minnesota.

     DEAN BUESING. Mr. Buesing has been a director of Minnesota Corn Processors since 1998. Mr. Buesing is the president of Buesing Farms, Inc., Granite Falls, Minnesota, a farming operation producing corn, soybeans and hogs for 25 years. Mr. Buesing has also been the president for the past 4 years of Buesing, Buesing, Inc., Granite Falls, Minnesota which is involved in the building of cornheads. In addition, Mr. Buesing is an officer and has served as treasurer for the past 8 years of the Yellow Medicine Soybean Growers Association. Mr. Buesing and Mr. Hennen are first cousins.

     SANDY LUDEMAN. Mr. Ludeman has been a director of Minnesota Corn Processors since 1997 and is currently serving as vice-chairman. Mr. Ludeman has been a partner in Sanmarbo Farms, Inc., a diversified grain and livestock farm near Tracy, Minnesota, since 1973. Mr. Ludeman has been on the board of the Minnesota Farm Bureau Foundation for 4 years. In addition, Mr. Ludeman has been a member of Minnesota Soybean Growers Association for 20 years, Minnesota Corn Growers Association for 15 years and Minnesota Farm Bureau for 30 years. Mr. Ludeman was the founding chairman of the United Soybean Board, past president of the American Soybean Development Foundation, vice-chairman of the Institute of Agriculture, Forestry, Home Economics and Advisory Council of the University of Minnesota and past chairman of the Minnesota Soybean Research and Promotion Council.

     JOHN P. (JACK) HENNEN. Mr. Hennen has been a director of Minnesota Corn Processors since 1997. Mr. Hennen has been in the business of farming in Lyon County, Minnesota since 1960. Mr. Hennen's farming operation is diversified, producing cattle, hogs, corn and soybeans. The farming operation has expanded to include his 3 sons and their families. In addition, Mr. Hennen is currently a director and has been vice-chairman of the Minnesota Beef Council for 2 years. Mr. Hennen also is a member of Minnesota Corn Growers, National Corn Growers, Soybean Growers and a member of various coops in the area.

     JOHN NELSON. Mr. Nelson has been a director of Minnesota Corn Processors since 1981. Mr. Nelson is the owner-operator of a 930 acre farming business located in Murray County for 40 years. Mr. Nelson is also involved in a farm drainage business. In addition, Mr. Nelson served as state president in 1992 and is a past state director for the Minnesota Corn Growers Association. Mr.

Nelson is also a member of the Minnesota Soybean Growers Association and has been on the Murray County Planning and Zoning Board for 18 years, 10 of which he was chairman.

     JAMES GERVAIS. Mr. Gervais has been a director of Minnesota Corn Processors since 1990. Mr. Gervais has been in the business of farming near Currie, Minnesota for 27 years.

     RON KIRCHNER. Mr. Kirchner has been a director of Minnesota Corn Processors since 1998. Mr. Kirchner has been in the business of farming, producing soybeans and custom feeding hogs near Fulda, Minnesota. Mr. Kirchner has been a director for the past 6 years on the Fulda, Minnesota School Board. In addition, Mr. Kirchner has been a member of the VFW for 30 years, the American Legion Club for 30 years, the Corn Growers Association for 5 years and the Soybean Growers Association for 2 years. Mr. Kirchner also volunteers at St. Gabriel in Fulda, Minnesota as a relief time teacher.

     KENNETH REGIER. Mr. Regier has been a director of Minnesota Corn Processors since 1992. Mr. Regier is in the business of farming bear Aurora, Nebraska, producing irrigated corn, since 1955. Mr. Regier has been a board member of the Upper Big Blue Natural Resource District since 1980. In addition, Mr. Regier has been a member of the Nebraska Coop Council, Education Committee, since 1997. Mr. Regier was past board chairman of the Aurora Coop Elevator Company.

     LARRY DOWD. Mr. Dowd has been a director of Minnesota Corn Processors since 1992. Mr. Dowd is President of Dowd Grain, O'Neill Farms, and Dowd Oil Co, all of which are principally farming operations located in Holt County, Nebraska, producing row crops, cow-calf operations, farrow to finish hog operations. Mr. Dowd also serves as a director of First State Bank of Hickman, and has a partnership interest in a swine breeding stock company. In addition, Mr. Dowd has been a member of the Nebraska Corn Growers Association for 10 years.

     ANDREW JENSEN. Mr. Jensen has been a director of Minnesota Corn Processors since 1997. Mr. Jensen has been in the business of farming and livestock production near Aurora, Nebraska since 1970. Mr. Jensen is currently the president of Jensen Farms, Inc. and a partner in Jensen Brothers. Mr. Jensen has been a state director of the Nebraska Corn Growers Association since 1986 and was the past state president from 1990 to 1992. In addition, Mr. Jensen has been the chairman of Government Affairs since 1992, a member of the Nebraska Cattlemen since 1970, a member of the National Corn Growers Association since 1982, a state director of the Nebraska Agriculture Awareness Foundation since 1996 and a national director of the National Corn Growers Association since 1992.

     PATRICK L. MEURET. Mr. Meuret has been a director of Minnesota Corn Processors since 1997. Mr. Meuret has been the manager of J.E. Meuret Grain Co. Inc., Brunswick, Nebraska for 22 years. Mr. Meuret is currently chairman of the board, Village Board of Trustees' -- Village of Brunswick, of which he has been a board member for 8 years. In addition, Mr. Meuret is currently president of Plainview Board of Education and has been a board member for 8 years. Mr. Meuret is a past director of Nebraska Grain and Feed and the Nebraska Turkey Growers Association.

     ROBERT BENDER. Mr. Bender has been a director of Minnesota Corn Processors since 1992. Mr. Bender is the owner-operator of Bender Farms, a grain and livestock operation, near Columbus, Nebraska since 1977. Mr. Bender has also been a the president of Bender Farms Trucking Inc., since 1992 and is a partner-manager of CSS Farms. In addition, Mr. Bender is currently a partner and has been the secretary for Klub 81 Inc. since 1980.


COMMITTEES OF THE BOARD


     Following the conversion, the board will have the following committees: executive, finance, corn procurement, grower relations, public relations, compensation and long range planning.


     EXECUTIVE. The executive committee exercises the authority of the board of directors when the board is not in session, as permitted by law and the operating agreement. Members: Howard Dahlager, Larry Dowd, Dan Dybsetter, Doug Finstrom, Roger Fjerkenstad, Jim Gervais, Jerry Jacoby, Sandy Ludeman and John Zwach, Jr.

     FINANCE. The finance committee reviews the financial structure, policies and future of Minnesota Corn Processors as developed by senior management. It also approves audit reports, accounting policies, financial statements and internal controls. Members: Dean Buesing, Howard Dahlager, Larry Dowd, Doug Finstrom, Roger Fjerkenstad, Jerry Jacoby, Ron Kirchner and Sandy Ludeman.


     CORN PROCUREMENT. The corn procurement committee establishes Minnesota Corn Processors' strategic corn procurement activities. Members: Duane Adams, Larry Dowd, Jim Gervais, Jack Hennen, John Jerzak, Steve Lipetzky and David Scheibel.


     GROWER RELATIONS. The grower relations committee has historically coordinated Minnesota Corn Processors' interaction with the growers who have provided Minnesota Corn Processors' corn. Members: Duane Adams, Daniel Dybsetter, Roger Fjerkenstad, Andrew Jensen, Steve Lipetzky, John Nelson, Kenneth Regier and Ken Robinson.


     PUBLIC RELATIONS. The pubic relations committee assists management in directing Minnesota Corn Processors' public relations activities. Members:
Robert Bender, Daniel Dybsetter, Andrew Jensen, Jack Hennen, Ron Kirchner, Ken Robinson and John Zwach, Jr.

     COMPENSATION. The compensation committee reviews management compensation practices and employee benefit plans. Members: Robert Bender, Howard Dahlager, Jerry Jacoby, John Jerzak, Donald Lindblad, Patrick Meuret and John Nelson.


     LONG RANGE PLANNING. The long range planning committee considers and analyzes Minnesota Corn Processors' long-term strategic and market positions.
Members: Dean Buesing, Doug Finstrom, Jim Gervais, Sandy Ludeman, Patrick Neuret, Kenneth Regier, David Scheibel and John Zwach, Jr.

COMPENSATION OF DIRECTORS

     The Colorado limited liability company will reimburse each director for actual expenses of attending board and committee meetings and provide a per diem payment for services performed on behalf of the Colorado limited liability company in the amount $250 for the board chairman, $150 for the vice chairman and secretary, and $100 for other directors. The operating agreement provides that additional director compensation must be approved by Class A members. Minnesota Corn Processors currently reimburses each director for actual expenses and also provides a per diem payment for services performed.

EXECUTIVE OFFICERS

     Upon completion of the conversion, the following individuals will be executive officers of the Colorado limited liability company and will serve full-time in the capacities listed:

NAME                            AGE     POSITION                                        TERM EXPIRES
----                            ---     --------                                        ------------
L. Daniel Thompson ..........    57     President and Chief Executive Officer            3/31/2001
                                                                                       (plus renewals)


Daniel H. Stacken ...........    35     Vice President and Chief Financial Officer       at will(1)

Lawrence J. Schiavo, Jr. ....    40     Vice President of Operations and Business        at will(1)
                                        Development

Stanley L. Sitton ...........    42     Senior Vice President of Sales and Marketing     at will(1)

Roger L. Untiedt ............    40     Vice President of Technology                     at will(1)

Roger F. Evert ..............    37     Vice President of Human Resources                at will(1)
                                        and Administration

------------------
(1) These Officers serve at the discretion of the Chief Executive Officer and can be terminated by him without notice.


     L. DANIEL THOMPSON. Mr. Thompson has served as President and Chief Executive Officer of Minnesota Corn Processors since August 1997. Mr. Thompson served as Chief Financial Officer from January 1997 to August 1997. From December 1994 to January 1997, he served as President and

Chief Executive Officer of Bake Rite Foods, a shortening and vegetable oil manufacturer. Before that, Mr. Thompson was President and Chief Executive Officer of Lou Ana Foods, Inc., a vegetable oil refinery. Mr. Thompson is also a director of Liquid Sugars.


     DANIEL H. STACKEN. Mr. Stacken has served as Vice President and Chief Financial Officer of Minnesota Corn Processors since November 1998. Mr. Stacken served as Controller from December 1991 to November 1998. He is a director of Liquid Sugars.


     LAWRENCE J. SCHIAVO, JR. Mr. Schiavo has served as Vice President of Operations and Business Development of Minnesota Corn Processors since November 1998. Mr. Schiavo served as Director of Operations from October 1992 to November 1998 and as Plant Manager of the Marshall facility from June 1990 to October 1992.

     STANLEY L. SITTON. Mr. Sitton was named Senior Vice President of Sales and Marketing in November 1998 and has been Vice President of Sales and Marketing of Minnesota Corn Processors since March 1997. Mr. Sitton also is a director of Liquid Sugars. From December 1985 to February 1997, Mr. Sitton served in various positions with A.E. Staley Manufacturing Company focusing on sales and marketing.

     ROGER L. UNTIEDT. Mr. Untiedt was named Vice President of Technology in November 1998 and from February, 1996 and November, 1998 served as Director of Quality and Engineering of Minnesota Corn Processors. From November 1992 to February 1996, he served as Plant Manager of the Marshall facility.

     ROGER F. EVERT. Mr. Evert was named Vice President of Human Resources and Administration in November 1998. From October 1992 to November 1998, Mr. Evert was Human Resources Manager.

EXECUTIVE COMPENSATION

     The following table shows the compensation paid by Minnesota Corn Processors for the Chief Executive Officer and the five next highest paid executive officers at the end of fiscal year 1999.


                          SUMMARY COMPENSATION TABLE


                                                                                           LONG-TERM
                                                       ANNUAL COMPENSATION             COMPENSATION AWARDS
                                              -------------------------------------    -------------------
                                                                                           SECURITIES
                                    FISCAL                             OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR      SALARY        BONUS     COMPENSATION         OPTIONS
---------------------------         ------    --------     --------    ------------    -------------------

L. Daniel Thompson                   1999     $243,972     $     --     $     --              --
 President and Chief Executive
 Officer

Daniel H. Stacken                    1999      117,988       10,000           --              --
 Vice President and Chief
 Financial Officer


George A. Lamberth(1)                1999      180,461       10,000       14,100              --
 Chief Operating Officer of the
 Cooperative; President and
 Chief Executive Officer of
 Liquid Sugars, Inc.


Lawrence J. Schiavo                  1999      134,250       10,000           --              --
 Vice President of Operations
 and Business Development

Stanley L. Sitton                    1999      162,008       10,000           --              --
 Senior Vice President of Sales
 and Marketing


Roger L. Untiedt                     1999      134,731       10,000           --              --
 Vice President and Director of
 Technology

------------------
(1) Mr. Lamberth resigned from Minnesota Corn Processors effective September 2, 1999.

     Other Annual Compensation includes reimbursements for premiums paid in connection with life insurance and retirement policies.


EMPLOYEE BENEFIT PLANS

     In 1998, Minnesota Corn Processors adopted a Retirement Savings and Investment Plan or 401(k) plan covering Minnesota Corn Processors' full-time employees. The 401(k) plan is intended to qualify under Section 401(k) of the tax code, so that contributions to the 401(k) plan by employees or by Minnesota Corn Processors, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Minnesota Corn Processors matches a maximum of 1.5% of each employee's earnings, but on the basis of 25% of the employee's contribution, up to a maximum of 6%. Minnesota Corn Processors contributions vest 20% per year of service.

     Minnesota Corn Processors also maintains for all of its full-time employees health and medical insurance, dental insurance, short-term and long-term disability and term life insurance.

MANAGEMENT STOCK PURCHASE PROGRAM

     From 1986 to 1999, Minnesota Corn Processors provided a management stock purchase program to give management an opportunity to purchase nonvoting units of equity participation. The program was discontinued on March 31, 1999. The board selects the participants who will be granted rights to purchase nonvoting units of equity participation and determines the number of nonvoting units covered by the right. The purchase price is equal to 75% of the average selling price of units of equity participation during the preceding 12 months. The purchase price is payable in full at the time of exercise of the right or, in the discretion of the Board, through accumulated cash dividend payments over an unspecified period of time. If the payment is funded by cash dividends, Minnesota Corn Processors has no recourse against the participant for the full amount of the purchase price. The rights are not transferable without the written consent of Minnesota Corn Processors and may be exercised immediately after the date of grant for a period of one year. The nonvoting units acquired upon the exercise of a right are subject to redemption by Minnesota Corn Processors upon termination of the participant's employment. However, if the participant's employment is terminated for reasons other than for cause, the participant may sell his or her nonvoting units to a qualified third party, within 3 months following termination of the participant's employment. In fiscal 1998, the right to purchase 10,000 units were granted to each of Mr. Thompson and Mr. Sitton at an average per unit price of $2.08.

     As of March 31, 1999, the total number of nonvoting units of equity participation held by the executive officers named in the Summary Compensation Table, were as follows: Mr. Thompson - 3,078 units, Mr. Stacken - 8,635 units, Mr. Schiavo - 24,965 units, Mr. Sitton - 3,078 units and Mr. Untiedt - 8,633 units. The board does not intend to grant any rights under the management stock purchase program in the future.

     Other than serving on the board of Liquid Sugars, Inc., none of our officers or directors serve on boards or occupy positions that could cause conflicts of interest that could impede their fulfillment of duties to us.

RELATIONSHIPS AND RELATED TRANSACTIONS

     Steve Lipetsky, a director of Minnesota Corn Processors since 1981, is the president of Stephen Trucking. Stephen Trucking has been hauling corn to Minnesota Corn Processors since May, 1998. Since May 1998, Minnesota Corn Processors has paid Stephen Trucking $125,371.

EMPLOYMENT AGREEMENTS

     Minnesota Corn Processors has an employment agreement with Mr. Thompson, its president and chief executive officer. Under the agreement, Mr. Thompson's initial annual salary is $250,000. Mr. Thompson also is eligible for an annual bonus based on a fixed percentage of net income for that fiscal year. The agreement provides for discretionary annual bonuses to Mr. Thompson for any fiscal year in which Minnesota Corn Processors is unprofitable. In addition, Mr. Thompson receives a $20,000 annuity annually.

     The initial term of the agreement expires on March 31, 2001, subject to automatic renewal terms of one year each, unless terminated earlier. If the Board terminates the employment agreement with Mr. Thompson without cause (as defined), Mr. Thompson will receive a cash severance payment equal to:

     * if the employment ends during the initial term, the greater of $250,000 or the product of $4,807.69 times the number of weeks remaining from the date of termination to the end of the initial term, or

     *    if the employment ends after the initial term, $250,000.


     In addition, if Mr. Thompson sells his house in Marshall, Minnesota for less than what he paid for it, Minnesota Corn Processors will make up any loss.


SECURITY OWNERSHIP OF MANAGEMENT

     The operating agreement provides that each Class A member owning 5,000 or more Class A units will have one vote and that no Class A member may own more than 2% of the total issued and outstanding Class A units. If the conversion had been completed on March 31, 1999, officers and directors would beneficially own as a group approximately 4.9% of the outstanding Class A units.

                         DESCRIPTION OF MEMBERSHIP UNITS

     THE FOLLOWING SUMMARY OF THE MATERIAL FEATURES OF THE COLORADO LIMITED LIABILITY COMPANY MEMBERSHIP UNITS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRELY BY REFERENCE TO THE COLORADO LIMITED LIABILITY COMPANY OPERATING AGREEMENT.

GENERAL

     The Colorado limited liability company has two classes of membership: Class A membership, which has voting rights, and Class B membership, which has no voting rights. Membership is not limited to agricultural producers. Class A memberships are represented by Class A units. A Class A Unit is the holder's share of the profits and losses of the Colorado limited liability company and the holder's right to receive distributions of cash or assets. Class B memberships are represented by Class B units, which also represent the right to share in the profits and losses and distributions of the Colorado limited liability company . The Colorado limited liability company is authorized to issue 350,000,000 Class A units and 150,000,000 Class B units.

     The operating agreement authorizes the Colorado limited liability company to issue additional units to:

     * fund expansion or maintain and repair its corn wet milling facilities and related facilities,

     * fund construction or acquisition of facilities or any related or complementary business,

     * fund losses which cannot be reasonably expected to be funded with future earnings, or

     * fund equity contributions to joint ventures related or complementary to the Colorado limited liability company's existing business. If the Colorado limited liability company issues additional units in the future, members will have the right to subscribe for additional units in order to permit members to maintain their percentage of units owned at a constant level.

QUALIFICATIONS FOR MEMBERSHIP

CLASS A MEMBERSHIP
     A Class A membership is available to any individual, corporation or other entity who acquires a minimum of 1,000 Class A units. The initial Class A members of the Colorado limited liability company will be members of Minnesota Corn Processors, Inc. who receive Class A units upon completion of the conversion. Class A membership is also limited to agricultural producers. These are persons or entities who have been, or who are presently engaged in the production of agricultural products, members of those persons' immediate family or current or former employees of the Colorado limited liability company. Competitors of the Colorado limited liability company are not eligible to purchase or own Class A units. The Colorado limited liability intends to enforce its policy against competitors owning Class A units. At the time of the conversion, competitors would include Archer Daniels Midland Company, Cargill, Corn Products and A.E. Staley Manufacturing Company, Cerestar USA, National Starch and Chemical Company, Penford Products Company, Roquette America, Inc., and any officers or directors of those companies.


     Transfers of the Class A units are subject to the prior consent of the board of directors as well as other procedural requirements including, receipt of evidence that the transferee is not a competitor of the Colorado limited liability company. These procedural requirements will allow the Colorado limited liability company to monitor and enforce its policy that competitors are not eligible to purchase Class A units.


CLASS B MEMBERSHIP
     A Class B membership is available to any individual, corporation or other entity who acquires a minimum of 1,000 Class B units. Upon completion of the conversion, the initial Class B member will be Archer Daniels Midland Company, which will receive 58,622,340 Class B units, constituting 100% of the Class B units. As the owner of the Class B units, Archer Daniel Midland Company will be entitled to approximately 30% of the Colorado limited liability company's profits and losses and 30% of any cash distributions made to members.

CLASS A UNITS

VOTING RIGHTS
     Although Class A members are required to own a minimum of 1,000 Class A units, only members holding 5,000 or more Class A units are entitled to vote. Holders of 5,000 or more Class A units are entitled to one vote on all matters to be voted upon by the members. The Colorado limited liability company has the right to purchase the Class A units of any member owning less than 1,000 Class A units at the established value (as defined below), following written notice of the deficiency to the member and expiration of a one-year cure period within which the member can buy additional Class A units. Any member owning at least 1,000 Class A units, but less than 5,000 units, is not entitled to vote. Class A units held by any member not entitled to vote will be excluded in determining the total number of Class A units required for action to be taken by the members.

MAXIMUM OWNERSHIP LIMITATION

     No member can own more than 2% of the total issued and outstanding Class A units. For purposes of calculating the 2% limitation, the number of Class A units owned by a member includes any Class A units owned by that member's spouse, children, parents, brothers and sisters, and any Class A units owned by any corporation, partnership or other entity in which the member or the member's family members owns or controls a majority of the voting power. Any Class A member owning more than 2% of the outstanding Class A units is not entitled to vote until the member disposes of the excess Class A units. In addition, the Colorado limited liability company has the right to purchase the number of Class A units in excess of the 2% limitation at the established value, following written notice of the excess ownership to the member and expiration of a one-year cure period within which the member can dispose of the excess Class A units.


     Under the operating agreement, the established value means the per unit purchase price set by the board of directors based on 75% the fair market value of the Class A units, as determined by the board using reasonable valuation methods, or the book value of the Class A units, whichever is less. At the option of the Colorado limited liability company, the purchase price may be made in one lump sum or in equal installments over a five-year period, with interest.

CLASS B UNITS

     Class B units are nonvoting membership interests. However, the Colorado limited liability company may not, without the prior consent of Archer Daniels Midland Company so long as it holds one-third of the outstanding Class B units:

     (1)  materially change its principal business,

     (2)  sell, lease or otherwise transfer substantially all of its assets, or

     (3)  incur capital expenditures in excess of $250,000.

     Colorado limited liability company has the right to purchase the Class B units of any member owning less than 1,000 Class B units at the established value, following written notice and expiration of the one-year cure period. There is no maximum limit on the ownership of Class B units. Holders of Class B units are also entitled to receive distributions of cash as may be declared by the board of directors, on the same basis as holders of Class A Units.

DISTRIBUTIONS

     Unit holders are entitled to receive distributions of cash as may be declared by the board of directors. Distributions of cash will be made to unit holders in proportion to the number of units owned by each member. The holders of Class A units and Class B units are entitled to equivalent per unit distributions. The board of directors has the discretion to make distributions to holders of special financial interests in the aggregate amount of the stated amount of such interests.

CAPITAL ACCOUNTS AND CONTRIBUTIONS

     The purchase price for Class A units and Class B units will constitute a capital contribution to the Colorado limited liability company for purposes of becoming a member of the Colorado limited liability company. The operating agreement does not require any member to make additional capital contributions to the company, except that the board of directors may require any member who owes a tax withholding obligation to the company to reimburse the company for that liability. Except as otherwise provided in the operating agreement, interest will not accrue on capital contributions, and members will have no right to withdraw or be repaid any capital contribution.

ALLOCATION OF PROFITS AND LOSSES; SPECIAL ALLOCATION RULES

ALLOCATION OF PROFITS AND LOSSES
     Except as otherwise provided in special allocations, profits and losses realized by the Colorado limited liability company will be allocated to the members in proportion to the number of units held by each member. Profits and losses will be determined by the board of directors on either a daily, monthly, or other basis permitted under the tax code and corresponding Treasury regulations.

SPECIAL ALLOCATION RULES
     The general rule for profit and loss allocations is subject to a number of exceptions referred to as special allocations. The most relevant of the special allocations is the special allocation of profits that will be made if distributions are made to the holders of special financial interests. The other special allocations are required by Treasury regulations and are aimed at highly leveraged partnerships that allocate taxable losses in excess of the partner's actual capital contributions. These circumstances are highly unlikely to occur in the Colorado limited liability company.

RESTRICTIONS ON TRANSFER OF UNITS

     Transferability of units is restricted to ensure that the Colorado limited liability company is not deemed a "publicly traded partnership" and thus taxed as a corporation. See "Federal Income Tax Considerations -- Publicly Traded Partnership Rules." Under the operating agreement, no transfers may occur without the approval of the board of directors. The board of directors will permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the tax code. These include transfers by gift, transfers upon the death of a member, intra family transfers and other transfers during the tax year that in the aggregate do not exceed 2% of the total outstanding Class A and Class B units.

     In addition, the board may give nontransferring members a right of first refusal with respect to transfers of units. In the future, the Colorado limited liability company may consider establishing a qualified matching service to facilitate trading in the Class A units. If anyone transfers units in violation of the publicly traded partnership requirements of the tax code or without the prior consent of the board, the Colorado limited liability company will consider the purported transfer to be null and void, and will not recognize any voting and distribution rights for those units.


     The board of directors may, in its discretion, establish other conditions and procedures for transfers of units as long as they are reasonably related to tax or securities limitations. These may include: delivery of a legal opinion to Minnesota Corn Processors; delivery of transfer instruments to Minnesota Corn Processors; delivery of financial information sufficient to enable Minnesota Corn Processors to file all necessary tax returns; and repayment of any indebtedness owed by the transferring member to the Colorado limited liability company.


     All transfers of Class B units also must be approved by the board of directors. The pledge of, or granting of a security interest in, lien or other encumbrance in or against a member's units does not constitute a transfer of the units. A transfer of units as a result of foreclosure or transfer in lieu of foreclosure does constitute a transfer of units, and is subject to the restrictions on transfers of units. The transfer of all of a member's units to a transferee terminates the transferring member's membership in Minnesota Corn Processors.

DISTRIBUTION OF ASSETS UPON LIQUIDATION

     Minnesota Corn Processors' operating agreement establishes the following order and priority for distribution of Minnesota Corn Processors' assets upon dissolution, each category to be satisfied in full before any distribution is made to the next: first, all debts and liabilities of Minnesota Corn Processors must be paid; second, reserves for contingent liabilities must be set aside; third, the value of Class A and Class B units, as determined by the board of directors must be paid pro rata to the unit holders; fourth, the stated amount of special financial interests, reduced by previous distributions with respect to these interests, must be paid; and fifth, all remaining property and assets of Minnesota Corn Processors are then to be distributed among the unit holders pro rata in amount equal to the unit holders' respective capital accounts.

AMENDMENTS TO OPERATING AGREEMENT

     The operating agreement may be amended by the vote of 66.67% of the members voting, either in person or, if authorized by the board, by proxy or mail ballot, at any regular or annual meeting of the members at which a quorum is present. In the case of any amendment which modifies the rights and benefits afforded to holders of Class B units, the consent of 66.67% of the holders of Class B units is required.



                         COMPARISON OF RIGHTS OF MEMBERS

     The rights of members are currently governed by Minnesota law and the articles of incorporation and bylaws of Minnesota Corn Processors. Upon completion of the conversion, the rights of members will be governed by Colorado law and the operating agreement of the Colorado limited liability company. The following is a summary of the material differences between Minnesota Corn Processors units and the Colorado limited liability company Class A units. This summary is not intended to be a complete discussion of, and is qualified in its entirety by reference to Minnesota law, Colorado law, Minnesota Corn Processors' articles and bylaws and the operating agreement. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. A copy of the operating agreement is attached as Appendix D to this document. The articles of incorporation and bylaws of Minnesota Corn Processors may be obtained from Minnesota Corn Processors, without charge, by contacting Dan Stacken, Minnesota Corn Processors, 901 North Highway 59, Marshall, Minnesota 56258.

                      CLASS A AND B UNITS OF THE COLORADO         UNITS OF EQUITY PARTICIPATION OF
                      LIMITED LIABILITY COMPANY                   MINNESOTA CORN PROCESSORS
TAXATION              The Colorado limited liability              The Minnesota Corn Processors is
                      company will be treated as a                exempt from taxation at the
                      partnership for federal income tax          company level under Subchapter T
                      purposes. The Colorado limited              of the tax code so long as it
                      liability company will pay no tax on        distributes at least 20% of patronage
                      its net income. Rather, each member         distributions to its members in cash.
                      is subject to income tax based on the       Each member is subject to income
                      member's allocable share of income,         tax based on the amount of
                      gain, loss, deduction and credits,          patronage and dividends distributed
                      whether or not any cash is actually         to the member.
                      distributed to the member.

LIMITED LIABILITY     Under Colorado law and the                  Members are not personally liable
                      operating agreement, members will           for the debts, obligations and
                      not be personally liable for the debts,     liabilities of Minnesota Corn
                      obligations and liabilities of the          Processors, but are obligated to
                      Colorado limited liability company.         deliver corn under their marketing
                                                                  agreements.

                       CLASS A AND B UNITS OF THE COLORADO        UNITS OF EQUITY PARTICIPATION OF
                       LIMITED LIABILITY COMPANY                  MINNESOTA CORN PROCESSORS
DISTRIBUTIONS;         Subject to any legal or contractual        Minnesota Corn Processors is
CORN DELIVERY          restrictions, the board has the            required to distribute its annual net
OBLIGATION             discretion whether and when to             income to members based on
                       make cash distributions to the             patronage. Patronage distributions
                       members, and to fix the amount of          may be paid in the form of cash,
                       any distribution. Holders of Class A       stock, units of equity participation,
                       units and Class B units are entitled       certificates of interest, revolving fund
                       to equivalent per unit distributions.      certificates, notes or credits.
                       The board also has the discretion to       Minnesota Corn Processors may, and
                       make distributions to the holders of       under its loan covenants, may be
                       special financial interest up to their     required to, retain a portion of its
                       stated amount. Members have no             annual income for working capital
                       obligation to deliver corn and             purposes. Members are obligated to
                       distributions are based on the             deliver roughly one bushel of corn
                       number of units held by a member.          for each unit of equity participation
                                                                  they own.

AUTHORIZED CAPITAL     The operating agreement provides           Minnesota Corn Processors' articles
                       for authorized capital consisting of       provide for authorized stock
                       350 million Class A units and 150          consisting of 100,000 shares of
                       million Class B units.                     common stock, $50.00 par value per
                                                                  share, 100,000 shares of nonvoting
                                                                  preferred stock, $50.00 par value per
                                                                  share and non-voting units of equity
                                                                  participation equal to 30% of
                                                                  Minnesota Corn Processors' total
                                                                  participating equity.


MEMBERSHIP             Under the operating agreement,             Minnesota Corn Processors articles
INTERESTS              Class A units represent voting             provide that common stock is the
                       membership interests and Class B           only class of membership and voting
                       units represent nonvoting                  stock. Common stock may be held
                       membership interests. Class A units        only by agricultural producers. Each
                       may be held by any person that is          unit of equity participation
                       not a competitor of the Colorado           represents the right and obligation to
                       limited liability company. Ownership       deliver corn. Minnesota Corn
                       of Class A units is also limited to        Processors is a closed-end
                       agricultural producers. No person          cooperative, which means that new
                       may own less than 1,000 Class A            members may be admitted by
                       units or more than 2% of the issued        purchasing shares from existing
                       and outstanding Class A units.             members, or from the company if the
                                                                  company expands its corn processing
                                                                  capacity.


                    CLASS A AND B UNITS OF THE COLORADO        UNITS OF EQUITY PARTICIPATION OF
                    LIMITED LIABILITY COMPANY                  MINNESOTA CORN PROCESSORS
LIQUIDITY AND       There is no public trading market for      There is no public trading market for
TRANSFERABILITY     the Class A units. The operating           Minnesota Corn Processors common
                    agreement imposes transfer                 stock and units of equity
                    restrictions to preserve the Colorado      participation. No transfer may occur
                    limited liability company's                without the prior consent of the
                    partnership tax status. No transfer        board, and the common stock may
                    may occur without the prior consent        be held only by qualified agricultural
                    of the board. The board has the            producers. Members have a
                    discretion to permit members to            right-of-first-refusal with respect to
                    participate voluntarily in a               transfers of stock.
                    right-of-first-refusal program with
                    respect to transfers of units.


VOTING RIGHTS       Under the operating agreement, each        Under Minnesota Corn Processors'
                    member owning a minimum of 5,000           articles, each member owning a
                    Class A units is entitled to one vote,     minimum of 5 common shares is
                    regardless of the number of units          entitled to one vote, regardless of the
                    owned. Members owning less than            number of shares or units of equity
                    5,000 Class A units have no voting         participation owned.
                    rights; members owning more than
                    2% of the outstanding Class A units        Minnesota Corn Processors' bylaws
                    will not be entitled to voting rights      prohibit voting by proxy.
                    until they reduce their ownership to
                    no more than 2% of the outstanding
                    Class A units. Members who are
                    competitors do not have voting
                    rights.


                    The operating agreement permits
                    voting by mail ballot and proxy.

TERMINATION OF      Under the operating agreement, a           Minnesota Corn Processors' bylaws
MEMBERSHIP          member's membership interest will          provide that the board, in its sole
                    terminate upon (1) a complete              discretion, may terminate
                    transfer of all of the member's units,     membership if the member (1)
                    (2) dissolution of a nonindividual         becomes ineligible for membership,
                    member, (3) death of an individual         (2) fails to patronize Minnesota Corn
                    member, (4) withdrawal or (5) failing      Processors for a period of 1 year or
                    to meet the minimum or maximum             more, (3) moves outside the territory
                    requirements for unit ownership.           served by Minnesota Corn
                                                               Processors, (4) dies or ceases to be
                                                               an agricultural producer or (5)
                                                               intentionally or repeatedly violates
                                                               any provisions of the article or
                                                               bylaws, breaches any contract with
                                                               Minnesota Corn Processors, remains
                                                               indebted to Minnesota Corn
                                                               Processors for 90 days after the
                                                               indebtedness first becomes payable
                                                               or willfully obstructs any lawful
                                                               purpose or activity of Minnesota
                                                               Corn Processors.

                    CLASS A AND B UNITS OF THE COLORADO        UNITS OF EQUITY PARTICIPATION OF
                    LIMITED LIABILITY COMPANY                  MINNESOTA CORN PROCESSORS
REDEMPTION          Class A units may be redeemed if a         Under Minnesota Corn Processors'
                    member owns less than 1,000 Class          articles, the common stock may be
                    A Units or more than 2% of the             redeemed by Minnesota Corn
                    total outstanding Class A Units. The       Processors at the lesser of par value
                    redemption price is the lesser of          or book value.
                    book value or 75% of the fair
                    market value of the units, as
                    determined by the board using
                    reasonable valuation methods.

ANNUAL MEETINGS     The operating agreement provides           Minnesota Corn Processors' bylaws
                    that regular meetings of the               provide that the annual meeting of
                    members shall be held at least once        members shall be held within six
                    per year. The operating agreement          months following the close of the
                    gives any member the right to              fiscal year.
                    demand a meeting of the members if
                    a regular meeting has not been held
                    within six months after the end of
                    the fiscal year.

VOTE ON             The operating agreement states that        Minnesota law requires that a
EXTRAORDINARY       a merger, consolidation, share or          merger, consolidation, sale of all or
TRANSACTIONS        interest exchange, sale of all or          substantially all of the assets of
                    substantially all of the assets of the     Minnesota Corn Processors, or a
                    company, dissolution of the company        dissolution of Minnesota Corn
                    or any transaction, agreement or           Processors must be approved by the
                    action on behalf of the company that       affirmative vote of two-thirds of the
                    is not related or complementary to         members voting in person or if
                    Minnesota Corn Processors' existing        authorized, by mail ballot. Minnesota
                    business, must be approved by the          Corn Processors' articles do not
                    affirmative vote of two-thirds of the      contain vote requirements for
                    Class A members voting in person,          extraordinary transactions.
                    or if authorized, by proxy or mail         Additionally, in the event of an
                    ballot. Additionally, in the event of      extraordinary transaction or capital
                    an extraordinary transaction or            expenditures in excess of $250,000, if
                    capital expenditures in excess of          Archer Daniels Midland Company
                    $250,000, if Archer Daniels Midland        holds one-third of the outstanding
                    Company holds one-third of the             Class B units, Archer Daniels
                    outstanding Class B units, Archer          Midland Company's consent is
                    Daniels Midland Company's consent          required.
                    is required.

AMENDMENT OF        Amending the operating agreement           Amending Minnesota Corn
GOVERNING           requires approval of two-thirds of         Processors' articles and bylaws
DOCUMENTS           the Class A and B members voting           requires approval by the members by
                    in person, or if authorized, by proxy      the affirmative vote of a majority of
                    or mail ballot.                            the members present at the meeting.

                        CLASS A AND B UNITS OF THE COLORADO         UNITS OF EQUITY PARTICIPATION OF
                        LIMITED LIABILITY COMPANY                   MINNESOTA CORN PROCESSORS
PREEMPTIVE RIGHTS       The operating agreement grants              Minnesota law and Minnesota Corn
                        preemptive rights to holders of Class       Processors' articles or bylaws do not
                        A units and Class B units.                  grant preemptive rights, except that
                                                                    Archer Daniels Midland Company
                                                                    does have preemptive rights under
                                                                    its shareholder agreement with
                                                                    Minnesota Corn Processors.

APPRAISAL RIGHTS OF     Colorado law and the operating              Minnesota law and Minnesota Corn
DISSENTING              agreement do not grant appraisal            Processors', articles or bylaws do not
MEMBERS                 rights.                                     grant appraisal rights.

LIQUIDATING RIGHTS      Upon liquidation, unit holders are          Upon liquidation, assets remaining
                        entitled to share ratably in any assets     after the satisfaction of all debts and
                        remaining after obligations to              liabilities are distributed as follows:
                        creditors are satisfied and reserves        (1) to holders of units of equity
                        for contingent liabilities or               participation on a pro rata basis; (2)
                        obligations as deemed necessary by          to holders of other patronage equity
                        the board or the person conducting          interests on a pro rata basis; (3) to
                        the liquidation are established.            holders of common stock and
                        However, when unit holders have             preferred stock an amount equal to
                        received the value of their units as        the par value of their shares; and (4)
                        determined by the board, the holders        remaining assets to current and
                        of special financial interests will be      former patrons in accordance with
                        entitled to payment of their stated         their proportionate patronage.
                        value as reduced by prior
                        distributions.

FINANCIAL               The Colorado limited liability              Minnesota Corn Processors is not
REPORTING               company will be subject to the              subject to the reporting requirements
                        reporting requirements of the               of the Exchange Act.
                        Exchange Act and will file annual,
                        quarterly and special reports with the
                        SEC.

FIDUCIARY DUTIES        Colorado law provides that a                Minnesota Corn Processors' articles
                        director must perform his duties in         limit the personal liability of
                        good faith, in a manner he                  directors to the maximum extent
                        reasonably believes to be in the best       permitted by Minnesota law.
                        interests of the limited liability          Minnesota law provides that
                        company, and with such care as an           directors of a cooperative will not be
                        ordinarily prudent person in a like         personally liable for monetary
                        position would use under similar            damages for breach of their fiduciary
                        circumstances. A person who so              duties as directors, except liability for
                        performs his duties shall not have          (1) any breach of their duty of
                        any liability for reason of being a         loyalty to Minnesota Corn Processors
                        director of the limited liability           or its members, (2) acts or omissions
                        company.                                    not in good faith or which involve
                                                                    intentional misconduct or a knowing
                                                                    violation of law or (3) any
                                                                    transaction from which the director
                                                                    derived an improper personal
                                                                    benefit.

                       CLASS A AND B UNITS OF THE COLORADO       UNITS OF EQUITY PARTICIPATION OF
                       LIMITED LIABILITY COMPANY                 MINNESOTA CORN PROCESSORS
INDEMNIFICATION OF     The operating agreement requires          Minnesota Corn Processors' bylaws
OFFICERS AND           the Colorado limited liability            provide that Minnesota Corn
DIRECTORS              company, to the fullest extent            Processors shall indemnify its
                       permitted by law, to indemnify            directors, officers, managers,
                       officers and directors. The Colorado      employees or agents to the fullest
                       limited liability company will also       extent permitted by Minnesota law.
                       indemnify each director from, and         Indemnification of liabilities under
                       make advances for expenses incurred       the federal securities laws may not
                       by the director, in connection with       be enforceable.
                       any claim made against the director
                       arising from an action or omission
                       made in good faith or which he or
                       she reasonably believed to be in the
                       best interests of the company or any
                       other claim to the maximum extent
                       permitted under Colorado law.
                       However, this indemnification
                       obligation does not apply if the claim
                       results from an act or omission
                       constituting fraud or willful
                       misconduct. In addition, except as
                       otherwise provided in an agreement
                       with an officer, the Colorado limited
                       liability company is required to
                       indemnify officers to the fullest
                       extent permitted by law.
                       Indemnification of liabilities under
                       the federal securities laws may not
                       be enforceable.

                         FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the material federal income tax consequences of the conversion of Minnesota Corn Processors into the Colorado limited liability company and of ownership of units in the limited liability company. The summary is based on current provisions of the Internal Revenue tax code of 1986, as amended, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Subsequent changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.


     Lindquist & Vennum P.L.L.P., Minneapolis, MN, tax and securities law counsel to Minnesota Corn Processors, has rendered an opinion to the effect that this discussion of Federal Income Tax Consequences is an accurate description of the principal federal income tax consequences to the entities and their members resulting from the conversion. Counsel emphasizes that the expected tax consequences depend in significant part on the accuracy of the appraisal and it notes the possibility of an IRS challenge on various issues discussed below. An opinion of legal counsel does not assure the intended tax consequences because it binds neither the Internal Revenue Service nor the courts.


     This summary does not discuss all the tax considerations that may be relevant to particular unit holders in light of their personal investment circumstances, or to certain types of shareholders that may be subject to special tax rules. It briefly discusses state tax considerations and does not address local or foreign taxation. Therefore, members are urged to consult their tax advisors regarding the tax consequences of the conversion to them as well as the tax consequences of subsequent operations.

SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION


     For state business law purposes, the conversion of Minnesota Corn Processors into a Colorado limited liability company will consist of two steps: a merger of Minnesota Corn Processors into a transitory Colorado cooperative, followed by a merger of the transitory cooperative into the Colorado limited liability company. For tax purposes, however, Minnesota Corn Processors will treat the conversion as a reorganization of Minnesota Corn Processors into a transitory Colorado cooperative, a complete liquidation of Minnesota Corn Processors consisting of the distribution of its assets to its members and the assumption of its liabilities by the members, and followed by a contribution of the distributed assets subject to those liabilities to the Colorado limited liability company.


TAX CONSEQUENCES OF THE CONVERSION TO MINNESOTA CORN PROCESSORS
     The merger of Minnesota Corn Processors into the transitory Colorado cooperative is a reorganization that will be treated as a mere change in form as defined in Section 368(a)(1)(F) of the tax code which has no federal income tax consequences to either Minnesota Corn Processors or its equity owners.

     The merger of the transitory Colorado cooperative into the Colorado limited liability company will be treated as a taxable liquidation of Minnesota Corn Processors. Section 336(a) of the tax code requires a corporation to recognize gain on liquidating distributions of appreciated property as if it had sold the property to the distributees.


     Minnesota Corn Processors intends to treat the conversion as a constructive distribution of its assets rather than as a constructive distribution of interests in the Colorado limited liability company. Accordingly, Minnesota Corn Processors will apportion the aggregate appraised value, $611 million, net of current liabilities, appraised as of September 30, 1998, among its assets and determine gain or loss asset-by-asset. Minnesota Corn Processors' apportionment, which is based in part on the appraised value of assets including the member loss receivable and the St.Paul Bank investment, and in part on management's judgment as to other asset values, is as follows:


-----------------------------------------------------------------------------------------
            COOPERATIVE GAIN/LOSS
               ON LIQUIDATION                       9/30/98       9/30/98     LIQUIDATING
               (In thousands)                        VALUES      TAX BASIS    GAIN (LOSS)
-----------------------------------------------------------------------------------------

Current assets (net of current liabilities) ....    $ 70,120     $ 70,120      $     --
Member Loss Receivable .........................      15,100       21,532        (6,432)
Property, plant and equipment ..................     491,120      502,893       (11,773)
LSI investment and intercompany receivable .....      25,060       25,060            --
St. Paul Bank Investment .......................       3,800       11,296        (7,469)
Unamortized costs ..............................       3,400        4,724        (1,324)
Other assets ...................................       2,400        5,237        (2,837)
                                                   ---------     --------      --------
Totals .........................................    $611,000     $640,862      $(29,862)
                                                   =========     ========      ========


     The amounts shown above are based on September 30, 1998 figures and will be adjusted to conversion date values and basis for purposes of determining Minnesota Corn Processors' gain or loss on each of its assets.


     The above calculations suggest that Minnesota Corn Processors will have a taxable loss on each major category of assets as a result of the Colorado limited liability company conversion. Nevertheless, the conversion is not free of tax risk because there can be no assurance that the IRS will not challenge Minnesota Corn Processors on the following points:


     *    the aggregate values determined by the appraisal,

     * the apportionment of values to specific assets and the treatment of the resulting gains or losses as capital gain or loss or ordinary income or loss,

     *    the patronage or nonpatronage character of the gains or loss, and

     * the characterization of the liquidation as a constructive distribution of specific assets rather than as a distribution of interests in Minnesota Corn Processors.


     The IRS is not bound by the appraisal and there are anti-netting rules that may become operative if these challenges are mounted by the IRS. Specifically, corporate capital losses cannot be offset against any income other than capital gains and, likewise, patronage losses, including Minnesota Corn Processors' net operating loss carryover, cannot be offset against nonpatronage income or gain. For example, if the IRS were to successfully establish asset values higher of those shown above either in the aggregate or for specific assets, the anticipated losses could become taxable gains that might be characterized as nonpatronage sourced which would prevent them from being offset by losses and operating loss carry-overs that are patronage sourced.


     In addition, the conversion will extinguish outstanding qualified written notices of allocation by distributing assets having a value that is approximately $5,142,000 less than the face amount of the qualified written notices. The IRS is likely to assert that this amount must be reported as nonpatronage income by Minnesota Corn Processors. If nonpatronage losses are insufficient to offset this potential income, the IRS may seek to tax this income to Minnesota Corn Processors although it has not been successful in litigation of similar issues.


     Minnesota Corn Processors' management and its board of directors have evaluated the tax risks of the conversion with the valuation advice of American Appraisal Associates and the tax advice of its legal counsel, Lindquist & Vennum, P.L.L.P., and have concluded that the benefits of the conversion substantially outweigh the tax risks.

TAX CONSEQUENCES OF THE CONVERSION TO UNIT HOLDERS
     Amounts received by a shareholder in complete liquidation of a corporation are treated as full payment in exchange for the shareholder's stock under
Section 331(a) of the tax code. Accordingly, each member of Minnesota Corn Processors will recognize gain or loss as a result of the conversion measured by the difference between the adjusted tax basis of the member's old cooperative units and the fair market value of the deemed liquidating distribution received by that member.

     The fair market value of the deemed liquidating distribution has been determined by an appraisal to be $1.10 per unit for minority interests of the Colorado cooperative. See "The Conversion -- Material Financial Analyses." This value is subject to adjustment to the conversion date value. The IRS is not bound by the appraisal, and if it successfully challenges the appraisal the value of each share may increase causing each member to recognize more gain or less loss on the conversion than is currently anticipated.

     Members will have differing tax results depending on the tax basis of each unit owned. It is anticipated that some members (principally those who purchased some or all of their units in 1982) may incur substantial capital gains, while most other members will incur capital losses. The following schedule illustrates some of the per unit calculations based on when a unit was initially issued:


----------------------------------------------------------------------------------------------
     GAIN/LOSS PER UNIT
  (in thousands, except per                ORIGINAL     LIQUIDATING       TOTAL     GAIN/LOSS
        unit amounts)             UNITS    TAX BASIS    DISTRIBUTION    GAIN/LOSS   PER UNIT
----------------------------------------------------------------------------------------------

Units Issued in 1982 ..........   57,488     18,798      $  63,245     $  44,447     $ 0.77
Units Issued in 1991 ..........   29,307     41,868         32,243        (9,625)     (0.33)
Units Issued in 1994 ..........   19,722     49,306         21,698       (27,608)     (1.40)
Units Issued in 1995 ..........   28,824    129,709         31,711       (97,998)     (3.40)
Units Issued as Qualified
Patronage .....................    1,464      7,320          1,611        (5,709)     (3.90)
Archer Daniels Midland
Company equity ................   58,622    119,790         64,493       (55,297)     (0.94)
Totals ........................  195,428    366,791      $ 215,000     $(151,791)    $(0.78)
                                 =======    =======      =========     =========     ======

Liquidation distribution per
Unit: .........................                          $    1.10
                                                         =========

     The amounts shown above are based on September 30, 1998 figures drawn from the appraisal and will be adjusted to conversion date values and basis for purposes of determining each unit holder's gain or loss.


     The original tax basis is the original issue price and is applicable to those unit holders that acquired their units in the original issue. Unit holders who acquired their units by purchase from another unit holder will have a basis equal to their purchase price. Unit holders who acquired their units from a decedent will have a basis equal to the value of the unit for estate tax purposes.

     For the purpose of determining gain, Minnesota Corn Processors unit holders who acquired their units by gift will have a basis equal to the donor's basis. However, if use of the donor's basis will produce a loss and if the fair market value at the time of the gift was less than the donor's basis, then the donee's basis will be the fair market value at the time of the gift. To illustrate, if the holder of units issued in 1995 for $5 makes a gift, the donee's basis for purposes of the conversion will be the current fair market value of the gift ($1.10 per unit based on September 30, 1998 figures) and no loss will be realized by the donee. On the other hand, if a donor who acquired units in 1982 at $0.33 per unit makes a gift of those units, the donee will take the donor's basis and have the same $0.77 per unit gain as shown on the above schedule. Accordingly, caution should be exercised by any unit holder who makes gifts of units in anticipation of the conversion.

     Holders of units that were issued to them as qualified written notices of allocation will have a loss on the conversion. The character of the loss as ordinary loss or as capital loss, however, is uncertain. Redemption of a qualified written notice of allocation traditionally has been treated as an ordinary loss under the authority of Revenue Ruling 70-64, 1970-1 C.B. 36, and Revenue Ruling 70-407, 1970-2 C.B. 52. However, in Notice 87-68, 1987-2 C.B.
378, the IRS suspended Revenue


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Ruling 70-74 and implicitly suspended Revenue Ruling 70-407 pending the decision of the U.S. Supreme Court in ARKANSAS BEST CORP. V. COMMISSIONER, 485 U.S. 212
(1988), which was later decided against the taxpayer. Original holders may reasonably contend that ordinary loss treatment is appropriate under general cooperative tax principles because the conversion represents the completion of a patronage transaction. However, the IRS may well argue for capital loss treatment. Purchasers of these units will have a basis equal to their purchase price and will realize capital gain or loss depending on whether the their purchase price is less than or greater than the $1.10 per unit value of the Colorado limited liability company units received.

     Distributions with respect to special financial interests in the Colorado limited liability company into which the nonqualified written notices of allocation will be converted are extremely uncertain both as to time and as to amount and, because of the extent of the Colorado limited liability company board's discretion, there is no assurance that any amount will ever be paid. Accordingly, Minnesota Corn Processors intends to take the position that the nonvoting special financial interests in the Colorado limited liability company that will be issued to holders of the nonqualified written notices in the conversion do not have an ascertainable value in the hands of the holders, and no amount will be reported to the IRS for the receipt of special financial interests. If the IRS were to successfully challenge this position, the holders of nonqualified written notices, who originally received their notices as patrons, would have ordinary income in 1999 to the extent of the value of their special financial interests in the Colorado limited liability company. Other holders would calculate income in accordance with tax code Section 1385(c)(2).

UTILIZATION OF CAPITAL LOSSES BY NON-CORPORATE TAXPAYERS
     Noncorporate taxpayers such as individuals, trusts and estates may deduct capital losses to the extent of capital gains recognized by the taxpayer during the taxable year, plus $3,000. Unused capital losses may not be carried back but may be carried forward indefinitely until they are fully utilized or the taxpayer dies. Thus, an individual member who has no other capital gains or losses could deduct $3,000 per year until the conversion loss is fully deducted or the member dies. In addition to capital gains the member may realize on sale of capital assets, it also should be noted that net tax code Section 1231 gains are treated as capital gains that may be offset by capital loss deductions or carry forwards.

UTILIZATION OF CAPITAL LOSSES BY C CORPORATIONS
     In the case of a C corporation, capital losses are deductible only to the extent of capital gains. C corporations may not use any part of their capital losses to reduce ordinary taxable income under tax code section 1211(a). A C corporation deducts its capital losses against its capital gains for the taxable year. A C corporation that sustains capital losses in excess of capital gains in the taxable year has a net capital loss which, in general and subject to limitations, can be carried back three years and forward five years until it is used. The amount of net capital loss, whether long or short-term, carried back or carried forward to another year is treated as a short-term capital loss in the year to which it is carried under tax code Section 1212(a)(1).

CONSTRUCTIVE PARTNERSHIP FORMATION
     The merger of the Colorado cooperative into the Colorado limited liability company will be treated for tax purposes as a constructive formation of the Colorado limited liability company as a partnership. Accordingly, the members will be treated as having contributed the assets they constructively received in the liquidation of Minnesota Corn Processors subject to Minnesota Corn Processors' liabilities. In general, neither gain nor loss is recognized to a partnership or its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership under tax code
Section 731.

IMPORTANCE OF THE APPRAISAL TO MINNESOTA CORN PROCESSORS AND ITS UNIT HOLDERS
     Minnesota Corn Processors' tax treatment, the tax treatment of Minnesota Corn Processors unit holders and the initial asset basis in the hands of the Colorado limited liability company all depend in significant part on the accuracy of the appraisal. While we have no reason to believe that the


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appraisal will not be accepted by the IRS, there can be no assurance that the
IRS will not challenge the values used in determining gain or loss at Minnesota Corn Processors or unit holder level or that a court will not sustain a challenge.

IRS INFORMATION REPORTING REQUIREMENTS
     Minnesota Corn Processors is required to file Form 966 notifying the IRS of the taxable liquidation within 30 days of formal adoption of the plan of merger and to supplement the filing if the plan is later amended. Minnesota Corn Processors will be required to issue a Form 1099-DIV to each unit holder whose units have a value of more than $600 not later than January 31, 2000, and transmit the information to the IRS before February 28, 2000.


FEDERAL INCOME TAX CONSEQUENCES OF POST-CONVERSION UNIT OWNERSHIP


TAX STATUS OF THE COLORADO LIMITED LIABILITY COMPANY
     Single-tax treatment and the ability to make cash distributions to unit holders without incurring an entity level federal income tax depends on the treatment of the Colorado limited liability company as a partnership for income tax purposes. Minnesota Corn Processors expects that the Colorado limited liability company will be treated as a partnership for federal income tax purposes. This means that the Colorado limited liability company will pay no federal income tax and members will pay tax on their share of the Colorado limited liability company's net income. Under recently revised Treasury regulations known as the "check-the-box" regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.

     The Colorado limited liability company will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. In early 1997, a study of partnership law by the staff of the Congressional Joint Committee on Taxation questioned the legal authority of the Treasury to issue the check-the-box regulations. Although none of the staff's recommendations were enacted into law, Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

     If the Colorado limited liability company fails to qualify for partnership taxation for whatever reason, it would be treated as a "C corporation" for federal income tax purposes. As a "C corporation," it would be taxed on its taxable income at corporate rates (currently a maximum 35% federal rate), distributions would generally be taxed again to holders of Class A units as corporate dividends, and the holders of Class A units would not be required to report their share of the Colorado limited liability company's income, gains, losses or deductions on their tax returns. Because a tax would be imposed upon the Colorado limited liability company as an entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid which could cause a reduction in the value of the units.

PUBLICLY TRADED PARTNERSHIP RULES
     To qualify for taxation as a partnership, the Colorado limited liability company cannot be subject to the publicly traded partnership rules under the
Section 7704 of the tax code. Generally, the tax code provides that a publicly traded partnership will be taxed as a corporation. The tax code defines a publicly traded partnership as a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent). Although there is no legal authority on whether a limited liability company is subject to these rules, it is probable that the Colorado limited liability company is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership.


     The Colorado limited liability company will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests



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in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.


     The Colorado limited liability company does not intend to list the Class A and Class B units on any stock exchange or the Nasdaq Stock Market. In addition, the operating agreement prohibits any transfer of units without the approval of the board. The board intends to only approve transfers that fall within safe harbor provisions of the Treasury regulations, and therefore will not cause the Colorado limited liability company to be classified as a publicly traded partnership. These safe harbor provisions generally provide that interests will not be treated as readily tradable on a secondary market (or the substantial equivalent) if the interests are transferred:

     *    in "private" transfers;

     *    in qualified redemptions and repurchases;

     *    pursuant to a qualified matching service; or

     *    in limited amounts that satisfy a 2% test.

     Private transfers include, among others:


     * transfers such as gifts in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred,

     * transfers at death, including transfers from an estate or testamentary trust,

     * transfers between members of a family as defined in Section 267(c)(4) of the tax code,

     * transfers from retirement plans qualified under Section 401(a) of the tax code or an IRA, and

     * "block" transfers. A block transfer is a transfer by a member and any related persons as defined in the tax code in one or more transactions during any thirty-calendar-day period of interests representing in the aggregate more than two percent of the total interests in partnership capital or profits.


     Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if several conditions are met. First, the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right. Second, either the purchase price is not established until at least 60 days after receipt of notification or the purchase price is established not more than four times during the entity's tax year. Third, the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed 10 percent of the total interests in partnership capital or profits.

     Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:


     * It consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy;

     * Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

     * The seller cannot enter into a binding agreement to sell the interest until the fifteenth calendar day after his interest is listed (which date must be confirmable by maintenance of contemporaneous records);

     * The closing of a sale effected through the matching service does not occur prior to the forty-fifth calendar day after the interest is listed;

     * The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes) or quotes that express an interest in



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


          acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes);


     * The seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion, and

     * The sum of the percentage interests transferred during the entity's tax year (excluding private transfers) cannot exceed 10 percent of the total interests in partnership capital or profits.


     In addition, interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity's tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed two percent of the total interests in partnership capital or profits.

TAX TREATMENT OF THE COLORADO LIMITED LIABILITY COMPANY'S OPERATIONS

FLOW-THROUGH OF TAXABLE INCOME; USE OF CALENDAR YEAR
     No federal income tax will be paid by the Colorado limited liability company. Instead, each unit holder will be required to report on his income tax return his allocable share of the income, gains, losses and deductions of the Colorado limited liability company without regard to whether corresponding cash distributions are received.

     Because the Colorado limited liability company will be taxed as a partnership, it will have its own taxable year separate from the taxable years of its unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In the Colorado limited liability company's case, the majority interest taxable year is the calendar year. Although the Colorado limited liability company will consider applying for a nonconforming taxable year, unit holders should assume that the Colorado limited liability company will be required to use the calendar year.

COLORADO LIMITED LIABILITY COMPANY'S BASIS IN ASSETS

     Tax code Section 723 provides that the basis of any property contributed to a partnership by a partner is the adjusted basis of the property in the hands of the contributor at the time of the contribution. In general, this will be the fair market value of the Colorado limited liability company units, $1.10 per unit, increased by the amount of liabilities initially assumed by the Colorado limited liability company. The aggregate basis must be apportioned among the categories of assets in proportion to their relative fair market values and future cost recovery deductions will be based on the amounts so apportioned. It is possible that the IRS will challenge the allocation of basis to specific categories of assets within the Colorado limited liability company so as to increase the allocation to longer-lived assets or assets that cannot be depreciated or amortized such as land and tax code Section 197 intangibles that were used by Minnesota Corn Processors during the Section 197 transition period of 1991 to 1993.


TAXABLE INCOME OR LOSS FROM OPERATIONS
     The Colorado limited liability company will compute its taxable income or loss in a manner that differs materially from the way Minnesota Corn Processors determines its taxable income or loss. Material changes include the fact that an Colorado limited liability company does not issue patronage dividends or value added payments and therefore does not receive a deduction for these payments. The net effect at the unit holder level is similar with respect to taxable income, however, in that the bulk of the taxable income of the Colorado limited liability company will be reported by the members. Colorado limited liability company losses, however, flow-through to the unit holders, subject to restrictions discussed below, while a cooperative's losses generally produce net operating loss carryovers.

     The Colorado limited liability company may have material differences in taxable income or loss relative to pre-conversion taxable income or loss because of changes in asset basis that is attributable


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to the conversion. The Colorado limited liability company will have a lower basis in its accounts receivable and inventory as the result of the valuation and discounts applied in the conversion process. This is likely to result in a nonrecurring increase in 1999 Colorado limited liability company income in the approximate amount of the discount for lack of marketability and minority interest that is apportioned to accounts receivable and inventory currently estimated at $9 million. This will result in nonrecurring taxable income of approximately 4.6 cents per unit in the year of conversion. In addition, new cost recovery schedules will be adopted that will be based on the discounted value of depreciable and amortizable assets as if they are placed in service on the conversion date. We estimate that our annual cost recovery deductions in the first several years following the conversion will be approximately $8.7 million or 4.5 cents per unit less than cost recovery deductions of Minnesota Corn Processors in recent years. These are the inevitable consequences of the conversion and are subject to adjustment to conversion date values and discounts as explained in the discussion of the tax consequences of the conversion.


TAX CONSEQUENCES TO COLORADO LIMITED LIABILITY COMPANY UNIT HOLDERS

FLOW-THROUGH OF TAXABLE INCOME OR LOSS
     Each unit holder and holder of a special financial interest will be required to report on his income tax return for his taxable year with which or within which ends the Colorado limited liability company's taxable year his distributive share of the income, gains, losses and deductions of the Colorado limited liability company without regard to whether corresponding cash distributions are received. To illustrate, each calendar year unit holder will include his share of the Colorado limited liability company's 1999 taxable income or loss on his 1999 income tax return. A unit holder with a June 30 fiscal year will report his share of the Colorado limited liability company's 1999 taxable income or loss on his income tax return for the fiscal year ending June 30, 2000. Holders of special financial interests will be allocated taxable income only if they receive a corresponding cash distribution. The Colorado limited liability company will provide each unit holder with an annual Schedule K-1 indicating the member's share of the Colorado limited liability company's income, loss and their separately stated components.

TAX TREATMENT OF DISTRIBUTIONS
     Distributions by the Colorado limited liability company to a unit holder or the holder of a special financial interest generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed his basis in his units immediately before the distribution. Cash distributions in excess of unit basis -- which are considered unlikely -- are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

INITIAL TAX BASIS OF UNITS AND PERIODIC BASIS ADJUSTMENTS
     Under tax code Section 722, a member's initial basis in his or her membership interest in the Colorado limited liability company will be equal to the sum of the amount of money and the contributor's adjusted basis of any property contributed to the Colorado limited liability company. This amount is increased by a member's share of the Colorado limited liability company's debt.(1) Since the property deemed to be contributed by each member is the property received in the constructive liquidation, each member's initial basis in the Colorado limited liability company units should be equal to the fair market value of those units as reported by the member in determining gain or loss on the conversion transaction as described above plus the member's share of the Colorado limited liability company's debt. Pursuant to the appraisal and subject to adjustment to conversion date amounts, the initial basis will be $2.73 per unit consisting of a net property contribution of $1.10 plus $1.63 per unit share of debt.

------------------

(1) Inclusion of debt in the basis of a unit holder's Colorado limited liability company interest is technically true but is unnecessarily confusing. During the tax shelter boom of the 1980's, inclusion of debt in the basis of a partnership interest allowed partnership investors to write off losses in excess of their investment. This led to the at-risk and passive loss restrictions. Inclusion of Debt in basis is unlikely to have any material tax consequences to an Colorado limited liability company unit holder.


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


     A member's initial basis in Colorado limited liability company units will be increased to reflect the member's distributive share of the Colorado limited liability company's taxable income and tax-exempt income, amounts attributable to depletion that are not likely to be relevant, and any increase in a member's share of the Colorado limited liability company's debt. If a member makes additional capital contributions at any time, the adjusted unit basis is increased by the amount of any cash contributed or the adjusted basis in any property contributed.

     A member's unit basis will be decreased, but not below zero, by (1) the amount of any cash distributed to the member; (2) the basis of any other property distributed; (3) the amount of depletion deductions; (4) the member's distributive share of losses and nondeductible expenditures of the Colorado limited liability company that are "not properly chargeable to capital account" and (5) any reduction in that member's share of Colorado limited liability company's debt.

     The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability but accurate records should be maintained. Typically, basis computations are necessary at the following times:

     1. The end of a taxable year during which the Colorado limited liability company suffered a loss, for the purpose of determining the deductibility of the member's share of the loss;

     2.   Upon the liquidation or disposition of a member's interest, and

     3. Upon the nonliquidating distribution of cash or property to a partner, in order to ascertain the basis of distributed property or the taxability of cash distributed.

     Except in the case of a taxable sale of a unit or liquidation of the Colorado limited liability company, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his share of the Colorado limited liability company's taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to him under tax code Section 731(a)(1). The purpose of the basis adjustments is to keep track of a member's "tax investment" in Colorado limited liability company, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

DEDUCTIBILITY OF LOSSES; PASSIVE LOSS LIMITATIONS
     In general, a unit holder may deduct losses allocated to him, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if they exceed a member's basis in his units nor to the extent they exceed the member's at-risk amount. These specific restrictions are not likely to impact the members of the Colorado limited liability company. However, if the Colorado limited liability company incurs a taxable loss or if taxable income is insufficient to cover interest expense on Minnesota Corn Processors related borrowing, the passive activity loss deduction rules are likely to have widespread effect.

     Tax code Section 469 substantially restricts the ability of taxpayers to deduct losses from passive activities. Passive activities generally include activities conducted by pass-through entities, such as the Colorado limited liability company and other partnerships, limited liability companies or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible because of these rules may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder's entire interest in the Colorado limited liability company to an unrelated party in a fully taxable transaction.

     It is important to note that "passive activities" do not include dividends and interest income that normally is considered to be "passive" in nature; nor do they include farming operations in which the taxpayer is a material participant.

     Many members have borrowed to purchase their equity interest in Minnesota Corn Processors and have been deducting the interest expense. After the conversion, this interest expense will be aggregated with other items of income and loss from passive activities and subjected to the passive


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activity loss limitation. To illustrate, if a member's only passive activity is the Colorado limited liability company, and if the Colorado limited liability company incurs a net loss, no interest expense on related borrowing would be deductible. If that member's share of the Colorado limited liability company's taxable income is less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the member's entire interest in the Colorado limited liability company to an unrelated party in a fully taxable transaction.

ALTERNATIVE MINIMUM TAX
     If the Colorado limited liability company adopts accelerated methods of depreciation, it is possible that taxable income for Alternative Minimum Tax purposes might exceed regular taxable income passed through to the unit holders. No decision has been made on this point but we believe that most unit holders are unlikely to be adversely affected by excess alternative minimum taxable income.

TAX CONSEQUENCES OF DISPOSITION OF UNITS

RECOGNITION OF GAIN OR LOSS
     Gain or loss will be recognized on a sale of Colorado limited liability company units equal to the difference between the amount realized and the unit holder's basis in the units sold. Amount realized includes cash and the fair market value of other property received plus the member's share of the Colorado limited liability company's debt. Because of the inclusion of debt in basis, it is possible that a member could have a tax liability on sale that exceeds the proceeds of sale. While this a result is common in "tax shelters," it is quite unlikely in the case of a typical business operation such as the Colorado limited liability company.

     Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under tax code Section 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by the Colorado limited liability company. The Colorado limited liability company will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.

ALLOCATIONS AND DISTRIBUTIONS FOLLOWING UNIT TRANSFERS
     If any unit is transferred during any accounting period in compliance with the provisions of Article X of the operating agreement, then solely for purposes of making allocations and distributions, the Colorado limited liability company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and the convention that recognizes the transfer as of the beginning of the month following the month in which the notice, documentation and information requirements of Article VIII have been substantially complied with. All distributions on or before the end of the calendar month in which these requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The board the authority to adopt other reasonable methods and/or conventions.

EFFECT OF TAX CODE SECTION 754 ELECTION ON UNIT TRANSFERS
     The adjusted basis of each unit holder in his Colorado limited liability company units ("outside basis") initially will equal his proportionate share of the adjusted basis of the Colorado limited liability company in its assets ("inside basis"). Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder's proportionate share of the inside basis.

     Section 754 of the tax code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate


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tax value of the unit in the case of an acquisition upon death of a unit holder.
Once the amount of the transferee's basis adjustment is determined, it is allocated among the Colorado limited liability company's various assets pursuant to tax code Section 755.

     A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity's inside basis. In this case, a special calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of Colorado limited liability company property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

     Tax code Section 743(b) provides that the partnership or Colorado limited liability company is responsible for making the basis adjustments. However, the unit transferees are required to report the basis adjustments. Transferees accomplish this by attaching statements to their returns that show how the
Section 743(b) adjustment was determined and how the adjustment was allocated among the various partnership properties. No existing guidance indicates when (i.e., before or after the Schedule K-1) the effect of the basis adjustment to specific partnership items is to be determined or who is required to make and report the adjustments to the partnership items.

     Proposed Treasury regulations issued in January, 1998, clarify that partnerships and Colorado limited liability companies are required to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on the entity. The entity reports basis adjustments by attaching statements to their partnership returns when they acquire knowledge of transfers subject to Section 743. In addition, partnerships and Colorado limited liability companies are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee's Schedule K-1 are adjusted amounts.

     Transferees are subject to an affirmative obligation to notify partnerships and Colorado limited liability companies of their basis in acquired interests. To accommodate entity concerns about the reliability of the information provided, partnerships and Colorado limited liability companies are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee's basis in the partnership interest under tax code Section 1014 (unless clearly erroneous).

     Section 9.3 of the operating agreement provides that the Colorado limited liability company will not make a Section 754 election unless the Board determines that the tax benefits made available to affected transferees by the election are likely to be sufficient to justify the increased cost and administrative burden of accounting for the resulting basis adjustments. Depending on the circumstances, the value of units may be effected positively or negatively by whether or not the Colorado limited liability company makes a
Section 754 election. The board intends to monitor prices at which units change hands and is likely to authorize the election only when and if unit prices become materially greater than the Colorado limited liability company's per unit inside basis and only if it determines that this material difference is likely to continue or increase over time. If the Colorado limited liability company decides to make a Section 754 election, the election is made by the Colorado limited liability company on a timely filed partnership income tax return and it is effective for transfers occurring in taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

IRS REPORTING REQUIREMENT
     Article X of the operating agreement contains the requirements for a valid transfer of units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a unit to notify Colorado limited liability company in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "Section 751(a) exchanges," it is likely that any transfer of an Colorado limited liability company unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the


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exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. The IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

OTHER TAX MATTERS

TAX INFORMATION TO UNIT HOLDERS; CONSISTENT REPORTING
     The Colorado limited liability company will be required to provide each unit holder with a Schedule K-1 (or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established.

     Each unit holder's Schedule K-1 will set out the holder's distributive share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each unit holder must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request (AAR)" with the original or amended return in which the inconsistent position is taken.

IRS AUDIT PROCEDURES
     Prior to 1982, regardless of the size of a partnership, adjustments to a partnership's items of income, gain, loss, deduction, or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions, or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes.

     The Tax Equity and Fiscal Responsibility Act of 1982 established unified audit rules applicable to all but most partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since the Colorado limited liability company will be taxed as a partnership, these rules are applicable to it and its unit holders.

     The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement.

     IRS rules establish the "Tax Matters Partner" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Partner must be a "member-manager" which is defined as a Colorado limited liability company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In the Colorado limited liability company's case, this would be a member of the board of directors who is also a member of Colorado limited liability company. Section 9.4 of the operating agreement provides for board designation of the Tax Matters Partner and for default designations if it fails to do so.

     The IRS generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS. For partnerships with more than 100 partners, however, the IRS generally is not required to give notice to any partner whose profits interest is less than one percent.

     After the IRS makes an administrative adjustment, the Tax Matters Partner (and, in limited circumstances, other partners) may file a petition for readjustment of partnership items in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court.

NEW ELECTIVE PROCEDURES FOR LARGE PARTNERSHIPS
     The Taxpayer Relief Act of 1997 contains an elective provision under which the income tax reporting and IRS auditing of partnerships of more than 100 partners is streamlined. This statute reduces the number of items that must be separately stated on the Schedules K-1 that are issued to the partners which will ease the burden on their tax preparers.

     If the election is made, IRS audit adjustments generally will flow through to the partners for the year in which the adjustment takes effect. However, the partnership may elect to pay an imputed underpayment that is calculated by netting the adjustments to the income and loss items of the partnership and multiplying that amount by the highest tax rate whether individual or corporate. A partner may not file a claim for credit or refund of his allocable share of the payment.

     Timing adjustments are made in the year of audit in order to avoid adjustments to multiple years where possible. In addition, the partnership, rather than the partners individually, generally is liable for any interest and penalties that result from a partnership audit adjustment. Penalties, such as the accuracy and fraud penalties, are determined on a year-by-year basis, without offsets, based on an imputed underpayment. Any payment for Federal income taxes, interest, or penalties, that an electing large partnership is required to make is non-deductible.

     Under the electing large partnership audit rules, a partner is not permitted to report any partnership items inconsistently with the partnership return, even if the partner notifies the IRS of the inconsistency. The IRS may treat a partnership item that was reported inconsistently by a partner as a mathematical or clerical error and immediately assess any additional tax against that partner. The IRS is not required to give notice to individual partners of the commencement of an administrative proceeding or of a final adjustment. Instead, the IRS is authorized to send notice of a partnership adjustment to the partnership itself by certified or registered mail. An administrative adjustment may be challenged in the Tax Court, the district court in which the partnership's principal place of business is located, or the Claims Court. However, only the partnership, and not partners individually, can petition for a readjustment of partnership items.

     The board of the Colorado limited liability company will review the new large partnership procedures with its legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the new procedures. Because of the substantial cost and administrative burden involved in implementing IRS audit adjustments at the unit holder level under the existing procedures, it is likely that the board will decide to make the election.

SELF-EMPLOYMENT TAX
     The IRS has held on audit that Minnesota Corn Processors' members currently are subject to self-employment tax on value added payments although the IRS now concedes that retired members who are no longer engaged in farming are not subject to self-employment tax on such payments. The tax code and Treasury regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury regulations address the treatment of Colorado limited liability company unit holders for self-employment tax purposes. Proposed Regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on Colorado limited liability company unit holders only if they (1) have personal liability for Colorado limited liability company obligations, have authority to contract on behalf of the Colorado limited liability company, or participate in the Colorado limited liability company's business for more than 500 hours each year. Few, if any, of the Colorado limited liability company's unit holders would be subject to self-employment tax under this test.

     The status of the Proposed regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the Treasury has not taken steps to finalize them. Nevertheless, because of the similarity of Colorado limited liability company unit holders and limited partners, it is believed to be highly likely that Colorado limited liability company unit holders will be treated similar to limited partners, i.e., generally not subject to self-employment tax on their share of

Colorado limited liability company earnings. This will represent a substantial saving relative to cooperative taxation for those Colorado limited liability company unit holders whose FICA wages and self-employment earnings are below the maximum FICA income base which is $72,600 for 1999.

STATE INCOME TAXES
     Colorado limited liability company unit holders generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements. Since the Colorado limited liability company will potentially be doing business in several states, this could create a substantial reporting burden for the members. Most states, however, allow "composite reporting" by partnerships and limited liability companies which means that the entity pays income taxes to the various states and the individual members are relieved of the reporting responsibility in states other than their state of residence and their state of residence generally will allow a tax credit for state income taxes paid by the entity for the benefit of the unit holder. For example, a unit holder who is a resident of Minnesota will report his entire share of the Colorado limited liability company's income but will receive credit on his Minnesota return for taxes paid to Minnesota and other states on his behalf. The Minnesota resident unit holder generally will not have to file individually in other states.


                                  LEGAL MATTERS

     The validity of the Class A units to be issued in connection with the conversion will be passed upon by Dorsey & Whitney, LLP.


                                     EXPERTS


     The consolidated financial statements of Minnesota Corn Processors at March 31, 1999, 1998 and 1997 and for the years ended March 31, 1999 and 1998, the six month fiscal period ended March 31, 1997, and the year ended September 30, 1996 provided in this document have been audited by Clifton Gunderson L.L.C., independent auditors, as set forth in their report thereon. The consolidated financial statements have been included herein in reliance upon said report given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Following the conversion, the Colorado limited liability company will file annual, quarterly and special reports with the SEC. You may read and copy any reports that the Colorado limited liability company files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The reports also will be available from commercial document retrieval services and at the SEC's web site (http://www.sec.gov).

     The Colorado limited liability company has filed with the SEC a Registration Statement on Form S-4 that registers the distribution to members of the Class A units to be issued in connection with the conversion. This document is a part of that Registration Statement. As allowed by SEC rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement. The Colorado limited liability company intends to furnish Class A unit holders with annual reports containing financial statements audited by an independent certified public accounting firm.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THE DOCUMENT TO VOTE ON THE CONVERSION. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED ___________, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY OTHER DATE, AND NEITHER THE MAILING OF THE THIS DOCUMENT TO MEMBERS NOR THE ISSUANCE OF CLASS A UNITS IN THE CONVERSION SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION
(UNAUDITED OF MINNESOTA CORN PROCESSORS, A COLORADO LIMITED LIABILITY COMPANY)



                                  INTRODUCTION

     In order to convert Minnesota Corn Processors from a Minnesota cooperative into a Colorado limited liability company, the following steps must be taken:

     * First, Minnesota Corn Processors will merge with and into Minnesota Corn Processors Colorado, a Colorado cooperative that has been newly formed for this conversion.

     * Second, immediately after the initial merger, the Colorado cooperative will merge with and into Minnesota Corn Processors, LLC, a newly formed Colorado limited liability company.

     Each unit of equity participation of Minnesota Corn Processors currently outstanding will be converted into one Class A unit of the new limited liability company. Each member holding 5,000 or more Class A units will be entitled to one vote, which is equivalent to the cooperative voting requirements of 5 common shares @ 1,000 units of equity participation per share. Since these mergers result in no change in voting rights or dilution of interests, they will be accounted for using the pooling of interest method of accounting, in accordance with generally accepted accounting principles.

     Because the purpose of the mergers is to effect the conversion of Minnesota Corn Processors form a cooperative to a limited liability company, there are no pro forma adjustments to the consolidated financial statements appearing in this document beginning on page F-1.

     The new authorized equity structure of the limited liability company will be for a total 350 million Class A voting units and 150 million Class B nonvoting units. At March 31, 1999, there were 136,866,968 voting units outstanding, and 58,696,755 non-voting units outstanding.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                         MINNESOTA CORN PROCESSORS, INC.

                                                                            PAGE
                                                                            ----

Independent Auditor's Report ............................................    F-1


Consolidated Balance Sheets .............................................    F-2

Consolidated Statements of Operations ...................................    F-3

Consolidated Statements of Member Equities ..............................    F-4

Consolidated Statements of Cash Flows ...................................    F-5

Summary of Significant Accounting Policies ..............................    F-7

Notes to Consolidated Financial Statements ..............................   F-12

                          INDEPENDENT AUDITOR'S REPORT





Board of Directors
Minnesota Corn Processors and Consolidated Entities
Marshall, Minnesota

We have audited the accompanying consolidated balance sheets of Minnesota Corn Processors and Consolidated Entities as of March 31, 1999, 1998, and 1997, and the related consolidated statements of operations, member equities, and cash flows for the years ended March 31, 1999 and 1998, the six months ended March 31, 1997, and the year ended September 30, 1996. These consolidated financial statements are the responsibility of the cooperative's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Minnesota Corn Processors and Consolidated Entities as of March 31, 1999, 1998 and 1997, and the results of their operations and their cash flows for the years ended March 31, 1999 and 1998, the six months ended March 31, 1997, and the year ended September 30, 1996, in conformity with generally accepted accounting principles.



Marshfield, Wisconsin
April 30, 1999

              MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                          CONSOLIDATED BALANCE SHEETS

                                                            JUNE 30,                           MARCH 31,
                                                        ---------------   ----------------------------------------------------
                                                              1999              1999              1998               1997
                                                        ---------------   ---------------   ----------------   ---------------
                                                          (UNAUDITED)                          (RESTATED)         (RESTATED)
CURRENT ASSETS
 Cash and cash equivalents ..........................    $   4,466,802     $   8,610,996     $     743,882      $   7,059,433
 Receivables ........................................       51,219,261        47,944,856        53,229,357         45,799,234
 Inventories ........................................       42,829,432        39,416,211        44,635,757         46,717,654
 Prepaids ...........................................        3,987,089         3,851,690         5,531,029          4,451,495
 Margin deposits ....................................        5,578,285         2,545,774         4,082,861            402,515
 Deferred income taxes ..............................               --                --           242,500            230,900
 Recoverable income taxes ...........................               --                --           113,696            243,680
 Option contract premiums ...........................        1,797,344         1,081,194         1,457,280            627,920
                                                         -------------     -------------     -------------      -------------
  Total current assets ..............................      109,878,213       103,450,721       110,036,362        105,532,831
                                                         -------------     -------------     -------------      -------------
INVESTMENTS AND OTHER ASSETS
 Investments ........................................       10,530,708        10,356,694         9,013,698          7,438,676
 Deferred start up costs ............................               --                --           170,732            554,517
 Deferred debt refinancing costs ....................        3,169,949         3,229,949         3,469,949                 --
 Cash surrender value of life insurance .............          146,000           146,000           249,800            337,000
 Non-current receivables ............................        1,856,157         1,998,714           649,693            600,040
 Non-current prepaids ...............................        1,661,690         1,717,690           634,613          1,890,950
 Goodwill ...........................................        3,469,562         3,543,382         3,838,663          4,133,945
                                                         -------------     -------------     -------------      -------------
  Total investments and other assets ................       20,834,066        20,992,429        18,027,148         14,955,128
                                                         -------------     -------------     -------------      -------------
PROPERTY AND EQUIPMENT ..............................      707,717,423       701,383,665       685,637,379        673,016,449
 Less accumulated depreciation ......................      217,295,935       206,546,129       163,147,927        120,992,735
                                                         -------------     -------------     -------------      -------------
  Net property and equipment ........................      490,421,488       494,837,536       522,489,452        552,023,714
                                                         -------------     -------------     -------------      -------------
TOTAL ASSETS ........................................    $ 621,133,767     $ 619,280,686     $ 650,552,962      $ 672,511,673
                                                         =============     =============     =============      =============
                         LIABILITIES AND MEMBER EQUITIES
CURRENT LIABILITIES
 Short-term notes payable ...........................    $   1,416,384     $   1,415,373     $   7,967,176      $   4,881,527
 Current portion of long-term debt ..................          470,465           417,772         1,660,000        409,538,655
 Accounts payable - grain ...........................        3,980,121         6,011,410        11,385,344          6,968,672
 Accounts payable - other ...........................       10,113,819        17,859,906        37,410,401         26,457,925
 Value added payable ................................               --         4,140,000                --                 --
 Income taxes payable ...............................               --           298,615                --                 --
 Accrued expenses and taxes, other than
  income taxes ......................................       22,383,008         8,460,242         8,216,163          9,204,273
                                                         -------------     -------------     -------------      -------------
   Total current liabilities ........................       38,363,797        38,603,318        66,639,084        457,051,052
LONG-TERM DEBT ......................................      290,895,789       290,975,901       295,000,000            804,614
DEFERRED COMPENSATION ...............................          785,000           785,000         1,075,727          1,013,232
DEFERRED INCOME TAXES ...............................               --                --           654,500            967,100
                                                         -------------     -------------     -------------      -------------
   Total liabilities ................................      330,044,586       330,364,219       363,369,311        459,835,998
                                                         -------------     -------------     -------------      -------------
MEMBER EQUITIES
 Units of equity participation certificates .........      247,006,471       247,006,471       246,858,933        246,867,655
 Non-voting units of equity participation ...........      119,790,000       119,790,000       119,790,000                 --
 Contributed capital ................................        1,007,789         1,007,789         1,007,789          1,007,789
 Unallocated capital deficit ........................      (54,072,853)      (56,659,299)      (63,177,920)       (18,017,847)
 Non-qualified patronage refunds ....................        3,849,171         3,849,171         3,849,171          3,849,171
 Loss to be allocated to members ....................      (20,547,422)      (20,665,755)      (21,534,536)       (21,584,206)
 Retained earnings (deficit) ........................       (5,943,975)       (5,411,910)          390,214            553,113
                                                         -------------     -------------     -------------      -------------
   Total member equities ............................      291,089,181       288,916,467       287,183,651        212,675,675
                                                         -------------     -------------     -------------      -------------
TOTAL LIABILITIES AND MEMBER
 EQUITIES ...........................................    $ 621,133,767     $ 619,280,686     $ 650,552,962      $ 672,511,673
                                                         =============     =============     =============      =============


 These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    SIX MONTHS
                                             THREE MONTHS            YEAR ENDED      YEAR ENDED        ENDED         YEAR ENDED
                                            ENDED JUNE 30,           MARCH 31,       MARCH 31,       MARCH 31,      SEPTEMBER 30,
                                    ----------------------------- --------------- --------------- --------------- ---------------
                                          1999           1998           1999            1998            1997            1996
                                    -------------- -------------- --------------- --------------- --------------- ---------------
                                             (UNAUDITED)                             (RESTATED)      (RESTATED)      (RESTATED)
NET SALES, STORAGE, AND
 HANDLING CHARGES .................  $144,877,406   $164,920,139   $ 598,769,463   $ 563,192,996   $ 237,461,920     420,338,562

COST OF GOODS .....................   123,283,212    154,305,103     525,667,383     525,142,179     207,031,141     441,371,956
                                     ------------   ------------   -------------   -------------   -------------     -----------
  Gross proceeds (loss) ...........    21,594,194     10,615,036      73,102,080      38,050,817      30,430,779     (21,033,394)

SELLING, GENERAL, AND
 ADMINISTRATIVE
 EXPENSES .........................    13,550,230     12,429,853      50,530,355      45,917,515      19,972,556      25,922,710
                                     ------------   ------------   -------------   -------------   -------------     -----------
  Net operating proceeds
   (loss) .........................     8,043,964     (1,814,817)     22,571,725      (7,866,698)     10,458,223     (46,956,104)
                                     ------------   ------------   -------------   -------------   -------------     -----------
OTHER INCOME (EXPENSE)
 Interest expense .................    (5,411,939)    (6,034,847)    (23,170,643)    (31,901,028)    (20,347,464)    (18,662,306)
 Interest and other income
  (net) ...........................      (369,746)       163,184       3,077,580       2,408,801         175,856       2,820,372
 Gain (loss) on disposal of
  property and equipment ..........       (14,277)          (350)         15,287          30,344          17,902        (109,783)
 Gain (loss) on sales contract ....            --      3,713,699       3,268,000      (7,986,000)             --              --
                                     ------------   ------------   -------------   -------------   -------------     -----------
                                       (5,795,962)    (2,158,314)    (16,809,776)    (37,447,883)    (20,153,706)    (15,951,717)
                                     ------------   ------------   -------------   -------------   -------------     -----------
  Net income (loss) before
   income taxes ...................     2,248,002     (3,973,131)      5,761,949     (45,314,581)     (9,695,483)    (62,907,821)

PROVISION FOR INCOME
 TAXES ............................        75,288         17,029         (69,267)           (285)         59,124              --
                                     ------------   ------------   -------------   -------------   -------------     -----------

NET INCOME (LOSS) .................  $  2,172,714   $ (3,990,160)  $   5,831,216   $ (45,314,296)  $  (9,754,607)  $ (62,907,821)
                                     ============   ============   =============   =============   =============   =============
ALLOCATION OF NET
 INCOME (LOSS)
 Applied to loss allocated
  to members ......................                                $     750,000   $          --   $          --   $ (51,273,016)
 Unallocated capital reserve ......                                    6,743,340     (45,151,397)    (10,629,771)    (12,081,615)
 Value added ......................                                    4,140,000              --              --       1,291,779
 Retained earnings (deficit) ......                                   (5,802,124)       (162,899)        875,164        (844,969)
                                                                   -------------   -------------   -------------   -------------
                                                                   $   5,831,216   $ (45,314,296)  $  (9,754,607)  $ (62,907,821)
                                                                   =============   =============   =============   =============


 These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   CONSOLIDATED STATEMENTS OF MEMBER EQUITIES


                                                                                               UNALLOCATED
                                           UNITS OF EQUITY      NON-VOTING                      CAPITAL      NON-QUALIFIED
                                            PARTICIPATION    UNITS OF EQUITY    CONTRIBUTED     RESERVE        PATRONAGE
                                             CERTIFICATES     PARTICIPATION       CAPITAL      (DEFICIT)        REFUNDS
                                           ---------------   ---------------    -----------    -----------   -------------
BALANCE, OCTOBER 1, 1995 ................. $110,136,393      $         --      $2,753,030     $ 12,300,385   $3,849,171
 Add adjustment for the cumulative
  effect on prior years of applying
  retroactively the change from the
  LIFO method of inventory pricing
  to the FIFO method .....................           --                --              --               --           --
 Transfers ...............................   64,879,953                --      (1,745,241)       1,745,241           --
 Allocation of 1995 net proceeds .........    7,328,054                --              --               --           --
 Equities sold ...........................   64,833,780                --              --               --           --
 Equities repurchased ....................      (92,977)               --              --         (603,495)          --
 Value added paid ........................           --                --              --               --           --
 1996 net loss ...........................           --                --              --      (12,081,615)          --
                                           ------------      ------------      ----------     ------------   ----------
BALANCE, SEPTEMBER 30, 1996 ..............  247,085,203                --       1,007,789        1,360,516    3,849,171
 Equities repurchased ....................       (8,250)               --              --          (51,248)          --
 Loss allocation:
  Payments by members ....................           --                --              --               --           --
  Less discounts on payments .............           --                --              --       (8,906,644)          --
 1997 net loss ...........................           --                --              --      (10,629,771)          --
 Transfers ...............................     (209,298)               --              --          209,298           --
                                           ------------      ------------      ----------     ------------   ----------
BALANCE, MARCH 31, 1997 ..................  246,867,655                --       1,007,789      (18,017,849)   3,849,171
 Loss allocation:
  Payments by members ....................           --                --              --               --           --
  Less discounts on payments .............           --                --              --           (8,676)          --
 1998 net loss ...........................           --                --              --      (45,151,397)          --
 Equities issued .........................        6,450       119,790,000              --               --           --
 Adjustments .............................      (15,172)               --              --                2           --
                                           ------------      ------------      ----------     ------------   ----------
BALANCE, MARCH 31, 1998 ..................  246,858,933       119,790,000       1,007,789      (63,177,920)   3,849,171
 Loss allocation:
  Payments by members ....................           --                --              --               --           --
 1999 allocation of net income ...........           --                --              --       10,883,340           --
 Value added .............................           --                --              --       (4,140,000)          --
 Transfers ...............................      147,538                --              --         (208,018)          --
 Equity retirements ......................           --                --              --          (16,701)          --
                                           ------------      ------------      ----------     ------------   ----------
BALANCE, MARCH 31, 1999 .................. $247,006,471      $119,790,000      $1,007,789     $(56,659,299)  $3,849,171
                                           ============      ============      ==========     ============   ==========

[WIDE TABLE CONTINUED FROM ABOVE]

                                                                   QUALIFIED
                                                               PATRONAGE REFUNDS
                                             UNITS OF EQUITY   PAYABLE IN UNITS        LOSS         RETAINED
                                              PARTICIPATION        OF EQUITY       ALLOCATED TO     EARNINGS
                                              SUBSCRIPTIONS      PARTICIPATION        MEMBERS      (DEFICIT)        TOTAL
                                             ---------------   -----------------   ------------    ---------    ------------
BALANCE, OCTOBER 1, 1995 .................    $64,879,953         $7,328,054       $         --   $        --   $201,246,986
 Add adjustment for the cumulative
  effect on prior years of applying
  retroactively the change from the
  LIFO method of inventory pricing
  to the FIFO method .....................             --                 --                 --       522,918        522,918
 Transfers ...............................    (64,879,953)                --                 --            --             --
 Allocation of 1995 net proceeds .........             --         (7,328,054)                --            --             --
 Equities sold ...........................             --                 --                 --            --     64,833,780
 Equities repurchased ....................             --                 --                 --            --       (696,472)
 Value added paid ........................             --                 --         (1,291,779)           --     (1,291,779)
 1996 net loss ...........................             --                 --        (49,981,237)     (844,969)   (62,907,821)
                                              -----------         ----------       ------------   -----------   ------------
BALANCE, SEPTEMBER 30, 1996 ..............             --                 --        (51,273,016)     (322,051)   201,707,612
 Equities repurchased ....................             --                 --                 --            --        (59,498)
 Loss allocation:
  Payments by members ....................             --                 --         20,782,166            --     20,782,166
  Less discounts on payments .............             --                 --          8,906,644            --             --
 1997 net loss ...........................             --                 --                 --       875,164     (9,754,607)
 Transfers ...............................             --                 --                 --            --             --
                                              -----------         ----------       ------------   -----------   ------------
BALANCE, MARCH 31, 1997 ..................             --                 --        (21,584,206)      553,113    212,675,673
 Loss allocation:
  Payments by members ....................             --                 --             40,994            --         40,994
  Less discounts on payments .............             --                 --              8,676            --             --
 1998 net loss ...........................             --                 --                 --      (162,899)   (45,314,296)
 Equities issued .........................             --                 --                 --            --    119,796,450
 Adjustments .............................             --                 --                 --            --        (15,170)
                                              -----------         ----------       ------------   -----------   ------------
BALANCE, MARCH 31, 1998 ..................             --                 --        (21,534,536)      390,214    287,183,651
 Loss allocation:
  Payments by members ....................             --                 --             58,301            --         58,301
 1999 allocation of net income ...........             --                 --            750,000    (5,802,124)     5,831,216
 Value added .............................             --                 --                 --            --     (4,140,000)
 Transfers ...............................             --                 --             60,480            --             --
 Equity retirements ......................             --                 --                 --            --        (16,701)
                                              -----------         ----------       ------------   -----------   ------------
BALANCE, MARCH 31, 1999 ..................    $        --         $       --       $(20,665,755)  $(5,411,910)  $288,916,467
                                              ===========         ==========       ============   ===========   ============

 These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                      SIX MONTHS
                                                 THREE MONTHS            YEAR ENDED     YEAR ENDED       ENDED         YEAR ENDED
                                                 ENDED JUNE 30,           MARCH 31,      MARCH 31,      MARCH 31,    SEPTEMBER 30,
                                          ---------------------------   ------------   ------------   ------------   -------------
                                              1999           1998           1999           1998           1997            1996
                                          ------------   ------------   ------------   ------------   ------------   -------------
                                                  (UNAUDITED)                           (RESTATED)     (RESTATED)      (RESTATED)
CASH FLOWS FROM
 OPERATING ACTIVITIES
 Net income (loss) .....................  $  2,172,714   $ (3,990,160)  $  5,831,216   $(45,314,296)  $ (9,754,607)  $(62,907,821)
 Adjustments to reconcile net income
  (loss) to net cash provided
  (used) by operating activities:
   Depreciation and amortization .......    11,303,959     11,513,639     44,485,669     43,185,375     18,228,484     28,367,875
   Investment impairment loss ..........       260,000             --      1,400,000             --             --             --
   Non-cash patronage refunds
    received ...........................            --     (2,599,589)    (2,599,589)    (1,261,572)            --     (1,577,607)
   (Gain) loss on disposal of
    equipment ..........................        14,277           (350)       (15,287)       (30,344)       (17,902)       109,783
   Sales proceeds applied to
    purchase of investments ............            --             --       (143,407)            --             --             --
   Deferred debt refinancing costs .....            --             --             --     (3,609,949)            --             --
   Changes in operating assets and
    liabilities:
     Receivables .......................    (3,274,405)   (15,844,823)     3,926,796     (7,479,776)    (1,251,347)    (4,595,021)
     Inventories .......................    (3,413,221)       128,327      5,219,546      2,081,897     (3,604,589)      (317,592)
     Cash surrender value of life
      insurance ........................            --       (235,501)       103,800         87,200        (23,000)       (26,513)
     Prepaids ..........................      (135,399)    (1,006,258)       596,262        176,803     (3,052,395)       599,860
     Margin deposits ...................    (3,032,511)    (1,584,813)     1,537,087     (3,680,346)      (402,515)     1,256,498
     Accounts payable - grain ..........    (2,031,289)    (3,452,303)    (5,373,934)     4,416,672     (4,198,533)   (25,395,005)
     Value added payments
      payable ..........................      (116,908)            --             --             --             --     (1,291,779)
     Accounts payable - other ..........   (11,886,087)   (10,246,057)   (20,055,585)    10,731,291      2,900,959    (28,139,320)
     Accrued expenses and taxes,
      other than income taxes ..........    13,624,151     14,280,438        244,079       (988,110)    (1,587,220)     2,544,127
     Income taxes
      recoverable/payable -
      current and deferred .............            --             --            311       (194,216)      (261,552)      (478,998)
     Deferred market position ..........       (80,325)            --             --             --             --     (2,951,179)
     Option contract premiums ..........      (716,150)     1,457,280        376,086       (829,360)      (627,920)            --
     Deferred compensation .............            --          4,024       (290,727)        62,495         29,872        983,360
                                          ------------   ------------   ------------   ------------   ------------   ------------
      Net cash provided (used) by
       operating activities .............     2,688,806    (11,576,146)    35,242,323     (2,646,236)    (3,622,265)   (93,819,332)
                                          ------------   ------------   ------------   ------------   ------------   ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES
 Additions to property and equipment ...    (6,657,841)    (1,990,492)   (14,441,820)   (12,671,480)   (12,105,601)  (187,162,400)
 Other .................................            --             --             --             --             --          2,389
 Proceeds from disposal of property
  and equipment ........................        24,373          2,500        266,201         90,963         55,967        105,431
 Net repayments of notes receivable
  from employees, affiliates, and
  others ...............................       142,557             --          8,684             --             --             --
 Investments purchased .................      (434,014)            --             --       (313,450)            --     (1,407,470)
 Other investments purchased ...........            --             --             --             --             --           (145)
 Purchase of subsidiary ................            --             --             --             --             --     (4,717,627)
                                          ------------   ------------   ------------   ------------   ------------   ------------
     Net cash used by investing
      activities .......................    (6,924,925)    (1,987,992)   (14,166,935)   (12,893,967)   (12,049,634)  (193,179,822)
                                          ------------   ------------   ------------   ------------   ------------   ------------

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                     SIX MONTHS
                                                 THREE MONTHS           YEAR ENDED     YEAR ENDED       ENDED        YEAR ENDED
                                                ENDED JUNE 30,           MARCH 31,      MARCH 31,      MARCH 31,    SEPTEMBER 30,
                                        ----------------------------   ------------   ------------   ------------   -------------
                                              1999          1998           1999           1998           1997            1996
                                         ------------   ------------   ------------   ------------   ------------   -------------
                                                 (UNAUDITED)                           (RESTATED)     (RESTATED)     (RESTATED)
CASH FLOWS FROM
 FINANCING ACTIVITIES
 Principal payments on short-term
  borrowings from members and
  others (net) ........................  $      1,011   $   (151,492)  $ (6,551,803)  $  3,085,649   $ (1,953,669)  $    281,990
 Long-term borrowings .................            --     13,250,000     97,700,000    296,000,000     39,400,007    218,515,275
 Principal payments on long-term
  debt ................................       (27,419)      (156,465)  (104,398,071)  (409,683,269)   (33,026,213)       (75,120)
 Bank overdraft .......................            --             --             --             --     (2,722,391)   (12,495,661)
 Loss allocation payments from
  members .............................       118,333          2,782         58,301         40,994     20,782,166             --
 Equity adjustments ...................            --             --        (16,701)       (15,172)            --             --
 Equities issued ......................            --             --             --    119,796,450             --             --
 Equities repurchased .................            --             --             --             --        (59,498)      (696,473)
 Equities sold ........................            --         (7,948)            --             --             --     64,833,780
 Patronage refunds paid in cash .......            --             --             --             --             --     (2,198,415)
                                         ------------   ------------   ------------   ------------   ------------   ------------
  Net cash provided (used) by
   financing activities ...............        91,925     12,936,877    (13,208,274)     9,224,652     22,420,402    268,165,376
                                         ------------   ------------   ------------   ------------   ------------   ------------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS ..........................    (4,144,194)      (627,261)     7,867,114     (6,315,551)     6,748,503    (18,833,778)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD/YEAR .............     8,610,996        743,882        743,882      7,059,433        310,930     19,144,708
                                         ------------   ------------   ------------   ------------   ------------   ------------
CASH AND CASH EQUIVALENTS,
 END OF PERIOD/YEAR ...................  $  4,466,802   $    116,621   $  8,610,996   $    743,882   $  7,059,433   $    310,930
                                         ============   ============   ============   ============   ============   ============
SUPPLEMENTAL CASH FLOW
 INFORMATION
 Interest paid (including $7,176,751
  capitalized in 1996) ................                                $ 23,194,460   $ 33,573,344   $ 22,997,498   $ 25,839,057
 Income taxes paid ....................                                          --        193,931             --             --
 Income taxes recovered ...............                                      69,578             --          2,790             --

NON-CASH ACTIVITY
 Purchase subsidiary with long-term
  borrowing ...........................                                          --             --             --     11,782,373
 Investments purchased through sales
  of product ..........................                                     143,407             --             --             --
 Property and equipment acquired
  through debt financing ..............                                   1,431,744             --             --             --


 These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies and notes to consolidated financial statements.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Minnesota Corn Processors ("the cooperative") (MCP) is a member owned cooperative incorporated in Minnesota for the purpose of producing value added corn related products for its members. The cooperative produces corn starch, syrup, gluten, fuel ethanol, and high fructose corn syrup.

     Members are required to purchase units of equity participation based upon the number of bushels for which they contract.

     In March, 1996, Minnesota Corn Processors purchased 100% of the equity of Liquid Sugars, Inc. (LSI) and it's wholly owned subsidiary, Liquid Sugar Transportation Corporation, along with the equity of California Syrup & Extract Co., Calag Products, Inc., Liquid Sugars, Inc. -- Midwest, and Steep and Deep Corporation. Included in this purchase were also the assets of a partnership, WACO. These entities were all related through common ownership.

     Effective July 31, 1996, all of the above entities were merged into Steep & Deep Corporation, which immediately changed its name to Liquid Sugars, Inc., through a pooling of interests. Other than the former Liquid Sugars, Inc., the operating results of these entities were not significant. All shares of the former entities were canceled since upon the date of the merger, all assets and liabilities of these former entities became part of Steep & Deep Corporation (now Liquid Sugars, Inc.).

     Liquid Sugars, Inc. (LSI), a wholly owned subsidiary, is a sweetener blending and storage operation, which provides its products to various types of customers (including food processors) located primarily in the Western United States. As a result of MCP's 100% ownership of LSI, the accounts and transactions of LSI are consolidated in these financial statements.

     Grower Procurement Agency (GPA), an agency of the members of MCP, was formed to assemble, procure, and supply corn to MCP on behalf of its membership. The Board of Directors consists of employees of MCP, and it leases facilities and employees from MCP. Because of the control which MCP has over the operations of GPA, this entity is also being consolidated.


INTERIM FINANCIAL INFORMATION

     The consolidated balance sheet as of June 30, 1999, and the consolidated statements of operations and cash flows for the three-month periods ended June 30, 1999 and 1998, has been prepared by the cooperative without audit. In the opinion of management all adjustments necessary to conform to generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information have been made, all of which are normal and recurring in nature.


PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of MCP, and its wholly owned subsidiary, LSI, and its controlled entity, GPA. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant management estimates relate to the determination of the valuation of repair parts inventory, the accumulated depreciation, and the allowance for doubtful accounts.

CREDIT POLICY

     The cooperative sells its product primarily to the petroleum industry, farmers and ranchers, breweries, bakeries, the paper industry, and soft drink companies on terms it establishes for each customer. LSI sells its products to food processors and others on terms it establishes for each customer.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


GPA basically has only one customer, MCP. Credit sales are made throughout the United States and, to a much lesser degree, in Canada, by MCP and its consolidated entities.

REVENUE RECOGNITION POLICY

     Revenues are recognized at the time product is shipped to customers, net of freight charges, except for consigned inventories where the revenue is recognized at the time the shipment is used by the customer.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the cooperative and its consolidated entities considers all highly liquid investments in debt instruments of other entities, with a maturity date of less than three months at the date of purchase, to be cash equivalents.

INVENTORIES

     Unprocessed corn, finished goods, maintenance parts, and in-process inventories are valued at the lower of cost or net realizable value. Ingredients are valued at the lower of cost or market. All inventory valuations assume a first-in, first-out flow of goods.

HEDGE TRANSACTIONS


     The cooperative generally follows a policy of hedging a portion of its future grain requirements to the extent considered practicable for minimizing risk from market price fluctuations. All hedging instruments are designated as and effective hedges, as required by generally accepted accounting principles. Futures contracts used for hedging are purchased and sold through regulated commodity exchanges. Noncommodity exchange purchase and sale contracts may expose MCP to risk in the event that a counterparty to a transaction is unable to fulfill its contractual obligation.


     As grain is used in the production process, realized gains or losses and option contract premiums on these positions are recognized in cost of sales. Marketing gains or losses realized on grain prior to the delivery period for which they are identified as protecting are deferred and recognized pro rata through the identified delivery period. Such deferred amounts are reflected as option contract premiums in the current asset section of the consolidated balance sheet. Deferred gains and losses from commodity exchange purchases (representing amounts to be recognized as the grain is purchased in future periods) are not recorded in these financial statements.

     In connection with these hedge transactions, margin deposits are made with brokers, as reflected in the current asset section of the balance sheet.

INVESTMENTS

     Investments are principally in the St. Paul Bank. They are recorded at original cost, plus the face value of equities received as patronage refunds. The face value of equities redeemed by other cooperatives is deducted from the investment balance. The investments are not transferable. No cash is received until such time as redeemed at the discretion of the other cooperative. Patronage refunds and redemptions are recorded in the year received. If a permanent impairment in value is deemed to have occurred, the investment value is reduced and a loss is reported in the consolidated statement of operations.

PROPERTY AND EQUIPMENT

     The cost of property and equipment includes all costs incurred to bring such assets to the condition necessary for their intended use.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Costs of property and equipment are charged to operations, as depreciation, on a straight-line method over the estimated useful lives of the individual assets.

     The ranges of the estimated useful lives for the major classes of property and equipment are as follows:

Land and public improvements .................  Not being depreciated
Land improvements ............................  18 to 20 years
Building and leasehold improvements ..........  Generally 33 years, with some immaterial amounts on a shorter
                                                 life
Equipment ....................................  5 to 25 years
Railroad, switch engine, and rail cars .......  11 to 25 years
Silos ........................................  5 to 35 years
Construction in progress .....................  Not being depreciated

PENSION PLANS

     The cooperative makes payments under a defined contribution plan for the benefit of substantially all employees at a contribution rate, which is stipulated by the plan and which is discretionary up to 2.5% of consolidated net income. Effective April 1, 1998, the cooperative matches 25% of each employee's 401(k) contributions up to a 6% deferral election.

     LSI makes payments under a defined contribution plan for the benefit of substantially all nonunion employees at a contribution rate, which is stipulated by the plan and which is discretionary up to 2.5% of consolidated net income. Effective April 1, 1998, LSI matches 25% of each employee's 401(k) contributions up to a 6% deferral election.

     A portion of LSI's employees are covered by a collective bargaining agreement. LSI contributes to the union employees' pension plan in accordance with the terms of the collective bargaining agreement.

     Effective April 1, 1999, a Money Purchase Pension program, which is fully funded by MCP and LSI at 3% of employee wages, was adopted. Furthermore, MCP and LSI increased the level at which the matching contributions are made from 25% of the first 6% of the employee deferral election to 50% of the first 6%, effective April, 1, 1999.

DEFERRED COMPENSATION

     LSI maintains non-qualified deferred compensation agreements with certain of its employees. The present value of the future payments amounted to $785,000, $1,075,727, $1,013,232, and $983,360 at March 31, 1999, March 31, 1998, March
31, 1997, and September 30, 1996, respectively. These amounts are based on estimated rates of returns. Actual future payments could differ from these estimates. The increase in future benefits attributable to interest is expensed yearly. Life insurance contracts have been acquired covering the life of most of the employees covered by the deferred compensation arrangements, with LSI being both the owner and the beneficiary of the policies. The purpose of these life insurance policies is to assist in payment of the deferred compensation obligations in the event of death or retirement of the employee. The cash surrender value, amounting to $146,000, $249,800, $337,000, and $314,000 relating to these policies, is included as a non-current asset in the balance sheets as of March 31, 1999, March 31, 1998, March 31, 1997, and September 30, 1996, respectively.

INCOME TAXES

     The cooperative is subject to federal income tax, Minnesota franchise tax, and Nebraska and New Jersey income tax and is permitted a deduction from taxable income for the portion of the net proceeds refunded to patrons in the form of qualified patronage refunds, if any, or value added payments. In

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


addition, any tax that may be due to the State of Nebraska will be offset primarily by credits allowable under the Nebraska Employment and Investment Growth Act.


     LSI is subject to federal and numerous state income taxes as a tax paying corporation. The entity is subject to state income taxes on a pro rata basis in most of these states.


     GPA is a Minnesota corporation that is subject to taxation under the provision of its organizing code section.

     Consolidated tax returns are not being filed for federal income tax purposes.

DEFERRED INCOME TAXES

     Deferred income taxes arise from LSI from the difference in reported bases of assets and liabilities for financial and tax accounting. Deferred taxes are classified as current or non-current depending on the classification of the asset and liabilities to which they relate. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized.

     The principal sources of differences are property and equipment depreciation methods and non-deductible items, such as the allowance for doubtful accounts, vacation pay accruals, and deferred compensation.

     MCP distributes its proceeds and losses on a tax basis, which effectively eliminates the requirement of recording deferred income taxes relating to timing differences for this entity. Those timing differences are accounted for in the unallocated capital reserve.

DEFERRED START UP COSTS


     Various start-up costs incurred in connection with the construction of the plant in Nebraska have been deferred ($3,747,373) and are being charged to expense (amortized) on a straight-line basis over a 5-year period effective September, 1992, and August, 1994. Amortization expense relating to the deferred organizational costs was $170,732, $383,786, $374,736, and $749,472 for the years ended March 31, 1999 and 1998, six months ended March 31, 1997, and year ended September 30, 1996, respectively. Accumulated amortization was $3,747,373, $3,576,642, $3,192,856, and $2,818,120 at March 31, 1999, March 31, 1998, March
31,1997, and September 30, 1996, respectively.


AMORTIZATION OF OTHER INTANGIBLE COSTS

     Goodwill resulting from the purchase price of LSI being greater than fair market value is being amortized on a straight-line basis over a 15-year period beginning in April, 1996. Amortization expense for the years ended March 31, 1999 and 1998, six months ended March 31, 1997, and year ended September 30, 1996, was $295,282, $295,282, $147,641, and $147,641, respectively. Accumulated amortization was $885,846, $590,564, $295,282, and $147,641 at March 31, 1999,
March 31, 1998, March 31, 1997, and September 30, 1996, respectively.

     Included in prepaid expenses is an amount of $3,788,324 representing costs incurred by MCP in connection with the construction of a railroad bridge in Columbus, Nebraska, to encourage another rail company to serve that location. It is expected that the freight savings will result in the recovery of the costs incurred over a three-year period. Accordingly, these costs are being amortized on a straight-line basis over a three-year period effective October 1, 1996. Amortization expense for the year amounted to $1,897,388, $1,260,624, and $630,312 for the years ended March 31, 1999 and 1998, and for the six months ended March 31, 1997, respectively. Accumulated amortization was $3,788,324, $1,890,936, and $630,312 at March 31, 1999, March 31, 1998, and March 31, 1997,
respectively.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DEFERRED DEBT REFINANCING COST

     The debt refinancing costs relate to a restructuring of debt completed during fiscal 1997/98. The asset is carried at cost and is being amortized over a 15-year period using the interest method. Amortization expense for the years ended March 31, 1999 and 1998, was $240,000 and $140,000, respectively. Accumulated amortization was $380,000 and $140,000 at March 31, 1999 and 1998, respectively.

CHANGE IN FISCAL YEAR

     Minnesota Corn Processors, Liquid Sugars, Inc., and Grower Procurement Agency all changed their fiscal years to a March 31 closing date, effective October 1, 1996. Previously, these entities had a fiscal closing date of September 30 for financial statement purposes.


     This information is an integral part of the accompanying consolidated financial statements.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- RECEIVABLES


     Balance sheet totals comprise the following elements:

                                                               MARCH 31,        MARCH 31,       MARCH 31,
                                                                  1999             1998            1997
                                                             ------------     ------------     -----------
   Notes receivable .....................................    $    335,623     $    494,003     $   360,317
   Trade accounts .......................................      47,606,750       51,061,695      41,127,112
   Other -- primarily tax refunds on capital
    expenditures and ethanol production credits .........       3,384,197        3,940,352       5,408,845
   Allowance for doubtful accounts ......................      (1,383,000)      (1,617,000)       (497,000)
                                                             ------------     ------------     -----------
   Total receivables ....................................    $ 49,943,570     $ 53,879,050     $46,399,274
                                                             ============     ============     ===========
   Balance sheet classification:
   Current assets .......................................    $ 47,944,856     $ 53,229,357     $45,799,234
   Non-current assets ...................................       1,998,714          649,693         600,040
                                                             ------------     ------------     -----------
   Total ................................................    $ 49,943,570     $ 53,879,050     $46,399,274
                                                             ============     ============     ===========

NOTE 2 -- INVENTORIES

     Principal elements of inventories were as follows:


                                                         JUNE 30,       MARCH 31,       MARCH 31,       MARCH 31,
                                                           1999            1999           1998             1997
                                                      -----------     -----------     -----------     -----------
                                                       (UNAUDITED)                     (RESTATED)       (RESTATED)
 Corn .............................................   $ 3,203,819     $ 3,592,192     $ 3,637,865     $ 3,157,109
 Chemicals, supplies, and coal ....................     5,176,174       5,335,998       5,583,811       6,414,285
 Goods in process of manufacture ..................     1,988,313       2,065,497       1,896,421       1,908,421
 Finished goods and finished product in
  transit between Minnesota Corn Processors
  locations and Liquid Sugars, Inc. locations .....    16,293,612      12,762,376      16,269,782      17,197,403
 Repair parts .....................................    12,650,945      12,600,654      12,756,915      13,034,900
 Liquid Sugars, Inc. -- sweetener inventory
  -- bulk and specialty products ..................     3,516,569       3,059,494       4,490,963       5,005,536
                                                      -----------     -----------     -----------     -----------
 Total inventories ................................   $42,829,432     $39,416,211     $44,635,757     $46,717,654
                                                      ===========     ===========     ===========     ===========


NOTE 3 -- INVESTMENTS

     Investments are nearly all in stock of St. Paul Bank. The stock was acquired under the terms of the cooperative's prior loan agreement with the bank and through patronage refunds received from the bank.

     Notification was received in March, 1999, from St. Paul Bank that there is deemed to have been an impairment in the value of the investment in that cooperative of approximately 12.4%. Accordingly, the cooperative has recognized a $1,400,000 loss in the consolidated statement of operations to reflect this likely impairment in the value of the investment. This loss is reflected as an element of interest and other income (net) in the consolidated statement of operations for the year ended March 31, 1999.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 -- PROPERTY AND EQUIPMENT

     The consolidated entity's investment in property and equipment is recorded in the balance sheet at cost. The principal elements of the totals shown in the balance sheet are as follows:

                                                         MARCH 31,        MARCH 31,        MARCH 31,
                                                            1999             1998             1997
                                                       ------------     ------------     ------------
   Land and public improvements ...................    $  6,808,750     $  5,624,778     $  5,552,696
   Land improvements ..............................       7,274,134        6,543,052        5,907,292
   Buildings and leasehold improvements ...........     118,614,482      116,552,177      115,540,657
   Equipment ......................................     543,402,192      541,590,580      520,475,494
   Railroad, switch engine, and rail cars .........       8,977,176        1,960,902        2,029,235
   Silos ..........................................      10,644,158       10,627,402        9,750,952
   Construction in progress .......................       5,662,773        2,738,488       13,760,123
                                                       ------------     ------------     ------------
   Total property and equipment ...................    $701,383,665     $685,637,379     $673,016,449
                                                       ============     ============     ============

     Depreciation expense was $43,779,655, $42,366,307 for March 31, 1999 and 1998, $17,706,108 for the six month fiscal period ended March 31, 1997, and $27,470,763 for the year ended September 30, 1996.

NOTE 5 -- SHORT-TERM NOTES PAYABLE

     Balance sheet totals consist of notes payable to:

                                                        MARCH 31,       MARCH 31,       MARCH 31,
                                                          1999            1998            1997
                                                       ----------      ----------      ----------
   Debentures payable .............................    $1,415,373      $1,367,176      $1,681,527
   Bank of the West ...............................            --       6,600,000       3,200,000
                                                       ----------      ----------      ----------
   Total short-term notes payable .................    $1,415,373      $7,967,176      $4,881,527
                                                       ==========      ==========      ==========

     The debentures payable to members and others are unsecured. Interest is paid on maturity of the debenture at a rate between 5.00% and 7.00% per annum. Notes are issued for one-year periods and may be renewed.

NOTE 6 -- LONG-TERM DEBT AND PROPERTY PLEDGED

     Long-term debt comprises the following elements:

                                                         MARCH 31,     MARCH 31,      MARCH 31,
                                                            1999          1998           1997
                                                       ------------  ------------   ------------
   St. Paul Bank and RaboBank -- bridge financing
    agreement (construction) ........................    $     --      $     --     $183,233,513
   St. Paul Bank -- other term loan agreement
    (consolidated) ..................................          --            --       94,300,000
   St. Paul Bank -- revolving note ..................          --            --       40,000,000
   RaboBank -- revolving credit agreement ...........          --            --       30,000,000
   Rabo Bank -- term loan agreement .................          --            --       50,000,000
   Former stockholders of Liquid Sugars, Inc. .......          --            --       11,618,413
   Loup River Public Power District .................          --            --           21,729
   B & B Procurement ................................          --            --           29,614

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 -- LONG-TERM DEBT AND PROPERTY PLEDGED (CONTINUED)

                                                           MARCH 31,        MARCH 31,       MARCH 31,
                                                             1999             1998            1997
                                                         ------------     ------------     -----------
Harris Trust and Savings Bank and U.S. Bancorp
 Ag Credit, Inc. -- outstanding on $50,000,000
 revolving credit loan due August 27, 2000.
 Outstanding amounts are secured by security
 agreements on inventories and accounts receivable
 of the cooperative and LSI and assignment of
 hedging account. Interest at variable rates (approxi-
 mately 6.75% at March 31, 1999). ....................   $        --      $ 5,000,000       $     --

Private Placement Notes -- Series A -- repayment
 to be made at the rate of $3,571,429 per year
 commencing September 1, 2001, with final payment
 due September 1, 2007. Secured by real estate
 mortgage. Interest payable semi-annually at 7.57%
 per annum. ..........................................    25,000,000       25,000,000             --

Private Placement Notes -- Series B -- repayment
 to be made at the rate of $24,000,000 per year
 commencing September 1, 2005, with final payment
 due  September 1, 2009. Secured by real estate
 mortgage. Interest payable  semi-annually at 7.72%
 per annum. ..........................................   120,000,000      120,000,000             --

Private Placement Notes -- Series C -- repayment
 to be made at the rate of $6,428,571 per year
 commencing September 1, 2006, with final payment
 due September 1, 2012. Secured by real estate
 mortgage. Interest payable  semi-annually at 7.83%
 per annum. ..........................................    45,000,000       45,000,000             --

Private Placement Notes -- Series D -- repayment
 to be made at the rate of $20,000,000 per year
 commencing September 1, 2003, with final payment
 due September 1, 2007. Secured by real estate
 mortgage. Interest payable at a variable rate (6.32%
 at March 31, 1999). .................................   100,000,000      100,000,000             --

Bank of the West. ....................................            --          600,000        840,000
Bank of the West .....................................            --          180,000        300,000
Bank of the West .....................................            --          880,000             --

Bank of the West -- capital lease dated January 25,
 1999, payable in 60 monthly payments of $3,979,
 including imputed interest at the rate of 7.44% per
 annum. The final payment is due on January 31,
 2004. ...............................................   $   193,343      $        --       $     --

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 -- LONG-TERM DEBT AND PROPERTY PLEDGED (CONTINUED)

                                                           MARCH 31,        MARCH 31,       MARCH 31,
                                                             1999             1998            1997
                                                         ------------     ------------     -----------
Bank of the West -- capital lease dated January 25,
 1999, payable in 36 monthly installments beginning
 August 31, 1999, of $19,692, including imputed
 interest at the rate of 7.11% per annum. The final
 payment is due on July 31, 2002. ..................        636,668               --              --

IBM Credit corporation -- capital lease dated
 December 7, 1998, payable in 36 monthly
 installments beginning December, 1998, of $7,408,
 including imputed interest at the rate of 8.90% per
 annum. The final payment is due on October 31,
 2001. .............................................        204,478               --              --

Marshall Municipal Utilities -- Water Pipeline lease
 agreement payable in annual installments of
 $179,592, plus 8% interest. Final payment due on
 March 23, 2001. ...................................        359,184               --              --
                                                       ------------     ------------     -----------

Total ..............................................    291,393,673      296,660,000     410,343,269
Less current portion ...............................        417,772        1,660,000     409,538,655
                                                       ------------     ------------     -----------
Long-term debt .....................................   $290,975,901     $295,000,000     $   804,614
                                                       ============     ============     ===========

     There are loan covenants with respect to the Harris Trust and Savings Bank, U.S. Bancorp Ag Credit, Inc., and private placement notes that require the cooperative to maintain minimum equity of $270,000,000, maintain a current ratio of 1.1 to 1, maintain minimum net working capital of $25,000,000, maintain certain levels of cash flow, limitations for capital expenditures, and various other financial conditions. Additionally, Harris Trust & Savings Bank and U.S. Bancorp Ag Credit, Inc. have a borrowing base limit on advances. The base consists of portions of accounts receivable and inventories.

     The three capital leases payable to the Bank of the West and IBM Credit Corporation are secured by title to the equipment covered by the lease. These leases were executed by Liquid Sugars, Inc. and guaranteed by Minnesota Corn Processors.

     Future maturities of long-term debt are as follows:

     March 31, 2000 ...............................................................    $    417,772
     March 31, 2001 ...............................................................         504,168
     March 31, 2002 ...............................................................       3,883,951
     March 31, 2003 ...............................................................       3,692,171
     March 31, 2004 ...............................................................      23,609,897
     Thereafter ...................................................................     259,285,714
                                                                                       ------------
     Total ........................................................................    $291,393,673
                                                                                       ============

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

     Certain property and equipment used by the cooperative are leased. Payments on such operating leases, recorded as expense in the statement of operations, totaled $13,748,608 and $10,914,552 for the years ended March 31,1999 and 1998, respectively; $5,333,862 for the six months ended March 31, 1997; and $8,616,454 for the year ended September 30, 1996.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Property and equipment being acquired under capital leases had an original cost of $1,072,560 and is included as an element of equipment in Note 4. Accumulated depreciation relating to the leased equipment was $47,408 and $-0-at March 31, 1999 and 1998, respectively. Depreciation expenses was $47,408 and $-0- at March 31, 1999 and 1998, respectively.

     Noncancellable future minimum payments are required on these leases as follows for the next five years:

                                                          CAPITAL        OPERATING
                                                          LEASES          LEASES
                                                       ------------    ------------
   1999/2000 .......................................    $  294,182     $ 13,945,781
   2000/2001 .......................................       372,948       13,390,313
   2001/2002 .......................................       335,908       12,685,009
   2002/2003 .......................................       126,518       12,082,467
   2003/2004 .......................................        39,793       11,747,430
   Thereafter ......................................            --       57,556,928
                                                        ----------     ------------
   Total future minimum lease payments .............     1,169,349      121,407,928
   Less portion representing interest ..............       134,860               --
                                                        ----------     ------------
   Present value of minimum lease payments .........    $1,034,489     $121,407,928
                                                        ==========     ============

     MCP is involved in various claims at March 31, 1999. In the opinion of management, the ultimate liability for such claims would not have a material adverse financial effect upon the company. Management further believes that all or part of any potential liability for certain of these claims will be covered by insurance, and management is vigorously defending all such claims against the cooperative.


     As of June 30, 1999, MCP continues to be involved in the above various claims. In the opinion of management, the ultimate liability for such claims would not have a material adverse effect upon the company. (The information in this paragraph is unaudited.)


     MCP entered into a stock purchase agreement in which they may purchase a 7.5% ownership interest in a third party with an option to purchase an additional 7.5% ownership interest. The cost of this investment at March 31, 1999, was $456,710, which amount is included in investments in the balance sheet.

     It is expected that the total costs to complete the construction in progress at March 31, 1999, for MCP will approximate $4,900,000.

     In May, 1997, Archer Daniels Midland Company (ADM) purchased 58,622,340 nonvoting units of equity participation. In return for this investment ADM will receive 30% of any future profits.

     The cooperative has agreed to exercise its option to purchase the assets of the Nebraska location of Liquid Corn, Inc. for an estimated total cost of $4,000,000.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 -- MEMBER EQUITIES

     The following is information pertinent to elements of patron equities:

                                                  NON-VOTING
                                                  PREFERRED        COMMON
                                                    STOCK          STOCK
                                                 -----------     ----------

     Par value ..............................    $       50      $       50
     Shares authorized ......................       100,000         100,000
     Aggregate par value authorized .........    $5,000,000      $5,000,000

     Included in the member equities is an account entitled loss allocated to members, which represents the balance of the loss for the fiscal year ended September 30, 1996, which was allocated to the membership. This loss is to be recovered from the members in one of two ways:

     A. A portion of the loss will be deducted from future value added or other positive allocations, until the loss is repaid in full.

     B. The loss represents a lien against the members' units of equity participation, and should a member sell their units of equity participation, the amount of the loss allocated to the members will be deducted from such sale.

     At year-end, amounts are paid to members at the discretion of the Board of Directors based upon operating results. This amount is considered a value-added payment and is accounted for as a component of the allocation of the net proceeds.

     None of the cooperative's stock is transferable except as permitted by the cooperative's board of directors. Because the cooperative's stock is not transferable, the number of shares issued, redeemed, and outstanding are not recorded in the financial statements.

     At March 31, 1999, the number of voting units of equity participation represented 136,866,968 bushel of corn contracts with members and the number of non-voting units of equity participation represented 58,696,755 bushel of corn contracts for a total of 195,563,723 total bushel of corn contracts with members and non-members.

NOTE 9 -- INCOME TAXES

     Net operating losses totaling approximately $69,237,000 are available to reduce future taxable income for federal income tax purposes. The net operating losses carryforward will begin to expire March 31, 2011, for federal income tax purposes.

     Separate federal and state income tax returns will be filed by the entities included in the consolidated financial statements.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 -- INCOME TAXES (CONTINUED)

     The sources of deferred tax assets and liabilities and the tax effect of each are as follows:


                                                               MARCH 31,         MARCH 31,         MARCH 31,
                                                                 1999              1998              1997
                                                             ------------      ------------      ------------
   Deferred tax assets:
    Allowance for doubtful accounts .....................    $     55,000      $     46,000      $    400,100
    Contributions carryover .............................          36,000            30,000                --
    Accrued vacation pay ................................         215,000           167,000           256,800
    Deferred compensation ...............................         322,000           409,000           423,400
    Net operating loss carryforwards ....................       2,919,000           575,100                --
                                                             ------------      ------------      ------------
                                                                3,547,000         1,227,100         1,080,300
    Valuation allowance for deferred tax assets .........      (1,677,000)               --          (426,000)
                                                             ------------      ------------      ------------
     Net deferred tax assets ............................       1,870,000         1,227,100           654,300
   Deferred tax liabilities:
    Tax over financial statement depreciation ...........      (1,870,000)       (1,639,100)       (1,390,500)
                                                             ------------      ------------      ------------
   Net deferred tax asset (liability) ...................    $         --      $   (412,000)     $   (736,200)
                                                             ============      ============      ============

     The net deferred tax is presented in the accompanying consolidated balance sheet as follows:

                                                                 MARCH 31,      MARCH 31,      MARCH 31,
                                                                   1999           1998           1997
                                                               ------------   ------------   ------------
   Current deferred tax asset ...............................    $     --      $  242,500     $  230,900
   Non-current deferred tax liability .......................          --        (654,500)      (967,100)
                                                                 --------      ----------     ----------
   Net deferred tax asset (liability) .......................    $     --      $ (412,000)    $ (736,200)
                                                                 ========      ==========     ==========

     The provision for income tax expense (benefit) consists of the following components:

                                                                              SIX MONTHS
                                                     YEAR          YEAR          ENDED       YEAR ENDED
                                                  MARCH 31,     MARCH 31,      MARCH 31,    SEPTEMBER 30,
                                                     1999          1998          1997           1996
                                                 -----------   -----------   ------------   -------------
   Federal:
    Current .................................    $  325,512    $  307,812     $ (132,518)     $     --
    Deferred ................................      (392,800)     (357,200)       146,600            --
                                                 ----------    ----------     ----------      --------
                                                    (67,288)      (49,388)        14,082            --
                                                 ----------    ----------     ----------      --------
   State and local:
    Current .................................        16,861        16,103        (21,258)           --
    Deferred ................................       (19,200)       33,000         66,300            --
                                                 ----------    ----------     ----------      --------
                                                     (2,339)       49,103         45,042            --
                                                 ----------    ----------     ----------      --------
   Total income tax expense (benefit) .......    $  (69,627)   $     (285)    $   59,124      $     --
                                                 ==========    ==========     ==========      ========

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9 -- INCOME TAXES (CONTINUED)

     A reconciliation of the provision for income taxes at the statutory federal tax rates to the cooperative's actual provision for income taxes is as follows:


                                                                                   SIX MONTHS
                                                        YEAR           YEAR          ENDED       YEAR ENDED
                                                     MARCH 31,      MARCH 31,      MARCH 31,    SEPTEMBER 30,
                                                        1999           1998           1997          1996
                                                    -----------    -----------    -----------   -------------
   Computed at federal statutory rates .........    $  325,501     $  303,409     $    9,700       $     --
   Adjustment of prior year accrual ............         8,257         12,306       (142,218)            --
   State income taxes, net of federal tax
    benefit ....................................         8,615          8,200        (21,258)            --
                                                    ----------     ----------     ----------       --------
                                                       342,373        323,915       (153,776)            --
   Deferred taxes ..............................      (412,000)      (324,200)       212,900             --
                                                    ----------     ----------     ----------       --------
   Total income tax expense (benefit) ..........    $  (69,627)    $     (285)    $   59,124       $     --
                                                    ==========     ==========     ==========       ========

NOTE 10 -- MARKETING OBLIGATIONS

     The cooperative and GPA had the following open purchase contracts for corn:

                                                                                           BUSHELS
                                                                                  ------------------------
                                                                                      CASH        FUTURES
                                                                                   CONTRACTS     CONTRACTS
                                                                                  -----------   ----------
   March 31, 1999 .............................................................    1,380,837    29,330,000
   March 31, 1998 .............................................................    5,634,303    26,000,000
   March 31, 1997 .............................................................    6,785,938            --
   September 30, 1996 .........................................................    4,508,875            --

     At March 31, 1999, the average price of the open cash contracts was $2.264 per bushel. There was an unrealized gain on these transactions in the amount of $910,345 on March 31, 1999.

     At March 31, 1999, the average price of the open futures contracts was $2.7708 per bushel. There was an unrealized loss on these transactions in the amount of $2,307,488 on March 31, 1999.

     MCP had the following obligations on deferred price contracts:

                                                                                    BUSHELS       AMOUNT
                                                                                  -----------   ----------
   March 31, 1999 .............................................................    2,115,099    $6,011,410
   March 31, 1998 .............................................................    3,445,504    11,385,344
   March 31, 1997 .............................................................      844,564     2,273,237
   September 30, 1996 .........................................................      286,457     1,217,358

     The liability is reflected as a current liability as a part of the caption entitled accounts payable grain.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The consolidated entities financial instruments consist principally of cash, trade receivables and payables, grain contracts, sales contracts, short-term and long-term notes payable. There are no significant differences between the carrying value and the fair value of any of these financial instruments. For investments in other cooperatives, there are no quoted market prices and a reasonable estimate of the fair value could not be made without incurring excessive costs.

     Quoted market prices are generally not available for MCP's financial instruments. Accordingly, fair values are based on judgments regarding anticipated cash flows, future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The carrying amount for cash and cash equivalents is a reasonable estimate of fair value.

NOTE 12 -- PENSION EXPENSE

     Pension costs charged to operations on the accrual basis amounted to $547,949 and $93,720 for the years ended March 31, 1999 and 1998, respectively; $51,675 for the six month fiscal period ended March 31, 1997; and $129,262 for the year ended September 30, 1996.

NOTE 13 -- CONCENTRATIONS OF CREDIT RISK

     The cooperative maintains cash and temporary investments at various financial institutions. Balances on deposit are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are uninsured. Total cash and temporary investments held by the financial institutions exceeded specified limits at various dates throughout the periods presented in these financial statements.


     Sales to one customer amounted to $59,927,150, or approximately 10% of the consolidated revenues for the year ended March 31, 1999.


NOTE 14 -- LOSS ON SALES CONTRACT

     In 1998, an MCP customer exercised its contract option to purchase additional corn sweeteners at a contract price that was less than the current market price. This option was exercised after MCP had committed its corn sweetener production to other customers. Because the customer has a binding contract, MCP has agreed to subsidize this customer by purchasing product on the open market and selling it to the customer at the reduced contract price. This transaction created an estimated loss of $7,986,000 and is included in the statement of operations in 1998. In 1999 the loss was determined to be $4,718,000 and the difference was reinstated to income in 1999.

NOTE 15 -- EMPLOYMENT CONTRACTS

     During 1998, the company entered into employment contracts with employees, ranging from five to eight years in length. Salary commitments under these contracts total $7,909,012 as of March 31, 1999, and $9,733,469 at March 31, 1998.

               MINNESOTA CORN PROCESSORS AND CONSOLIDATED ENTITIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 16 -- SUBSEQUENT EVENT

     The Board of Directors of Minnesota Corn Processors will be requesting a membership vote to convert the cooperative to a Limited Liability Company. This transaction, if approved, is a taxable transaction at both the cooperative and member levels. However, it is expected that any tax implications at the cooperative level will be primarily, if not entirely, offset by the net operating loss carryover, resulting in no tax to the cooperative from the potential conversion.

NOTE 17 -- YEAR 2000 COMPLIANCE

     Like most entities, the cooperative may be exposed to risks associated with Year 2000 dating problems. This problem affects computer software and hardware; transactions with customers, vendors and other entities; and equipment dependent on microchips. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of Year 2000 dating problems on third parties with which the cooperative does business. If remediation efforts of the cooperative or third parties with which it does business are not successful, it is possible the Year 2000 dating problem could negatively impact the cooperative's financial condition and results of operations.

NOTE 18 -- RESTATEMENT FOR CHANGE IN METHOD OF
           INVENTORY PRICING

     Liquid Sugars, Inc. has valued the inventory using the first-in/first-out
(FIFO) method in 1999; whereas in all prior years, inventory was valued using the last-in/first-out (LIFO) method. The new method of valuing inventory was adopted to conform the company's inventory valuation method with the method being used by its parent company. The financial statements of prior years have been restated to apply the new method retroactively. The effect of the accounting change on LSI's net loss and retained earnings (deficit) as previously reported for previous years is as follows:

                                                          NET
                                                         INCOME       RETAINED
                                                         (LOSS)       EARNINGS
                                                       ----------    ----------

Effects of accounting change from valuing inventory:
 4-1-96 date of acquisition of LSI .................   $       --    $  522,918
 Fiscal year ended September 30, 1996 ..............           --            --
 Six months ended March 31, 1997 ...................      433,316       433,316
 Fiscal year ended March 31, 1998 ..................     (127,564)     (127,564)
                                                       ----------    ----------
                                                       $  305,752    $  828,670
                                                       ==========    ==========


NOTE 19 -- LONG-LIVED ASSETS

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, which is entitled Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed of, the cooperative records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current estimates, management does not believe impairment of operating properties is present.


      This information is an integral part of the accompanying consolidated financial statements.

                                   APPENDIX A

                                 PLAN OF MERGER


     THIS PLAN OF MERGER (the "Plan") is dated as of January __, 1999, and is by and between MINNESOTA CORN PROCESSORS, INC (the "Cooperative") and MINNESOTA CORN PROCESSORS COLORADO ("MCP Colorado"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives."

     WHEREAS, the Cooperative is a cooperative association organized under Chapter 308A of Minnesota Statutes, as amended (the "Minnesota Act"); and MCP Colorado is a cooperative association organized under Title 7 Article 56 of the Colorado Revised Statutes, as amended (the "Colorado Act"), and is a wholly owned subsidiary of the Cooperative. The Minnesota Act and the Colorado Act may be referred to herein collectively as the "Acts."

     WHEREAS, the respective Boards of Directors of the Cooperative and MCP Colorado and the respective members of the Cooperative and MCP Colorado each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), the Cooperative and MCP Colorado shall combine through merger (the "MCP Merger") in accordance with the applicable provisions of the Acts; and MCP Colorado shall be the surviving cooperative and shall continue to exist as a Colorado cooperative association by virtue of, and shall be governed by, the Colorado Act.

     SECTION 2. ARTICLES OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the MCP Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Section 308A.801 of the Minnesota Act and Section 7-56-605 of the Colorado Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of Minnesota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.

     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members: (a) MCP Colorado, as the surviving cooperative in the MCP Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Colorado Act; (b) MCP Colorado, as the surviving cooperative in the MCP Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in MCP Colorado, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the MCP Merger; (c) MCP Colorado shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding pending by or against one of the Constituent Cooperatives may be prosecuted as if the MCP Merger had not taken place or MCP Colorado may be substituted in its place;
(d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the MCP Merger; and (e) the MCP Merger shall have any other effect set forth in the Acts and the Transaction Agreement dated January __, 1999 between the Cooperative, MCP Colorado and Minnesota Corn Processors, LLC (the "Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of the Acts.

     SECTION 4. ARTICLES OF INCORPORATION AND BYLAWS. From and after the Effective Time, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, the Articles of Incorporation of MCP Colorado in effect immediately prior to the Effective Time shall be the Articles of Incorporation of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of MCP Colorado in effect immediately prior to the Effective Time shall be the Bylaws of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws was provided to the respective members of each Constituent Cooperative in connection with their consideration of the MCP Merger.

     SECTION 5. BOARD OF DIRECTORS AND OFFICERS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of the Cooperative immediately prior to the Effective Time shall become a director or an officer of MCP Colorado, as the surviving cooperative in the MCP Merger, (in the case of officers, holding the same office in MCP Colorado as they held in the Cooperative immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Bylaws. The initial directors and officers of MCP Colorado prior to the effective date shall resign their positions as directors and officers of MCP Colorado as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of the Cooperative and MCP Colorado (all such interests referred to herein as "Cooperative Equity Interests" or "MCP Colorado Equity Interests", respectively), and membership interests in the Cooperative and MCP Colorado, for equal Equity Interests and membership interests in MCP Colorado, shall be as follows:

          (a) EXCHANGE AND CONTINUATION OF COOPERATIVE MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each holder of common stock of the Cooperative shall become and be a member of MCP Colorado, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

          (b) MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Cooperative, as the sole member of MCP Colorado, shall cease to exist by operation of the merger and shall cease to be a member of MCP Colorado.

          (c) EXCHANGE AND CONTINUATION OF COOPERATIVE EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, all Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall be determined and exchanged for equal Equity Interests in MCP Colorado at its stated dollar amount on a dollar-for-dollar basis, including as follows:

          i. Common Stock. Each share of common stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock of MCP Colorado at a par value of $50.00 per share.

          ii. Preferred Stock. Each share of Preferred stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Preferred Stock of MCP Colorado at a par value of $50.00 per share.

          iii. Patronage Equity Interests and Units of Equity Participation. All patronage refunds (qualified and nonqualified), units of equity participation and non-voting units of equity participation and any other allocated or to be allocated patronage equity interests (including all entitlements thereto) standing on the books of the Cooperative immediately prior to the Effective Time (which are not otherwise evidenced by capital stock) shall be exchanged for equal patronage refunds, units of equity participation and non-voting units of equity participation, and allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal patronage equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as MCP Colorado deems necessary) and other terms and conditions of the original issuance; and each unit of equity participation so exchanged shall be subject on the books of MCP Colorado to the same obligation for loss allocation as standing on the books of the Cooperative immediately prior to the Effective Time.

          iv. Deferred Patronage and Unallocated Reserve. All deferred patronage (not exchanged above), unallocated reserves, and any other unallocated equity interests standing on the books of the Cooperative immediately prior to the Effective Time shall be exchanged and credited for equal deferred patronage, unallocated reserves or other equal unallocated equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (if applicable and as MCP Colorado deems necessary) and other terms and conditions of the original issuance (if applicable).

          v. Net Effect. The net effect of the exchange of Cooperative Equity Interests for equal Equity Interests in MCP Colorado shall be that the holders of Cooperative Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall hold and will have equal Equity Interests in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated Equity Interests of the Cooperative, as standing on its books immediately prior to the Effective Time, shall be exchanged and credited for an equal Equity Interest in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.

          (d) MCP COLORADO EQUITY INTERESTS. Prior to the Effective Time, the Cooperative is the sole member of MCP Colorado and all equity interest of any and every nature in MCP Colorado is owned by and held in the name of the Cooperative. Upon the Effective Time, the Cooperative, as the merging entity, shall merge with and into MCP Colorado and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of MCP Colorado and held by the Cooperative immediately prior to the Effective Time shall be cancelled.

          (e) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Membership in MCP Colorado and all Equity Interests in MCP Colorado whether issued or credited in exchange for Cooperative Equity Interests or continued with respect to MCP Colorado Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (f) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of Cooperative Equity Interests and each holder of MCP Colorado Equity Interests shall take such action or cause to be taken such action as MCP Colorado may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by MCP Colorado, or its successors or assigns, the Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as MCP Colorado, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to MCP Colorado, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If MCP Colorado shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the Cooperative or MCP Colorado vested in MCP Colorado pursuant to this Plan, the officers of MCP Colorado or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the Cooperative and MCP Colorado (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the Cooperative and MCP Colorado, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE TIME. The MCP Merger shall become effective at the later of the filing of the Articles of Merger with the Secretary of State of Minnesota and the filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the Cooperative and MCP Colorado, as of the date first set forth above.


                                     MINNESOTA CORN PROCESSORS, INC.


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------


                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                   APPENDIX B

                                 PLAN OF MERGER


     THIS PLAN OF MERGER (the "Plan") is dated as of January __, 1999, and is by and between MINNESOTA CORN PROCESSORS COLORADO, ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC ("LLC"), each of which may be referred to herein as a "Constituent Entity" and both of which may be collectively referred to herein as the "Constituent Entities".

     WHEREAS, MCP Colorado is a cooperative association organized under Title 7,
Article 56 of the Colorado Revised Statutes as amended (the "Colorado Act"), and LLC is a limited liability company organized under Title 7 Article 80 of the Colorado Revised Statutes as amended (the "LLC Act"), and a wholly owned subsidiary of MCP Colorado as a result of a merger of Minnesota Corn Processors, Inc., a Minnesota cooperative association (the "Cooperative"), with and into MCP Colorado, effective on the date hereof. The LLC Act and the Colorado Act may be referred to herein collectively as the "Acts"; and

     WHEREAS, the Board of Directors and members of MCP Colorado have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Act and other applicable provisions of Colorado law including specifically the Colorado Corporations and Associations Act found at Title 7, Article 90 of the Colorado Revised Statues ("CCA Act"); and

     WHEREAS, the Board of Directors and members of LLC have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Organization and Operating Agreement, the LLC Act and the CCA Act; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), MCP Colorado and LLC shall combine through merger (the "LLC Merger") in accordance with the applicable provisions of the Acts and the CCA Act, and LLC shall be the surviving entity and shall continue to exist as a Colorado limited liability company with principal offices at 901 North Highway 59, Marshall, MN 56258-2744, by virtue of, and shall be governed by, the LLC Act.

     SECTION 2. STATEMENT OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the LLC Merger, a statement of merger (the "Statement of Merger") shall be executed in accordance with all legal requirements. The Statement of Merger shall be filed with the Secretary of State of the State of Colorado or as otherwise required by law.

     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members:
(A) LLC, as the surviving entity in the LLC Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a limited liability company organized under the LLC Act; (B) LLC, as the surviving entity in the LLC Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Entity, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Entity, shall be deemed to be and hereby is vested in LLC, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Entity, shall not revert or be in any way impaired by reason of the LLC Merger; (C) LLC shall be responsible and liable for all of the liabilities and obligations of each Constituent Entity, and any claim existing or action or proceeding pending by or against one of the Constituent Entities may be prosecuted as if the LLC Merger had not taken place or LLC may be substituted in its place; (D) neither the rights of creditors nor any liens upon the property of either of the Constituent Entity shall be impaired by the LLC Merger; and (E) the LLC Merger shall have any other effect set forth in the Acts, the CCA Act, and the Transaction Agreement dated January __, 1999 between the Cooperative, MCP

Colorado and LLC (the "Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of Colorado law.

     SECTION 4. ARTICLES OF ORGANIZATION; OPERATING AGREEMENT. From and after the Effective Time, pursuant to the Statement of Merger and without any further action by the Constituent Entities or any of their respective members, the Articles of Organization of LLC in effect immediately prior to the Effective Time shall be the Articles of Organization of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members, the Operating Agreement of LLC as in effect immediately prior to the Effective Time shall be the Operating Agreement of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Operating Agreement"). A copy of the Surviving Entity Articles of Organization and Operating Agreement was provided to the respective members of each Constituent Cooperative in connection with their consideration of the LLC Merger.

     SECTION 5. BOARD OF DIRECTORS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of MCP Colorado immediately prior to the Effective Time shall be a director or an officer of LLC, as the surviving entity in the LLC Merger, (in the case of officers, holding the same office in LLC as they held in MCP Colorado immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Operating Agreement. The initial directors and officers of LLC prior to the effective date shall resign their positions as directors and officers of LLC as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging or converting the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of MCP Colorado and LLC (all such interests referred to herein as "MCP Colorado Equity Interests" or "LLC Equity Interests", respectively), and membership interests in MCP Colorado and LLC, for proportionally equivalent Equity Interests and equal membership interests in LLC, shall be as follows:

          (a) EXCHANGE AND CONTINUATION OF MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, (i) each member and holder of Units of Participation of MCP Colorado shall become and be a Class A member of LLC, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Operating Agreement, and (ii) each holder of non-voting Units of Participation of MCP Colorado shall become and be a Class B member of LLC. Class A and Class B members shall have such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Operating Agreement.

          (b) LLC MEMBERSHIP. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, MCP Colorado, as the sole member of LLC, shall cease to exist by operation of the merger and shall also cease to be a member of LLC.

          (c) EXCHANGE AND CONTINUATION OF MCP COLORADO EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, all MCP Colorado Equity Interests standing on the books of` MCP Colorado immediately after the consummation of the merger of The Cooperative with and into MCP Colorado, and immediately prior to the Effective Time shall be determined and exchanged for proportionally equivalent Equity Interests in LLC as follows:

          i. VOTING UNITS OF EQUITY PARTICIPATION. Each voting unit of equity participation standing on the books of MCP Colorado and held by members of MCP Colorado ("Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class A Unit of LLC; and each Class A Unit of LLC so exchanged shall be subject on the books of LLC to the same obligation for loss allocation as standing on the books of MCP Colorado immediately prior to the Effective Time.

          ii. NON-VOTING UNITS OF EQUITY PARTICIPATION. Each non-voting unit of equity participation standing on the books of MCP Colorado and held by non-members of MCP Colorado

               ("Non-Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class B Unit of LLC.

          iii. COMMON STOCK. All shares of common stock standing on the books of MCP Colorado immediately prior to the Effective Time shall be cancelled and shall cease to exist.

          iv. NONQUALIFIED PATRONAGE REFUNDS. All nonqualified patronage refunds standing on the books of MCP Colorado immediately prior to the Effective Time shall be converted into nonvoting financial interests of LLC having the same stated dollar amount, years of issue (as LLC deems necessary) and other terms and conditions as applicable to such nonqualified patronage refunds immediately prior to the Effective Time.

          (d) LLC EQUITY INTERESTS. Prior to the Effective Time, MCP Colorado is the sole member of LLC and all equity interest of any and every nature in LLC is owned by and held in the name of MCP Colorado. Upon the Effective Time, MCP Colorado, as the merging entity, shall merge with and into LLC and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of LLC immediately prior to the Effective Time shall be cancelled.

          (e) SURVIVING ENTITY ARTICLES AND OPERATING AGREEMENT TO GOVERN. Membership in LLC and all Equity Interests in LLC issued or credited in exchange for MCP Colorado Equity Interests and continued with respect to LLC Equity as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Operating Agreement.

          (f) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of MCP Colorado Equity Interests and each holder of LLC Equity Interests shall take such action or cause to be taken such action as LLC may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by LLC, or its successors or assigns, MCP Colorado shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as LLC, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to LLC, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If LLC shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of MCP Colorado or LLC vested in LLC pursuant to this Plan, the officers of LLC or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each MCP Colorado and LLC (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each MCP Colorado and LLC, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE DATE. The LLC Merger shall become effective at the time of filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of MCP Colorado and LLC, as of the date first set forth above.


                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------


                                     MINNESOTA CORN PROCESSORS, LLC


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                   APPENDIX C




                          ===========================


                             AMENDED AND RESTATED
                             TRANSACTION AGREEMENT



                                 by and among




                        MINNESOTA CORN PROCESSORS, INC.
                      a Minnesota cooperative association



                                      and




                      MINNESOTA CORN PROCESSORS COLORADO,
                      a Colorado cooperative association



                                      and




                        MINNESOTA CORN PROCESSORS, LLC
                     a Colorado limited liability company




                            Dated as of May __, 1999




                          ===========================

                                TABLE OF CONTENTS


   TRANSACTION AGREEMENT ...............................................   C-1

ARTICLE I
   OVERVIEW OF THE TRANSACTIONS ........................................   C-1
   SECTION 1.01 PURPOSE ................................................   C-1
   SECTION 1.02 THE MCP MERGER .........................................   C-1
   SECTION 1.03 THE LLC MERGER .........................................   C-1
   SECTION 1.04 THE CLOSING ............................................   C-1
   SECTION 1.05 ACTIONS AT THE CLOSING .................................   C-1
   SECTION 1.06 EFFECTIVE TIME .........................................   C-2
   SECTION 1.07 EFFECT OF THE MERGERS ..................................   C-2

ARTICLE II
   REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE ...................   C-2
   SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE
                COOPERATIVE ............................................   C-2
   SECTION 2.02 ORGANIZATION AND GOOD STANDING .........................   C-2
   SECTION 2.03 CAPITAL STOCK AND EQUITY PARTICIPATION UNITS ...........   C-3
   SECTION 2.04 FINANCIAL STATEMENTS ...................................   C-3
   SECTION 2.05 UNDISCLOSED LIABILITIES ................................   C-3
   SECTION 2.06 COMPLIANCE WITH APPLICABLE LAWS ........................   C-3
   SECTION 2.07 LEGAL PROCEEDINGS ......................................   C-3
   SECTION 2.08 ABSENCE OF DEFAULTS ....................................   C-3
   SECTION 2.09 AUTHORIZATION ..........................................   C-3

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF MCP COLORADO ......................   C-4
   SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF MCP COLORADO .........   C-4
   SECTION 3.02 ORGANIZATION AND GOOD STANDING .........................   C-4
   SECTION 3.03 CAPITAL STOCK ..........................................   C-4
   SECTION 3.04 AUTHORIZATION ..........................................   C-4

ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF LLC ...............................   C-4
   SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF LLC ..................   C-4
   SECTION 4.02 ORGANIZATION AND GOOD STANDING .........................   C-4
   SECTION 4.03 CAPITAL STOCK ..........................................   C-4
   SECTION 4.04 AUTHORIZATION ..........................................   C-4

ARTICLE V
   COVENANTS ...........................................................   C-4
   SECTION 5.01 REASONABLE BEST EFFORTS ................................   C-4
   SECTION 5.02 CONDUCT OF BUSINESS ....................................   C-5
   SECTION 5.03 FORBEARANCES ...........................................   C-5
   SECTION 5.04 MEETINGS OF MEMBERS ....................................   C-5
   SECTION 5.05 ACCESS .................................................   C-5
   SECTION 5.06 NOTICE OF DEVELOPMENTS .................................   C-6
   SECTION 5.07 EXCLUSIVITY ............................................   C-6
   SECTION 5.08 REGISTRATION STATEMENT .................................   C-6

ARTICLE VI
   CONDITIONS PRECEDENT ...............................................    C-6
   SECTION 6.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY
                TO THE MCP MERGER .....................................    C-6
   SECTION 6.02 CONDITIONS TO OBLIGATIONS OF EACH PARTY
                TO THE LLC MERGER .....................................    C-7
   SECTION 6.03 ADDITIONAL CONDITIONS TO OBLIGATION OF
                THE COOPERATIVE .......................................    C-7
   SECTION 6.04 ADDITIONAL CONDITIONS TO OBLIGATION OF
                MCP COLORADO ..........................................    C-7
   SECTION 6.05 ADDITIONAL CONDITIONS TO OBLIGATION OF LLC ............    C-8

ARTICLE VII
   POST CLOSING AGREEMENTS ............................................    C-8
   SECTION 7.01 EMPLOYEE BENEFIT PLANS ................................    C-8
   SECTION 7.02 PATRONAGE DISTRIBUTIONS ...............................    C-8
   SECTION 7.03 1996 LOSS PAYABLE .....................................    C-9
   SECTION 7.04 INDEMNIFICATION; DIRECTORS' AND OFFICERS'
                INSURANCE .............................................    C-9

ARTICLE VIII
   TERMINATION ........................................................    C-9
   SECTION 8.01 TERMINATION OF AGREEMENT ..............................    C-9
   SECTION 8.02 EFFECT OF TERMINATION .................................    C-9

ARTICLE IX
   MISCELLANEOUS ......................................................    C-10
   SECTION 9.01 WAIVER ................................................    C-10
   SECTION 9.02 AMENDMENT .............................................    C-10
   SECTION 9.03 BINDING NATURE ........................................    C-10
   SECTION 9.04 COUNTERPARTS ..........................................    C-10
   SECTION 9.05 ENTIRE AGREEMENT ......................................    C-10
   SECTION 9.06 NOTICES ...............................................    C-10
   SECTION 9.07 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES .........    C-10
   SECTION 9.08 CAPTIONS ..............................................    C-10

EXHIBITS

Exhibit A -- MCP Merger Agreement .....................................    C-12
Exhibit B -- LLC Merger Agreement .....................................    C-16
Exhibit C -- Surviving Entity Articles of Organization ................
Exhibit D -- Surviving Entity Operating Agreement .....................
Exhibit E -- List of Consents and Approvals ...........................

                              TRANSACTION AGREEMENT

     THIS TRANSACTION AGREEMENT ( "Agreement") is made and entered into as of May __, 1999, by and among MINNESOTA CORN PROCESSORS, INC. a Minnesota cooperative association (the "Cooperative"), MINNESOTA CORN PROCESSORS COLORADO, a Colorado cooperative association ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC, a Colorado limited liability company ("LLC").

     WHEREAS, the Cooperative, MCP Colorado, and LLC are each organized to benefit and serve their respective members and patrons; and

     WHEREAS, the parties believe the interests of their respective members will best be benefitted and served if the parties reorganize their business operations and corporate structure whereby: (i) the Cooperative will merge into MCP Colorado, with MCP Colorado being the surviving entity (the "MCP Merger"); and (ii) MCP Colorado will then merge into LLC, with LLC being the surviving entity (the "LLC Merger"); the MCP Merger and the LLC Merger may be referred to in this Agreement individually as a "Merger" or "Transaction" and collectively as the "Mergers" or "Transactions"; and

     WHEREAS, the parties have now agreed on the final terms and conditions of the Mergers, and wish to: (i) memorialize these agreements as more particularly described herein; and (ii) enter into this Agreement for the purpose of effecting the Mergers;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                          OVERVIEW OF THE TRANSACTIONS

     SECTION 1.01 PURPOSE. The purpose of the transactions contemplated by this Agreement is to reorganize the corporate structure of the Cooperative from a Minnesota cooperative association into a Colorado limited liability company. This reorganization will be accomplished through a two-step merger process. First, the Cooperative shall merge with and into MCP Colorado. Second, MCP Colorado will merge with and into LLC. The MCP Merger and the LLC Merger are separate and distinct transactions, and each Merger shall be individually consummated. Although the Mergers are separate transactions, consummation of the LLC Merger is contingent upon consummation of the MCP Merger and consummation of the MCP Merger is contingent upon satisfaction of all conditions precedent for consummation of the LLC Merger. Upon completion of both Mergers, the Cooperative and MCP Colorado will cease to exist and LLC will continue as the sole surviving entity.

     SECTION 1.02 THE MCP MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit A (the "MCP Merger Agreement), the Cooperative will merge with and into MCP Colorado. MCP Colorado shall be the surviving entity (the "Surviving Colorado Entity"). Immediately after completion of the MCP Merger and without any further action by its board of directors and members, MCP Colorado, as the Surviving Colorado Entity, shall merge with and into LLC as described in Section 1.03 hereof.

     SECTION 1.03 THE LLC MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit B (the "LLC Merger Agreement), MCP Colorado will merge with and into LLC. LLC shall be the surviving entity (the "Surviving Entity"), and thereafter shall continue to exist and operate as Minnesota Corn Processors, LLC under the laws of the State of Colorado.

     SECTION 1.04 THE CLOSING. The closing of the Mergers (the "Closing") will take place on the date the Effective Time occurs at the offices of Dorsey & Whitney, LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402 or on such other date and/or at such other place as the parties may agree.

     SECTION 1.05 ACTIONS AT THE CLOSING. At the Closing, the parties shall take the following actions:

     (a) MCP Merger. The Cooperative and MCP Colorado shall (i) execute the MCP Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the MCP Merger Agreement, and (iii) execute and file with the Secretary of State of the States of Minnesota and Colorado articles of merger as required by the laws of the States of Minnesota and Colorado to effectuate the merger in accordance with the terms of the MCP Merger Agreement.

     (b) LLC Merger. MCP Colorado and LLC shall (i) execute the LLC Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the LLC Merger Agreement, and (iii) execute and file with the Colorado Secretary of State a statement of merger as required by the laws of the State of Colorado to effectuate the merger in accordance with the terms of the LLC Merger Agreement.


     SECTION 1.06 EFFECTIVE TIME. Each of the Mergers shall become effective on the date on which the articles of merger and statement of merger have been duly filed in the respective offices of the Minnesota and Colorado Secretary of State as required by law (the "Effective Time"). At any time after the Effective Time, LLC as the Surviving Entity may take any action (including executing and delivering any document) in the name and on behalf of any party to this Agreement in order to carry out and effectuate the transactions contemplated by this Agreement.

     SECTION 1.07 EFFECT OF THE MERGERS.


     (a) Articles of Organization and Operating Agreement. The Articles of Organization of LLC attached hereto as Exhibit C and the Operating Agreement of LLC attached hereto as Exhibit D shall become the Articles of Organization and the Operating Agreement of the Surviving Entity.

     (b) Directors and Officers. The officers and directors of the Cooperative at the Effective Time shall, from and after the Effective Time, be the directors and officers of LLC (the "LLC Directors and Officers") to serve until their respective terms have expired and their successors have been duly elected and qualified in accordance with the terms of LLC's Operating Agreement. The terms of the LLC Directors and Officers shall expire on the date each such director's or officer's term would have expired under Article III Section 1 of the Cooperative's Amended and Restated Bylaws had the Mergers not occurred. At the Effective Time, the initial directors and officers of MCP Colorado and LLC immediately prior to the Effective Time shall resign as directors and officers of MCP Colorado and LLC, respectively.

     (c) Stock and Units of Equity Participation. At the Effective Time, without any further action by the parties or any of their respective members, and as further described in the MCP Merger Agreement and the LLC Merger Agreement:

      (i) Each member of the Cooperative prior to the Effective Time shall first become a member of MCP Colorado as a result of the MCP Merger and then shall automatically become a member of LLC as the Surviving Entity upon consummation of the LLC Merger; and


     (ii) Upon consummation of the MCP Merger, (1) the stock and units of equity participation held by each member and each nonmember of the Cooperative shall be automatically converted into like forms and amounts (on a one-for-one basis) of stock and units of equity participation of MCP Colorado and (2) all stock of MCP Colorado owned by the Cooperative shall be cancelled without payment of any consideration therefor. Upon consummation of the LLC Merger, (1) each unit of equity participation of MCP Colorado shall automatically be converted into one Class A Unit (for voting members) or one Class B Unit (for nonvoting members) of LLC and (2) each outstanding share of common stock of MCP Colorado shall be cancelled.



                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE


     SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE COOPERATIVE. The Cooperative represents and warrants to MCP Colorado that the statements contained in this Article II are correct and complete in all material respects as of the date of this Agreement.


     SECTION 2.02 ORGANIZATION AND GOOD STANDING. The Cooperative is a cooperative association duly organized and existing under Chapter 308A of the Minnesota Statutes (as amended, the "Cooperative

Act"), is in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. The Cooperative is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 2.03 CAPITAL STOCK AND EQUITY PARTICIPATION UNITS. As of the date hereof, the authorized capital stock of the Cooperative consists solely of 100,000 shares of common stock, of which 28,317 are issued and outstanding, and 100,000 shares of preferred stock, none of which are issued and outstanding. A total of 195,563,723 units of equity participation (voting and nonvoting) are issued and outstanding. The outstanding shares of common stock and units of equity participation have been duly authorized and are validly issued and outstanding.

     SECTION 2.04 FINANCIAL STATEMENTS. The Cooperative has delivered to MCP Colorado its audited financial statements as of March 31, 1998, accompanied by the opinion of Clifton, Gunderson, LLC and its unaudited financial statements as of September 30, 1998, certified by the Treasurer of the Cooperative. Such financial statements fairly present the financial position of the Cooperative at the dates indicated therein and the results of its operation for the periods indicated therein, in conformity with generally accepted accounting principles consistently applied. There has been no material adverse change in the financial condition or results of operations of the Cooperative since the date of such financial statements.

     SECTION 2.05 UNDISCLOSED LIABILITIES. Except for those liabilities reflected in the financial statements referred to in Section 2.04 and for liabilities incurred in the ordinary course of business since September 30, 1998, the Cooperative has not incurred a liability that, either individually or in the aggregate, has had or will have a material adverse effect on the Cooperative.

     SECTION 2.06 COMPLIANCE WITH APPLICABLE LAWS. The Cooperative is in compliance with all applicable laws and regulations the violation of which would have a material adverse effect on the Cooperative or on its business as currently conducted. The Cooperative has all material licenses and permits required by law or otherwise necessary for the proper operation of its business as currently conducted, all of such licenses and permits are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party.

     SECTION 2.07 LEGAL PROCEEDINGS. There is no material action, proceeding or investigation by any administrative or regulatory body or other person which has been commenced or is pending, or to the best of the Cooperative's knowledge after reasonable inquiry, is threatened against the Cooperative or any of the assets which are owned by the Cooperative.

     SECTION 2.08 ABSENCE OF DEFAULTS. The Cooperative is not in any material respect in default under any provision of its Articles of Incorporation or Bylaws or any material indenture, mortgage, loan agreement or other material agreement to which it is a party or by which it is bound, and the Cooperative is not in violation of any statute, order, rule or regulation of any court or governmental agency having jurisdiction over it or its properties which if enforced could have a material adverse effect on its business, and except for any consent or approval identified on Exhibit E attached hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions in accordance with this Agreement will in any material respect conflict with or result in a breach of any of the foregoing, which if enforced could have a material adverse effect on its business.

     SECTION 2.09 AUTHORIZATION. The Cooperative has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its members as required by Section 6.01(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of the Cooperative, and, except for the approval of its members as required by Section 6.01(a), no other corporate action is required by the Cooperative in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of the Cooperative, enforceable against the Cooperative in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF MCP COLORADO

     SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF MCP COLORADO. MCP Colorado represents and warrants to the Cooperative and LLC that the statements contained in this Article III are correct and complete in all material respects as of the date of this Agreement.

     SECTION 3.02 ORGANIZATION AND GOOD STANDING. MCP Colorado is a cooperative association duly organized and existing under the Colorado Cooperative Act, is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. MCP Colorado is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 3.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of MCP Colorado consists of 100,000 shares of common stock, of which one share is issued and outstanding, and 100,000 shares of preferred stock, of which none are issued and outstanding.

     SECTION 3.04 AUTHORIZATION. MCP Colorado has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its member as required by Sections 6.01(b) and 6.02(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of MCP Colorado, and except for the approvals of its members and defined members as required by Sections 6.01(b) and 6.02(a) no other corporate action is required by MCP Colorado in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of MCP Colorado, enforceable against MCP Colorado in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF LLC

     SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF LLC. LLC represents and warrants to MCP Colorado that the statements contained in this Article IV are correct and complete in all material respects as of the date of this Agreement.

     SECTION 4.02 ORGANIZATION AND GOOD STANDING. LLC is a limited liability company duly organized and existing under the Colorado Limited Liability Company Act, is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. LLC is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.

     SECTION 4.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of LLC consists of 350,000,000 Class A units and 150,000,000 Class B units, of which none are issued and outstanding, respectively.

     SECTION 4.04 AUTHORIZATION. LLC has the corporate power and authority to execute and to perform its obligations under this Agreement. This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of LLC, and, no other corporate action is required by LLC in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of LLC, enforceable against LLC in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.


                                    ARTICLE V
                                    COVENANTS

     SECTION 5.01 REASONABLE BEST EFFORTS. Each party agrees to cooperate with the other parties hereto and to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable. In addition, each party shall cooperate and use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the Transactions contemplated by this Agreement.

     SECTION 5.02 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, each of the Cooperative, MCP Colorado and LLC shall conduct its business in the ordinary course and in a manner consistent with its past practices (except as expressly contemplated hereby), and shall use good faith efforts to preserve intact its business organization, properties (except as they may be sold, used or otherwise disposed of in the ordinary course) and the good will of its members, suppliers, customers and others having business relationships with it.

     SECTION 5.03 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, without the prior consent of the other parties to this Agreement, no party shall:

     (a) grant to any person any option or other right to acquire capital stock or other equity interests, except for allocation of patronage equities in a manner consistent with past practice;

     (b) issue any additional shares or units of capital stock and other equity interests, except in the ordinary course of business and consistent with past practice;

     (c) enter into, amend or terminate any material contract, lease or understanding;

     (d) amend its Articles of Incorporation or Articles of Organization, as the case may be, its Bylaws or Operating Agreement, as the case may be, or any board policies;

     (e) incur any indebtedness for borrowed money or make any commitment to borrow money, except indebtedness incurred in the ordinary course of business pursuant to credit arrangements existing as of the date of this Agreement (including any renewals thereof);

     (f) make any material capital expenditures other than in the ordinary course of business or which were disclosed to the other party;

     (g) mortgage any of its assets or properties, or except in the ordinary course of business, sell any of its material assets or properties;

     (h) pay any dividends or make any distributions with respect to its capital stock or equity interests, except in the ordinary course of business;

     (i) reclassify, combine, subdivide, split, or amend its capital stock or equity interests;

     (j) purchase, acquire or redeem any shares of its capital stock or equity interests, except in the ordinary course of business; or

     (k) agree or commit to do any of the foregoing.

     SECTION 5.04 MEETINGS OF MEMBERS. Each of the Cooperative and MCP Colorado will take all steps necessary to call an appropriate meeting of its respective members, for the purpose of considering and voting on this Agreement and its respective Merger in accordance with its respective Articles of Incorporation, Bylaws and applicable law.

     SECTION 5.05 ACCESS. Each party will permit the authorized representatives of the other parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such party, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to such party, and will furnish them such additional financial and operating data and other information concerning its business and properties as such other parties may from time to time reasonably request. Each of the parties will use their best efforts to cause all confidential information obtained by it from the other parties to be treated as such, will also use its best efforts not to use such information in a manner detrimental to such party and, if for any reason the

Transactions are not consummated, will promptly return all documents, papers, books, records and other materials (and all copies thereof) obtained in the course of its investigation and evaluation.

     SECTION 5.06 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties contained herein. Except as specified in such written notice, no disclosure by a party pursuant to this Section 5.06 shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     SECTION 5.07 EXCLUSIVITY. Except for the Transactions contemplated by this Agreement, none of the parties will (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of such party (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Each party will notify the other party immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     SECTION 5.08 REGISTRATION STATEMENT. LLC shall promptly prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") in connection with the issuance of Class A and Class B units in the LLC Merger. The parties shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933 (the "Securities Act") as promptly as practicable after such filing, and the parties shall thereafter mail or deliver the Information Statement Prospectus, which constitutes a part of the Registration Statement, to their respective members.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     SECTION 6.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE MCP MERGER. The respective obligations of the Cooperative and MCP Colorado to consummate the MCP Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

     (a) The members of the Cooperative shall have approved this Agreement and the MCP Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of the Cooperative;

     (b) The member of MCP Colorado shall have approved the MCP Merger Agreement and this Agreement all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of MCP Colorado;

     (c) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

     (d) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibits E and F attached hereto;

     (e) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

     (f) The member of MCP Colorado shall have approved the LLC Merger Agreement and this Agreement as set forth in Section 6.02(a); and

     (g) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 6.02 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE LLC MERGER. The respective obligations of MCP Colorado and LLC to consummate the LLC Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:

     (a) The member of MCP Colorado shall have approved this Agreement and the LLC Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and Bylaws of MCP Colorado;

     (b) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;

     (c) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibits E and F attached hereto;

     (d) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

     (e) The members of the Cooperative and the member of MCP Colorado shall have approved the MCP Merger Agreement and this Agreement as set forth in
Section 6.01(a) and 6.01(b), and the MCP Merger should be consummated; and

     (f) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 6.03 ADDITIONAL CONDITIONS TO OBLIGATION OF THE COOPERATIVE. The obligation of the Cooperative to consummate the MCP Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

     (a) The representations and warranties of MCP Colorado contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and MCP Colorado shall have performed in all material respects all obligations required to be performed by it under this Agreement and the MCP Merger Agreement prior to the Effective Time;

     (b) The Cooperative shall have received a certificate, dated as of the Effective Time, and executed by the President of MCP Colorado, certifying in such detail as the Cooperative may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to the Cooperative's obligation as of the Effective Time; and

     (c) All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to the Cooperative.

     SECTION 6.04 ADDITIONAL CONDITIONS TO OBLIGATION OF MCP COLORADO. The obligation of MCP Colorado to consummate the MCP Merger and the LLC Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

     (a) The representations and warranties of the Cooperative and LLC contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and the Cooperative and LLC shall have performed in all material respects all of their respective obligations required to be performed by each of them under this Agreement, the MCP Merger Agreement, and the LLC Merger Agreement prior to the Effective Time;

     (b) No fact, event or circumstance shall have occurred or become known to MCP Colorado after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the Cooperative or the Surviving Entity;

     (c) MCP Colorado shall have received a certificate, from each of the Cooperative and LLC dated as of the Effective Time, executed by their Presidents, certifying in such detail as MCP Colorado may reasonably request as to the accuracy of their representations and warranties, the fulfillment of their obligations, compliance with their covenants and satisfaction of the conditions to MCP Colorado's obligations as of the Effective Time; and

     (d) All actions, proceedings and documents necessary to carry out the Transaction shall be reasonably satisfactory to MCP Colorado.

     SECTION 6.05 ADDITONAL CONDITIONS TO OBLIGATION OF LLC. The obligation of LLC to consummate the LLC Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:

     (a) The representations and warranties of MCP Colorado contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and MCP Colorado shall have performed in all material respects all obligations required to be performed by it under this Agreement and the LLC Merger Agreement prior to the Effective Time;

     (b) No fact, event or circumstance shall have occurred or become known to LLC after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on MCP Colorado;

     (c) LLC shall have received a certificate, dated as of the Effective Time, and executed by the President of MCP Colorado, certifying in such detail as LLC may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to LLC's obligation as of the Effective Time; and

     (d) All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to LLC.


                                   ARTICLE VII
                             POST CLOSING AGREEMENTS

     SECTION 7.01 EMPLOYEE BENEFIT PLANS. From and after the Effective Time, the employee benefit plans of the Cooperative in effect as of the date of this Agreement shall remain in effect with respect to employees of the Cooperative (or their subsidiaries) covered by such plans at the Closing Date until such time as LLC shall, subject to applicable law and the terms of such plans, adopt new benefit plans with respect to employees of LLC. LLC agrees to honor in accordance with their terms all benefits vested as of the date hereof under the employee benefit plans of the Cooperative. Nothing in this Section 7.01 shall be interpreted as preventing LLC from amending, modifying or terminating any employee benefit plan of the Cooperative or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     SECTION 7.02 PATRONAGE DISTRIBUTIONS. Following the Effective Time and within the time period required by the various provisions of the Code, the Surviving Entity will make patronage distributions to the former members of each party based on patronage transactions with the respective parties during each party's respective fiscal year or portion thereof immediately preceding the Effective Time. The patronage distributions shall be in the form of cash and equity credits in a manner consistent with the previous patronage distributions of each party (and in the case of equity credits, in the form of Class A Units or Class B units of LLC, as appropriate).

     SECTION 7.03 1996 LOSS PAYABLE. After the Effective Time, the unpaid portion of the Cooperative's operating loss for the fiscal year ended September 30, 1996 that was assessed against a unit of equity participation of the Cooperative shall continue as a lien against a Class A unit received in the LLC Merger.

     SECTION 7.04 INDEMNIFICATION; DIRECTORS' AND OFFICERS; INSURANCE. From and after the Effective Time, the Surviving Entity shall indemnify each present and former director, officer, employee or agent of the Cooperative or MCP Colorado and each person who, while a director or officer of the Cooperative and at the request of the Cooperative, serves or has served another corporation, cooperative, partnership, joint venture or any other enterprise as a director, officer or partner, against any losses, claims, damages, liabilities or expenses (including legal fees) arising out of or pertaining to matters existing or occurring at or before the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law. The Surviving Entity may obtain insurance coverage against any such loss, claim or expense, subject to standard exclusions and exceptions to coverage, but is not obligated to do so.


                                  ARTICLE VIII
                                   TERMINATION

     SECTION 8.01 TERMINATION OF AGREEMENT. This Agreement shall be terminated and the Transactions abandoned if at any time prior to the Effective Time:

     (a) The members of the Cooperative fail to approve the Merger as required by Section 6.01(a) or the member of MCP Colorado fails to approve the Merger as required by Sections 6.01(b) and 6.02(a).

     (b) The parties mutually agree in writing to terminate this Agreement; or

     (c) Either party to a Merger delivers a written notice to the other, to the effect that (i) one or more of the conditions to its obligations as set forth herein cannot be met, (ii) the other party has defaulted in a material respect under one or more of its covenants or agreements contained herein, or (iii) any of the representations or warranties of the other party are or have become materially untrue or incorrect as of the date of such notice, and in any case such condition or conditions have not been satisfied, such default or defaults have not been remedied or such representation or warranty has not been rendered true and correct within thirty(30) days after such notice is mailed; or

     (d) The Closing has not occurred on or before September 1, 1999, or such later date as the parties may mutually agree upon.

     SECTION 8.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other (except for any liability of a party then in breach); provided, however, that the confidentiality and return of documents provisions contained in or referred to Section 5.05 above shall survive any such termination.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.01 WAIVER. At any time before the Effective Time, any provision of this Agreement may, to the extent legally allowed, be waived by the party benefitted by the provision by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after approval of the Mergers contemplated by this Agreement by the respective members of the Cooperative and MCP Colorado, there may not be any waiver of any provision of this Agreement which would reduce the amount or form of consideration to be received by members in the Mergers.

     SECTION 9.02 AMENDMENT. The parties by mutual consent may amend, modify or supplement this Agreement in such manner as may be agreed upon in writing; provided, however, that after approval of the Mergers by the respective members of the Cooperative and MCP Colorado, this Agreement may not be amended if it would violate applicable law or reduce the amount or form of the consideration to be received by members in the Mergers.

     SECTION 9.03 BINDING NATURE. This Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.

     SECTION 9.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.05 ENTIRE AGREEMENT. This Agreement, the MCP Merger Agreement, the LLC Merger Agreement and the other documents referred to herein and therein set forth the entire understanding of the parties hereto with respect to the matters provided for herein and therein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party.

     SECTION 9.06 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally, telecopied (with confirmation) or mailed by certified or registered mail (return receipt requested), to the parties at the following addresses (or such other address as such party may specify by like notice):

     If to the Cooperative:  Minnesota Corn Processors, Inc.
                             901 North Highway 59
                             Marshall, MN 56258
                             Attn: L. Dan Thompson

     If to MCP Colorado:     Minnesota Corn Processors Colorado
                             901 North Highway 59
                             Marshall, MN 56258
                             Attn: Jerry Jacoby

     If to LLC:              Minnesota Corn Processors, LLC
                             901 North Highway 59
                             Marshall, MN 56258
                             Attn: Jerry Jacoby

     SECTION 9.07 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in Articles II, III and IV of this Agreement shall form the basis for closing conditions only, shall not survive the Effective Time and shall not form the basis for any action by or on behalf of either party or any third party for breach, misrepresentation or indemnity at any time after the Effective Time.

     SECTION 9.08 CAPTIONS. The article and section headings of this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                     MINNESOTA CORN PROCESSORS, INC.


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------


                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------


                                     MINNESOTA CORN PROCESSORS, LLC


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                    EXHIBIT A

                                 PLAN OF MERGER

     THIS PLAN OF MERGER (the "Plan") is dated as of May __, 1999, and is by and between MINNESOTA CORN PROCESSORS, INC (the "Cooperative") and MINNESOTA CORN PROCESSORS COLORADO ("MCP Colorado"), each of which may be referred to herein as a "Constituent Cooperative" and both of which may be collectively referred to herein as the "Constituent Cooperatives."

     WHEREAS, the Cooperative is a cooperative association organized under Chapter 308A of Minnesota Statutes, as amended (the "Minnesota Act"); and MCP Colorado is a cooperative association organized under Title 7 Article 56 of the Colorado Revised Statutes, as amended (the "Colorado Act"), and is a wholly owned subsidiary of the Cooperative. The Minnesota Act and the Colorado Act may be referred to herein collectively as the "Acts."

     WHEREAS, the respective Boards of Directors of the Cooperative and MCP Colorado and the respective members of the Cooperative and MCP Colorado each has approved and adopted this Plan and the transactions contemplated hereby in the manner required by their respective Articles of Incorporation and Bylaws, and the appropriate sections of the Acts.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), the Cooperative and MCP Colorado shall combine through merger (the "MCP Merger") in accordance with the applicable provisions of the Acts; and MCP Colorado shall be the surviving cooperative and shall continue to exist as a Colorado cooperative association by virtue of, and shall be governed by, the Colorado Act.

     SECTION 2. ARTICLES OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the MCP Merger, the articles of merger (the "Articles of Merger") and a statement of merger ("Statement of Merger") shall be executed in compliance with Section 308A.801 of the Minnesota Act and Section 7-56-605 of the Colorado Act, respectively. The Articles of Merger shall be filed with the Secretary of State of the State of Minnesota and the Statement of Merger shall be filed with the Secretary of State of the State of Colorado, or as otherwise required by the Acts.

     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members: (a) MCP Colorado, as the surviving cooperative in the MCP Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a cooperative organized under the Colorado Act; (b) MCP Colorado, as the surviving cooperative in the MCP Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Cooperative, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Cooperative, shall be deemed to be and hereby is vested in MCP Colorado, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Cooperative, shall not revert or be in any way impaired by reason of the MCP Merger; (c) MCP Colorado shall be responsible and liable for all of the liabilities and obligations of each Constituent Cooperative, and any claim existing or action or proceeding pending by or against one of the Constituent Cooperatives may be prosecuted as if the MCP Merger had not taken place or MCP Colorado may be substituted in its place;
(d) neither the rights of creditors nor any liens upon the property of either of the Constituent Cooperatives shall be impaired by the MCP Merger; and (e) the MCP Merger shall have any other effect set forth in the Acts and the Amended and Restated Transaction Agreement dated May __, 1999 between the Cooperative, MCP Colorado and LLC (the "Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of the Acts.

     SECTION 4. ARTICLES OF INCORPORATION AND BYLAWS. From and after the Effective Time, pursuant to the Articles of Merger and without any further action by the Constituent Cooperatives or any of their respective members, the Articles of Incorporation of MCP Colorado in effect immediately prior to the Effective Time shall be the Articles of Incorporation of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Bylaws of MCP Colorado in effect immediately prior to the Effective Time shall be the Bylaws of MCP Colorado, as the surviving cooperative in the MCP Merger (the "Surviving Entity Bylaws"). A copy of the Surviving Entity Articles of Incorporation and Bylaws was provided to the respective members of each Constituent Cooperative in connection with their consideration of the MCP Merger.

     SECTION 5. BOARD OF DIRECTORS AND OFFICERS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of the Cooperative immediately prior to the Effective Time shall become a director or an officer of MCP Colorado, as the surviving cooperative in the MCP Merger, (in the case of officers, holding the same office in MCP Colorado as they held in the Cooperative immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Bylaws. The initial directors and officers of MCP Colorado prior to the effective date shall resign their positions as directors and officers of MCP Colorado as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION AND CONTINUATION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging and continuing the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of the Cooperative and MCP Colorado (all such interests referred to herein as "Cooperative Equity Interests" or "MCP Colorado Equity Interests", respectively), and membership interests in the Cooperative and MCP Colorado, for equal Equity Interests and membership interests in MCP Colorado, shall be as follows:

          (a) EXCHANGE AND CONTINUATION OF COOPERATIVE MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each holder of common stock of the Cooperative shall become and be a member of MCP Colorado, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Bylaws, in such class and with such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.

          (b) MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, the Cooperative, as the sole member of MCP Colorado, shall cease to exist by operation of the merger and shall cease to be a member of MCP Colorado.

          (c) EXCHANGE AND CONTINUATION OF COOPERATIVE EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, all Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall be determined and exchanged for equal Equity Interests in MCP Colorado AT ITS STATED DOLLAR AMOUNT ON A DOLLAR-FOR-DOLLAR BASIS, including as follows:

          i. Common Stock. Each share of common stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock of MCP Colorado at a par value of $50.00 per share.

          ii. Preferred Stock. Each share of Preferred stock of the Cooperative issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one (1) share of Preferred Stock of MCP Colorado at a par value of $50.00 per share.

          iii. Patronage Equity Interests and Units of Equity Participation. All patronage refunds (qualified and nonqualified), units of equity participation and non-voting units of equity participation and any other allocated or to be allocated patronage equity interests

               (including all entitlements thereto) standing on the books of the Cooperative immediately prior to the Effective Time (which are not otherwise evidenced by capital stock) shall be exchanged for equal patronage refunds, units of equity participation and non-voting units of equity participation, and allocated or to be allocated equity interests, entitlements to patronage refunds, or other equal patronage equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (as MCP Colorado deems necessary) and other terms and conditions of the original issuance; and each unit of equity participation so exchanged shall be subject on the books of MCP Colorado to the same obligation for loss allocation as standing on the books of the Cooperative immediately prior to the Effective Time.

          iv. Deferred Patronage and Unallocated Reserve. All deferred patronage (not exchanged above), unallocated reserves, and any other unallocated equity interests standing on the books of the Cooperative immediately prior to the Effective Time shall be exchanged and credited for equal deferred patronage, unallocated reserves or other equal unallocated equity interests on the books of MCP Colorado, at their stated dollar amount on a dollar-for-dollar basis, and in such denominations or other designations or series so as to preserve the year of issue (if applicable and as MCP Colorado deems necessary) and other terms and conditions of the original issuance (if applicable).

          v. Net Effect. The net effect of the exchange of Cooperative Equity Interests for equal Equity Interests in MCP Colorado shall be that the holders of Cooperative Equity Interests standing on the books of the Cooperative immediately prior to the Effective Time shall hold and will have equal Equity Interests in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis, year of issue (as determined necessary), loss allocation obligations and any other rights and preferences, and that the deferred patronage, unallocated reserves and other unallocated Equity Interests of the Cooperative, as standing on its books immediately prior to the Effective Time, shall be exchanged and credited for an equal Equity Interest in MCP Colorado immediately following the Effective Time, in terms of stated dollar amount on a dollar-for-dollar basis and other rights and preferences.


          (d) MCP COLORADO EQUITY INTERESTS. Prior to the Effective Time, the Cooperative is the sole member of MCP Colorado and all equity interest of any and every nature in MCP Colorado is owned by and held in the name of the Cooperative. Upon the Effective Time, the Cooperative, as the merging entity, shall merge with and into MCP Colorado and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of MCP Colorado and held by the Cooperative immediately prior to the Effective Time shall be cancelled.


          (e) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Membership in MCP Colorado and all Equity Interests in MCP Colorado whether issued or credited in exchange for Cooperative Equity Interests or continued with respect to MCP Colorado Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.

          (f) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of Cooperative Equity Interests and each holder of MCP Colorado Equity Interests shall take such action or cause to be taken such action as MCP Colorado may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by MCP Colorado, or its successors or assigns, the Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as MCP Colorado, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to MCP Colorado, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If MCP Colorado shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of the Cooperative or MCP Colorado vested in MCP Colorado pursuant to this Plan, the officers of MCP Colorado or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each the Cooperative and MCP Colorado (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each the Cooperative and MCP Colorado, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE TIME. The MCP Merger shall become effective at the later of the filing of the Articles of Merger with the Secretary of State of Minnesota and the filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of the Cooperative and MCP Colorado, as of the date first set forth above.


                                     MINNESOTA CORN PROCESSORS, INC.


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------


                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                    EXHIBIT B

                                PLAN OF MERGER

     THIS PLAN OF MERGER (the "Plan") is dated as of ____________, 1999, and is by and between MINNESOTA CORN PROCESSORS COLORADO, ("MCP Colorado") and MINNESOTA CORN PROCESSORS, LLC ("LLC"), each of which may be referred to herein as a "Constituent Entity" and both of which may be collectively referred to herein as the "Constituent Entities".

     WHEREAS, MCP Colorado is a cooperative association organized under Title 7,
Article 56 of the Colorado Revised Statutes as amended (the "Colorado Act"), and LLC is a limited liability company organized under Title 7 Article 80 of the Colorado Revised Statutes as amended (the "LLC Act"), and a wholly owned subsidiary of MCP Colorado as a result of a merger of Minnesota Corn Processors, Inc., a Minnesota cooperative association (the "Cooperative"), with and into MCP Colorado, effective on the date hereof. The LLC Act and the Colorado Act may be referred to herein collectively as the "Acts"; and

     WHEREAS, the Board of Directors and members of MCP Colorado have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Act and other applicable provisions of Colorado law including specifically the Colorado Corporations and Associations Act found at Title 7, Article 90 of the Colorado Revised Statues ("CCA Act"); and

     WHEREAS, the Board of Directors and members of LLC have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Organization and Operating Agreement, the LLC Act and the CCA Act; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:

     SECTION 1. THE MERGER. On the Effective Time (as defined in Section 8), MCP Colorado and LLC shall combine through merger (the "LLC Merger") in accordance with the applicable provisions of the Acts and the CCA Act, and LLC shall be the surviving entity and shall continue to exist as a Colorado limited liability company with principal offices at 901 North Highway 59, Marshall, MN 56258-2744, by virtue of, and shall be governed by, the LLC Act.

     SECTION 2. STATEMENT OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the LLC Merger, a statement of merger (the "Statement of Merger") shall be executed in accordance with all legal requirements. The Statement of Merger shall be filed with the Secretary of State of the State of Colorado or as otherwise required by law.

     SECTION 3. EFFECT OF MERGER. From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members:
(a) LLC, as the surviving entity in the LLC Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a limited liability company organized under the LLC Act; (b) LLC, as the surviving entity in the LLC Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Entity, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Entity, shall be deemed to be and hereby is vested in LLC, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Entity, shall not revert or be in any way impaired by reason of the LLC Merger; (c) LLC shall be responsible and liable for all of the liabilities and obligations of each Constituent Entity, and any claim existing or action or proceeding pending by or against one of the Constituent Entities may be prosecuted as if the LLC Merger had not taken place or LLC may be substituted in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Entity shall be impaired by the LLC Merger; and (e) the LLC Merger shall have any other effect set forth in the Acts, the CCA Act, and the Amended and Restated Transaction Agreement dated as of May __, 1999 between the Cooperative, MCP Colorado and LLC (the "Transaction Agreement"); all with the effect and to the extent provided in the applicable provisions of Colorado law.

     SECTION 4. ARTICLES OF ORGANIZATION; OPERATING AGREEMENT. From and after the Effective Time, pursuant to the Statement of Merger and without any further action by the Constituent Entities or any of their respective members, the Articles of Organization of LLC in effect immediately prior to the Effective Time shall be the Articles of Organization of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Articles"). From and after the Effective Time, without any further action by the Constituent Entities or any of their respective members, the Amended and Restated Operating Agreement of LLC as in effect immediately prior to the Effective Time shall be the Operating Agreement of LLC, as the surviving entity in the LLC Merger (the "Surviving Entity Operating Agreement"). A copy of the Surviving Entity Articles of Organization and Operating Agreement was provided to the respective members of each Constituent Cooperative in connection with their consideration of the LLC Merger.

     SECTION 5. BOARD OF DIRECTORS. From and after the Effective Time, without any further action by the Constituent Cooperatives or any of their respective members, each person serving as a director or an officer of MCP Colorado immediately prior to the Effective Time shall be a director or an officer of LLC, as the surviving entity in the LLC Merger, (in the case of officers, holding the same office in LLC as they held in MCP Colorado immediately prior to the Effective Time) to serve in accordance with the Surviving Entity Operating Agreement. The initial directors and officers of LLC prior to the effective date shall resign their positions as directors and officers of LLC as of the effective date.

     SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. On the Effective Time, the manner and basis of exchanging or converting the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, and unallocated and capital reserves of MCP Colorado and LLC (all such interests referred to herein as "MCP Colorado Equity Interests" or "LLC Equity Interests", respectively), and membership interests in MCP Colorado and LLC, for proportionally equivalent Equity Interests and equal membership interests in LLC, shall be as follows:

          (g) EXCHANGE AND CONTINUATION OF MCP COLORADO MEMBERSHIPS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, (i) each member and holder of Units of Participation of MCP Colorado shall become and be a Class A member of LLC, to the extent they are eligible for membership under the Surviving Entity Articles and the Surviving Entity Operating Agreement, and (ii) each holder of non-voting Units of Participation of MCP Colorado shall become and be a Class B member of LLC. Class A and Class B members shall have such incidents of membership as are set forth in the Surviving Entity Articles and the Surviving Entity Operating Agreement.

          (h) LLC MEMBERSHIP. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, MCP Colorado, as the sole member of LLC, shall cease to exist by operation of the merger and shall also cease to be a member of LLC.

          (i) EXCHANGE AND CONTINUATION OF MCP COLORADO EQUITY INTERESTS. As of the Effective Time, without any further action by the Constituent Entities or any of their respective members, all MCP Colorado Equity Interests standing on the books of` MCP Colorado immediately after the consummation of the merger of The Cooperative with and into MCP Colorado, and immediately prior to the Effective Time shall be determined and exchanged for proportionally equivalent Equity Interests in LLC as follows:

          vi. Voting Units of Equity Participation. Each voting unit of equity participation standing on the books of MCP Colorado and held by members of MCP Colorado ("Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class A Unit of LLC; and each Class A Unit of LLC so exchanged shall be subject on the books of LLC to the same obligation for loss allocation as standing on the books of MCP Colorado immediately prior to the Effective Time.

          vii. Non-Voting Units of Equity Participation. Each non-voting unit of equity participation standing on the books of MCP Colorado and held by non-members of MCP Colorado

                ("Non-Member Equity") immediately prior to the Effective Time shall cease to be outstanding and shall be exchanged for one Class B Unit of LLC.

          viii. Common Stock. All shares of common stock standing on the books of MCP Colorado immediately prior to the Effective Time shall be cancelled and shall cease to exist.

          ix. Nonqualified Patronage Refunds. All nonqualified patronage refunds standing on the books of MCP Colorado immediately prior to the Effective Time shall be converted into nonvoting financial interests of LLC having the same stated dollar amount, years of issue (as LLC deems necessary) and other terms and conditions as applicable to such nonqualified patronage refunds immediately prior to the Effective Time.


          (j) LLC EQUITY INTERESTS. Prior to the Effective Time, MCP Colorado is the sole member of LLC and all equity interest of any and every nature in LLC is owned by and held in the name of MCP Colorado. Upon the Effective Time, MCP Colorado, as the merging entity, shall merge with and into LLC and shall cease to exist in its own right. All Equity Interests of any and every nature standing on the books of LLC immediately prior to the Effective Time shall be cancelled.


          (k) SURVIVING ENTITY ARTICLES AND OPERATING AGREEMENT TO GOVERN. Membership in LLC and all Equity Interests in LLC issued or credited in exchange for MCP Colorado Equity Interests and continued with respect to LLC Equity as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Operating Agreement.

          (l) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of MCP Colorado Equity Interests and each holder of LLC Equity Interests shall take such action or cause to be taken such action as LLC may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.

     SECTION 7. FURTHER ASSURANCES. From time to time and after the Effective Time, as and when requested by LLC, or its successors or assigns, MCP Colorado shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as LLC, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to LLC, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If LLC shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of MCP Colorado or LLC vested in LLC pursuant to this Plan, the officers of LLC or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each MCP Colorado and LLC (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each MCP Colorado and LLC, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.

     SECTION 8. EFFECTIVE DATE. The LLC Merger shall become effective at the time of filing of the Statement of Merger with the Secretary of State of Colorado (the "Effective Time").

     SECTION 9. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of MCP Colorado and LLC, as of the date first set forth above.


                                     MINNESOTA CORN PROCESSORS COLORADO


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------


                                     MINNESOTA CORN PROCESSORS, LLC


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                  APPENDIX D











                          SECOND AMENDED AND RESTATED
                              OPERATING AGREEMENT

                                      OF

                        MINNESOTA CORN PROCESSORS, LLC


                     A Colorado Limited Liability Company


                           (CONTAINS RESTRICTIONS ON
                    TRANSFERABILITY OF MEMBERSHIP INTERESTS)

                         MINNESOTA CORN PROCESSORS, LLC

                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT

                       (CONTAINS RESTRICTIONS ON TRANSFERS
                            OF MEMBERSHIP INTERESTS)

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
ARTICLE I     DEFINITIONS .......................................................  D-1
     1.1      Terms Defined in the Act ..........................................  D-1
     1.2      Terms Defined Herein ..............................................  D-1

ARTICLE II    THE LIMITED LIABILITY COMPANY .....................................  D-6
     2.1      Formation; Effective Date of Agreement ............................  D-6
     2.2      Name ..............................................................  D-6
     2.3      Business Purpose ..................................................  D-6
     2.4      Powers ............................................................  D-6
     2.5      Duration ..........................................................  D-6
     2.6      Registered Office and Registered Agent ............................  D-6
     2.7      Principal Office ..................................................  D-6
     2.8      Title to Property; No Agency Power ................................  D-6
     2.9      Limited Liability of Members and Directors ........................  D-7

ARTICLE III   MEMBERS ...........................................................  D-7
     3.1      Membership ........................................................  D-7
     3.2      Ownership of Membership Interests .................................  D-7
     3.3      Classes of Membership .............................................  D-8
     3.4      Voting ............................................................  D-8
     3.5      Place of Meetings .................................................  D-8
     3.6      Regular Meetings ..................................................  D-9
     3.7      Special Meetings ..................................................  D-9
     3.8      Notice of Meetings ................................................  D-9
     3.9      Waiver of Notice ..................................................  D-9
     3.10     Quorum ............................................................  D-9
     3.11     Proxies; Mail Ballots .............................................  D-9
     3.12     Action Without Meeting ............................................  D-9
     3.13     Telephonic Meetings ...............................................  D-9
     3.14     Termination of Membership .........................................  D-9
     3.15     Continuation of the Company .......................................  D-10
     3.16     No Obligation to Purchase Units ...................................  D-10
     3.17     Advance Consent to Certain Substitute Members .....................  D-10
     3.18     Compliance with Articles of Organization and Operating Agreement ..  D-10
     3.19     No Dissenters' Rights .............................................  D-10

ARTICLE IV    CAPITAL ...........................................................  D-11
     4.1      Units .............................................................  D-11
     4.2      Capital Accounts ..................................................  D-11
     4.3      Initial Issuance of Units; Offering of Additional Units ...........  D-11
     4.4      No Capital Calls ..................................................  D-11
     4.5      Tax Withholding Obligations .......................................  D-12
     4.6      Transferee Succeeds to Transferor's Capital Account ...............  D-12
     4.7      No Right to Return of Contributions ...............................  D-12
     4.8      No Interest on Capital Contributions ..............................  D-12
     4.9      Loans to the Company ..............................................  D-12
     4.10     No Repayment Liability ............................................  D-12

                                                                                   PAGE
                                                                                   ----
ARTICLE V     ALLOCATIONS AND DISTRIBUTIONS .....................................  D-12
     5.1      Allocation of Profits and Losses ..................................  D-12
     5.2      Special Allocations ...............................................  D-12
     5.3      Curative Allocations ..............................................  D-13
     5.4      Loss Limitation ...................................................  D-14
     5.5      Other Allocation Rules ............................................  D-14
     5.6      Tax Allocations ...................................................  D-14
     5.7      Distributions .....................................................  D-14
     5.8      Tax Withholding Obligations Constitute a Distribution .............  D-15

ARTICLE VI    BOARD OF DIRECTORS ................................................  D-15
     6.1      Board of Directors ................................................  D-15
     6.2      Qualifications of Directors .......................................  D-15
     6.3      Election of Directors .............................................  D-15
     6.4      Removal of Directors ..............................................  D-15
     6.5      Vacancies .........................................................  D-16
     6.6      Annual Meeting ....................................................  D-16
     6.7      Regular Meetings ..................................................  D-16
     6.8      Special Meetings ..................................................  D-16
     6.9      Quorum, Voting ....................................................  D-16
     6.10     Executive Committee ...............................................  D-16
     6.11     Compensation ......................................................  D-16
     6.12     Number of Districts ...............................................  D-16
     6.13     Districting Committee .............................................  D-16
     6.14     Counties and Districts ............................................  D-17
     6.15     Directors and Districts ...........................................  D-17
     6.16     Board Actions Requiring Approval of Members .......................  D-18
     6.17     Board Actions Requiring Approval of ADM ...........................  D-18
     6.18     Absent Directors ..................................................  D-18
     6.19     Action Without Meeting ............................................  D-18
     6.20     Telephonic Meetings ...............................................  D-18

ARTICLE VII   DUTIES OF DIRECTORS ...............................................  D-19
     7.1      General Powers ....................................................  D-19
     7.2      Employment of President and Chief Executive Officer ...............  D-19
     7.3      Bonds and Insurance ...............................................  D-19
     7.4      Accounting System and Audit .......................................  D-19
     7.5      Agreements with Members ...........................................  D-19
     7.6      Depository ........................................................  D-19

ARTICLE VIII  BOARD OFFICERS; PRESIDENT AND CHIEF EXECUTIVE
              OFFICER ...........................................................  D-19
     8.1      Election of Board Officers ........................................  D-19
     8.2      Duties of Chairman ................................................  D-19
     8.3      Duties of Vice Chairman ...........................................  D-20
     8.4      Duties of Secretary ...............................................  D-20
     8.5      Duties of President and Chief Executive Officer ...................  D-20
     8.6      Compensation ......................................................  D-20
     8.7      Special Powers ....................................................  D-20

ARTICLE IX    REQUIRED RECORDS; ACCOUNTING AND TAX MATTERS ......................  D-21
     9.1      Required Records ..................................................  D-21
     9.2      Books of Account ..................................................  D-21
     9.3      Tax Characterization, Returns, Elections and Information ..........  D-21
     9.4      Tax Matters Partner; Tax Audit Costs ..............................  D-21

                                                                                   PAGE
                                                                                   ----
ARTICLE X     TRANSFER OF MEMBER INTERESTS ......................................  D-22
     10.1     Restrictions on Transfer. .........................................  D-22
     10.2     Conditions Precedent to Transfers .................................  D-22
     10.3     Substitution of Member ............................................  D-23
     10.4     Effective Date of Transfer ........................................  D-23
     10.5     Distributions and Allocations in Respect to Transferred Interest ..  D-23

ARTICLE XI    DISSOLUTION AND WINDING UP ........................................  D-24
     11.1     Liquidating Events ................................................  D-24
     11.2     Winding Up ........................................................  D-24
     11.3     Distributions Upon Dissolution ....................................  D-24
     11.4     Compliance With Regulations; Deficit Capital Accounts .............  D-24
     11.5     Deemed Distribution and Recontribution ............................  D-25
     11.6     Allocations During Period of Liquidation ..........................  D-25
     11.7     Character of Liquidating Distributions ............................  D-25

ARTICLE XII   MEMBERS BOUND BY AGREEMENT ........................................  D-25

ARTICLE XIII  INDEMNIFICATION OF DIRECTORS AND EMPLOYEES ........................  D-26
     13.1     Indemnity of Directors, Employees and Other Agents ................  D-26

ARTICLE XIV   MISCELLANEOUS .....................................................  D-26
     14.1     Entire Agreement ..................................................  D-26
     14.2     Amendment .........................................................  D-26
     14.3     Conflict with Articles ............................................  D-26
     14.4     Certificates of Membership Interest ...............................  D-26
     14.5     Severability ......................................................  D-26
     14.6     Remedies ..........................................................  D-27
     14.7     Consent and Waiver ................................................  D-27
     14.8     No Third Party Beneficiary ........................................  D-27
     14.9     Notices ...........................................................  D-27
     14.10    Binding Effect ....................................................  D-27
     14.11    Necessary Instruments and Acts ....................................  D-27
     14.12    Number and Gender .................................................  D-27
     14.13    Interpretation ....................................................  D-27
     14.14    Counterparts ......................................................  D-27
     14.15    Governing Law .....................................................  D-27

SCHEDULE A

                         MINNESOTA CORN PROCESSORS, LLC

                           SECOND AMENDED AND RESTATED
                               OPERATING AGREEMENT

                       (CONTAINS RESTRICTIONS ON TRANSFERS
                            OF MEMBERSHIP INTERESTS)

     THIS SECOND AMENDED AND RESTATED OPERATING AGREEMENT is entered into and made effective as of the ____ day of October, 1999 by and between Minnesota Corn Processors, LLC, a Colorado limited liability company (the "Company"), and the members of the Company who are identified as such on the Membership Register from time to time (collectively, the "Members").


                                    RECITALS

     WHEREAS, the Cooperative, as the only initial Member, has caused the Company to be formed under the laws of the State of Colorado for the following purposes: (a) to acquire all of the businesses and assets of Minnesota Corn Processors, Inc., a Minnesota cooperative corporation (the Cooperative"); and
(b) to operate the corn processing and marketing business currently operated by the Cooperative; and (c) for any other lawful purpose;

     WHEREAS, the Cooperative and the Company previously entered into an Operating Agreement dated as of January 22, 1999 (the "Original Agreement"), and an Amended and Restated Operating Agreement dated as of May __, 1999 the "Amended Agreement"), and adopted the Original Agreement and, subsequently, the Amended Agreement, as the operating agreement of the Company as contemplated by
Section 7-80-108 of the Colorado Limited Liability Company Act;

     WHEREAS, the Cooperative and the Company wish to amend and restate the Amended Agreement in its entirety effective as of the date hereof and hereby adopt this Second Amended and Restated Operating Agreement as the operating agreement of the Company for purposes of Section 7-80-108 of the Colorado Limited Liability Company Act;

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements of the Members contained herein, and the mutual benefits to be gained by the performance hereof, each of the Members agrees as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1 Terms Defined in the Act. Unless defined specifically herein, terms relating to a limited liability company shall have the meanings given in or interpreted under the Colorado Limited Liability Company Act.

     1.2 Terms Defined Herein. The following capitalized words and phrases shall have the following respective meanings as used herein, except as may be otherwise expressly provided in this Agreement or unless the context otherwise specifies.

          "ACT" means the Colorado Limited Liability Company Act, as amended, and any successor thereto.

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant allocation period, after giving effect to the following adjustments:

          (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

          (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations.

This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "ADM" means Archer Daniels Midland Company, a Delaware corporation.

          "AFFILIATE" means, with respect to a specified Person, any Person, directly or indirectly, through one or more intermediaries, controlling or controlled by, or under common control with a specified Person. The term "control", as used in the preceding sentence, means with respect to a corporation the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the controlled corporation, and, with respect to any partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

          "AGREEMENT" means this Second Amended and Restated Operating Agreement of Minnesota Corn Processors, LLC, as amended, modified or supplemented from time to time, including any schedules to this Agreement. Words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement.

          "ARTICLES OF ORGANIZATION" means the Articles of Organization filed on behalf of the Company with the Secretary of State of Colorado, as from time to time amended.

          "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company established by Article VI. For purposes of the Act, the "Board" or "Board of Directors" shall mean the board of managers of the Company.

          "CAPITAL ACCOUNT" means, with respect to any Unit Holder, the Capital Account maintained for such Person in accordance with the provisions of Section
4.2 herein.

          "CAPITAL CONTRIBUTIONS" means, with respect to any Unit Holder, the amount of money and the Gross Asset Value of any property (other than money) and the agreed value of services rendered or the obligation to perform services which are contributed to the capital of the Company with respect to the Units held by such Person pursuant to the terms of this Agreement.

          "CERTIFICATE OF MEMBERSHIP INTEREST" means a certificate or other evidence of ownership of the Units adopted by the Company pursuant to Section
14.4 of this Agreement.

          "CLASS A MEMBER" means a Member that owns Class A Units.

          "CLASS B MEMBER" means a Member that owns Class B Units.

          "CLASS A UNITS" means the unit of measurement used to quantify the Membership Interest of a Member eligible to purchase a voting Membership Interest.

          "CLASS B UNITS" means the unit of measurement used to quantify the Membership Interest of a Member eligible to purchase a non-voting Membership Interest.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

          "COMPANY" shall have the meaning assigned to that term in the first paragraph of this Agreement.

          "COMPANY MINIMUM GAIN" shall have the same meaning as "partnership minimum gain" in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

          "COMPETITOR" means (i) each Person identified as a Competitor on Schedule A attached hereto and the successors and assigns thereof; (ii) any other Person identified by the Company as a Competitor; and (iii) any officer or director of any Person identified in (i) and (ii) hereof.

          "DEPRECIATION" means, for each allocation period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such allocation period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such allocation period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such allocation period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such allocation period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Directors.

          "DIRECTOR" or "DIRECTORS" means the natural persons elected, appointed, or otherwise designated as directors by the Members to direct the business and affairs of the Company as provided in Article VI. For purposes of the Act, the directors shall be deemed to be the "managers" of the Company.

          "ESTABLISHED VALUE" means a per-Unit value established by the Board of Directors from time to time, which shall be based on (i) seventy-five percent (75%) of the fair market value for the Units, as determined by the Board of Directors using reasonable valuation methods; or (ii) the book value of the Units as shown on the Company's most recent audited financial statements, whichever is less.

          "EVENT OF DISASSOCIATION" shall have the meaning assigned to that term in Section 3.15 of this Agreement.

          "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 4.3 hereof shall be as set forth in such section;

          (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board of Directors as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMIS Capital Contribution;
(ii) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company property as consideration for an interest in the Company; and
(iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (i) and
(ii) of this paragraph shall be made only if the Board of Directors reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

          (c) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code
Section 7701(g) into account) of such asset on the date of distribution as determined by the Board of Directors; and

          (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of "Profits and Losses" or Section 5.2(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

          "INITIAL AGREED VALUE PER UNIT" shall mean the fair market value of each Unit received by the Initial Members pursuant to the Transaction Agreement in the merger of MCP Colorado into the Company as determined by a nationally recognized appraisal firm selected by the Cooperative. The Board of Directors shall be authorized to make reasonable modifications to such appraisal to reflect intervening events between the date of the appraisal and the transfer of Units to the Initial Members pursuant to the merger of MCP Colorado with and into the Company pursuant to the Transaction Agreement.

          "INITIAL MEMBERS" shall mean, (i) prior to the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Cooperative, and
(ii) from and after the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, each Person who receives Class A Units or Class B Units pursuant to such merger.

          "LIQUIDATING EVENT" shall have the meaning assigned to that term in
Section 9.1 of this Agreement.

          "LOSSES" shall have the meaning associated with that term in the definition of Profits and Losses hereunder.

          "MCP COLORADO" means Minnesota Corn Processors Colorado, the transitory Colorado cooperative into which the Cooperative will be merged in anticipation of the merger of such Colorado cooperative into the Company.

          "THE COOPERATIVE" means Minnesota Corn Processors, Inc., a Minnesota cooperative corporation.

          "MEMBER" means any Person (i) who has become a Member pursuant to the terms of this Agreement, and who is designated as a Member on the Membership Register, (ii) who is the owner of 1,000 or more Units, and (iii) who has not ceased to be a Member pursuant to the terms of this Agreement.

          "MEMBERS" means all such Persons.

          "MEMBERSHIP INTEREST" means a Unit Holder's share of the Profits and Losses of the Company and a Unit Holder's right to receive distributions of cash or other assets of the Company in accordance with the terms of this Agreement.

          "MEMBERSHIP REGISTER" shall have the meaning specified in Section 3.1 of this Agreement.

          "1996 LOSS PAYABLE" shall mean the unpaid portion of the Cooperative's operating loss for fiscal year ended September 30, 1996 that was assessed against a unit of equity participation by the Board of Directors of The Cooperative and which pursuant to the Transaction Agreement continues as a lien in favor of the Company against a Class A Unit into which such unit of equity participation has been converted.

          "NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          "NONRECOURSE LIABILITY" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          "PERSON" means any individual, partnership, limited liability company, association, corporation, cooperative, estate, trust or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "PROFITS" shall have the meaning associated with that term in the definition of Profits and Losses hereunder.

          "PRODUCER" means and includes Persons (including individuals, firms, partnerships, corporations, or associations) who are (1) currently or formerly engaged in the production of one or more agricultural products, including tenants of land used for the production of any such product, and lessors of such land who receive as rent part of the produce of such land, and associations of such producers, (2) members of the immediate family (i.e., a spouse, parent, brother or sister, child or grandchild) of any Member, and (3) current or former employees or agents of the Company.

          "PROFITS AND LOSSES" shall mean, for each allocation period, an amount equal to the Company's taxable income or loss for such allocation period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

          (d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year, computed in accordance with the definition of Depreciation;

          (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

          (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.2 or Section 5.3 hereof shall not be taken into account in computing Profits or Losses.

     The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 or Section 5.3 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

          "PROPERTY" means all real and personal property, including cash, acquired and operated by the Company and any improvements thereto, and shall include both tangible and intangible property.

          "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code as such Regulations may be amended from time to time (including corresponding provisions of succeeding Regulations).

          "SPECIAL FINANCIAL INTERESTS" means the nonvoting financial interest in the Company issued to the former holders of nonqualified written notices of allocation issued by the Cooperative, the stated amounts of which shall correspond to the stated amounts of such nonqualified written notices of allocation.

          "REGULATORY ALLOCATIONS" has the meaning set forth in Section 5.3 hereof.

          "TAX WITHHOLDING OBLIGATION" means an amount equal to the portion of any amount allocated, credited, or otherwise distributable to a Unit Holder which the Company is required to withhold for income tax purposes pursuant to any applicable federal, state, local, or other governmental agency law or regulation.

          "TRANSACTION AGREEMENT" means the Amended and Restated Transaction Agreement dated as of the date hereof among the Cooperative, MCP Colorado and the Company.

          "TRANSFER" means, as a noun, any voluntary or involuntary transfer, sale or other disposition and, as a verb, to voluntarily or involuntarily transfer, sell, or otherwise dispose of, but shall not include a pledge, grant of a security interest or other encumbrance.

          "UNIT" means the unit of measurement used herein to quantify the Membership Interest of a Unit Holder, consisting of Class A Units or Class B Units, as reflected on the Membership Register. A Unit Holder's Membership Interest as quantified by the number of Units owned by such Person may be evidenced by a certificate of Units issued by the Company, which certificate shall contain appropriate restrictive legends.

          "UNIT HOLDER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

          "UNIT HOLDER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "UNIT HOLDER NONRECOURSE DEDUCTIONS" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

          "UNIT HOLDERS" means all Persons who hold Units. "Unit Holder" means any one of the Unit Holders.


                                   ARTICLE II

                          THE LIMITED LIABILITY COMPANY

     2.1 Formation; Effective Date of Agreement. The Company is formed as a Colorado limited liability company pursuant to and in accordance with the provisions of the Act and upon the terms and conditions set forth in this Agreement. This Agreement is made effective as of the formation of the Company.

     2.2 Name. The name of the Company shall be Minnesota Corn Processors, LLC. All business of the Company shall be conducted in such name or in trade names approved by the Board of Directors. The name of the Company may be changed from time to time in accordance with the Act.

     2.3 Business Purpose. The purpose of the Company is to conduct any business activity in which a limited liability company organized under the Act may be lawfully engaged in and to conduct any and all activities related or incidental thereto, including the acquisition, improvement, leasing, operation, mortgage and disposition of personal property and real property.

     2.4 Powers. The Company may carry on any lawful business, purpose or activity permitted by the Act and shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental, necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

     2.5 Duration. The duration of the Company shall be perpetual, unless dissolved earlier as provided herein.

     2.6 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of Colorado shall be as stated in the Articles of Organization. The registered office and registered agent of the Company in the State of Colorado may be changed from time to time by the Board of Directors.

     2.7 Principal Office. The principal office of the Company shall be located at 901 North Highway 59, Marshall, MN 56258, or at such other place(s) within or without the State of Minnesota as the Board of Directors may determine from time to time.

     2.8 Title to Property; No Agency Power. All Property originally transferred to or subsequently acquired by or on account of the Company shall be owned by the Company as an entity. No Member,

Director or Unit Holder shall have any ownership interest in such Property in such Person's individual name or right. The Company shall hold all of its Property in the name of the Company and not in the name of any Member, Director or Unit Holder. Subject to the approval by the Board or the Members when required by this Agreement, title to Property may be transferred by an instrument of transfer executed by the appropriate officer of the Company as designated by the Board. No Member, Director or Unit Holder has the authority, in said Person's capacity as Member, Director or Unit Holder, to transfer title to Property or bind the Company or the other Members or any one of them. Only duly authorized officers, directors and agents of the Company shall have the authority to bind the Company.

     2.9 Limited Liability of Members and Directors. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. No Member, Director or other agent of the Company, solely by reason of such status, shall be personally liable, under a judgment, decree or order of a court, or in any other manner, for the acts, debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise.


                                   ARTICLE III

                                     MEMBERS

     3.1 Membership. There shall be no Members admitted to the Company except as provided in this Agreement. The name, address, Capital Contribution, and class of membership of each Member shall be set forth in a membership register maintained by the Company at its principal office or by a duly appointed agent of the Company (the "Membership Register"), which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to
Article X. Prior to the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Cooperative (or its successors) shall be the only Member of the Company. From and after the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the membership interest of the Cooperative (or its successor) in the Company shall be canceled, and (A) the Class A Members of this Company shall include, (i) initially, the members of the Cooperative who receive Class A Units from the Cooperative pursuant to the Transaction Agreement; and (ii) individuals, corporations or other entities who acquire a minimum of 1,000 Class A Units in a permitted transfer or in an offering by the Company of additional Class A Units. The Class B Members of this Company shall include, (i) initially, Archer Daniels Midland Company, as the transferee of Class B Units from the Cooperative pursuant to the Transaction Agreement, and (ii) individuals, corporations or other entities who acquire a minimum of 1,000 Class B Units in a permitted transfer.

     The holders of Special Financial Interests shall not be Members of the Company and shall have no rights other than the rights to distributions specified in Sections 5.7(a) and 11.3(d) and the corresponding right to income allocations provided in Section 5.2(i).

     3.2 Ownership of Membership Interests.

          (a) Minimum Ownership of Units Required. Each Class A Member shall own not less than 1,000 Class A Units. Each Class B Member shall own not less than 1,000 Class B Units.

          (b) Limitation on Ownership of Membership Interests.

               (i) Number of Units. No Class A Member shall own more than two percent (2%) of the total issued and outstanding Class A Units of the Company. For purposes of this Section 3.2(b), the number of Units owned by any Member shall include Units owned by the member's spouse, children, parents, or brothers and sisters, and by any Affiliate of the Member or the Member's spouse, children, parents or brothers and sisters.

               (ii) Nonproducers. Only Producers shall be eligible to own Class A Units of the Company.

               (iii) Competitors. Any Competitor of the Company shall not be eligible to own Class A Units of the Company.

          (c) Company Right to Purchase Units. If (A) any Member holds at any time less than the minimum number of Units required by Section 3.2(a) or more than the maximum number of Units permitted under Section 3.2(b), or if any Class A Units are held by any Person who is not a Producer, and such violation of this Agreement is not cured within one (1) year after notice thereof by the Company, or (B) any Member is or becomes a Competitor, that Member's voting rights, if any, shall be suspended as provided in Section 3.14 below and, in addition, the Company shall have the right (but not the obligation) to purchase, and the Member shall be required to sell (i) in the case of a violation of Section 3.2(a), 3.2(b)(ii) or 3.2(b)(iii), all of the Units owned by such Member, and
(ii) in the case of a violation of Section 3.2(b)(i), that Member's Units in excess of the two percent (2%) maximum provided for in Section 3.2(b)(i). The purchase price for Units purchased by the Company under this Section shall be an amount equal to the Established Value of the Units determined at the time the Company notifies the Member of the violation and shall be payable, at the Company's option, in one lump sum or equal installments over a period of five
(5) years, with interest at a rate equal to the interest rate for 91 day U.S. Treasury bills, adjusted quarterly.

     3.3 Classes of Membership. This Company has two (2) classes of Membership.

          (a) Class A Membership. Class A Membership (as quantified by the Class A Units) shall be the voting Membership Interests of the Company.

          (b) Class B Membership. Class B Membership (as quantified by the Class B Units) shall be non-voting Membership Interests.

     3.4 Voting.

          (a) Units Required. Each Class A Member owning a minimum of 5,000 Class A Units shall be entitled to one (1) vote with respect to any matter to be determined by the Members under this Agreement or the Act, regardless of the number of Units owned by such Class A Member. Any Class A Member who is in default of any of its obligations under this Agreement shall not be entitled to vote on any matter during the period of such default. When determining the aggregate number of Units held by a Member for purposes of this Agreement, the Units held by any Member who is in default of any obligations under this Agreement shall be excluded. Each Member other than individual Members shall designate in writing to the Chairman of the Board of the Company the name of one
(1) individual authorized to act as such Member's representative with respect to all matters covered by this Agreement, including the right to exercise such Member's voting rights hereunder. The Company and the other Members shall be entitled to rely on the authority of the individual so designated. Each Member may change such Member's representative by written notice to the Chairman of the Board at such Member's sole discretion.

          A member absent from any meeting may submit an absentee vote on any motion, resolution, or amendment to be acted upon at such meeting. An absentee vote must be cast on a ballot containing the exact text of the proposed motion, resolution, or amendment by delivering such ballot to the Secretary at the principal office of the Company by hand, by United States mail (with postage prepaid thereon), by facsimile, by overnight courier or by any other reasonable means, to arrive not later than five (5) days prior to the day of the meeting at which the vote is taken.

          (b) Non-Voting Members. Any Class A Member owning at least 1,000 Class A Units but less than 5,000 Class A Units as of the date upon which notice of action to be taken by the Members is mailed to the Members shall be considered a non-voting member of the Company and shall not be entitled to vote on any matters reserved to the Members. The Units held by such non-voting members shall be excluded in determining the aggregate number of Units held by Members. Notwithstanding that such member is not entitled to vote, the Units in the hands of the non-voting member shall continue to be subject to all the applicable provisions of this Agreement, including but not limited to the transfer restrictions set forth in Article X hereof. In the event a non-voting member purchases the minimum number of Class A Units required to receive voting rights under Section 3.4(a) hereof, such member shall be entitled to the voting rights set forth in Section 3.4(a) without any further action by the Members or the Board.

     3.5 Place of Meetings. Each meeting of the Members shall be held at such place as the Board of Directors may from time to time designate in writing to the Members.

     3.6 Regular Meetings. Regular meetings of the Members shall be held not less than once per year, at such time and place as determined by the Board of Directors; provided however, that if a regular meeting has not been held within six (6) months after the end of each fiscal year of the Company any Member may demand a meeting of the members by written demand to the Board of Directors.

     3.7 Special Meetings. Special meetings of the Members may be called by the Board of Directors or twenty percent (20%) of the Class A Members. The business transacted at a special meeting of the Members is limited to the purposes stated in the notice of the meeting.

     3.8 Notice of Meetings. Written notice of each meeting of the Members, stating the date, time and place, and in the case of a special meeting, the purpose of the meeting, shall be given in writing at least fourteen (14) days and not more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting.

     3.9 Waiver of Notice. A Member may waive the notice of meeting required under this Article. A written notice of waiver signed by the Member entitled to notice is effective whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

     3.10 Quorum. The presence (in person or by proxy or mail ballot) of at least ten percent (10%) of the Class A Members is required for the transaction of business at a meeting of the Members; provided, however, that a quorum shall never be more than fifty (50) Class A Members.

     3.11 Proxies; Mail Ballots. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Board of Directors.

     3.12 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by all of the Class A Members. The written action is effective when signed by all the Class A Members, unless a different effective time is provided in the written action.

     3.13 Telephonic Meetings. Any regular or special meeting of the Members may be taken by telephonic or electronic conference or any other means of communication through which the Members can simultaneously hear each other during the conference, if the same notice is given of the conference to each Member, and if the Members participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a telephonic, electronic, or other conference of such means constitutes presence at the meeting in person or by proxy if all the other requirements are met.

     3.14 Termination of Membership. A Member's Membership Interest terminates and such Person ceases to be a Member on and following the occurrence of any of the following events (each an "Event of Disassociation"):

          (a) Complete Transfer. The Member transfers all of the Member's Units, regardless of whether the transferee(s) is admitted as a substitute Member pursuant to Section 10.5 of this Agreement;

          (b) Dissolution of Member. Any event terminating the existence of any non-individual Member;

          (c) Death of Individual Member. The death of any individual Member;

          (d) Withdrawal. The Member resigns by written notice to the Chairman of the Board; or

          (e) Disqualification. The Member holds less than the minimum number of Units required by Section 3.2(a) or more than the maximum number of Units permitted by Section 3.2(b) and fails to cure the applicable violation within one (1) year after notice thereof by the Company.

     A Person who has ceased to be a Member shall be considered a non-member Unit Holder only, and shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, shall not be entitled to vote on any matters reserved to the Members, and shall not have any of the other rights of a Member under the Act or this Agreement.

The Units held by such Unit Holder shall be excluded in determining the aggregate number of Units held by Members. Notwithstanding that such Unit Holder is no longer a Member, the Units in the hands of such Unit Holder shall continue to be subject to all the applicable provisions of this Agreement, including but not limited to the transfer restrictions set forth in Article X hereof.

     In the event such Unit Holder ceased to be a Member pursuant to Section 3.14(f), such Unit Holder shall be reinstated as a Member without any further action by the Members or the Board upon a showing to the Board that such Unit Holder meets the minimum and maximum requirements set forth in Section 3.2.

     3.15 Continuation of the Company. The Company shall not be dissolved upon the occurrence of an Event of Disassociation or any other event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

     3.16 No Obligation to Purchase Units. No Member whose membership in the Company terminates shall have any right to demand or receive a return of such terminated Member's Capital Contributions. Neither the remaining Members nor the Company shall have any obligation to purchase or redeem the Units of any such terminated Member.

     3.17 Advance Consent to Certain Substitute Members.

          (a) Substitute Member -- Dissolution. In the event of dissolution of a non-individual Member, any person who continues the business of a dissolved Member, or who holds some or all of the Membership Interest of the dissolved Member, shall be admitted as a substitute Member; provided, however, that such Person shall not be admitted as a substitute Member unless and until each of the conditions set forth in Section 10.3 of this Agreement have been satisfied.

          (b) Substitute Member -- Death. In the event of the death of an individual Member, each of the following Persons who holds some or all of the Membership interest of the deceased Member shall be admitted as a substitute Member; provided, however, that such Person shall not be admitted as a substitute Member unless and until each of the conditions set forth in Section
10.3 of this Agreement are satisfied at the time such Person becomes the holder of all or some of such Membership Interest:

               (i) the estate of the deceased Member;

               (ii) the surviving joint tenant of the Membership Interest; and

               (iii) any distributee of the estate of the deceased Member, including any trustee(s) of a trust which holds some or all of the Membership Interest of the deceased Member.

The rights of the estate of a deceased Member shall be exercised by the personal representative(s) appointed by the court as the personal representative of the estate of a deceased Member.

               (c) Substitute Member. The purpose of this Section 3.17 is that the voting rights of any Member whose membership is terminated by the dissolution or death of such Member shall follow the Membership Interest of such Member notwithstanding such termination, through the automatic substitution of the holder of all or some of such Membership Interest as a substitute Member. Any Person who is admitted as a substitute Member under this Section 3.17 shall be entitled to all of the rights and bound by the obligations of, the Member for which it is substituted.

     3.18 Compliance with Articles of Organization and Operating Agreement. Each Member of the Company is subject to the terms of the Company's Articles of Organization, this Agreement, and such other reasonable policies and procedures as the Board from time to time adopts to implement the terms of this Agreement.

     3.19 No Dissenters' Rights. No Member or Unit Holder shall have any dissenters' rights or appraisal rights or other similar rights as a result of any merger or consolidation or other action involving the Company approved by the Class A Members as provided in Section 6.16 hereof.

                                   ARTICLE IV

                                     CAPITAL

     4.1 Units. The Company shall be authorized to issue 500,000,000 Units. Of the total number of Units authorized in this Section 4.1, 350,000,000 Units are hereby designated as Class A Units, and 150,000,000 Units are hereby designated as Class B Units.

     4.2 Capital Accounts. A Capital Account maintained for such Unit Holder in accordance with the following provisions:

          (a) To each Unit Holder's Capital Account there shall be credited (i) such Unit Holder's Capital Contributions (determined in the case of the initial Unit Holders as provided in Section 4.3(a)), (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.2 or Section 5.3 hereof, and
(iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder.

          (b) To each Unit Holder's Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.2 or Section 5.3 hereof, and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

          (c) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

     The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent, it may modify the manner in which the Capital Accounts are maintained, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article XI hereof upon the dissolution of the Company. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

     4.3 Initial Issuance of Units; Offering of Additional Units.

          (a) MCP Colorado will fund the Company on the Closing Date specified in the Transaction Agreement by contributing all of its assets to the Company in consideration of the Company's assumption of all of MCP Colorado's liabilities and other obligations. On the effective date of the merger of MCP Colorado into the Company, each member of MCP Colorado shall be issued the number and class of Units that corresponds to the number and class of units such member held in MCP Colorado. As the result of the foregoing transactions, the Unit Holder shall be deemed to have made a Capital Contribution in the amount the product of (i) the number of Units distributed to such Unit Holder, times (ii) the Initial Agreed Value Per Unit.

          (b) From time to time, the Board of Directors may authorize the issuance and sale by the Company of additional Units (within the limits set forth in Section 4.1). In the event the Company offers such additional Units, the Company shall offer the existing Class A and Class B Members the opportunity to purchase additional Units so as to permit them to maintain at a constant level their then existing percentage of the total Class A or Class B Units. Class A and Class B Members may purchase all or any portion of the additional Units offered pursuant to this Section 4.3(b).

     4.4 No Capital Calls. The Company may not require Members to make additional contributions of capital to the Company for any reason, except as provided in Section 4.5.

     4.5 Tax Withholding Obligations. The Board of Directors may, in its discretion, by resolution require that any Member to whom a Tax Withholding Obligation is attributable make an additional contribution to the capital of the Company in an amount equal to such Tax Withholding Obligation less the amount of any loans for such purpose made to the Company pursuant to Section 4.9.

     4.6 Transferee Succeeds to Transferor's Capital Account. Any transfers permitted by Article X of this Agreement by a Member to a transferee of all or a part of such Member's Membership Interest in the Company shall vest in such transferee (and such transferee shall become a successor in interest) the interest of the transferor Member's Capital Account to the extent of the Membership Interest transferred.

     4.7 No Right to Return of Contributions. The Members (including terminated members) shall have no right to the withdrawal or the return of their respective Capital Contributions except to the extent set forth in Article XI upon liquidation of the Company.

     4.8 No Interest on Capital Contributions. Other than Distributions authorized pursuant to Article V or Article XI, no Member shall be entitled to receive any interest or other property on account of the Member's Capital Contributions to the Company.

     4.9 Loans to the Company. A Member may lend money to the Company if authorized by the Board of Directors. Any such loan shall not be treated as a Capital Contribution for any purpose and shall not entitle the Member to any increase in such Member's Membership Interest. The Company shall be obligated to such Member for the amount of any such loan, with interest thereon at such rate as may have been agreed upon by the Board of Directors.

     4.10 No Repayment Liability. No Member, Director or other Unit Holder shall be personally liable for the repayment of any Capital Contributions of any other Unit Holder.


                                    ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

     5.1 Allocation of Profits and Losses. After giving effect to the special allocations set forth in Section 5.2 or Section 5.3, Profits and Losses for any accounting period shall be allocated to the Unit Holders and shall be divided among them in proportion to the number of Units held by each as set forth on the Membership Register.

     5.2 Special Allocations. The following special allocations shall be made in the following order:

          (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Article V, if there is a net decrease in Company Minimum Gain during any allocation period, each Unit Holder shall be specially allocated items of Company income and gain for such allocation period (and, if necessary, subsequent allocation periods) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any allocation period, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such allocation period (and, if necessary, subsequent allocation periods) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset. In the event any Unit Holder unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to such Unit Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Unit Holder as quickly as possible, provided that an allocation pursuant to this
Section 5.2(c) shall be made only if and to the extent that the Unit Holder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(c) were not in the Agreement.

          (d) Gross Income Allocation. In the event any Unit Holder has a deficit Capital Account at the end of any allocation period which is in excess of the sum of (i) the amount such Unit Holder is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unit Holder shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(d) shall be made only if and to the extent that such Unit Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.2(c) and this Section 5.2(d) were not in the Agreement.

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any allocation period shall be specially allocated to the Unit Holders in proportion to their respective Units held.

          (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any allocation period shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) (1).

          (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (h) Allocations Relating to Taxable Issuance of Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the items had not been realized.

          (i) Allocations Relating to Special Financial Interests. If a distribution is made to a holder of a Special Financial Interests under Section 5.7(a) or 11(d), a corresponding amount of income, gain, gross receipts or gross sales proceeds, as determined by the Board of Directors, shall be allocated to such holder.

     5.3 Curative Allocations. The allocations set forth in Sections 5.2(a) through 5.2(g) and 5.4 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Unit Holder's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 5.1 and 5.2(h).

     5.4 Loss Limitation. Losses allocated pursuant to Section 5.1 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any allocation period. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.1 hereof, the limitation set forth in this Section 5.4 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

     5.5 Other Allocation Rules.

          (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board of Directors using any permissible method under Code Section 706 and the Regulations thereunder.

          (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

          (c) Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Unit Holders' interests in Company profits are in proportion to their Units held.

     To the extent permitted by Section 1.704-2(h) (3) of the Regulations, the Company shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

     5.6 Tax Allocations. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value using such allocation method as may be provided by Regulations and selected by the Board of Directors.

     In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     5.7 Distributions. Cash shall be distributed in the amounts and at such times as the Board may determine in its discretion; provided, however, that the declaration and making of any distribution shall in all instances be limited by applicable provisions of the Act. Subject to such limitation, the Board shall endeavor to cause the Company to make cash distributions in amounts reasonably matching the income taxes payable with respect to ownership of Units. Distributions shall be in such amounts as the Board determines is not required to be retained by the Company to meet the reasonably foreseeable cash requirements and needs of the business and activities of the Company and to establish an adequate reserve for the payment of Company liabilities and contingencies. Distributions of cash or other property hereunder shall be made as follows:

          (a) In the sole discretion of the Board of Directors, distributions may be made pro rata to the holders of Special Financial Interests in any amount up to the stated amount thereof provided that the aggregate amount of such distributions shall not exceed the aggregate stated amount of all Special Financial Interests.

          (b) Except as otherwise provided in Section 5.7(a), to the Unit Holders to be divided among them in proportion to the number of Units held by each Unit Holder.

          (c) Any distribution may be made subject to offset for any debt or other amount owed by the Unit Holder or the holder of a Special Financial Interest to the Company.

     For purposes of determining those Unit Holders entitled to receive distributions pursuant to this Section 5.7, the Board of Directors may fix in advance a record date which shall be the first day of any calendar month following the calendar month in which the Board of Directors declares the distribution. If no such record date is fixed by the Board, the record date shall be the first day of the calendar month in which the distribution is to paid. Notwithstanding the foregoing, distributions made with respect to Units that are the subject of a Transfer shall be made in accordance with Section 10.6 hereof and distributions made with respect to additional Units issued by the Company shall be made in accordance with Section 10.6 as if such additional Units had been the subject of a Transfer.

     5.8 Tax Withholding Obligations Constitute a Distribution. Any Tax Withholding Obligation which is withheld by the Company shall constitute a distribution of such amount by the Company to the Unit Holder to whom such Tax Withholding Obligation is attributable.


                                   ARTICLE VI

                               BOARD OF DIRECTORS

     6.1 Board of Directors. Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors as provided herein. Prior to the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Board of Directors shall consist of the individuals identified as such in the Articles of Organization. At the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Board of Directors shall consist of the Directors specified in the Transaction Agreement. Thereafter, the Board of Directors shall consist of twenty-four (24) Directors, who shall be elected by the Class A Members in accordance with this Article.

     6.2 Qualifications of Directors. All Directors elected by the Class A Members shall be natural persons and must be Class A Members or an elected or appointed representative of a Class A Member which is other than a natural person.

     6.3 Election of Directors. At each Annual Meeting of the Members, elections shall be held to fill all vacancies on the Board of Directors. Class A Members may vote by mail ballot for directors. Directors shall be elected for staggered terms of three (3) years and until a successor is elected and qualified.

     6.4 Removal of Directors. The Board of Directors or any individual director may be removed from office, with cause, by a vote of a majority of the Class A Members from the district that elected the director that are present in person or by mail ballot, and that are entitled to vote at the meeting of the Class A Members at which said removal of directors is considered. In case any one (1) or more directors be so removed, successor directors shall be elected at the same meeting. Such successor directors shall be from the same district or districts as the director or directors so removed. Notice of a meeting at which any Class A Members will be voting to remove a director must state removal of directors as an item to be voted upon at the meeting.

     6.5 Vacancies. Whenever a vacancy occurs on the Board of Directors, other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a Member from the same district to fill the vacancy until the next Annual Meeting of the Class A Members, at which time the Members may elect a new Director to fill the vacancy for the remainder of the term of the vacant Directors.

     6.6 Annual Meeting. An annual organizational meeting of the Board of Directors shall be held within thirty (30) days following each Annual Meeting of the Class A Members for the purpose of the election of the board officers for the ensuing year, and to transact such other business as may properly come before the meeting.

     6.7 Regular Meetings. A regular meeting of the Board of Directors shall be held at such frequency and at such time and place as the Board of Directors may determine.

     6.8 Special Meetings. A special meeting of the Board of Directors shall be held whenever called by the Chairman or, during his or her absence, by the Vice Chairman, on forty-eight (48) hours' notice to each Director personally, or by mail. Special meetings shall be called by the Chairman or Secretary in like manner and on like notice on the written request of any Director. The purpose of a special meeting need not be specified in the notice of the meeting. Notice of any special meeting may be waived by attendance at a meeting, except when a Director attends a meeting and objects to the transaction of business, or by a waiver of notice signed before, during, or after the meeting.

     6.9 Quorum, Voting. A majority of the Directors in office shall constitute a quorum necessary to the transaction of business at any annual organizational meeting, regular meeting, or special meeting of the Board of Directors, but if less than a quorum is present, those Directors present may adjourn the meeting from time to time until a quorum shall be present. All questions shall be decided by a vote of a majority of the Directors present at a meeting.

     6.10 Executive Committee. The Board of Directors may designate three (3) or more Directors, one of whom shall be the Chairman of the Board, to constitute an Executive Committee. The Board of Directors may elect other Directors as alternative members of the Executive Committee. To the extent determined by the Board of Directors, the Executive Committee shall have and exercise the authority of the Board of Directors in the direction of the Company; provided, however, that the Executive Committee shall not have the powers of the Board of Directors in regard to apportionment or distribution of cash, election of officers, filling vacancies on the Board of Directors, and recommending amendments to this Agreement. The Executive Committee shall act only in the interval between meetings of the Board of Directors, and shall be subject at all times to the control and direction of the Board of Directors. Copies of the minutes of each Executive Committee meeting shall be mailed to all directors within seven (7) days following such meeting.

     6.11 Compensation. The compensation of the Board of Directors shall be determined by resolution of the Board of Directors, which shall be presented for approval to the Class A Members at any Annual Meeting or special meeting, and when so determined shall be continuing until altered or amended. Board officers shall be entitled to reimbursement for actual expenses incurred in attending Board of Directors meetings or in conducting other business of the Company. Such expense accounts shall be approved by officers of the Board of Directors.

     6.12 Number of Districts. The territory in which the Class A Members are located shall be divided into eight districts. The boundaries of such districts shall be defined without dividing counties, and the number of Directors representing each district shall be approximately proportionate to the number of Class A Members located in that district. Each district shall be represented by two or more Directors, who shall be elected at the Annual Meeting, as provided in Section 6.3.

     6.13 Districting Committee. Periodically, the Board of Directors may appoint a Districting Committee. The Districting Committee shall review the boundaries of the districts, the number of Class A Members located in each district, and the number of Directors representing each district. The

Districting Committee shall then recommend any changes to said boundaries that are necessary to maintain equality of representation among such districts.

     The boundaries of the districts, the number of Class A Members located in each district, and the number of Directors representing each district shall be subject to review by the Districting Committee at least every three years. The recommendations of the Districting Committee may be accepted, rejected, or modified by the Board of Directors. Rather than appointing a Districting Committee, the Board of Directors may delegate the duties, powers, rights, and responsibilities described in this Section 6.13 to any existing committee of the Board of Directors.

     6.14 Counties and Districts. Initially, the counties in each of the eight districts shall be as follows:

          (a) District One. District One shall include the following counties in
Minnesota: Anoka, Big Stone, Chisago, Clay, Crow Wing, Dakota, Douglas, Grant, Hennepin, Kanabec, Kandiyohi, Mahnomen, Meeker, Mille Lacs, Morrison, Norman, Otter Tail, Pennington, Polk, Pope, Ramsey, Red Lake, Sherburne, Stearns, Stevens, Swift, Todd, Traverse, Wadena, Washington, Wilkin, and Wright.

          (b) District Two. District Two shall include the following counties in
Minnesota: Blue Earth, Carver, Dodge, Faribault, Fillmore, Freeborn, Goodhue, Le Sueur, McLeod, Mower, Nicollet, Olmsted, Renville, Rice, Scott, Sibley, Steele, Wabasha, and Waseca.

          (c) District Three. District Three shall include Brown County, Redwood County, and Watonwan County in Minnesota.

          (d) District Four. District Four shall include Chippewa County and Lac Qui Parle County in Minnesota.

          (e) District Five. District Five shall include Lincoln County and Yellow Medicine County in Minnesota, and shall also include the following counties in South Dakota: Beadle, Bon Homme, Brookings, Brown, Charles Mix, Clark, Clay, Codington, Deuel, Grant, Hamlin, Kingsbury, Lake, Lincoln, McCook, Miner, Minnehaha, Moody, Spink, Turner, and Yankton.

          (f) District Six. District Six shall include Lyon County in Minnesota.

          (g) District Seven. District Seven shall include the following counties in Minnesota: Cottonwood, Jackson, Martin, Murray, Nobles, Pipestone, and Rock. District Seven shall also include the following counties in Iowa:
Cerro Gordo, Clay, Chickasaw, Dickinson, Emmet, Lyon, Mitchell, Osceola, Sioux, and Winnebago.

          (h) District Eight. District Eight shall include all of the counties in Nebraska, and shall also include the following counties in Iowa: Carroll, Crawford, Davis, Delaware, Dubuque, Fremont, Harrison, Ida, Linn, Louisa, Page, Pottawattamie, Shelby, Story, and Webster.

     If a situation arises where a Class A Member is located in a county or state which is not designated as part of the any of the eight districts, then the Board of Directors may add that county or state to whichever of the districts the Board of Directors determines is most logical, in its sole discretion, and may notify the affected Member of its decision. The Board of Directors may take this action without the need for any additional amendments to this Agreement. The designation of new counties to existing districts by the Board of Directors under these circumstances shall be reviewed by the Districting Committee when it is next appointed.

     6.15 Directors and Districts. Initially, the number of directors representing each district shall be as follows:

          (a) District One shall be represented by three directors.

          (b) District Two shall be represented by three directors.

          (c) District Three shall be represented by three directors.

          (d) District Four shall be represented by two directors.

          (e) District Five shall be represented by three directors.

          (f) District Six shall be represented by two directors.

          (g) District Seven shall be represented by three directors.

          (h) District Eight shall be represented by five directors.

     6.16 Board Actions Requiring Approval of Members. The Board may not authorize or approve the following actions without the affirmative vote or prior consent of sixty-six and two-thirds percent (66.67%) of the Class A Members voting in person, by proxy or by mail ballot at a duly called Members meeting:

          (a) Any amendment of this Agreement or the Articles of Organization of the Company (except that the Board may amend Section 6.17 without the consent or approval of any Class A Members);

          (b) Approve any merger, consolidation, share or interest exchange, or sale of all or substantially all of the assets of the Company (other than the merger contemplated in the Transaction Agreement and a merger of a wholly-owned subsidiary with and into the Company in which the Company is the surviving entity);

          (c) Voluntarily cause the dissolution of the Company; and

          (d) Authorize any transaction, agreement or action on behalf of the Company that is not related or complimentary to the Company's existing business or would make it impossible for the Company to carry on the primary business of the Company.

     6.17 Board Actions Requiring Approval of ADM. So long as ADM holds at least one-third of the outstanding Class B Units, neither the Board nor the Class A Members may authorize or approve the following actions without the prior written consent of ADM:

          (a) Make any material change in the principal business of the Company;

          (b) Sell, lease, liquidate, exchange, dispose of or otherwise transfer substantially all of the assets of the Company; or

          (c) Embark upon any capital expenditure project that would involve the expenditure by the Company of any amount in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00).

     ADM shall not unreasonably withhold any consent required of it pursuant to this Section 6.17. For purposes of assessing the reasonableness of the withholding by ADM of consent hereunder, reference shall be made to the viewpoint of a lender or passive investor that occupies the position of sole holder of the Class B Units.

     6.18 Absent Directors. A Director of the Company may give advance written consent or opposition to a proposal to be acted upon at a Board meeting. If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence at the meeting for purposes of determining existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

     6.19 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting by written action signed by all of the Directors. The written action is effective when signed by all the Directors, unless a different effective time is provided in the written action.

     6.20 Telephonic Meetings. Any regular or special meeting of the Directors may be taken by telephonic or electronic conference or any other means of communication through which the Directors can simultaneously hear each other during the conference, if the same notice is given of the conference to each Director, and if the Directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a telephonic, electronic, or other conference of such means constitutes presence at the meeting in person if all the other requirements are met.

                                   ARTICLE VII

                               DUTIES OF DIRECTORS

     7.1 General Powers. The Board of Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved to the Members. The Board of Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable.

     7.2 Employment of President and Chief Executive Officer. The Board of Directors shall select and employ a President and Chief Executive Officer and fix the compensation of such President and Chief Executive Officer. The Board of Directors may terminate the employment of the President and Chief Executive Officer with or without cause at any time, unless an enforceable written contract between the Company and the President and Chief Executive Officer provides otherwise.

     7.3 Bonds and Insurance. The Board of Directors shall require the President and Chief Executive Officer and all officers, agents, and employees charged by the Company with responsibility for the custody of any of its funds or property to give adequate bonds. Such bonds, unless cash security is given, shall be furnished by a responsible bonding company and approved by the Board of Directors, and the cost thereof shall be paid by the Company. The Company shall provide for the adequate insurance of the property of the Company, or property which may be in the possession of the Company, or stored by it, and not otherwise adequately insured, and in addition adequate insurance covering liability for accidents to all employees and the public.

     7.4 Accounting System and Audit. The Board of Directors shall cause to be installed and maintained an adequate system of accounts and records. At least once in each year the books and accounts of the Company shall be audited by an independent auditing firm, and the report of such audit shall be made at the next Annual Meeting of the Class A Members.

     7.5 Agreements with Members. The Board of Directors and such duly authorized officers shall have the power to carry out all agreements of the Company with its Members in every way advantageous to the Company representing the Members collectively.

     7.6 Depository. The Board of Directors may direct management to approve one or more banks or other financial institutions to act as depositories of the funds of the Company, and to determine the manner of receiving, depositing, and disbursing the funds of the Company, the form of checks, and the person or persons by whom they shall be signed, with the power to change such banks and the person or persons signing such checks and the form thereof at will.


                                  ARTICLE VIII

              BOARD OFFICERS; PRESIDENT AND CHIEF EXECUTIVE OFFICER

     8.1 Election of Board Officers. At each Annual Meeting of the Board of Directors, the Board of Directors shall elect the principal officers of the Board, which principal officers shall be a Chairman, a Vice Chairman, a Secretary and such other Board officers as may be established by the Board. The Chairman, Vice Chairman and Secretary must be Directors of the Company. A board officer may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby. If any vacancy shall occur among the principal officers of the Board, it shall be filled by the Board of Directors at its next regular meeting following the vacancy.

     8.2 Duties of Chairman. The Chairman shall:

          (a) preside over all meetings of the Members of the Company, the Executive Committee, and the Board of Directors;

          (b) call special meetings of the Board of Directors;

          (c) perform all acts and duties usually performed by an executive and presiding officer; and

          (d) sign all membership certificates and such other papers of the Company as the Chairman may be authorized or directed to sign by the Board of Directors; provided, however, that the Board of Directors may authorize any person to sign any or all checks, contracts, and other documents in writing on behalf of the Company. The Chairman shall perform such other duties as may be prescribed by this Agreement or by the Board of Directors.

     8.3 Duties of Vice Chairman. In the absence or disability of the Chairman, the Vice Chairman shall perform the duties of the Chairman.

     8.4 Duties of Secretary. The Secretary shall attend all meetings of the Company and the Board of Directors, all meetings of the Executive Committee, and all meetings of the Members, and shall record all votes and keep minutes of all proceedings. The Secretary shall keep a complete record of all meetings of the Company and of the Board of Directors. The Secretary shall sign such papers pertaining to the Company as he or she may be authorized or directed to sign by the Board of Directors. The Secretary shall serve all notices required by law and by this Agreement, including notices of meetings, and shall make a full report of all matters and business pertaining to his or her office to the Members at the Annual Meeting. The Secretary shall cause to be kept and maintained complete membership records, shall make all reports required by law, and shall perform such other duties as may be required of him or her by the Company or the Board of Directors. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

     8.5 Duties of President and Chief Executive Officer. The President and Chief Executive Officer shall be employed by the Board of Directors as an officer of the Company and shall perform such duties as the Board of Directors may prescribe, and shall exercise such authority as the Board of Directors may from time to time vest in him or her. Under the direction of the Board of Directors, the President and Chief Executive Officer shall have general charge of the ordinary and usual business operations of the Company, including the purchasing, marketing and handling of all products and supplies handled by the Company.

     The President and Chief Executive Officer shall cause all money belonging to the Company that comes into his or her possession in the name of the Company to be deposited in a bank or other financial institution selected by the Board of Directors, and if authorized to do so by the Board of Directors, shall make all disbursements by check or electronic transfer of funds therefrom for the ordinary and necessary expenses of the business in the manner and form prescribed by the Board of Directors. On the appointment of his or her successor, the President and Chief Executive Officer shall deliver to said successor all money and property belonging to the Company which he or she has in his or her possession or over which he or she has control.

     The President and Chief Executive Officer shall be required to maintain the Company's records and accounts in such a manner that the true and correct condition of the Company's business may be ascertained therefrom at any time. The President and Chief Executive Officer shall render annual and periodic statements in the form and in the manner prescribed by the Board of Directors, and shall carefully preserve all books, documents, correspondence, and records of whatever kind pertaining to the business of the Company that may come into his or her possession.

     The President and Chief Executive Officer shall employ, supervise, and dismiss any or all officers or employees of the Company, except agents or counsel specifically employed by the Board of Directors. The President and Chief Executive Officer may designate employees of the Company as various vice presidents or assistant secretaries of the Company and define their duties and responsibilities as such officers of the Company.

     8.6 Compensation. The salary, compensation, and other benefits of the President and Chief Executive Officer and all Board officers shall be fixed by the Board of Directors; provided, however, that no officer who is a director may take part in the vote on his or her own compensation.

     8.7 Special Powers. The President and Chief Executive Officer or any officer may be vested by the Board of Directors with any power and charged with any duty not contrary to law or inconsistent with this Agreement.

                                   ARTICLE IX

                  REQUIRED RECORDS; ACCOUNTING AND TAX MATTERS

     9.1 Required Records. The Board shall cause to be maintained the required records of the Company in a complete and accurate manner. The Board shall cause to be maintained the required records on a current basis, including, without limitation, the recording of any transfer of all or part of a Member's Membership Interest pursuant to Article X hereof in the required records as soon as the Board receives notice of such transfer. The Board shall conspicuously note in the required records that the Members' Membership Interests are governed by this Agreement and that this Agreement contains a restriction on the assignment of Membership Interests. The required records at all times shall be kept at the principal executive office of the Company or such other place or places within the United States as the Board may determine. Each Member shall have access to and may inspect and (at its expense) copy the required records to the extent allowable and in accordance with the Act, subject to such reasonable standards as may be established by the Company in accordance with the Act as to certain of the required records. The costs of such inspection shall be borne by the inspecting Member.

     9.2 Books of Account. The Board shall cause to be kept complete and accurate accounts of all transactions of the Company in proper books of account and shall enter or cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles and methods as determined by the Board with the advice of the Company's accountants. The books of account of the Company shall be closed and balanced as of the end of each fiscal year. The books of account and other records of the Company shall at all times be kept at the principal executive office of the Company or such other place or places within the United States as the Board may determine. Each Member shall have access to and may inspect and copy any of such books and records at all reasonable times and in accordance with the Act. The costs of such inspection and copying shall be borne by the inspecting Member.

     9.3 Tax Characterization, Returns, Elections and Information. The Members acknowledge that the Company will be characterized as a partnership for federal income tax purposes. Management shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company and, except as otherwise provided in any Board resolution, shall have complete discretion and authority concerning any tax election required or permitted to be made by the Company. Notwithstanding the preceding sentence, the Company shall not make an election under Section 754 of the Code unless the Board shall determine by resolution that the tax benefits made available to affected transferee Members as a result of such an election are likely to be of sufficient magnitude to justify the increased cost and administrative burden of accounting for the resulting basis adjustments under Sections 734(b) and 743(b) of the Code.

     Management shall deliver or cause to be delivered to each Member within a reasonable time after the end of each fiscal year or, if applicable, after the extended due date of the Company's tax return, such information concerning the Company as is necessary or appropriate to permit each Member to properly complete any federal, state or local income tax return in which Members must include items attributable to the Company. Management shall endeavor to provide sufficient information from time to time during the year as may be appropriate to permit the Members to pay federal, state and local estimated taxes.

     9.4 Tax Matters Partner; Tax Audit Costs. The Tax Matters Partner shall be the person so designated in accordance with Sections 6221-33 of the Code and related Treasury Regulations and such person shall assume the responsibilities assigned to tax matters partners therein. The Board may designate the Tax Matters Partner in accordance with said sections and regulations or, if no such designation is made, the Tax Matters Partner shall be the Chairman of the Board or, if such Chairman is not a Member, the Director who is a Member and who, among the other Directors who are members, individually owns the largest number of Units.

     If on advice of counsel the Tax Matters Partner determines that it is in the best interest of the Members that the final results of any administrative proceeding be appealed by the institution of legal proceedings, the Tax Matters Partner is hereby authorized to commence such legal proceedings in such forum as the Tax Matters Partner, on advice of counsel, determines to be appropriate. In the event the Tax Matters Partner selects a forum for appeal in which the Unit Holders are required to deposit a proportionate share of any disputed tax before making such appeal, the Tax Matters Partner must obtain the approval of the Board and the consent of Members owning a majority of the Voting Interests. If such approval and consent is obtained, each of the Unit Holders will be required to deposit and pay such Unit Holder's proportionate share of such disputed tax before participating in such appeal. The Unit Holders acknowledge that such deposit under current law does not earn interest and that the failure to so deposit may preclude a Unit Holder from pursuing any other sort of appeal by court action.

     The Tax Matters Partner shall not be liable to any other Unit Holder for any action taken with respect to any such administrative proceedings or appeal so long as the Tax Matters Partner is not grossly negligent or guilty of willful misconduct. Any costs paid or incurred by the Tax Matters Partner in connection with its activities in such capacity shall be reimbursed by the Company.

     Each Unit Holder acknowledges that any cost a Unit Holder may incur in connection with an audit of such Unit Holder's income tax return, including an audit of such Unit Holder's investment in this Company, is such Unit Holder's sole responsibility and obligation. The Company, the Board, the officers and the Tax Matters Partner shall not be liable to any Unit Holder for reimbursement or sharing of any such costs.


                                    ARTICLE X

                          TRANSFER OF MEMBER INTERESTS

     10.1 Restrictions on Transfer.

          (a) No Person shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

          (b) No Person shall Transfer any Unit except with the prior consent of the Board of Directors.

          (c) Any Transfer of a Unit that would result in a violation of the restrictions in Section 10.1(a) or (b) shall be null and void, and the intended transferee shall acquire no rights in such Unit.

     10.2 Conditions Precedent to Transfers. The Board of Directors may not recognize any Transfer of Units unless and until the Company has received:

          (a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws;

          (b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

          (c) the transferor's Certificate of Membership Interest;

          (d) the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

          (e) evidence satisfactory in form and substance to the Board that the transferee meets the minimum and maximum Unit ownership requirements and any other applicable eligibility requirements set forth in Section 3.2 of this Agreement;

          (f) in the case of a Transfer of Class A Units subject to a 1996 Loss Payable (other than a gift Transfer to a Member's relatives, made without consideration), full payment in cash to offset such Member's 1996 Loss Payable; and

         (g) in the case of a Transfer of Class B Units, a written agreement executed by the transferee to the effect that transferee is not entitled to the benefits of the Stockholder Agreement between the Cooperative and Archer Daniels Midland Corporation dated August 27, 1997; provided, however, the Board may waive any or all of the conditions stated above. In addition, the Board may (i) institute or suspend a procedure applicable to Class A Units similar to the procedure adopted pursuant to the Bylaws of the Cooperative as in effect just prior to closing of the transactions described in the Transaction Agreement, except that utilization of any such procedure must be discretionary at the option of the Class A Unit Holder, and (ii) adopt such other conditions on the Transfer of Units as it deems appropriate, provided that such additional restrictions are reasonably required to satisfy the requirements of applicable tax or securities laws.

     10.3 Substitution of Member. A transferee of Units shall be admitted as a substitute Member only if (i) the provisions of this Article have been met, (ii) the transferee executes an instrument satisfactory to the Company accepting and adopting the terms and provisions of this Agreement and (iii) the transferor pays all reasonable expenses incurred by the Company in connection with the Transfer and, if applicable, the transferee's admission as a new Member. The admission of a transferee as a substitute Member shall not result in the release of the Member who transferred the Unit from any liability that such Member may have to the Company.

     10.4 Effective Date of Transfer. Any Transfer of a Unit shall be deemed effective as of the day of the month and year (i) which the Transfer occurs (as reflected by the form of Assignment) and (ii) the transferee's name and address and the nature and extent of the Transfer are reflected in the records of the Company. The name, address, Capital Contributions, class and number of Units held by each Member shall be set forth on the Membership Register, which shall be modified from time to time as Transfers occur or as additional Units are issued pursuant to the provisions of this Agreement. The appropriate Company records shall be conspicuously noted to prevent the Transfer of Units otherwise than in accordance with this Article X. Notwithstanding the foregoing, the effective date of a Transfer for purposes of allocation of Profits and Losses and for distributions shall be determined pursuant to Section 10.5. Any transferee of a Unit shall take subject to the restrictions on transfer imposed by this Agreement.

     10.5 Distributions and Allocations in Respect to Transferred Interest. If any Unit is transferred during any accounting period in compliance with the provisions of this Article X, then Profits and Losses, each item thereof, and all other items attributable to such Units for such accounting period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such accounting period in accordance with Code Section 706(d). Solely for purposes of making such allocations and distributions, the Company shall use the interim closing of the books method and the convention that recognizes such Transfer as of the beginning of the calendar month following the calendar month in which the notice, documentation and information requirements of this Article X have been substantially complied with. All distributions on or before the end of the calendar month in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, that reasonable notice of any change is given to the Members in advance of the change. Neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.5, whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any interest in the Company.

                                   ARTICLE XI

                           DISSOLUTION AND WINDING UP

     11.1 Liquidating Events. The Company shall be dissolved and commence winding up and liquidating upon the affirmative vote of at least sixty-six and two-thirds percent (66.67%) of the Class A Members voting at a duly called meeting.

     As further provided in Article III herein, the dissociation and termination of the continued membership of a Member shall not cause the dissolution of the Company and shall not require the Company's business to be wound-up, so long as the Company has the minimum number of Members required under applicable state law within ninety (90) days following the Event of Dissociation.

     11.2 Winding Up.

          (a) Notice of Dissolution. As soon as possible following the occurrence of a Liquidating Event, the appropriate representative of the Company shall execute a notice of dissolution in such form as shall be prescribed by the Colorado Secretary of State, setting forth the information required under the Act, and shall file same with the Colorado Secretary of State's office.

          (b) Winding Up of Business. Upon filing a notice of dissolution with the Colorado Secretary of State, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of termination has been issued by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

     11.3 Distributions Upon Dissolution. Upon dissolution, the business of the Company shall be wound up, the Directors shall take full account of the Company assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Unit Holders in accordance with Article V as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Unit Holder, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the assets at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

          (a) First, to the payment of all debts and liabilities of the Company, including all fees due the Directors, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

          (b) Second, to the establishment of any reserves deemed necessary by the Directors or the Person winding up the affairs of the Company for any contingent liabilities or obligations of the Company; and

          (c) Third, to the Unit Holders, ratably in proportion to the credit balances in their respective Capital Accounts after and including all allocations to the Unit Holders and holders of Special Financial Interests under
Article V herein, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 11.3) of the Company's assets, in an amount equal to value of their units as established by the Board of Directors;

          (d) Fourth, to the holders of Special Financial Interests in proportion to their stated amounts in amounts equal to the stated amount of such interests less any previous distributions made with respect to such Interests; and

          (e) Fifth, the balance, if any, to the Unit Holders, ratably in proportion to the credit balances in their respective Capital Accounts, in an amount equal to the aggregate credit balances in the Capital Accounts after and including all allocations to the Unit Holders and holders of Special Financial Interests under Article V herein, including the allocation of any income, gain or loss from the sale, exchange or other disposition (including a deemed sale pursuant to this Section 11.3) of the Company's assets.

     11.4 Compliance With Regulations; Deficit Capital Accounts. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XI to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b) (2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all allocation periods, including the allocation period during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Company, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article XI may be:

          (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the trustee, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section
11.3 hereof; or

          (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

     11.5 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article XI, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Company shall be deemed to have distributed the property in-kind to the Unit Holders, who shall be deemed to have taken subject to all debts of the Company and other liabilities all in accordance with their respective Capital Accounts. Immediately thereafter, the Unit Holders shall be deemed to have recontributed the property in-kind to the Company, which shall be deemed to have taken subject to all such liabilities.

     11.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 11.3 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article V hereof.

     11.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.


                                   ARTICLE XII

                           MEMBERS BOUND BY AGREEMENT

     By their purchase or acceptance of Units, the Initial Members and any Person who is admitted as an additional Member or a substitute Member shall be subject to and bound by all the provisions of this Agreement, whether or not such Member executes this Agreement or any other document referring to this Agreement. However, such Person shall execute and acknowledge any documents and instruments, in form and substance satisfactory to the Board, as the Board shall deem necessary or advisable to effect such admission and to confirm the agreement of the Person being admitted to be bound by all the terms and provisions of this Agreement. Upon demand by the Board, such Person shall pay all reasonable expenses in connection with such admission as a Member, including, without limitation, legal fees and costs of preparation of any amendment to or restatement of this Agreement, if necessary or desirable in connection therewith.

                                  ARTICLE XIII

                   INDEMNIFICATION OF DIRECTORS AND EMPLOYEES

     13.1 Indemnity of Directors, Employees and Other Agents.

          (a) To the fullest extent permitted by law, the Company shall indemnify each Director from and make advances for expenses incurred by the Director in connection with any claim made against the Director arising from an action or omission made in good faith or which he or she reasonably believed to be in the best interests of the Company, or any other such claim to the maximum extent permitted under the Act, except to the extent the claim for which indemnification is sought results from an act or omission of the Director constituting fraud or willful misconduct.

          (b) Except as may otherwise be provided in an agreement with an agent or employee, the Company shall indemnify its employees and other agents who are not Directors to the fullest extent permitted by law.

          (c) Expenses (including legal fees and expenses) incurred by a Director in defending any claim, demand, action, suit or proceeding subject to subsection (a) above shall be paid by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Director to repay such amount if it shall ultimately be finally determined by a court of competent jurisdiction and not subject to appeal, that the Director is not entitled to be indemnified by the Company as authorized hereunder.


                                   ARTICLE XIV

                                  MISCELLANEOUS

     14.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

     14.2 Amendment. This Agreement may not be modified, amended, or supplemented, without (a) the affirmative vote or prior consent of sixty-six and two-thirds percent (66.67%) of the Class A Members voting in person, by proxy, or by mail ballot at a duly called Members meeting (except that the Board may amend Section 6.17 without the consent or approval of any Class A Members), and
(b) in the case of any modification, amendment or supplement which otherwise modifies or amends Section 6.17 hereof, the last sentence of Section 4.3(b) hereof, or this Section 14.2(b), or which otherwise modifies the rights and benefits afforded to the holders of Class B Units, the prior written consent of the holders of sixty-six and two-thirds percent (66.67%) of the Class B Units.

     14.3 Conflict with Articles. In the event of any conflict between the Articles of Organization and this Agreement, the provisions of this Agreement shall govern to the extent not contrary to law.

     14.4 Certificates of Membership Interest. Units shall be evidenced by certificates of membership interest. At the effective time of the merger of MCP Colorado into the Company pursuant to the Transaction Agreement, the Company adopts the certificates of the Cooperative as the Certificates of Membership Interest of the Company. Upon any Transfer of Units in accordance with Article X, the Board of Directors will issue a new form of certificate under the Company's own name (a "LLC Certificate") representing the Units so transferred; provided, however, that the issuance of LLC Certificates shall not invalidate or otherwise affect the validity of certificates of the Cooperative representing outstanding Units owned by the Initial Members. Each LLC Certificate shall bear a legend referring to the restrictions set forth in Article X.

     14.5 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement. The remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     14.6 Remedies. The parties agree that in the event of a breach of this Agreement, the non-breaching party or parties shall be entitled to the remedies of specific performance and injunctive relief, except to the extent prohibited by the Act. Such remedies shall be in addition to any other remedies available at law or in equity with the pursuit of any one or more remedies not being a bar to the pursuit of other remedies which may be available. The parties further agree that the breaching party or parties shall pay all reasonable costs, expenses, and attorneys' fees incurred by the non-breaching party or parties in pursuing their remedies for a breach of this Agreement.

     14.7 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

     14.8 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the Company, the Members and the Unit Holders, and their respective successors and assigns. No other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise; provided, however, that the Company shall have standing to bring an action to recover damages provided for by the Act or to seek remedies otherwise provided by law in the event of a breach or threatened breach of this Agreement.

     14.9 Notices. All notices, offers, demands, or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same. Notice shall be treated as given when personally received or (except in the event of a mail strike) when sent by United States Mail to a Member or Unit Holder at the address as shown from time to time on the records of the Company. Any Member or Unit Holder may specify a different address by written notice to the Company.

     14.10 Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the Company, the Members and Unit Holders, parties and their legal representatives, heirs, administrators, executors, successors and assigns. Members and Unit Holders shall be bound by and shall be entitled to the benefits of this Agreement by their purchase or acceptance of Units whether or not they sign this Agreement or any document referring to this Agreement.

     14.11 Necessary Instruments and Acts. The parties covenant and agree that they shall execute any further instruments and shall perform any acts which are or may become necessary to effectuate and to carry out the terms and conditions of this Agreement.

     14.12 Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     14.13 Interpretation. All references herein to Articles, Sections and subsections refer to Articles, Sections and subsections of this Agreement. All Article, Section and subsection headings are for reference purposes only and shall not affect the interpretation of this Agreement.

     14.14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties. Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party.

     14.15 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without regard to its conflicts or choice-of-law rules.


                                  * * * * * * *

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Company and the Cooperative as of the date set forth in the first paragraph.


                                     MINNESOTA CORN PROCESSORS, INC.


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------


                                     MINNESOTA CORN PROCESSORS, LLC


                                     By:
                                          --------------------------------------

                                     Its:
                                          --------------------------------------

                                   SCHEDULE A

                                   COMPETITORS


Archer Daniels Midland Company
Cargill, Incorporated
Corn Products Company (Corn Products International, Inc.)
A.E. Staley Manufacturing Company (Tate & Lyle, PLC)
Cerestar USA, Inc.
National Starch and Chemical Company
Penford Products Company (Penford Corporation)
Roquette America, Inc.

                                   APPENDIX E

                              SUMMARIZATION LETTER
                                       OF
                                APPRAISAL OPINION


AMERICAN APPRAISAL ASSOCIATES                     SUMMARIZATION LETTER    PAGE 1
--------------------------------------------------------------------------------


                                                                February 1, 1999

Minnesota Corn Processors
Marshall, Minnesota


     In order to assist you, we are providing this summarization letter of our appraisal report, dated January 26, 1999. All terms and conditions contained in the report apply fully herein. To understand the procedures followed and the conclusions reached, the reader is advised to read the report in its entirety.

     In accordance with your authorization, we made an investigation and appraisal of the business enterprise headquartered in MARSHALL, MINNESOTA, and identified to us as


                            MINNESOTA CORN PROCESSORS

     Our report, intended to comply with the purpose and reporting requirements set forth by the Uniform Standards of Professional Appraisal Practice ("USPAP") for a summary appraisal report was prepared for Minnesota Corn Processors ("MCP" or "the company") regarding their contemplated conversion ("the Contemplated Transaction") that would restructure the company from a cooperative entity to a limited liability company ("LLC"). Our opinions are as of September 30, 1998 ("the appraisal date"), of the fair market value under the premise of continued use of (i) the business enterprise of MCP prior to the Contemplated Transaction, and (ii) the minority common equity value of MCP on a per-share basis immediately following the consummation of the Contemplated Transaction. These opinions have been prepared for MCP and its equity holders for tax and corporate planning purposes. It is entirely inappropriate to use these opinions of value for any other purpose.

     FAIR MARKET VALUE is defined as the estimated amount at which the business enterprise might exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts.

     When fair market value is established under the premise of CONTINUED USE, it is assumed that the buyer and the seller would be contemplating retention of the assets at their present location as part of the current operations. An estimate of fair market value arrived at under the premise of continued use does not represent the amount that might be realized from piecemeal disposition of the assets in the open market or from an alternative use of the assets.

     BUSINESS ENTERPRISE is defined as the combination of all tangible assets (property, plant, and equipment, and normal working capital) and intangible assets of a continuing business. Alternatively, it is equivalent to the invested capital of the business; that is, the combination of the value of the stockholders' equity and long-term debt.

     Our appraisal report identifies the property appraised, states the objective and extent of the appraisal, and presents the conclusion of value. The report discusses the economic and industry outlook, the history and nature of the business, an explanation of the valuation techniques employed, and the conclusion of value. The report contains exhibits on (A) Historical Income Statement; (B) Historical Balance Sheet; (C) Guideline Company Weighting Process; (D) Market Approach -- Guideline Company Method; (E) Discount Rate Development; (F) Income Approach -- Discounted Cash Flow Method; (G) Valuation of St. Paul Bank Investment; (H) Valuation of Member Loss Allocation

AMERICAN APPRAISAL ASSOCIATES                     SUMMARIZATION LETTER    PAGE 2
--------------------------------------------------------------------------------


Receivable; (I) Discount for Lack of Marketability Data; (J) Analysis of Court Cases; (K) Assumptions and Limiting Conditions; (L) Certificate of Appraiser and a statement of general service conditions.

     At September 30, 1998, MCP was a wet corn milling plant that produced value-added corn-related products for its cooperative members. The products produced for sale by MCP include ethanol, cornstarch, 55 high fructose corn syrup ("55-HFCS"), 42 high fructose corn syrup ("42-HFCS"), and corn syrup. Co-products ("feeds") consisting of gluten feed, gluten meal, corn germ, and steepwater are also produced and sold.

     The investigation included discussions with MCP's management concerning the history and nature of the business, its economic status, and its prospects. For the purpose of preparing the appraisal, we were furnished with audited and unaudited financial statements, as well as other records, documents, and forecasts germane to the appraisal. The historical data have been utilized without further verification as correctly representing the results of the operation and the financial condition of the enterprise. In addition, a study of market conditions and an analysis of published information were used to evaluate the company's past performance and to assess its ability and capacity to generate future investment returns.

     The appraisal investigation included a study of the factors having a bearing on determining the fair market value. A listing of these factors is contained in the report. Primary consideration was given to the company's earning capacity and a comparative evaluation of its financial results with other similar enterprises.

     As a result of our study, it is our opinion that as of September 30, 1998, the fair market value under the premise of continued use of the Minnesota Corn Processors business enterprise prior to the Contemplated Transaction is reasonably represented in the amount of SIX HUNDRED ELEVEN MILLION DOLLARS ($611,000,000). On the same date, the fair market value under the premise of continued use of the minority common equity value of MCP immediately following the consummation of the Contemplated Transaction is ONE DOLLAR TEN CENTS ($1.10) per share, based on 195,428,000 shares outstanding.

     No investigation was made of the title to or any liability against the interest appraised. Further, we have not investigated the title to or any liabilities against the property appraised.



                                       Respectfully submitted,


                                       AMERICAN APPRAISAL ASSOCIATES, INC.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Chapter 308A.325 of the Minnesota cooperative law authorizes indemnification of directors and officers of a Minnesota cooperative under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Indemnification is not available to directors for breaches of duty of loyalty to the cooperative or its members, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or any transaction from which the director derived as improper personal benefit. Minnesota Corn Processors' articles of incorporation and bylaws provide for indemnification of directors and officers to the fullest extent permitted under Minnesota law.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits. See Exhibit Index.

     (b)  Financial Statement Schedules. Not applicable.

     (c)  Report, Opinion or Appraisal. Not applicable.


ITEM 22. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section

          13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (e)  The undersigned registrant hereby undertakes that every prospectus:
          (i) that is filed pursuant to paragraph (d) immediately preceding, or
          (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marshall, State of Minnesota on October 15, 1999.


                                        MINNESOTA CORN PROCESSORS, LLC


                                        By /S/ L. DAN THOMPSON
                                           -------------------------------------
                                           L. Dan Thompson
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints each of L. Dan Thompson and Daniel H. Stacken, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such name, place and stead, in any and all capacities, to sign the Registration statement on Form S-4 of Minnesota Corn Processors, LLC and any or all amendments (including post-effective amendments) to this Registration Statement (or to any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on October 15, 1999.


               SIGNATURE                               TITLE
               ---------                               -----

/S/ L. DAN THOMPSON                   President and Chief Executive Officer
---------------------------------
L. Dan Thompson

/S/ DANIEL H. STACKEN                 Principal Financial and Accounting Officer
---------------------------------     and Director
Daniel H. Stacken


/S/ GALEN RUD                         Director
---------------------------------
Galen Rud

                                INDEX TO EXHIBITS

EXHIBIT NO.  DESCRIPTION
----------   -------------------------------------------------------------------

 2.1 Plan of Merger by and between Minnesota Processors, Inc. and Minnesota Corn Processors of Colorado, dated January __, 1999.*
 2.2 Plan of Merger by and between Minnesota Corn Processors Colorado and Minnesota Corn Processors, LLC, dated January __, 1999.*
 2.3 Amended and Restated Transaction Agreement by and among Minnesota Corn Processors, Inc., Minnesota Corn Processors Colorado and Minnesota Corn Processors, LLC, dated as of May __, 1999.
 3.1 Articles of Organization of Minnesota Corn Processors, LLC, filed December 10, 1998.*

 3.2 Second Amended and Restated Operating Agreement of Minnesota Corn Processors, LLC. - See Appendix D to Information Statement - Prospectus.

 3.3 Articles of Incorporation of Minnesota Corn Processors Colorado, filed December 10, 1998.*
 3.4 Amended and Restated Articles of Incorporation of Minnesota Corn Processors Colorado, filed January 22, 1999*

 3.5         Bylaws of Minnesota Corn Processors Colorado.*

 5.1 Form of Legal Opinion of Dorsey & Whitney, LLP with respect to the securities being registered.
 8 Form of Legal Opinion of Lindquist & Vennum, P.L.L.P. with respect to certain tax matters.
10.1 Transaction Agreement between Archer Daniels Midland Company and Minnesota Corn Processors, Inc., dated July 9, 1997.*
10.2 Stockholder Agreement between Archer Daniels Midland Company and Minnesota Corn Processors, Inc., dated August 27, 1997.*
10.3 Master Equipment Lease Agreement between Fleet Capital Corporation and Minnesota Corn Processors, Inc., dated April 9, 1998.**
10.4 Firm Sales/Purchase Agreement between Minnesota Corn Processors, Inc. and Wascana Energy Marketing (U.S.) Inc., dated December 30, 1996.**
10.5 Natural Gas Purchase and Sale Contract between Minnesota Corn Processors, Inc. and Husky Gas Marketing Inc., dated November 1, 1996.**
10.6 Amended and Restated Secured Credit Agreement among Minnesota Corn Processors, Inc., Liquid Sugars, Inc., Harris Trust and Savings Bank and U.S. Bancorp Ag Credit, dated as of November 4, 1998.*
10.7         Note Purchase Agreement dated as of August 26, 1997.*
10.8         Employment Agreement of L. Daniel Thompson, dated August 15, 1997.*
10.9         Employment Agreement of George A. Lamberth, dated November 11,
             1997.*
10.10        Form of Management Stock Purchase Option Agreement.*
10.11 Corn Steep Agreement between Minnesota Corn Processors and Liquid Corn, Inc.*
23.1         Consent of Dorsey & Whitney, LLP (included in the opinion filed as
             Exhibit 5.1).
23.2         Consent of American Appraisal Associates.
23.3         Consent of Clifton Gunderson, LLC.
23.4         Consent of Doug Finstrom*
23.5         Consent Carl Just*
23.6         Consent of Duane Adams*
23.7         Consent of Howard Dahlager*
23.8         Consent of Ken Robinson*
23.9         Consent of David Scheibel*
23.10        Consent of Steve Lipetzky*
23.11        Consent of John Zwach, Jr.*
23.12        Consent of Roger Fjerkenstad*
23.13        Consent of Donald Lindblad*
23.14        Consent of Daniel Dybsetter*
23.15        Consent of John Jerzak*
23.16        Consent of Dean Buesing*

23.17        Consent of Sandy Ludeman*
23.18        Consent of John P. Hennen*
23.19        Consent of John Nelson*
23.20        Consent of James Gervais*
23.21        Consent of Ron Kirchner*
23.22        Consent of Kenneth Regier*
23.23        Consent of Larry Dowd*
23.24        Consent of Andrew Jensen*
23.25        Consent of Patrick L. Meuret*
23.26        Consent of Robert Bender*

23.27        Consent of Jerry Jacoby*

23.28 Consent of Lindquist & Vennum, P.L.L.P. (included in the opinion filed as Exhibit 8).

23.29        Consent of Galen Rud

24           Power of Attorney*

27           Financial Data Schedule*


--------------------------
* Previously filed.
** To be filed by amendment.